Filed Pursuant to Rule 424(b)(3)

Registration No. 333-221123

GOLD TORRENT, INC.

960 Broadway Avenue, Suite 530

Boise, Idaho 83706

Dear Stockholder:

Our board of directors has unanimously approved and is submitting to our stockholders for approval at the annual meeting of stockholders to be held on February 16, 2018, a proposal that would result in a corporate reorganization of Gold Torrent, Inc., a Nevada corporation (“Gold Torrent US”), after which shareholders of Gold Torrent US would hold shares in a British Columbia, Canada corporation rather than a Nevada corporation. If the proposal is approved by our stockholders, we would merge (the “Redomicile Transaction”) GTOR US Merger Co (“US Merger Co”), a wholly owned subsidiary of Gold Torrent (Canada) Inc., a newly formed, wholly owned subsidiary of Gold Torrent US organized under the laws of British Columbia, Canada (“Gold Torrent Canada”), into Gold Torrent US. Gold Torrent US will be the surviving corporation and, through the Redomicile Transaction, will become a wholly owned subsidiary of Gold Torrent Canada. The Redomicile Transaction would result in Gold Torrent Canada becoming the publicly traded corporate parent of Gold Torrent US.

The board of directors of Gold Torrent US believes that the Redomicile Transaction will improve operational and financial flexibility and provide for a more efficient corporate structure to achieve strategic and financial goals.

Immediately after the Redomicile Transaction, the number of common shares you will own in Gold Torrent Canada (“Common Shares”) will be the same as the number of shares you held in Gold Torrent US immediately prior to the Redomicile Transaction. Gold Torrent Canada expects to issue up to 28,321,981 Common Shares, without par value, in the Redomicile Transaction.

We expect the Common Shares to be quoted on the OTCQB Venture Market after the conclusion of the Redomicile Transaction. Currently, there is no established public trading market for the Common Shares of Gold Torrent Canada.

After the Redomicile Transaction, as we describe in this proxy statement/prospectus, your rights under British Columbia corporate law as a holder of Common Shares of Gold Torrent Canada will differ from your current rights under Nevada corporate law as a holder of shares of Gold Torrent US common stock. In addition, Gold Torrent Canada’s articles differ in some respects from Gold Torrent US’s articles of incorporation and bylaws, as further described in this proxy statement/prospectus.

Upon completion of the Redomicile Transaction, Gold Torrent Canada will become subject to the U.S. Securities and Exchange Commission’s reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act and Gold Torrent Canada will report Gold Torrent Canada’s consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles. After the Redomicile Transaction, Gold Torrent Canada must also comply with any additional reporting and governance requirements of applicable Canadian law.

Under U.S. federal income tax law, a U.S. holder of shares of Gold Torrent US common stock should not recognize gain or loss on the exchange of such shares for Common Shares in the Redomicile Transaction. Generally, a Canadian resident holder of shares of Gold Torrent US common stock will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss), as a result of the exchange of such shares for Common Shares in the Redomicile Transaction, but a holder who is not a resident of Canada for Canadian tax purposes will not be subject to Canadian federal income tax as a result of such exchange of shares in the Redomicile Transaction. STOCKHOLDERS ARE URGED TO READ THE DISCUSSIONS IN THE SECTION TITLED “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” AND THE SECTION TITLED “MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILE TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

The Redomicile Transaction cannot be completed without satisfying certain conditions, the most important of which is the adoption of a merger agreement pursuant to which the Redomicile Transaction will be effected by the affirmative vote of a majority of the outstanding shares of common stock of Gold Torrent US entitled to vote on the matter.

We currently anticipate that the Redomicile Transaction will become effective in the first quarter of 2018, although we may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining stockholder approval.

This proxy statement/prospectus provides you with detailed information regarding the Redomicile Transaction. We encourage you to read this entire proxy statement/prospectus carefully. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS WE DESCRIBE STARTING ON PAGE 22.

Stockholders of record of Gold Torrent US as of the close of business on January 18, 2018 have the right to attend the annual meeting and vote their shares, or may grant a proxy to vote on the proposals included in this proxy statement/prospectus.

Gold Torrent US stockholders will also be asked to vote on several other proposals, including election of the six members of the board of directors: Daniel Kunz, Ryan Hart, Alexander Kunz, Roy Eiguren, Steven McGrath, and Pat Okita; the ratification of the appointment of Morgan & Company LLP Chartered Professional Accountants as Gold Torrent’s US’s independent registered public accounting firm for the year ending March 31, 2018; the approval, on a non-binding advisory basis, of the compensation of Gold Torrent US’s named executive officers as disclosed in the enclosed proxy statement/prospectus; a recommendation, on an advisory basis, of the frequency of future advisory votes on executive compensation; the approval of the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan, and approval to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting. The completion of the Redomicile Transaction is not dependent on the outcome of any of these proposals.

The date and time of the annual meeting is February 16, 2018 at 10:00 a.m., local time, and the place of the annual meeting is at 960 Broadway Avenue, Suite 530, Boise, Idaho.

Whether or not you plan to attend the annual meeting, please sign, date and return the proxy card in the accompanying envelope. Your vote is important no matter how many shares you own.

The board of directors has unanimously approved the Merger Agreement pursuant to which the Redomicile Transaction will be effected and recommends that you vote “FOR” the adoption of the Merger Agreement. Your board of directors also recommends that you vote “FOR” each of the director nominees, “FOR” the ratification of the appointment of Morgan & Company LLP as independent auditors, “FOR” the approval, on a non-binding advisory basis, of the compensation of Gold Torrent US’s named executive officers as disclosed in the enclosed proxy statement/prospectus, “ONE YEAR” for the frequency of future advisory votes on executive compensation, “FOR” the approval of the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan, and “FOR” the adjournment of the annual meeting, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the annual meeting described in this proxy statement/prospectus. We urge you to join us in supporting these important initiatives.

Sincerely,

/s/ Daniel Kunz
Daniel Kunz
Chairman and Chief Executive Officer

None of the U.S. Securities and Exchange Commission, any U.S. state securities commission nor any securities regulatory authority in Canada has approved or disapproved of the securities to be issued in the Redomicile Transaction or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense

The date of this proxy statement/prospectus is January 26, 2018, and it will be first mailed to shareholders of Gold Torrent US on or about January 29, 2018.

GOLD TORRENT, INC.

960 Broadway Avenue, Suite 530

Boise, Idaho 83706

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on February 16, 2018

To the Stockholders of Gold Torrent, Inc.:

NOTICE IS HEREBY GIVEN THAT the 2018 annual meeting of stockholders (the “Annual Meeting”) of Gold Torrent, Inc., a Nevada corporation (“Gold Torrent US”), will be held on February 16, 2018, at 10:00 a.m., local time, at 960 Broadway Avenue, Suite 530, Boise, Idaho, for the following purposes:

1.	To adopt the merger agreement (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and among Gold Torrent US, Gold Torrent (Canada) Inc., a newly formed, wholly owned subsidiary of Gold Torrent US organized under the laws of British Columbia, Canada (“Gold Torrent Canada”), and GTOR US Merger Co, a newly formed, wholly owned subsidiary of Gold Torrent Canada, pursuant to which US Merger Co will be merged (the “Redomicile Transaction”) into Gold Torrent US, with Gold Torrent US surviving the merger as a wholly owned subsidiary of Gold Torrent Canada, and whereby each issued and outstanding share of Gold Torrent US common stock will be effectively transferred to Gold Torrent Canada and converted into one new common share of Gold Torrent Canada (“Common Shares”);

2.	To elect the six nominees named in the proxy statement/ prospectus to the board of directors of Gold Torrent US;

3.	To ratify the appointment of Morgan & Company LLP as Gold Torrent US’s independent registered public accounting firm for the year ending March 31, 2018;

4.	To approve, on a non-binding advisory basis, the compensation of Gold Torrent US’s named executive officers as disclosed in the enclosed proxy statement/prospectus;

5.	To recommend, on an advisory basis, whether a stockholder vote to approve Gold Torrent US’s executive compensation should occur every one, two or three years;

6.	To approve the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan;

7.	To approve any proposal to adjourn the annual meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Annual Meeting; and

8.	To conduct any other business as may properly come before Gold Torrent US’s annual meeting or any adjournment or postponement thereof.

The proposals are more fully described in the proxy statement/prospectus accompanying this notice. Please give your attention to all of the information in the accompanying proxy statement/prospectus.

A list of stockholders of Gold Torrent US will be maintained and open for examination by any of its stockholders from 10 days prior to the annual meeting, for any purpose germane to the Annual Meeting, during regular business hours at our principal executive offices at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, Attn: Corporate Secretary, and will be available at the Annual Meeting. Only stockholders of record at the close of business on January 18, 2018, are entitled to notice of and to vote at the annual meeting or at any adjournment(s) or postponement(s) thereof that may take place.

Stockholders of record attending the Annual Meeting should be prepared to present government-issued picture identification for admission. Stockholders owning shares of Gold Torrent US common stock through a broker, bank, or other record holder should be prepared to present government-issued picture identification and evidence of share ownership as of January 18, 2018, such as an account statement, voting instruction card issued by the broker, bank or other record holder, or other acceptable document, for admission into the annual meeting. Check-in at the annual meeting will begin at 9:30 a.m., and you should plan to allow ample time for check-in procedures. Seating at the annual meeting is limited and admission is on a first-come, first-served basis. Cameras, cell phones, recording equipment and other electronic devices will not be permitted at the Annual Meeting.

As owners of Gold Torrent US, your vote is important. Whether or not you are able to attend the annual meeting in person, it is important that your shares be represented. Please vote as soon as possible. Voting promptly, regardless of the number of shares of stock you hold, will aid us in reducing the expense of an extended proxy solicitation. Voting your stock by returning your proxy card or voting instruction card or voting through the Internet or by telephone does not affect your right to vote in person if you attend the annual meeting. For specific information regarding the voting of your shares, please refer to the section entitled “General Information About the Redomicile Transaction and the Annual Meeting,” beginning on page 3 of the accompanying proxy statement/prospectus.

By Order of the Board of Directors

/s/ Daniel Kunz
Daniel Kunz
Chairman and Chief Executive Officer
Boise, Idaho
January 26, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDERS MEETING TO BE HELD ON FEBRUARY 16, 2018: A COPY OF THIS PROXY STATEMENT, PROXY VOTING CARD AND THE GOLD TORRENT US ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED MARCH 31, 2017 ARE AVAILABLE AT WWW.GOLDTORRENTINC.COM.

ADDITIONAL INFORMATION

You can obtain any of the documents filed with or furnished to the United States Securities and Exchange Commission (the “SEC”) by Gold Torrent US at no cost from the SEC’s website at http://www.sec.gov. You may also request copies of these documents, at no cost by contacting Gold Torrent US in writing at the following addresses or by telephone as indicated below:

Gold Torrent, Inc.

960 Broadway Avenue; Suite 530

Boise, Idaho 83706

(208) 343-1413

Attn: Secretary

We will provide promptly without charge to you, upon request, a copy of any document we have filed with the SEC. In order to ensure timely delivery of the documents in advance of the Annual Meeting, any request should be made at least five (5) business days before the Annual Meeting, or February 9, 2018. See the section titled “Where You Can Find More Information” for additional details about where you can find more information about Gold Torrent US and the Redomicile Transaction.

You should rely only on the information contained in this document. No one has been authorized to provide you with information that is different from that contained in this document. You should assume that the information in this document is accurate only as of the date of this proxy statement/prospectus. Neither the mailing of this document to Gold Torrent US stockholders, nor the issuance by Gold Torrent Canada of Common Shares in connection with the Redomicile Transaction will create any implication to the contrary.

Information on the website of Gold Torrent US, or any subsidiary thereof, is not part of this document or incorporated by reference herein. You should not rely on that information in deciding how to vote.

This document does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction to or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

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COMMONLY USED TERMS

For your convenience, some of the terms that are commonly used in the proxy statement/prospectus have the meanings set forth below unless otherwise indicated or the context otherwise requires:

●	References to “we”, “our”, “us” or “Gold Torrent US” refer to Gold Torrent, Inc., a Nevada corporation, and, unless the context otherwise requires, to all of its subsidiaries and affiliates.

●	References to “US Merger Sub” refer to GTOR Merger Co, a Nevada corporation and wholly-owned subsidiary of Gold Torrent Canada.

●	References to “Gold Torrent Canada” refer to Gold Torrent (Canada) Inc., a corporation existing under the laws of the Province of British Columbia and a wholly-owned subsidiary of Gold Torrent US.

●	References to the “Redomicile Transaction” refer to the transaction whereby Gold Torrent US will merge with the US Merger Sub, as more fully described in the attached proxy statement/prospectus, pursuant to the Merger Agreement.

●	References to the “Merger Agreement” refer to Agreement and Plan of Merger, dated as of October 19, 2017, by and between Gold Torrent US, Gold Torrent Canada and US Merger Sub, pursuant to which the Redomicile Transaction will take place.

●	References to “oz” refer to ounces.

●	References to “g/t” refer to grams per tonne.

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GOLD TORRENT, INC.

960 Broadway Avenue, Suite 530

Boise, Idaho 83706

This proxy statement/prospectus is being furnished to stockholders of Gold Torrent, Inc., a Nevada corporation (“Gold Torrent US”), in connection with the solicitation by its board of directors of proxies for use at the 2018 annual meeting of stockholders (the “Annual Meeting”) to be held on February 16, 2018 at 10:00 a.m., local time, at 960 Broadway Avenue, Suite 530, Boise, Idaho, at which stockholders will have the opportunity to vote on the proposals to adopt the merger agreement (“Merger Agreement”) described in this proxy statement/prospectus (the “Redomicile Proposal”), to elect the following six members to the Gold Torrent US’s board of directors: Daniel Kunz, Ryan Hart, Alexander Kunz, Roy Eiguren, Steven McGrath, and Pat Okita, each for a term ending at the 2018 annual meeting or until their successors are duly elected and qualified (the “Director Proposal”), to ratify the appointment of Morgan & Company LLP as Gold Torrent US’s independent registered public accounting firm for the year ending March 31, 2018 (the “Auditor Proposal”), to approve on a non-binding advisory basis, the compensation of Gold Torrent US’s named executive officers as disclosed in this proxy statement/prospectus (the “Say on Pay Proposal”), to recommend, on an advisory basis, the frequency of future advisory votes on executive compensation (the “Say When on Pay Proposal”), to approve the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan (the “Stock Option Plan Proposal”), to adjourn the annual meeting to a later date if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Redomicile Proposal at the time of the annual meeting (the “Adjournment Proposal”) and to conduct any other business as may properly come before Gold Torrent US’s annual meeting or any adjournment or postponement thereof. The approximate date of first mailing of this proxy statement/prospectus and the accompanying proxy is January 29, 2018.

PROPOSED REDOMICILE TRANSACTION

We are seeking your approval of the Redomicile Proposal that would result in a corporate reorganization of Gold Torrent US after which you would hold shares in a British Columbia, Canada corporation rather than a Nevada corporation. If the Redomicile Proposal is approved at the Annual Meeting, we will merge GTOR US Merger Co (“US Merger Co”), a newly formed Nevada corporation and a wholly owned subsidiary of Gold Torrent Canada, a newly formed, wholly owned subsidiary of Gold Torrent US organized under the laws of British Columbia, Canada (“Gold Torrent Canada”), into Gold Torrent US, with Gold Torrent US surviving as a wholly owned subsidiary of Gold Torrent Canada. The Redomicile Transaction will result in Gold Torrent Canada serving as the publicly traded corporate parent of Gold Torrent US, and thereby effectively change the place of incorporation of our publicly traded parent company from Nevada to British Columbia. The Redomicile Transaction will also result in the issuance to you of common shares in Gold Torrent Canada (“Common Shares”) as merger consideration in exchange for your shares of Gold Torrent US common stock on a one-for-one basis.

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In preparation for the Redomicile Transaction, we have formed US Merger Co as a wholly owned subsidiary of Gold Torrent Canada, which in turn is a wholly owned subsidiary of Gold Torrent US, the company whose shares you own. Gold Torrent Canada has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and in preparation for the Redomicile Transaction.

If the Redomicile Proposal is approved by the requisite vote of our stockholders at the Annual Meeting and the other conditions to closing are satisfied:

●	US Merger Co will merge into Gold Torrent US, with Gold Torrent US surviving as a wholly owned subsidiary of Gold Torrent Canada;

●	as consideration in the Redomicile Transaction, each share of Gold Torrent US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be effectively transferred to Gold Torrent Canada and converted into one Common Share of Gold Torrent Canada; and

●	as a result, you will become a shareholder of Gold Torrent Canada, and your rights will be governed by Gold Torrent Canada’s notice of articles and articles, which are attached to this proxy statement/prospectus as Annex B, and applicable Canadian law.

We currently anticipate that the Redomicile Transaction will become effective in the first quarter of 2018, although we may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining stockholder approval.

As a result of the Redomicile Transaction, Gold Torrent Canada will become the publicly traded corporate parent of Gold Torrent US. Gold Torrent Canada will have outstanding the same number of shares as Gold Torrent US did immediately before consummation of the Redomicile Transaction. As a result, your ownership interest in the Gold Torrent group of companies will not be diluted by the Redomicile Transaction.

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GENERAL INFORMATION ABOUT THE REDOMICILE TRANSACTION AND THE ANNUAL MEETING

The following questions and answers are intended to address briefly some commonly asked questions regarding the proposed Redomicile Transaction and the Annual Meeting. These questions and answers may not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and the documents referred to in this proxy statement/prospectus for more information.

Q:	Why am I receiving this proxy statement/prospectus?

A:	Our board of directors has unanimously approved a corporate reorganization of Gold Torrent US that would result in the establishment of a newly formed holding company organized under the laws of British Columbia, Canada becoming the publicly traded corporate parent of the Gold Torrent US and result in your holding shares in the new Canadian holding company rather than a Nevada corporation. The corporate reorganization will be effected by the Redomicile Transaction and requires stockholder approval, and we will submit this proposal to our stockholders at the Annual Meeting.

At the annual meeting, you will be asked to vote on several other proposals, including the election of the six nominees listed in this proxy statement/prospectus to Gold Torrent US’s board of directors; the ratification of the appointment of Morgan & Company LLP as Gold Torrent US’s independent registered public accounting firm for the year ending March 31, 2017; the approval on a non-binding advisory basis of the compensation of Gold Torrent US’s named executive officers as disclosed in this proxy statement/prospectus; the recommendation, on an advisory basis, of the frequency of future advisory votes on executive compensation and a proposal to adjourn the Annual Meeting to a later date if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Redomicile Proposal at the time of the Annual Meeting. Only the approval of the Redomicile Proposal is required for the completion of the Redomicile Transaction as approval of the foregoing proposals is not a condition to the Redomicile Transaction.

We encourage you to read this proxy statement/prospectus carefully, as it contains important information about these proposals and the annual meeting.

Your vote is important. You do not need to attend the annual meeting in person to vote. We encourage you to vote as soon as possible.

Q:	What is the Redomicile Transaction?

A:	The Redomicile Transaction is the method by which we will affect the corporate reorganization of Gold Torrent. As a result of the Redomicile Transaction, US Merger Co, a wholly owned subsidiary of Gold Torrent Canada, will merge into Gold Torrent US, with Gold Torrent US surviving the Redomicile Transaction as a wholly owned subsidiary of Gold Torrent Canada. Upon completion of the Redomicile Transaction, as consideration in the Redomicile Transaction, each share of Gold Torrent US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be effectively transferred to Gold Torrent Canada and converted into one Common Share of Gold Torrent Canada. After the Redomicile Transaction, Gold Torrent Canada will continue to conduct the same businesses as Gold Torrent US conducted prior to the Redomicile Transaction.

Q:	Who are the parties to the Redomicile Transaction?

A:	The parties to the Redomicile Transaction are Gold Torrent US, US Merger Co, a newly formed Nevada corporation, and Gold Torrent Canada, a newly formed, wholly owned subsidiary of Gold Torrent US organized under the laws of British Columbia, Canada. US Merger Co is a wholly owned subsidiary of Gold Torrent Canada.

Q:	What are the statutory provisions by which the Redomicile Transaction will be effected?

A:	The merger of US Merger Co into Gold Torrent US, with Gold Torrent US being the surviving company will be effected under sections NRS 92A.100 through NRS 92A.280 within Chapter 92A- Mergers, Conversions, Exchanges and Domestications, of the Nevada Revised Statutes, and under Sections 62-65 of the British Columbia Business Corporations Act .

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Q:	Why do you want to have the publicly traded parent incorporated in Canada?

A:	We believe that having our publicly traded parent incorporated in Canada will provide us the following benefits:

●	increased access to Canadian capital markets, which we believe present more opportunities for companies such as Gold Torrent US who are engaged in the exploration and development of late stage mining projects;

●	increased availability, quantity and prominence of information regarding Gold Torrent US for Canadian investors;

●	the Redomicile Transaction may increase the awareness of our business to Canadian research analysts and investment bankers that could cause our securities to become more attractive to both Canadian retail and institutional investors; and

●	increased ability for us from a regulatory perspective, to complete a strategic transaction with another Canadian company or to list our shares on a Canadian stock exchange such as the TSX Venture Exchange.

Please see “Approval of the Merger Agreement—Background and Reasons for the Redomicile Transaction” for more information. We cannot assure you that the anticipated benefits of the Redomicile Transaction will be realized. In addition to the potential benefits described above, the Redomicile Transaction will expose you and us to risks. Please see the discussion under “Risk Factors” beginning on page 22, as updated by Gold Torrent US’s subsequent SEC filings. See the section titled “Where You Can Find More Information” beginning on page 121. Our board of directors has considered both the potential advantages of and the risks associated with the Redomicile Transaction and has unanimously approved the Merger Agreement and recommends that stockholders vote to approve the Redomicile Proposal.

Q:	Will the parent company relocate its headquarters from Boise, Idaho?

A:	No. Our headquarters will remain in Boise, Idaho.

Q:	Will the Redomicile Transaction affect our current or future operations?

A:	While changing the incorporation of our publicly traded parent is expected to position Gold Torrent US to capture the benefits described above, we believe that the Redomicile Transaction should otherwise have no material impact on how we conduct our day-to-day operations. Please read “Risk Factors” for a discussion of various ways in which the Redomicile Transaction could have an adverse effect on us.

Q:	Will the Redomicile Transaction have an impact on our operating expenses?

A:	Following the Redomicile Transaction, a substantial majority of our business operations will continue to occur in the United States and we do not expect the Redomicile Transaction to have a material effect on our operating costs, including our general and administrative expenses, aside from the one-time costs associated with the Redomicile Transaction, including legal and accounting fees, which may be significant. Going forward, if we satisfy certain criteria, we may be eligible to cease to be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). If that were to occur, we would no longer incur the costs associated with complying with the periodic reporting requirements of the Exchange Act. Regardless of any Exchange Act reporting obligations, we would continue to be subject to the financial reporting and disclosure obligations under Canadian securities laws. We may never be eligible to cease reporting under the Exchange Act and, even if we are eligible, we may choose to continue reporting voluntarily.

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Q.	Who will be the directors and officers of Gold Torrent Canada following the Redomicile Transaction?

A:	The current directors and officers of Gold Torrent US are expected to become the directors and officers of Gold Torrent Canada following the Redomicile Transaction, each such person to have the same office(s) with Gold Torrent Canada (and the same classes and committee memberships in the case of directors) as he or she held with Gold Torrent US.

Q:	Will the Redomicile Transaction result in any changes to my rights as a stockholder?

A:	Your rights under British Columbia corporate law as a holder of Common Shares of Gold Torrent Canada will differ from your current rights under Nevada corporate law as a holder of shares of Gold Torrent US common stock. In addition, Gold Torrent Canada’s notice of articles and articles differ from Gold Torrent US’s articles of incorporation and bylaws. Notwithstanding the differences in the governing documents between Gold Torrent US and Gold Torrent Canada, we believe that British Columbia law and the Gold Torrent Canada articles as a whole adequately safeguard the rights of stockholders of Gold Torrent US. We summarize the material changes in your rights as a stockholder resulting from the Redomicile Transaction under “Comparison of Rights of Shareholders.”

Q:	Is the Redomicile Transaction expected to be taxable to stockholders of Gold Torrent US?

A:

The following discussion summarizes certain U.S. and Canadian federal income tax consequences of the Redomicile Transaction. WE URGE YOU TO READ THE DISCUSSION IN THE SECTION TITLED “MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS” AND THE SECTION TITLED “MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS” FOR A MORE COMPLETE DISCUSSION OF THE U.S. AND CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF THE REDOMICILE TRANSACTION AND TO CONSULT YOUR OWN TAX ADVISOR REGARDING YOUR PARTICULAR TAX CONSEQUENCES.

United States Federal Income Tax Considerations

It is expected that following the Redomicile Transaction, Gold Torrent Canada will be treated as a U.S. corporation for U.S. federal income tax purposes because for purposes of Section 7874 of the Internal Revenue Code of 1986, as amended (the “Code”), and the Treasury Regulations promulgated thereunder (1) Gold Torrent Canada will acquire substantially all of the assets of Gold Torrent US through its acquisition of all of the stock of Gold Torrent US, (2) the stockholders of Gold Torrent US will own 100% of the Common Shares, and (3) Gold Torrent Canada and its affiliates will not have substantial business activities in Canada after the Redomicile Transaction. Therefore, the Redomicile Transaction is expected to qualify as a non-recognition transaction for U.S. federal income tax purposes.

Taxation of U.S. Holders. Assuming that for U.S. federal income tax purposes, Gold Torrent Canada is treated as a U.S. corporation and the Redomicile Transaction qualifies as a non-recognition transaction, a U.S. Holder (defined herein under “Material United States Federal Income Tax Considerations”) of shares of Gold Torrent US common stock should not recognize any gain or loss for U.S. federal income tax purposes on the exchange of such common stock for Common Shares in the Redomicile Transaction.

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Taxation of Non-U.S. Holders. Subject to a limited exception, a Non-U.S. Holder (defined herein under “Material United States Federal Income Tax Considerations”) should not be subject to U.S. federal income tax on gain realized, if any, on the exchange of shares of Gold Torrent US common stock for Common Shares in the Redomicile Transaction.

Canadian Federal Income Tax Considerations

For Canadian federal income tax purposes, the exchange of shares of Gold Torrent US common stock for Common Shares by a holder who is not resident in Canada will generally not be subject to Canadian federal income tax as a result of the Redomicile Transaction. A Canadian Resident Holder (defined herein under “Material Canadian Federal Income Tax Considerations”) of shares of Gold Torrent US common stock who exchange shares of Gold Torrent US common stock for Common Shares in the Redomicile Transaction generally will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss).

Q:	Has the Canada Revenue Agency or the U.S. Internal Revenue Service issued a ruling on the Redomicile Transaction?

A:	No ruling has been or will be requested from the Canada Revenue Agency (the “CRA”) or the U.S. Internal Revenue Service (“IRS”) with respect to the tax consequences of the Redomicile Transaction under Canadian or U.S. federal income tax law.

Q.	Is the Redomicile Transaction a taxable transaction for U.S. federal income tax purposes for either Gold Torrent US or Gold Torrent Canada?

A:	For U.S. federal income tax purposes, the Redomicile Transaction should not be a taxable transaction for Gold Torrent US or Gold Torrent Canada.

Q:	How will Gold Torrent Canada be taxed following the Redomicile Transaction for U.S. federal income tax purposes?

A:	Following the Redomicile Transaction, Gold Torrent Canada is expected to be treated as a U.S. corporation for all U.S. federal income tax purposes.

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Q:	What will be the U.S. federal income tax consequences for U.S. Holders of owning and disposing of Common Shares?

A:	The gross amount of dividends paid by Gold Torrent Canada to a U.S. Holder of Common Shares generally will be included in gross income as dividend income for U.S. federal income tax purposes to the extent of the current and accumulated earnings and profits of Gold Torrent Canada (as computed for U.S. tax purposes). Any such dividends, however, will not constitute foreign source income for U.S. foreign tax credit purposes because Gold Torrent Canada, even though organized as a British Columbia corporation, should be treated as a U.S. corporation for U.S. federal income tax purposes. Therefore, a U.S. Holder may not be able to claim a U.S. foreign tax credit for any Canadian withholding tax on any dividends received from Gold Torrent Canada unless such U.S. Holder has sufficient foreign source income from other sources.

Additionally, a U.S. Holder will recognize taxable gain or loss on any sale, exchange, or other taxable disposition of Common Shares equal to the difference between the amount realized for the Common Shares and the U.S. Holder’s tax basis in such shares. This gain or loss generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, will be eligible for reduced tax rates on such gain if the Common Shares have been held for more than one year when they are sold, exchanged or otherwise disposed of. A U.S. Holder’s holding period for Common Shares should include such U.S. Holder’s holding period for the shares of Gold Torrent US common stock surrendered in the Redomicile Transaction. The deductibility of capital losses is subject to limitations.

Q:	What will be the U.S. federal income tax consequences for Non-U.S. Holders of owning and disposing of Common Shares?

A:	The gross amount of dividends paid by Gold Torrent Canada to a Non-U.S. Holder of Common Shares generally will be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the dividends, or at a lower rate if provided by an applicable income tax treaty and such Non-U.S. Holder provides proper certification of eligibility for the lower rate. Qualified residents of Canada are generally entitled to a reduced rate of 15% under the terms of the Canada-United States Income Tax Convention (1980) (the “Canada-U.S. Tax Convention”).

Additionally, a Non-U.S. Holder generally will not recognize gain or loss on any sale, exchange, or other disposition of Common Shares unless the gain is effectively connected with the conduct of a trade or business in the United States, such Non-U.S. Holder is an individual who has been present in the United States for 183 days or more in the taxable year of the disposition, or if Gold Torrent Canada is or has been a “U.S. real property holding corporation.”

Q:	Will there be Canadian withholding tax on dividends paid by Gold Torrent Canada to U.S. Holders?

A:	Dividends paid, credited or deemed under the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations to be paid or credited by Gold Torrent Canada to a U.S. Holder on Common Shares generally will be subject to Canadian withholding tax, at the rate of 15% of the gross amount of the dividends, under the terms of the Canada-U.S. Tax Convention, assuming that the U.S. Holder is otherwise eligible for the benefits of the Canada-U.S. Tax Convention. A U.S. Holder of Common Shares will be required to provide proof of its residency status for Canada-U.S. Tax Convention benefits, or else the Canadian withholding tax rate on dividends will be 25%. Subject to various limitations and conditions, a U.S. Holder may elect to claim a foreign tax credit against U.S. federal income tax for any Canadian withholding tax imposed on such dividends

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Q:	Will there be Canadian federal income tax on gains realized on dispositions of Common Shares by U.S. Holders?

A:	Gain realized by a U.S. Holder on the disposition of Common Shares generally will not be subject to Canadian federal income tax, provided that the value of the Common Shares is not derived principally from real property situated in Canada, as contemplated in the Canadian Tax Act and the Canada-U.S. Tax Convention. We do not expect that the value of the Common Shares will be derived principally from real property in Canada.

Q:	What types of information and reports will Gold Torrent Canada make available following the Redomicile Transaction?

A:

After the completion of the Redomicile Transaction, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), and we will continue to report our consolidated financial results in U.S. dollars and under U.S. generally accepted accounting principles (“U.S. GAAP”). We also must comply with any additional reporting and governance requirements of Canadian law.

To the extent possible under British Columbia law, Gold Torrent Canada’s corporate governance practices are expected to be comparable to those of Gold Torrent US. Please see “Comparison of Rights of Shareholders.”

Q:	Will Common Shares issued to Canadian holders of Gold Torrent US common stock be subject to transfer restrictions?

A:	Yes. The Common Shares to be issued to Canadian holders of Gold Torrent US common stock are expected to be issued on a private placement basis and, as a result, the Common Shares issued to Canadian holders will be subject to a statutory hold period. This hold period will not expire until such time as Gold Torrent Canada has been a reporting issuer in Canada for four months or has otherwise filed a prospectus in Canada in respect of such Common Shares. Gold Torrent Canada is not currently a reporting issuer in Canada and may never file a prospectus in Canada or otherwise become a reporting issuer in Canada. If Gold Torrent Canada does not file such a prospectus or become a reporting issuer, the resale of the Common Shares issued to current Canadian holders of Gold Torrent US common stock will be restricted, holders will not be able to sell any such Common Shares on the public market and such shares will only be tradable if an exemption applies under Canadian securities regulations. CANADIAN HOLDERS OF GOLD TORRENT US COMMON STOCK ARE ADVISED TO CONSULT WITH LEGAL COUNSEL REGARDING SUCH RESTRICTIONS.

Q:	What are the closing conditions to the Redomicile Transaction?

A:	The Redomicile Transaction cannot be completed without satisfying certain conditions, the most important of which is that stockholders must adopt the Merger Agreement at the Annual Meeting. Please see “Summary—Conditions to Completion of the Redomicile Transaction.”

Under applicable law, our board of directors cannot waive the requirement to obtain stockholder approval. Our board of directors reserves the right to defer or abandon the Redomicile Transaction for the reasons described under “Risk Factors—Risks Related to the Redomicile Transaction—We may choose to defer or abandon the Redomicile Transaction.”

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In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Q:	When do you expect the Redomicile Transaction to be completed?

A:

We intend to complete the Redomicile Transaction as quickly as possible. Assuming the Merger Agreement is adopted by the requisite vote of our stockholders at the Annual Meeting, we currently anticipate that the Redomicile Transaction will become effective in the first quarter of 2018.

Q:	What will I receive for my shares of Gold Torrent US common stock?

A:	As consideration in the Redomicile Transaction, each share of Gold Torrent US common stock you hold immediately prior to the effective time of the Redomicile Transaction will be effectively transferred to Gold Torrent Canada and converted into one Common Share.

Q:	Do I have to take any action to exchange my shares of Gold Torrent US common stock and receive the Common Shares that I become entitled to receive as a result of the Redomicile Transaction?

A:	Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Common Shares will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Gold Torrent Canada after the Redomicile Transaction.

Stock certificates representing shares of Gold Torrent US common stock will, at the effective time of the Redomicile Transaction, automatically represent the same number of Gold Torrent Canada Common Shares. You will not be required to exchange your stock certificates as a result of the Redomicile Transaction. If you desire to sell some or all of your Common Shares after the effective time, delivery of the stock certificate or certificates which previously represented Gold Torrent US shares will be sufficient.

Following the Redomicile Transaction, certificates bearing the name of Gold Torrent Canada will be issued in the normal course upon surrender of outstanding Gold Torrent US certificates for transfer or exchange. Holders who submit Gold Torrent US certificates for transfer or exchange following the Redomicile Transaction will receive Gold Torrent Canada Common Shares in book-entry form unless otherwise requested.

Q:	What happens to Gold Torrent US’s equity-based awards and warrants at the completion of the Redomicile Transaction?

A:	As of the completion of the Redomicile Transaction, Gold Torrent Canada will adopt and assume and become the plan sponsor of each stock-based compensation plan and agreement of Gold Torrent US.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding options to purchase shares of Gold Torrent US common stock and all outstanding restricted stock awards and other equity-based awards granted to employees and directors by Gold Torrent US or any of its subsidiaries under our equity incentive plans prior to the effective time will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Gold Torrent Canada Common Shares. All such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the effective time of the Redomicile Transaction.

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Additionally, at the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding warrants exercisable into shares of Gold Torrent US common stock will entitle the holder to acquire upon exercise of such warrants Gold Torrent Canada Common Shares for the same exercise price per share as in effect just prior to the effective time of the Redomicile Transaction. All such warrants will generally be subject to the same terms and conditions as were applicable to such warrants immediately prior to the effective time of the Redomicile Transaction.

Q:	Can I trade Gold Torrent US shares of common stock between the date of this proxy statement/prospectus and the completion of the Redomicile Transaction?

A:	Yes. Our shares of common stock will continue to trade during this period.

Q:	After the Redomicile Transaction is complete, where can I trade Common Shares in Gold Torrent Canada?

A:	We expect the Common Shares in Gold Torrent Canada to be traded on the OTCQB Venture Marketplace after the completion of the Redomicile Transaction. The Common Shares will not at the effective time of the Redomicile Transaction be available for trading on any Canadian securities exchange or over-the-counter market, and we can give no assurances that the Common Shares will ever be available for trading on a Canadian securities exchange or over-the-counter market.

Q:	What vote of stockholders is required to approve the proposals at the annual meeting?

A:	The affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock entitled to vote on the matter is required to approve the Redomicile Proposal. If you abstain from voting or otherwise do not vote on the Redomicile Proposal, it will have the same effect as a vote against the Redomicile Proposal.

The six nominees for director who receive the greatest number of votes “FOR” election cast at the meeting will be elected as directors. Cumulative voting is not permitted in the election of directors. Accordingly, if you do not vote for a nominee, do not instruct your broker how to vote for a nominee or if you indicate “withhold authority to vote” for a nominee, your vote will not count either “FOR” or “AGAINST” the nominee.

The affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required to approve the Auditor Proposal, Say on Pay Proposal, Stock Option Plan Proposal, and Adjournment Proposal. If you abstain from voting on any of these proposals, it will have the same effect as a vote against such proposal.

The alternative (other than abstention) regarding the frequency of future advisory votes on executive compensation that receives the most votes will be deemed the recommendation of the stockholders.

Q:	What vote does the board of directors recommend?

A:	At a meeting held on October 13, 2017, the Gold Torrent US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Gold Torrent US and its stockholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to stockholders of Gold Torrent US. Accordingly, the Gold Torrent US board of directors recommends that the stockholders of Gold Torrent US vote “FOR” the Redomicile Proposal. The board of directors also recommends stockholders of Gold Torrent US vote “FOR” the Director Proposal, “FOR” the Auditor Proposal, “FOR” the Say on Pay Proposal, “ONE YEAR” for the Say When on Pay Proposal, “FOR” the Stock Option Plan Proposal, and “FOR” the Adjournment Proposal.

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Q:	When and where will the Annual Meeting be held?

A:	The annual meeting will be held at 960 Broadway Avenue, Suite 530, Boise, Idaho on February 16, 2018 at 10:00 a.m., local time.

Q:	Who is entitled to vote at the annual meeting?

A:	We have fixed January 18, 2018 as the record date for the annual meeting. If you were a stockholder of Gold Torrent US as of the close of business on such date, you are entitled to vote on matters that come before the Annual Meeting.

Q:	How many votes do I have?

A:	You are entitled to one vote for each share of Gold Torrent US common stock that you owned as of the close of business on the record date. As of the close of business on the record date, there were approximately 20,110,552 outstanding shares of Gold Torrent US common stock.

Q.	Can I attend the Annual Meeting and vote my shares in person?

A:	Yes. All stockholders of Gold Torrent US on the record date of the Annual Meeting, including stockholders of record and stockholders who hold their shares through banks, brokers, nominees or any other holder of record, are invited to attend the Annual Meeting. Holders of record of Gold Torrent US common stock can vote in person at the Annual Meeting. If you are not a stockholder of record, you must obtain a proxy, executed in your favor, from the record holder of your shares, such as a broker, bank or other nominee, to be able to vote in person at the Annual Meeting. If you plan to attend the Annual Meeting, you must hold your shares in your own name or have a letter from the record holder of your shares confirming your ownership.

Q:	How do I vote?

A:	If you are a registered stockholder of Gold Torrent US as of the close of business on the record date for the Annual Meeting, you may vote in person by attending the Annual Meeting or, to ensure your shares are represented at the Annual Meeting, you may authorize a proxy to vote by:

●	accessing the Internet website specified on your proxy card; or

●	signing and returning your proxy card in the postage-paid envelope provided.

If you hold shares of Gold Torrent US common stock in “street name” through a stock brokerage account or through a bank or other nominee, please follow the voting instructions provided by your broker, bank or other nominee to ensure that your shares are represented at the Annual Meeting.

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Q:	If my shares are held in “street name” by my nominee, will my nominee vote my shares for me?

A:	If your shares are held in the name of a bank, broker or other nominee as a custodian or in the general account of the broker or other organization, you are a “street name” holder, and your nominee will not be able to vote your shares unless your nominee receives appropriate instructions from you, except that your nominee will be able to vote your shares in your nominee’s discretion on the Auditor Proposal. We recommend that you contact your nominee. Your nominee can give you directions on how to instruct the voting of your shares.

Q:	Are stockholders of Gold Torrent US able to exercise dissenters rights?

A:	Gold Torrent US stockholders will be entitled to dissenters’ rights only if they comply with the Nevada law procedures summarized in the section entitled “Dissenters’ Rights”. To be eligible to exercise dissenters’ rights, record holders of Gold Torrent US common stock must not vote in favor of the Redomicile Proposal and must properly demand payment for their shares of Gold Torrent US common stock. The entirety of sections 92A.300 to 92A.500 of the Nevada Revised Statutes (the “Nevada Dissenter’s Rights Statute”) is provided on Annex C to this proxy statement/prospectus. Upon effectiveness of the Redomicile Transaction, any Gold Torrent US stockholder who has perfected its dissenters’ rights and who believes that the consideration for their shares of Gold Torrent US common stock in the Redomicile Transaction is insufficient will have the right to object and have a court in Nevada determine the value of each share of Gold Torrent US common stock, and to be paid the appraised value determined by the court, which could be more or less than the consideration being offering to Gold Torrent US stockholders in the Redomicile Transaction.

Q:	Can I change my vote after I grant my proxy?

A:	Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

●	filing a written revocation with the Secretary of Gold Torrent US prior to the voting of such proxy;

●	giving a duly executed proxy bearing a later date; or

●	attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting will not itself revoke your proxy.

If you have instructed a broker to vote your shares, you must follow the procedure provided by your broker to change those instructions.

Q:	What will happen if I fail to vote or I abstain from voting?

A:	If you are a stockholder of Gold Torrent US and fail to vote, fail to instruct your broker, bank or other nominee to vote, or mark your proxy or voting instructions to abstain, this will have the effect of a vote against the Redomicile Proposal.

If you are a stockholder of Gold Torrent US and are present in person at the Annual Meeting and abstain from voting or mark your proxy or voting instructions to abstain, this will have the effect of a vote against the Auditor Proposal, the Say on Pay Proposal and the Adjournment Proposal but will have no effect on the Director Proposal or the Say When on Pay Proposal. If you are a stockholder of Gold Torrent US and are not present in person at the Annual Meeting and do not respond by proxy, or if you fail to instruct your broker, bank or other nominee to vote, this will have no effect on any of those five proposals.

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Q:	What will happen if I return my proxy card without indicating how to vote?

A:	If you are a holder of record of shares of Gold Torrent US common stock and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Gold Torrent US common stock represented by your proxy will be voted as recommended by the Gold Torrent US board of directors with respect to that proposal.

Q:	What is the quorum requirement for the Annual Meeting?

A:	The presence of stockholders, in person or by proxy, holding at least a majority of the outstanding shares of Gold Torrent US common stock will be required to establish a quorum. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Q:	Who is soliciting my proxy?

A:	Proxies are being solicited by our board of directors for use at the Annual Meeting and any adjournment or postponement thereof.

Q:	Who is paying for the cost of this proxy solicitation?

A:	We are paying the costs of soliciting proxies. Upon request, we will reimburse brokers, banks, trusts and other nominees for reasonable expenses incurred by them in forwarding the proxy materials to beneficial owners of our shares.

In addition to soliciting proxies by mail, our board of directors, our officers and employees, or our transfer agent, may solicit proxies on our behalf, personally or by telephone and we have engaged a proxy solicitor to solicit proxies on our behalf by telephone and by other means Island Stock Trasnfer, will serve as the inspector of election for the Annual Meeting.

Q:	Whom should I call if I have questions about the annual meeting or the Redomicile Transaction?

A:	You should contact our Investor Relations at (208) 343-1413.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus. It does not contain all of the information that is important to you. To understand the Redomicile Transaction more fully, and for a more complete legal description of the Redomicile Transaction, you should read carefully the entire proxy statement/prospectus, including the attached Annexes. Unless otherwise indicated, currency amounts in this proxy statement/prospectus are stated in U.S. dollars.

The Parties to the Redomicile Transaction

Gold Torrent US

Gold Torrent US is an Idaho-based Nevada corporation focused on acquiring ownership in late-stage exploration to development gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. Gold Torrent US particularly targets pre-production resource projects with low capital investment requirements that can be taken into production within 12-36 months of acquisition by Gold Torrent US.

On November 5, 2014, Gold Torrent US signed an Exploration and Option to Enter Joint Venture Agreement (the “Exploration and Option Agreement”) with Miranda U.S.A., Inc. (“Miranda”) concerning the exploration of patented and unpatented mining claims in the Willow Creek mining district in the Matanuska-Susitna region of Alaska (the “Lucky Shot Project”). The Exploration and Option Agreement provides Gold Torrent US with the right to earn up to 70% interest in a joint venture with Miranda by making the majority of expenditures towards the exploration and development of the mining claims in the Lucky Shot Project. Gold Torrent US formed Alaska Gold Torrent, LLC, a joint venture Nevada limited liability company that was 70% owned by Gold Torrent US and 30% owned by Miranda, and managed by Gold Torrent US, to develop the Lucky Shot Project.

Gold Torrent US’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413. Gold Torrent US’s website can be accessed at www. goldtorrentinc.com. Information contained in Gold Torrent US’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

Gold Torrent Canada

Gold Torrent Canada is a newly formed corporation under the laws of the Province of British Columbia, Canada, which is currently wholly owned by Gold Torrent US. Gold Torrent Canada is the sole shareholder of US Merger Co. Gold Torrent Canada has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction. As a result of the Redomicile Transaction, Gold Torrent Canada will become the parent company of Gold Torrent US.

Gold Torrent Canada’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413.

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US Merger Co

US Merger Co is a corporation incorporated under the laws of the State of Nevada and is a wholly-owned subsidiary of Gold Torrent Canada. US Merger Co has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction.

US Merger Co’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413.

The Redomicile Transaction (page 34)

You are being asked to approve the merger of US Merger Co into Gold Torrent US, with Gold Torrent US surviving as a wholly owned subsidiary of Gold Torrent Canada. The Redomicile Transaction would result in Gold Torrent Canada serving as the publicly traded corporate parent of Gold Torrent US, effectively changing the place of incorporation of the publicly traded parent of the Gold Torrent group of companies from Nevada to British Columbia. The Redomicile Transaction would also result in the issuance to you of Common Shares in Gold Torrent Canada as merger consideration in exchange for your shares in Gold Torrent US common stock on a one-for-one basis. After the Redomicile Transaction, the shares of Gold Torrent US common stock will be cancelled and cease to exist, and each holder of shares of Gold Torrent US common stock will cease to have any rights with respect to such shares in Gold Torrent US, except the right to receive the merger consideration.

The Redomicile Transaction will be effected pursuant to the Merger Agreement. A copy of the Merger Agreement is attached to and is part of this proxy statement/prospectus as Annex A.

After the Redomicile Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its subsidiaries, the same businesses as conducted by the Gold Torrent group of companies before the Redomicile Transaction. The number of Common Shares you will own in Gold Torrent Canada immediately after the Redomicile Transaction will be the same as the number of shares you owned in Gold Torrent US immediately prior to the Redomicile Transaction, and your relative economic interest in the Gold Torrent group of companies will remain unchanged.

Many of the principal attributes of shares of Gold Torrent US common stock and Common Shares of Gold Torrent Canada will be similar. However, if the Redomicile Transaction is consummated, your future rights under British Columbia corporate law as a holder of Common Shares of Gold Torrent Canada will differ from your current rights under Nevada corporate law as a holder of shares of Gold Torrent US common stock. In addition, Gold Torrent Canada’s notice of articles and articles of incorporation differ in some respects from Gold Torrent US’s articles of incorporation and bylaws. Notwithstanding the differences in the governing documents between Gold Torrent US and Gold Torrent Canada, we believe that British Columbia law and the Gold Torrent Canada articles as a whole adequately safeguard the rights of stockholders of Gold Torrent US. See “Comparison of Rights of Shareholders.” A copy of Gold Torrent Canada’s articles is attached as Annex B to this proxy statement/prospectus.

Upon completion of the Redomicile Transaction, we will remain subject to the SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the Dodd-Frank Act and we will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP. Upon the completion of the Redomicile Transaction, we must also comply with any additional reporting and governance requirements of Canadian law.

The Common Shares to be issued to Canadian holders of Gold Torrent US common stock are expected to be issued on a private placement basis and, as a result, the Common Shares issued to Canadian holders will be subject to a statutory hold period. This hold period will not expire until such time as Gold Torrent Canada has been a reporting issuer in Canada for four months or has otherwise filed a prospectus in Canada in respect of such Common Shares. Gold Torrent Canada is not currently a reporting issuer in Canada, and may never become a reporting issuer in Canada or file a prospectus in Canada. If Gold Torrent Canada does not file such a prospectus or become a reporting issuer, the resale of the Common Shares issued to current Canadian holders of Gold Torrent US common stock will be restricted, holders will not be able to sell any such Common Shares on the public market and such shares will only be tradable if an exemption applies under Canadian securities regulations. CANADIAN HOLDERS OF GOLD TORRENT US COMMON STOCK ARE ADVISED TO CONSULT WITH LEGAL COUNSEL REGARDING SUCH RESTRICTIONS.

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If the Redomicile Proposal is approved by the requisite vote of our stockholders at the Annual Meeting and the other conditions to closing are satisfied, we will file a certificate of merger with the Nevada Secretary of State to effect the Redomicile Transaction. We currently anticipate that the Redomicile Transaction will become effective in the first quarter of 2018.

Background and Reasons for the Redomicile Transaction (see page 34)

In reaching its decision to approve the Merger Agreement and recommend it to you, the Gold Torrent US board of directors identified potential benefits of having our publicly traded parent incorporated in Canada. We anticipate that having our publicly traded parent incorporated in the Canada will provide the following benefits:

●	increased access to Canadian capital markets, which we believe present more opportunities for companies such as Gold Torrent US who are engaged in the exploration and development of late stage mining projects;

●	increased availability, quantity and prominence of information regarding Gold Torrent US for Canadian investors;

●	increased awareness of our business to Canadian research analysts and investment bankers that could cause our securities to become more attractive to both Canadian retail and institutional investors; and

●	increased ability for us from a regulatory perspective, to complete a strategic transaction with another Canadian company or to list our shares on a Canadian stock exchange such as the TSX Venture Exchange.

Please see “Approval of the Merger Agreement—Background and Reasons for the Redomicile Transaction” for more information. We cannot assure you that the anticipated benefits of the Redomicile Transaction will be realized. In addition to the potential benefits described above, the Redomicile Transaction will expose you and us to risks. Please see the discussion under “Risk Factors” beginning on page 22, as updated by Gold Torrent US’s subsequent SEC filings. See the section titled “Where You Can Find More Information” beginning on page 121.

Conditions to Completion of the Redomicile Transaction (see page 36)

As more fully described in this proxy statement/prospectus and in the Merger Agreement, the Redomicile Transaction will not be completed unless the following conditions, among others, are satisfied:

●	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

●	the Merger Agreement is adopted by the requisite vote of stockholders;

●	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Transaction;

●	other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomicile Transaction, including any required filings under applicable U.S. state and Canadian provincial securities laws, have been obtained or made; and

●	all consents of any third party, required to consummate the Redomicile Transaction have been obtained.

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The Merger Agreement provides that we may decide to abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction. See “Risk Factors—Risks Related to the Redomicile Transaction—We may choose to defer or abandon the Redomicile Transaction.”

In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when or if the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Management of Gold Torrent Canada (see page 36)

The current directors of Gold Torrent US have been elected as directors of Gold Torrent Canada and the current officers of Gold Torrent US have been appointed to the corresponding officer positions at Gold Torrent Canada. Gold Torrent US’s directors who are re-elected at the Annual Meeting will carry their terms of office over to the Gold Torrent Canada board of directors.

If the Redomicile Transaction is completed, the members of the Gold Torrent Canada board of directors will serve until the earlier of their successors being elected or their death, disability or retirement.

Gold Torrent Canada will enter into indemnity agreements with those directors and officers who currently have indemnity agreements with Gold Torrent US, upon terms substantially similar to the Gold Torrent US agreements to the extent permitted by Canadian law.

Interests of Certain Persons in the Redomicile Transaction (see page 37)

We do not believe that any of our directors or executive officers have interests in the Redomicile Transaction that are different from the interests of our stockholders generally. No change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Redomicile Transaction.

Regulatory Matters (see page 37)

Other than the filing of the certificate of merger with the Nevada Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomicile Transaction other than compliance with U.S. federal and state securities laws and various provisions of British Columbia corporate law.

Material United States Federal Income Tax Considerations (see page 42) and Material Canadian Federal Income Tax Considerations (see page 49)

Neither Gold Torrent US nor Gold Torrent Canada should incur U.S. federal income tax or Canadian federal income tax in respect of the Redomicile Transaction.

It is expected that after the Redomicile Transaction, Gold Torrent Canada will be treated as a U.S. corporation for U.S. federal income tax purposes, and therefore the Redomicile Transaction should qualify as a non-recognition transaction for U.S. federal income tax purposes. If the Redomicile Transaction is so treated, a U.S. Holder of shares of Gold Torrent US common stock should not recognize any gain or loss, for U.S. federal income tax purposes, on the exchange of such shares for Common Shares in the Redomicile Transaction.

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The exchange of shares of Gold Torrent US common stock for Common Shares pursuant to the Redomicile Transaction by a holder who is not a resident of Canada generally will not be subject to Canadian federal income tax. A Canadian resident holder of shares of Gold Torrent US common stock who exchanges its shares of Gold Torrent US common stock for Common Shares in the Redomicile Transaction generally will, for Canadian federal income tax purposes, realize a capital gain (or sustain a capital loss).

Please refer to “Material United States Federal Income Tax Considerations” for a description of the material U.S. federal income tax consequences of the Redomicile Transaction to Gold Torrent US and its stockholders, and please refer to “Material Canadian Federal Income Tax Considerations” for a description of the material Canadian federal income tax consequences of the Redomicile Transaction to Gold Torrent US and its stockholders. Determining the actual tax consequences of the Redomicile Transaction to you may be complex and will depend on your specific situation. You are urged to consult your tax adviser for a full understanding of the tax consequences of the Redomicile Transaction to you.

Exchange of Shares (see page 39)

Your ownership of Common Shares of Gold Torrent Canada will be recorded in book-entry form by your bank or broker or other nominee if you are a beneficial holder of shares of Gold Torrent US common stock in “street name” or by our transfer agent, if your shares are held by record owners in book-entry form, with no need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Gold Torrent Canada after the Redomicile Transaction. Stock certificates representing shares of Gold Torrent US common stock will, at the effective time of the Redomicile Transaction, automatically represent the same number of Gold Torrent Canada Common Shares. You will not be required to exchange your stock certificates as a result of the Redomicile Transaction.

Stock Exchange Listing (see page 40)

We expect the Common Shares to be quoted on the OTCQB Venture Market after the completion of the Redomicile Transaction. There is currently no established public trading market for the Common Shares of Gold Torrent Canada.

Dissenters’ Rights (see page 37)

Gold Torrent US stockholders will be entitled to dissenters’ rights only if they comply with the applicable Nevada law procedures. To be eligible to exercise dissenters’ rights, record holders of Gold Torrent US common stock must not vote in favor of the Redomicile Proposal and must properly demand payment for their shares of Gold Torrent US common stock. The entirety of the Nevada Dissenter’s Rights Statute is provided on Annex C to this proxy statement/prospectus. Upon effectiveness of the Redomicile Transaction, any Gold Torrent US stockholder who has perfected its dissenters’ rights and who believes that the consideration for their shares of Gold Torrent US common stock in the Redomicile Transaction is insufficient will have the right to object and have a court in Nevada determine the value of each share of Gold Torrent US common stock, and to be paid the appraised value determined by the court, which could be more or less than the consideration being offering to Gold Torrent US stockholders in the Redomicile Transaction.

Accounting Treatment of the Redomicile Transaction under U.S. GAAP (see page 40)

The Redomicile Transaction will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Gold Torrent US will be reflected at their carrying amounts in the accounts of Gold Torrent Canada at the completion of the Redomicile Transaction.

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Comparative Market Prices and Dividend Information (see page 32)

On January 22, 2018, the last practicable date before the date of this proxy statement/prospectus, the closing price of the shares of Gold Torrent US common stock was $0.60 per share.

To date, Gold Torrent US has not paid or declared any dividends on its common stock. Gold Torrent US’s management team and board of directors regularly evaluate Gold Torrent US’s business, operations, cost structure, capital structure, capital return and capital allocation policies. The declaration and amount of all dividends will be at the discretion of the board of directors and will depend upon many factors, including Gold Torrent US’s financial condition, results of operations, cash flows, prospects, industry conditions, capital requirements of its business, covenants associated with certain debt obligations, legal requirements, regulatory constraints, industry practice and other factors the board of directors deems relevant. Gold Torrent Canada does not expect to pay dividends for the foreseeable future.

Meeting of Stockholders (see page 107)

Time, Place, Date and Purpose. The Annual Meeting of stockholders of Gold Torrent US will be held on February 16, 2018 at 10:00 a.m., local time, at 960 Broadway Avenue, Suite 530, Boise, Idaho. At the Annual Meeting, Gold Torrent US’s board of directors will ask stockholders to vote on the following proposals (the “Proposals”):

●

the adoption of the Merger Agreement, pursuant to which the merger of US Merger Co into Gold Torrent US will be effected, with Gold Torrent US surviving as a wholly owned subsidiary of Gold Torrent Canada and whereby each issued and outstanding share of Gold Torrent US common stock will be effectively transferred to Gold Torrent Canada and converted into one new common share of Gold Torrent Canada. The Redomicile Transaction will result in Gold Torrent Canada serving as the publicly traded corporate parent of the Gold Torrent group of companies, and thereby effectively change the place of incorporation of our publicly traded parent company from Nevada to British Columbia;

●	the election of the six nominees named in the proxy statement/prospectus to the board of directors of Gold Torrent US;

●	the ratification of the appointment of Morgan & Company LLP as Gold Torrent US’s independent registered public accounting firm for the year ending March 31, 2018;

●	the approval, on a non-binding advisory basis, the compensation of Gold Torrent US’s named executive officers as disclosed in the enclosed proxy statement/prospectus;

●	the recommendation, on an advisory basis, whether a stockholder vote to approve executive compensation should occur every one, two or three years;

●	the approval of the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan; and

●	the approval of any proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Annual Meeting.

We will also conduct any other business as may properly come before the annual meeting or any adjournment or postponement thereof.

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Record Date. Stockholders of record of Gold Torrent US as of the close of business on January 18, 2018 have the right to attend the Annual Meeting and vote their shares, or may grant a proxy to vote, on the Proposals described in this proxy statement/prospectus.

Quorum. The presence of stockholders, in person or by proxy, holding at least a majority of the outstanding shares of Gold Torrent US common stock will be required to establish a quorum. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Recommendation of the Board of Directors

At a special meeting held on October 13, 2017, the Gold Torrent US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Gold Torrent US and its stockholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to stockholders of Gold Torrent US. Accordingly, the Gold Torrent US board of directors recommends that the stockholders of Gold Torrent US vote “FOR” the Redomicile Proposal. The board of directors also recommends that the stockholders of Gold Torrent US vote “FOR” the Director Proposal, “FOR” the Auditor Proposal, “FOR” the Say on Pay Proposal, “ONE YEAR” for the Say When on Pay Proposal, “FOR” the Stock Option Plan Proposal and “FOR” the Adjournment Proposal.

Required Vote

The required votes to approve the Proposals are as follows:

●	To approve the Redomicile Proposal, the affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock entitled to vote on the matter is required. See “Approval of the Merger Agreement—Recommendation and Required Vote.”

●	With respect to the Director Proposal, the six nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors.

●	To approve the Auditor Proposal, Say on Pay Proposal, the Stock Option Plan Proposal and Adjournment Proposal, the affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required.

●	With respect to the Say When on Pay Proposal, the alternative (other than abstention) regarding the frequency of future advisory votes on executive compensation that receives the most votes will be deemed the recommendation of the stockholders.

As of the record date, there were 20,110,552 shares of Gold Torrent US common stock outstanding and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 4,944,184 of such shares. This represents approximately 24.6% of the common stock of Gold Torrent US. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomicile Proposal, each of the director nominees and each of the other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so.

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Proxies and Voting Instruction Cards (see page 108)

Proxies. A proxy card is being sent with this proxy statement/prospectus to each stockholder of record of Gold Torrent US as of the close of business on January 18, 2018, the record date for the Annual Meeting. If you are a stockholder of record of Gold Torrent US as of the record date, you may grant a proxy to vote on each of the Proposals described in this proxy statement/prospectus by following the instructions on the proxy card. If you hold your shares of Gold Torrent US common stock in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. To be effective, a proxy card or voting instructions must be received by Gold Torrent US prior to the beginning of voting at the annual meeting of stockholders.

Revocation. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

●	filing a written revocation with the Gold torrent US’s corporate secretary prior to the voting of such proxy;

●	giving a duly executed proxy bearing a later date; or

●	attending the Annual Meeting and voting in person.

Your attendance at the Annual Meeting will not itself revoke your proxy.

Absence of Instructions. Shares represented by a proxy that has not been revoked will be voted at the Annual Meeting in accordance with the directions given. If you are a holder of record of shares of Gold Torrent US common stock and sign and return your proxy card without indicating how to vote on any particular proposal, the shares of Gold Torrent US common stock represented by your proxy will be voted as recommended by the Gold Torrent US board of directors with respect to that proposal.

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RISK FACTORS

Before you decide how to vote on the proposals at the Annual Meeting, you should carefully consider the following risk factors, in addition to the other information included in this proxy statement/prospectus. In addition, you should read and consider the risks associated with Gold Torrent US’s business included in this proxy statement/prospectus because those risks will also affect the Gold Torrent Canada and Gold Torrent US after the Redomicile Transaction. You should also read and consider the other information in this proxy statement/prospectus.

Risks Related to the Redomicile Transaction

The anticipated benefits of the Redomicile Transaction may not be realized.

We may not realize the benefits we anticipate from the Redomicile Transaction, particularly as the realization of those benefits are in many important respects subject to factors that we do not control. These factors would include such things as the reactions of third parties with whom we enter into contracts and do business and the reactions of investors, analysts and Canadian and U.S. taxing authorities, and other factors discussed in these risk factors. For example, the increased availability, quantity and prominence of information about our company for Canadian investors following the Redomicile Transaction may not lead to increased demand for our securities. Even if there is increased demand for our securities following the Redomicile Transaction, we cannot assure investors that Canadian equity research analysts will initiate or maintain research coverage of Gold Torrent Canada. The failure to realize any of these anticipated benefits could have an adverse impact on the price of the Common Shares.

Successful completion of the Redomicile Transaction may also fail to provide us with additional strategic business opportunities in Canada, or allow us to sufficiently access the Canadian capitals markets.

Our failure to realize any of our expected benefits of the Redomicile Transaction could have an adverse effect on our business, results of operations or financial condition.

Your rights as a stockholder will change as a result of the Redomicile Transaction.

The consummation of the Redomicile Transaction will change the governing law that applies to our stockholders from Nevada law (which applies to the shares of Gold Torrent US common stock) to British Columbia law (which applies to Gold Torrent Canada’s Common Shares). Many of the principal attributes of Gold Torrent US’s shares and Gold Torrent Canada’s Common Shares will be similar. However, if the Redomicile Transaction is consummated, your future rights as a stockholder under British Columbia corporate law will differ from your current rights as a shareholder under Nevada corporate law. In addition, Gold Torrent Canada’s articles will differ from Gold Torrent US’s articles of incorporation and bylaws. See “Comparison of Rights of Shareholders.”

The IRS may disagree with our conclusions on the U.S. federal income tax treatment of the Redomicile Transaction and the IRS has not provided (and we have not requested) a ruling on the U.S. federal income tax aspects of the Redomicile Transaction.

Based on the current provisions of the Code, we expect that the Redomicile Transaction will not result in any material U.S. federal income tax liability to Gold Torrent US, Gold Torrent Canada or the holders of shares of Gold Torrent US common stock. However, if the IRS disagrees with this view, it may take the position that material U.S. federal income tax liabilities or amounts on account thereof are payable by Gold Torrent US, Gold Torrent Canada or the holders of shares of Gold Torrent US common stock as a result of the Redomicile Transaction. The IRS has not provided (and we have not requested) a ruling on the U.S. federal income tax aspects of the Redomicile Transaction. There can be no assurance that the IRS will agree with our interpretation of the tax aspects of the Redomicile Transaction or any related matters associated therewith.

The CRA may disagree with our conclusions on tax treatment and the CRA has not provided (and we have not requested) a ruling on the Canadian tax aspects of the Redomicile Transaction.

Based on the current provisions of the Canadian Tax Act, we expect that the Redomicile Transaction will not result in any material Canadian federal income tax liability to Gold Torrent US or Gold Torrent Canada. However, if the CRA disagrees with this view, it may take the position that material Canadian federal income tax liabilities or amounts on account thereof are payable by any one or more of these companies as a result of the Redomicile Transaction, in which case, we expect that we would contest such assessment. To contest such assessment, we would be required to remit cash or provide security of the amount in dispute, or such lesser amount as permitted under the Canadian Tax Act and acceptable to the CRA, to prevent the CRA from seeking enforcement actions pending the dispute of such assessment. If we were unsuccessful in disputing the assessment, the implications could be materially adverse to us. The CRA has not provided (and we have not requested) a ruling on the Canadian tax aspects of the Redomicile Transaction. There can be no assurance that the CRA will agree with our interpretation of the tax aspects of the Redomicile Transaction or any related matters associated therewith.

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We may choose to defer or abandon the Redomicile Transaction.

We may decide to terminate the Merger Agreement and defer or abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction. In addition, after the Merger Agreement is adopted by stockholders, we will not affect the Redomicile Transaction if one of the conditions to closing fails to be satisfied and our board of directors determines not to waive the condition.

We expect to incur transaction costs in connection with the completion of the Redomicile Transaction, some of which will be incurred whether or not the Redomicile Transaction is completed.

We expect to incur significant transaction costs in connection with the Redomicile Transaction. The substantial majority of these costs will be incurred regardless of whether the Redomicile Transaction is completed and prior to your vote on the proposals at the Annual Meeting.

Negative publicity resulting from the proposed Redomicile Transaction could adversely affect our business and the price of the Common Shares.

Foreign reincorporations that have been undertaken by other companies have generated significant press coverage, much of which has been negative. Negative publicity generated by the proposed Redomicile Transaction could cause our investors, particularly those in the United States, to perceive uncertainty regarding future opportunities available to them. In addition, negative publicity could cause some of our business partners to be more reluctant to do business with us. Either of these events could have a significant adverse impact on our business. Negative publicity could also cause some of our shareholders to sell our shares or decrease the demand for new investors to purchase our shares, which could have an adverse impact on the price of our shares.

Risks Related to Gold Torrent US’s Business

The fact that we have not earned any operating revenues since our incorporation raises substantial doubt about our ability to continue to operate our business.

We have not generated any revenue from operations since our incorporation. During the year ended March 31, 2017, we incurred a net loss of $1,946,671 and during the three-month period ended September 30, 2017 we incurred a net loss attributable to stockholders of $2,552,403. Gold Torrent US has incurred losses since inception and has an accumulated deficit of $7,645,135 (March 31, 2017 - $3,987,428) as of September 30, 2017, with limited resources and limited source of operating cash flows. As at September 30, 2017, the Company has a working capital of $3,684,152 (March 31, 2017 - $906,324).We anticipate that we will continue to incur operating expenses without revenues unless and until we are able to extract and sale gold from the Lucky Shot Project. These factors raise substantial doubt about the ability of Gold Torrent US (or Gold Torrent Canada after the completion of the Redomicile Transaction) to continue as a going concern. Both Gold Torrent US’s and Gold Torrent Canada’s (after the completion of the Redomicile Transaction) continuance as a going concern is dependent on the success of the efforts of our directors and executive officers in providing financial support in the short-term, raising additional capital through equity or debt financing from third parties, and achieving profitable operations. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. The unpredictable economy in the United States and the resulting volatile markets may make it more difficult for us to raise capital as and when we need it, and it is difficult for us to assess the impact this might have on our operations or liquidity and to determine whether the prices we might receive on the sale of gold extracted from the Lucky Shot Project would exceed the cost of mineral exploration and development. If we cannot raise the funds that we require to continue development of the Lucky Shot Project, we may be forced to delay, scale back, or eliminate our operational activities associated with such project. If any of these were to occur, there is a substantial risk that our business would fail.

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The exploration and development of the Lucky Shot Project involves significant financial risks over a prolonged period of time.

The exploration and development of the potential deposits at the Lucky Shot Project involves significant financial risks over a prolonged period of time, which even if there is a combination of careful evaluation, experience and knowledge may not be eliminated. While discovery of a deposit may result in substantial rewards, few properties are ultimately developed into economically viable operating mines. The Lucky Shot Project may not contain economically recoverable volumes of recoverable gold deposits in sufficient quality or quantity. Even if there are economically recoverable deposits, delays in the construction and commissioning of the Lucky Shot Project or other technical difficulties may make the deposits difficult to extract. Further, exploration and development of the Lucky Shot Project may be disrupted, damaged or delayed by a variety of risks and hazards which are beyond our control, and major expenditure may be required to establish reserves by drilling and in constructing mining and processing facilities at the Lucky Shot Project site. Consequently, it is impossible to ensure that preliminary feasibility studies or definitive feasibility studies at the Lucky Shot Project will result in a profitable commercial mining operation at the Lucky Shot Project, or that the expenditures made towards the search and evaluation of mineral deposits will result in discoveries of economically viable quantities of gold at the Lucky Shot Project.

We will require additional capital in order to further develop the Lucky Shot Project into a producing mine. If we cannot raise this additional capital, we will not be able to extract the reserve and our business could fail.

In order to properly extract mineral resources from the Lucky Shot Project we will be required to expend substantial sums of money to establish the extent of the gold reserves, develop processes to extract such gold reserves and develop extraction and processing facilities and infrastructure. In particular, we estimate that total additional expenditures required to reach commercial production of gold from the Lucky Shot Project is $19.25 million. Since as of September 30, 2017, our working capital consisted of $3,684,152, we will require additional sources of funding in order for the Lucky Shot Project to reach commercial production of gold. We currently have not identified where such sources of funding will come from and consequently there can be no assurance that we will be able to raise the funds required for development of the Lucky Shot Project on a timely basis, or at all. If we cannot raise the necessary capital to complete the necessary facilities and infrastructure at the Lucky Shot Project, our business may fail.

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources, which would have an adverse impact on our company.

Mineral exploration, development and production involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject all of the hazards and risks inherent in the development and production of a mineral reserve, including but not limited to: liability for pollution or other environmental hazards, explosions, fires, equipment failures, industrial accidents, or cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment, or could result in personal injury or death. We may also be liable for the mining activities of previous miners and previous exploration works on the property where the Lucky Shot Project is located. Although we intend to maintain insurance in accordance with industry practice, we do not currently maintain insurance coverage against all of these operating hazards. Moreover, insurance against risks such as environmental pollution or other hazards as a result of exploration and production of a mineral property is not general available to us or to other companies in the mining industry on acceptable terms. The payment of any liabilities that may arise from any such occurrence would likely have a material adverse impact on our company.

Our business operations expose us to risks of litigation.

Legal proceedings may arise from time to time in the course of our business. There have been a number of cases where the rights and privileges of mining and exploration companies have been the subject of litigation. Our board of directors cannot preclude that such litigation may not be brought against Gold torrent US in the future from time to time or that it may not be subject to any other form of litigation. We may find it difficult, impossible or very costly to enforce the rights it may have under agreements it may enter into.

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Mineral operations are subject to applicable law and government regulation, which could restrict or prohibit the exploration and development of mineral resources. If we cannot extract any mineral resources from the Lucky Shot Project our business may fail.

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits required for the continued exploration at our Lucky Shot Project or for the construction and operation of a mine on our Lucky Shot Project at an economically viable cost. If we cannot accomplish these objectives, our business could fail. Although we believe that we are in compliance with all material laws and regulations that currently apply to our activities, we can give no assurance that we can continue to remain in compliance. Current laws and regulations could be amended and we might not be able to comply with them, as amended. Further, there can be no assurance that we will be able to obtain or maintain all permits necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

The development of the Lucky Shot Project will depend on adequate local infrastructure.

Our development and exploration activities in connection with the Lucky Shot Project depend on adequate local infrastructure, including reliable road, power sources and water supply. Our inability to secure adequate water and power resources, as well as other events outside of its control, such as unusual weather, sabotage, government or other interference in the maintenance or provision of such infrastructure, could adversely affect our operations and financial condition.

Mineral prices are subject to dramatic and unpredictable fluctuations and the economic viability of our Lucky Shot Project cannot be accurately predicted.

We expect to derive revenues from the extraction and sale of gold extracted from the Lucy Shot Project. The price of this commodity has fluctuated widely in recent years and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors are based on the price of precious metals and therefore the economic viability of any of our exploration properties cannot accurately be predicted. Additionally, a significant fall in gold prices could lead to a significant fall in our cash flow and/or a delay in exploration and production or even abandonment of the Lucky Shot Project, which would have a material adverse impact on our operating results and financial condition.

We have a limited operating history on which to base an evaluation of our business and prospects and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

We have never had any revenues from our operations since 2013 when we changed our business from the development of mobile monetization solutions and applications to the exploration and development of gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. We have no way to evaluate the likelihood of whether we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are developing the Lucky Shot Project. If we are unable to generate significant revenues from mining operations at the Lucky Shot Project, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

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We are reliant on the Lucky Shot Project for our future operating revenues

Currently, we rely only on our interests in the Lucky Shot Project for potential operating revenues. As a result, unless we acquire additional property interests, any adverse developments affecting the Lucky Shot Project could have a material adverse effect upon us and would materially and adversely affect the potential mineral resource production, profitability, financial performance and results of our operations

Our development plan to initiate gold production on the Lucky Shot Project is based on a preliminary feasibility study and not based on a full feasibility study of the mineral reserves demonstrating an adequate level of economic and technical viability.

Although we have completed a preliminary feasibility study on the Lucky Shot Project, we have not completed a full feasibility study, nor do we have any intention of completing such a full feasibility study prior to developing the Lucky Shot Project for the extraction of resources. Consequently, we can give no assurances that the results of the preliminary feasibility study accurately reflect the Lucky Shot Project’s potential mineral reserves or otherwise the level of economic or technical viability of the Lucky Shot Project. If the mineral reserves on the Lucky Shot Project are not economically viable our investment in the Lucky Shot Project will likely fail to generate any positive returns.

Our joint venture arrangement with Miranda may negatively impact the development of the Lucky Shot Project

We have entered into a joint venture arrangement with Miranda for the development of the Lucky Shot Project. If Miranda does not meet its obligations under our joint venture arrangement with them we may suffer additional costs or other losses and the development of the Lucky Shot Project could be delayed or ended.

Our internal computer systems may fail or suffer security breaches.

Despite the implementation of security measures, our internal computer systems are vulnerable to damage from computer viruses and unauthorized access. Although to our knowledge we have not experienced any such material system failure or security breach to date, if such an event were to occur and cause interruptions in our operations, it could result in a material disruption of our business operations.

We are dependent on key executives, personnel and contractors

Our success to a significant extent depends on Gold Torrent US’ directors, management and other key personnel and contractors. Our board of directors believes that our future success will depend largely on our ability to attract and retain highly skilled and qualified personnel and contractors and to expand, train and manage its employee and contractor base. There can be no guarantee that suitably skilled and qualified individuals will be identified and employed or contracted on satisfactory terms or at all. If we fail to recruit or retain the necessary personnel or contractors, or if we loses the services of any of our key executives, our business could be materially and adversely affected.

Our directors or officers may become subject to conflicts of interest

Certain of the our directors and officers may serve from time to time as directors, officers, promoters and members of management of other companies involved in natural resource exploration and development and therefore it is possible that a conflict may arise between their duties as a director or officer of Gold Torrent US and their duties as a director, officer, promoter or member of management of such other companies.

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Risks Associated with Our Common Shares

The market for Common Shares of Gold Torrent Canada may differ from the market for shares of Gold Torrent US common stock, and the market price and trading volume of Common Shares of Gold Torrent Canada may be volatile.

We intend to have the Common Shares quoted on the QTCQB Venture Market after the completion of the Redomicile Transaction. The market price, trading volume or volatility of the Gold Torrent Canada Common Shares could be different from those of the Gold Torrent US shares.

The market price of our Common Shares may be influenced by many factors, some of which are beyond our control, including those described above and the following:

●	changes in financial estimates by analysts and our inability to meet those financial estimates;

●	variations in our quarterly operating results;

●	general economic and stock market conditions;

●	risks related to our business and our industry, including those discussed above;

●	future sales of our Common Shares or other securities; and

●	investor perceptions of the investment opportunity associated with our Common Shares relative to to other investment alternatives.

These broad market and industry factors may materially reduce the market price of our Common Shares, regardless of our operating performance. In addition, price volatility may be greater if the public float and trading volume of Gold Torrent Canada’s Common Shares is low.

Gold Torrent US’s shares of common stock are penny stock and Gold Torrent Canada Common Shares will likely be penny stock after the Redomicile Transaction. Trading of our stock may be restricted by penny stock regulations, which may limit a stockholder’s ability to buy and sell the Common Shares in the United States.

Shares of Gold Torrent US common stock are currently considered penny stock, and Common Shares of Gold Torrent Canada will likely be considered penny stock after the completion of the Redomicile Transaction. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Shares of Gold Torrent US common stock are covered by the penny stock rules and we anticipate the Common Shares will also be covered by such rules after the completion of the Redomicile Transaction. The SEC’s penny stock rules impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 (excluding the value of an individual’s primary residence) or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the SEC’s penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade the Common Shares in the United States after the completion of the Redomicile Transaction.

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In addition to the penny stock rules promulgated by the SEC, the Financial Industry Regulatory Authority (“FINRA”:) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. Consequently, these FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy the Common Shares, which may limit your ability to buy and sell the Common Shares after the completion of the Redomicile Transaction.

Common Shares issued to Canadian holders of Gold Torrent US common stock will be subject to transfer restrictions.

The Common Shares to be issued to Canadian holders of Gold Torrent US common stock are expected to be issued on a private placement basis and, as a result, the Common Shares issued to Canadian holders will be subject to a statutory hold period. This hold period will not expire until such time as Gold Torrent Canada has been a reporting issuer in Canada for four months or has otherwise filed a prospectus in Canada in respect of such Common Shares. Gold Torrent Canada is not currently a reporting issuer in Canada and may never become a reporting issuer in Canada. If Gold Torrent Canada does not file a prospectus in Canada or become a reporting issuer, the resale of the Common Shares issued to current Canadian holders of Gold Torrent US common stock will be restricted, holders will not be able to sell any such Common Shares on the public market and such shares will only be tradable if an exemption applies under Canadian securities regulations.

An active trading market for Gold Torrent Canada Common Shares may not develop.

Prior to the Redomicile Transaction, there has been no public market for the Common Shares. Although the common stock of Gold Torrent US is currently traded on the OTCQB Venture Market, and we expect the Common Shares to be traded on the OTCQB Venture Market after the Redomicile Transaction , an active trading market for the Common Shares may never develop or be sustained following the Redomicile Transaction. The lack of an active market may impair investors’ ability to sell their Common Shares at the time they wish to sell them or at a price that they consider reasonable, may reduce the fair market value of their shares and may impair our ability to raise capital.

Neither Gold Torrent US nor Gold Torrent Canada expects to pay dividends in the foreseeable future. As a result, you must rely on stock appreciation for any return on your investment.

Neither Gold Torrent US nor Gold Torrent Canada anticipates paying cash dividends on its common stock in the foreseeable future. Any payment of cash dividends will also depend on financial condition, results of operations, capital requirements and other factors and will be at the discretion of the board of directors of Gold Torrent US or Gold Torrent Canada. Accordingly, you will have to rely on capital appreciation, if any, to earn a return on your investment in Gold Torrent US common stock or the Common Shares. Furthermore, Gold Torrent US or Gold Torrent Canada may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends.

Provisions contained in Gold Torrent Canada’s articles and applicable British Columbia law could discourage a takeover attempt, which may reduce or eliminate the likelihood of a change of control transaction and, therefore, the ability of Gold Torrent Canada’s shareholders to sell their Common Shares for a premium.

Provisions contained in Gold Torrent Canada’s articles provide for limitations on the removal of directors, which could make it more difficult for a third-party to acquire control of Gold Torrent Canada. In addition, Gold Torrent Canada may become subject to Multilateral Instrument 62-104 – Take-Over Bids and Issuer Bids of the British Columbia Securities Commission Securities Act 1996, which provides a heightened threshold for shareholder acceptance of third-party acquisition offers and could discourage takeover attempts that could result in a premium over the market price for our common shares. See “Description of Gold Torrent Canada’s Share Capital.”

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated herein contain “forward-looking statements”, as defined under U.S. and Canadian securities laws, which are subject to risks and uncertainties. These forward looking statements include, but are not limited to, descriptions of Gold Torrent US’s financial condition, results of operations, assets and profitability and statements about the expected timing, completion, financial benefits and other effects of the Redomicile Transaction. All statements, other than statements of historical fact, regarding the financial position, business strategy and our management’s plans and objectives for the future operations of Gold Torrent US are forward-looking statements. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. When used in this proxy statement/prospectus, the words “anticipate,” “believe,” “estimate,” “expect,” and “intend” and words or phrases of similar meaning, as they relate to Gold Torrent US or Gold Torrent US’s management are intended to help identify forward-looking statements. Although we believe that management’s respective expectations as reflected in forward-looking statements are reasonable, we cannot assure readers that those expectations will prove to be correct.

Forward-looking statements are subject to various risks and uncertainties that may cause actual results to differ materially and adversely from expectations as indicated in the forward-looking statements. These risks and uncertainties include:

●	expected financial benefits from the Redomicile Transaction might not be realized within the expected time frames;

●	the extractable mineral resources associated with such Lucky Shot Project,

●	our future capital expenditures,

●	general economic and business conditions,

●	fluctuations in worldwide prices and demand for minerals, including gold,

●	fluctuations in the levels of our exploration and development activities on the Lucky Shot Project,

●	risks associated with mineral resource exploration and development activities,

●	competition for resource properties and infrastructure in the mineral exploration industry,

●	technological changes and developments in the mineral exploration and mining industry,

●	regulatory uncertainties and potential environmental liabilities,

●	the ability of Gold Torrent US to execute its business plan during the period between now and the completion of the Redomicile Transaction

●	adverse changes in the securities markets, and

●	the risks in the section of this proxy statement/prospectus entitled “Risk Factors”

Many of these risks, as well as other risks that may have a material adverse impact on our operations and business, are identified in other filings that Gold Torrent US made with the SEC. However, you should be aware that these factors are not an exhaustive list, and you should not assume these are the only factors that may cause our actual results to differ from our expectations. These forward-looking statements are made only as of the date of this proxy statement/prospectus, and Gold Torrent US does not undertake an obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this current proxy statement/prospectus.

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SELECTED CONSOLIDATED HISTORICAL FINANCIAL DATA OF GOLD TORRENT

The following tables present the selected historical financial data derived audited financial statements for Gold Torrent US. The financial data for the fiscal years ended March 31, 2017 and 2016 and as of March 31, 2017 and 2016 is derived from Gold Torrent US’s audited consolidated financial statements and related notes included in this proxy statement/prospectus. The financial data for the years ended March 31, 2015, 2014 and 2013 and as of March 31, 2015, 2014 and 2013 is derived from Gold Torrent US’s audited consolidated financial statements and related notes, which are not included or incorporated by reference in this proxy statement/prospectus.

The financial data for the three months ended September 30, 2017 and 2016 are derived from Gold Torrent US’s unaudited consolidated financial statements contained in Gold Torrent US’s Quarterly Report on Form 10-Q for the three months ended June 30, 2017, which is included in this proxy statement/prospectus. The unaudited financial data presented has been prepared on a basis consistent with Gold Torrent US’s audited consolidated financial statements. These financial statements are unaudited, but, in the opinion of Gold Torrent US’s management, contain all adjustments necessary to present fairly Gold Torrent US’s consolidated financial position, results of operations and cash flows for the periods indicated.

You should read the summary historical financial data presented below together with Gold Torrent US’s audited consolidated financial statements for the year ended March 31, 2017, and the related notes thereto that are included in this proxy statement/prospectus, and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/ prospectus.

We have included no data for Gold Torrent Canada or US Merger Sub because those entities have only nominal assets and have not engaged in any material business or other activities for the periods shown below.

	As of or for the Fiscal Year Ended March 31,					As of or for the Six Months Ended September 30, 2017
	(Audited)					(Unaudited)
	2017	2016	2015	2014	2013	2017	2016

Consolidated Statement of Operations:
Loss from Operations	$(2,012,671)	$(1,304,542)	$(595,353)	$(93,136)	$(61,202)	$(5,218,779)	$(814,010)
Gain on settlement of debt	66,000	—	418,593	—	—	—	66,000
Net loss from discontinued operations	—	—	—	(35,000)	(35,000)	—	—
Net Loss and Comprehensive Loss for the Period	(1,946,671)	(1,304,542)	(176,760)	(131,136)	(96,202)	(5,218,779)	(748,010)
Net Loss attributable to non-controlling interest	—	—	—	—	—	(1,561,072)	—
Net Loss attributable to stockholders of the Company	(1,946,671)	(1,304,542)	(176,760)	(131,136)	(96,202)	(3,657,707)	(748,010)
Weighted average number of common shares outstanding	11,196,171	8,595,185	4,748,797	4,584,455	4,582,000	18,508,552	12,157,173
Basic and diluted loss per share	(0.17)	(0.15)	(0.04)	(0.03)	(0.02)	(0.20)	(0.06)

Balance Sheet Data:
Total assets	$2,143,577	$403,563	$201,287	$37,756	$4,921	$10,662,673	$517,732
Total liabilities	2,831,847	600,162	443,094	504,011	375,040	9,774,033	502,341
Additional Paid-in Capital	3,057,263	1,606,193	270,657	70,262	35,290	5,580,546	2,563,253
Contributed Surplus	208,808	208,808	199,958	—	—	208,808	208,808
Non-controlling Interest	—	—	—	—	—	2,724,642	—
Deficit	(3,987,428)	(2,040,757)	(736,215)	(559,455)	(428,319)	(7,645,135)	(2,788,767)
Total Stockholders’ Equity (Deficiency)	(688,270)	(196,599)	(241,807)	(466,255)	(370,119)	888,640	15,391
Total Liabilities and Stockholders’ equity (deficiency)	2,143,577	403,563	201,287	37,756	4,921	10,662,673	517,732
Book value per share at end of period	(0.05)	(0.02)	(0.04)	(0.10)	(0.08)	0.16	—

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SELECTED UNAUDITED PRO FORMA FINANCIAL DATA

Pro forma financial statements for Gold Torrent Canada to reflect the Redomicile Transaction are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made as a result of the Redomicile Transaction to the audited financial statements of Gold Torrent US for the year ended March 31, 2017 or the unaudited financial statements of Gold Torrent US for the three months ended June 30, 2017.

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COMPARATIVE MARKET PRICES AND DIVIDENDS

Gold Torrent US common stock is traded on the OTCQB Venture Market under the symbol “GTOR.” Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

We expect the Common Shares of Gold Torrent Canada to also be traded on the OTCQB Venture Market after the completion of the Redomicile Transaction.

The following table sets forth, for the periods indicated, the reported high and low bids per share of Gold Torrent US common stock based on inter-dealer prices, without retail mark-up, mark-down or commission, as reported on the OTCQB Venture Market.

	Gold Torrent US Common Stock
Quarter Ended	High	Low	Dividend

June 30, 2014	$3.00	$3.00	—
September 30, 2014	$3.00	$2.00	—
December 31, 2014	$0.70	$0.70	—
March 31, 2015	$0.70	$0.14	—

June 30, 2015	$0.15	$0.15	—
September 30, 2015	$0.27	$0.27	—
December 31, 2015	$0.40	$0.40	—
March 31, 2016	$0.25	$0.25	—

June 30, 2016	$0.50	$0.35	—
September 30, 2016	$0.50	$0.50	—
December 31, 2016	$0.68	$0.65	—
March 31, 2017	$0.60	$0.50	—

June 30, 2017	$0.75	$0.51	—
September 30, 2017	$0.80	$0.55	—

On October 19, 2017, the last trading day before Gold Torrent US publicly disclosed its intention to redomicile to British Columbia, Canada, the closing price of shares of Gold Torrent US common stock as reported on the OTCQB Venture Market was $0.80 per share. On January 22, 2018, the last practicable date before the date of this proxy statement/prospectus, the closing price of shares of Gold Torrent US common stock as reported on the OTCQB Venture Market was $0.60 per share.

Holders of Record

As of January 18, 2018 there were approximately 20,110,552 holders of record of shares of Gold Torrent US common stock. All Common Shares of Gold Torrent Canada outstanding before the Redomicile Transaction are owned by Gold Torrent US.

Dividend Information

To date, Gold Torrent US has not paid any dividends on its common stock. Our board of directors does not expect to declare or pay dividends on shares of our common stock for the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Our future dividend policy will be subject to the discretion of our board of directors and will depend upon our future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

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APPROVAL OF THE MERGER AGREEMENT

(Proposal 1)

The following includes a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus. We encourage you to read the Merger Agreement in its entirety. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

Introduction

The Merger Agreement you are being asked to adopt at the annual meeting provides for a merger of US Merger Co with and into Gold Torrent US, with Gold Torrent US surviving the Redomicile Transaction as a wholly owned subsidiary of Gold Torrent Canada. The Redomicile Transaction will result in your shares of Gold Torrent US common stock being exchanged into Common Shares of Gold Torrent Canada, which will result in Gold Torrent Canada becoming the publicly traded corporate parent of the Gold Torrent group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Nevada to British Columbia.

After the Redomicile Transaction, you will continue to own an interest in a parent company that will continue to conduct, through its wholly owned subsidiaries, the same businesses as conducted by the Gold Torrent group of companies before the Redomicile Transaction. In addition, the Redomicile Transaction will not dilute your economic interest in the Gold Torrent group of companies. The number of Common Shares you will own immediately after the Redomicile Transaction will be the same as the number of shares of common stock you owned in Gold Torrent US immediately prior to the Redomicile Transaction. Further, the number of outstanding Common Shares of Gold Torrent Canada will be the same as the number of outstanding shares of Gold Torrent US common stock immediately before consummation of the Redomicile Transaction.

As of January 18, 2018, the record date for the Annual Meeting, there were 20,110,552 shares of Gold Torrent US common stock outstanding. For a description of the Common Shares of Gold Torrent Canada, see “Description of Gold Torrent Canada’s Share Capital.”

The Parties to the Redomicile Transaction

Gold Torrent US. Gold Torrent US is the current parent holding company of the Gold Torrent group of companies. We are focused on acquiring ownership in late-stage exploration to development-stage gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. Please read “Business” in Item 1 of the Form 10-K for more information about our business.

Gold Torrent Canada. Gold Torrent Canada is a company newly organized under the laws of the Province of British Columbia, Canada and is currently a wholly owned subsidiary of Gold Torrent US. Gold Torrent Canada is the sole shareholder of US Merger Co. Gold Torrent Canada has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction. As a result of the Redomicile Transaction, Gold Torrent Canada will become the publicly traded parent company of the Gold Torrent group of companies.

US Merger Co. US Merger Co is a corporation newly incorporated under the laws of the State of Nevada and is currently a wholly owned subsidiary of Gold Torrent Canada. US Merger Co has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction.

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The Redomicile Transaction

There are several principal steps to effect the Redomicile Transaction:

●	Gold Torrent US formed Gold Torrent Canada as a wholly owned subsidiary and US Merger Co as a wholly owned subsidiary of Gold Torrent Canada;

●	Stockholders vote on the Redomicile Proposal at the Annual Meeting of stockholders;

●	If the Redomicile Proposal is approved by the requisite vote of our stockholders at the Annual Meeting and the other conditions to closing are satisfied:

●	US Merger Co will merge into Gold Torrent US, with Gold Torrent US surviving as a wholly owned subsidiary of Gold Torrent Canada;

●	each share of Gold Torrent US common stock held immediately prior to the effective time of the Redomicile Transaction will be effectively transferred to Gold Torrent Canada and converted into one Common Share of Gold Torrent Canada; and

●	as a result, stockholders of Gold Torrent US will become shareholders of Gold Torrent Canada, and their rights will be governed by British Columbia law.

We currently anticipate that the Redomicile Transaction will become effective in first quarter of 2018, although we may abandon the Redomicile Transaction at any time prior to its completion, including after obtaining stockholder approval.

Additional Agreements

Pursuant to the Merger Agreement, Gold Torrent US and Gold Torrent Canada have agreed, among other things, that:

●	Gold Torrent Canada will assume certain stock-based compensation plans that are sponsored by Gold Torrent US, and we will amend such plans in order to permit the issuance or delivery of Common Shares thereunder, instead of shares of Gold Torrent US common stock;

●	Gold Torrent Canada will assume the obligations of Gold Torrent US under executive and change of control agreements that Gold Torrent US has in place with certain executive officers; and

●	Gold Torrent Canada will enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Gold Torrent US, upon terms substantially similar to the Gold Torrent US agreements to the extent permitted by Canadian law, and will maintain directors’ and officers’ liability insurance for those executive officers and directors for six years after the effective time of the Redomicile Transaction.

Background and Reasons for the Redomicile Transaction

On September 10, 2013, certain shareholders of Gold Torrent US, including the current Chief Executive Officer and its President, acquired approximately 53% of Gold Torrent US’s issued and outstanding common stock resulting in a change of control. In connection with the transaction, Daniel Kunz was appointed Executive Chairman and Ryan Hart was appointed Chief Executive Officer and President. Thereafter Gold Torrent US began to focus on acquiring ownership in late-stage exploration or development gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. On January 16, 2014, we changed our name to “Gold Torrent, Inc.” in order to better reflect our direction and business and on November 5, 2014, we signed the Exploration and Option Agreement with Miranda concerning the development of the Lucky Shot Project. Under the terms of this Exploration and Option Agreement, Gold Torrent US has the right to earn up to 70% interest in a joint venture with Miranda by making certain expenditures totaling $10 million. After entering this Exploration and Option Agreement, the focus of our management was to acquire funding in order to develop the Lucky Shot Project.

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The board of directors and management of Gold Torrent US had a number of discussions of how to finance the development of the Lucky Shot Project. Daniel Kunz and Ryan Hart meet on several occasions in 2015 and 2016 with EAS Advisors LLC in New York City to discuss the raising of capital. Our management discovered after discussions with potential investors that the lack of liquidity of the Gold Torrent US shares of common stock on the OTCQB Venture Market and the lack of adequate mineral resource disclosure guidelines for companies on such a trading platform was a significant impediment for investment in the Gold Torrent US common stock.

It became apparent to the management of Gold Torrent US that there is a strong investor interest in mining companies in Canada and that in particular an increased number of junior mining and exploration companies were able to acquire funding in the Canadian capital markets. After having discussions with several Canadian investment banks during February and March of 2016 and then in November of 2016, our management came to the conclusion that accessing the Canadian capitals markets represented the best way for Gold Torrent US to acquire the necessary financing for the Lucky Shot Project. Our management also determined that in order to provide the liquidity that Canadian investor generally require, the shares of Gold Torrent US common stock would need to be listed on the TSX Venture Exchange. Further, our management determined that Canadian investors primarily rely on the disclosure rules under Canada securities laws concerning mineral resources, and consequently Gold Torrent US would need to become compliant with the disclosure rules under Canadian securities laws.

During the first half of 2017, our board and management reviewed several potential methods for accessing the Canadian capital markets and listing our common stock on the TSX Venture Exchange, including amongst others, completing a reverse takeover transaction with a company already listed on the TSX Venture Exchange or listing directly on the TSX Venture Exchange as a United States incorporated entity. After extensively discussing these and other options with our United States and Canadian counsel as well as investment banks in Canadian our board of directors determined that the best way to access the Canadian capital markets and eventually achieve a listing on the TSX Venture Exchange was to redomicile Gold Torrent US into British Columbia and become a Canadian incorporated entity.

In particular, our board of directors determined that the Redomicile Transaction may provide the following benefits for the Gold Torrent group of companies and the stockholders of Gold Torrent US:

●	increased access to Canadian capital markets and Canadian investors who we believe are more likely to invest in a Canadian domiciled entity than a non-Canadian entity;

●	increased availability, quantity and prominence of information regarding Gold Torrent US for Canadian investors; and

●	increased awareness of our business to Canadian research analysts and investment bankers that could cause our securities to become more attractive to both Canadian retail and institutional investors.

Our board of directors also believes that as a Canadian entity, it would be easier for us from a regulatory perspective to complete a strategic transaction with another Canadian company and to list our shares on the TSX Venture Exchange.

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Nevertheless, we cannot assure you that the anticipated benefits of the Redomicile Transaction will be realized. Although we expect the Redomicile Transaction to provide us with the benefits described above, the Redomicile Transaction will expose Gold Torrent US and its stockholders to some risks. Our board of directors considered a variety of negative factors, including the possibility of uncertainty created by the Redomicile Transaction and the change in our legal domicile, the fact that we expect to incur costs to complete the Redomicile Transaction, the fact that British Columbia corporate law imposes different and additional obligations on us, and other risks discussed in the discussion under “Risk Factors.” After completing its review of the expected benefits and the potential advantages of the Redomicile Transaction, our board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Gold Torrent US and its stockholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to stockholders of Gold Torrent US.

Conditions to Completion of the Redomicile Transaction

The Redomicile Transaction will not be completed unless the following conditions, among others, are satisfied:

●	the SEC has declared the registration statement on Form S-4 that includes this proxy statement/prospectus effective, and no stop order with respect thereto is in effect;

●	the Merger Agreement is adopted by the requisite vote of stockholders;

●	none of the parties to the Merger Agreement is subject to any decree, order or injunction that prohibits the consummation of the Redomicile Transaction;

●	other than the filing of the certificate of merger, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Redomicile Transaction, including any required filings under applicable U.S. state and Canadian provincial securities laws, have been obtained or made; and

●	all consents of any third party, required to consummate the Redomicile Transaction have been obtained.

In addition, the expected timing for the completion of the Redomicile Transaction may be impacted by other conditions described in this proxy statement/prospectus. We cannot be certain when, or if, the conditions to the Redomicile Transaction will be satisfied or waived, or that the Redomicile Transaction will be completed.

Termination

We may decide to terminate the Merger Agreement and abandon the Redomicile Transaction at any time prior to the effective time of the Redomicile Transaction by action of our board of directors.

Management of Gold Torrent Canada

The directors of Gold Torrent US, including the directors up for election at the Annual Meeting, have been elected as directors of Gold Torrent Canada and the officers of Gold Torrent US have been appointed to the corresponding officer positions with Gold Torrent Canada.

If the Redomicile Transaction is completed, the members of the Gold Torrent Canada board of directors will serve until the earlier of their successors being elected or their death, disability or retirement.

Gold Torrent Canada will enter into indemnity agreements with those directors and officers who currently have indemnity agreements with Gold Torrent US, upon terms substantially similar to the Gold Torrent US agreements to the extent permitted by Canadian law.

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Interests of Certain Persons in the Redomicile Transaction

We do not believe that any of our directors or executive officers have interests in the Redomicile Transaction that are different from the interests of our stockholders generally. No change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Redomicile Transaction.

Comparison of Rights of Holders of Shares of Gold Torrent US Common Stock with Holders of Common Shares of Gold Torrent Canada

The completion of the Redomicile Transaction will change the governing corporate law that applies to stockholders of our parent company from Nevada law to British Columbia law. The legal system governing corporations organized under British Columbia law differs from the legal system governing corporations organized under Nevada law. As a result, we are unable to adopt governing documents for Gold Torrent Canada that are identical, or even substantially similar, to the governing documents for Gold Torrent US. We have attempted to preserve in the notice of articles and articles of Gold Torrent Canada a similar allocation of material rights and powers between the shareholders and our board of directors that exists under Gold Torrent US’s articles of incorporation and bylaws. Nevertheless, the notice of articles and articles for Gold Torrent Canada differ from Gold Torrent US’s articles of incorporation and bylaws, both in form and substance. We summarize the material differences between the governing documents for Gold Torrent US and Gold Torrent Canada, and the changes in your rights as a shareholder resulting from the Redomicile Transaction, under “Comparison of Rights of Shareholders.” We believe that these changes (i) either are required by British Columbia law or otherwise result from differences between the corporate laws of Nevada and the corporate laws of British Columbia, and (ii) relate to the change of the place of incorporation of the publicly traded corporate parent of the Gold Torrent group of companies from Nevada to British Columbia.

Notwithstanding the differences in the governing documents between Gold Torrent US and Gold Torrent Canada, we believe that British Columbia law and the Gold Torrent Canada articles as a whole adequately safeguard the rights of stockholders of Gold Torrent US.

The characteristics of and the differences between shares of Gold Torrent US common stock and the Common Shares of Gold Torrent Canada are summarized under “Description of Gold Torrent Canada’s Share Capital” and “Comparison of Rights of Shareholders.”

Regulatory Matters

Other than the filing of the certificate of merger with the Nevada Secretary of State, we are not aware of any governmental approvals or actions that are required to complete the Redomicile Transaction other than compliance with U.S. federal and state securities laws, and various portions of British Columbia corporate law.

Dissenters’ Rights

Gold Torrent US stockholders who do not approve the Redomicile Transaction may assert dissenter’s rights and demand payment of fair value of their shares. Gold Torrent US shareholders are entitled to dissenters’ rights only if they comply with the Nevada Dissenter’s Rights Statute, as described below. To be eligible to exercise dissenter’s rights, Gold Torrent US stockholders must (i) not vote in favor of the Redomicile Transaction and (ii) properly demand payment for their shares of common stock. The summary below discussing the rights of dissenting Gold Torrent US stockholders under the Nevada Dissenter’s Rights Statute does not purport to be a complete statement of the procedures to be followed by such shareholders desiring to exercise dissenters’ rights available under Nevada law.

A COPY OF THE NEVADA DISSENTER’S RIGHTS STATUTE IS PROVIDED ON ANNEX C TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

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IF YOU FAIL TO COMPLY WITH THE PROCEDURES SPECIFIED IN THE NEVADA DISSENTER’S RIGHTS STATUTE IN A TIMELY MANNER, YOU MAY LOSE YOUR DISSENTER’S RIGHTS. BECAUSE OF THE COMPLEXITY OF THOSE PROCEDURES, YOU SHOULD SEEK THE ADVICE OF COUNSEL IF YOU ARE CONSIDERING EXERCISING YOUR DISSENTER’S RIGHTS.

Pursuant to the Nevada Dissenter’s Rights Statute, holders of Gold Torrent US common stock who do not wish to accept the Common Shares of Gold Torrent Canada in the Redomicile Transaction have the right to dissent from, and obtain payment of the fair value of their shares of Gold Torrent US common stock. Fair value of the shares is determined (i) immediately before the effectuation of the Redomicile Transaction, excluding any appreciation or depreciation in anticipation of the Redomicile Transaction, unless exclusion of any appreciation or depreciation would be inequitable, (ii) using market valuation concepts, and (iii) without discounting for lack of marketability or minority status. The value so determined could be more or less than the value of the Common Shares to be paid in connection with the Redomicile Transaction.

To assert dissenter’s rights, each Gold Torrent US stockholder must (i) before the vote is taken on the Redomicile Transaction, give written notice to Gold Torrent US of his or her intent to demand payment for the stockholder’s shares of Gold Torrent US common stock, and (ii) not vote, or cause or permit to be voted, such shares in favor of the Redomicile Transaction. Abstaining from voting on the Redomicile Transaction will not constitute a waiver of a stockholder’s rights. Within 10 days after the Redomicile Transaction is approved, Gold Torrent US must send a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights and any beneficial shareholder who previously asserted dissenter’s rights. The dissenter’s notice must (i) include a copy of the Nevada Dissenter’s Rights Statute, (ii) include a form for demanding payment, (iii) state when the demand form must be received by Gold Torrent US (which must be between 30 and 60 days after the dissenter’s notice is delivered), and (iv) provide the address where the demand form must be sent.

A stockholder who wishes to exercise dissenter’s rights must (i) demand payment, (ii) certify when he or she acquired beneficial ownership, and (iii) deposit his or her certificates in accordance with the terms of the dissenter’s notice. If a stockholder does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, such stockholder is deemed to have waived his or her dissenter’s rights.

Within 30 days after receipt of a dissenter’s demand of payment, Gold Torrent US must pay each dissenter who complied with the provisions of the Nevada Dissenter’s Rights Statute the amount Gold Torrent US estimates to be the fair value of such dissenter’s shares, in addition to interest from the effective date of the Redomicile Transaction. Gold Torrent US’s payment must be accompanied by the following: (i) Gold Torrent US’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the shareholders’ equity for the that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any; (ii) a statement of Gold Torrent US’s estimate of the fair value of the shares of common stock; and (iii) a statement of the dissenter’s rights to demand payment under the Nevada Dissenter’s Rights Statute, and that if any such shareholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of Gold Torrent US’s obligations under the Nevada Dissenter’s Rights Statute. If a dissenter disagrees with Gold Torrent US’s payment, such dissenter may, within 30 days after receiving Gold Torrent US’s payment, notify Gold Torrent US in writing of the dissenter’s own estimate of fair value of the dissenter’s shares and the amount of interest due, and demand payment of such estimate.

Gold Torrent US may elect to withhold payment from a dissenter if the dissenter was not the beneficial owner of the shares of common stock before the date set forth in the dissenter’s notice. If Gold Torrent US elects to withhold payment, a shareholder who wishes to accept Gold Torrent US’s offer must so notify Gold Torrent US of his or her acceptance within 30 days of receiving Gold Torrent US’s offer. Gold Torrent US must, within 10 days of receiving a shareholder’s acceptance, pay the shareholder the fair value offered. If a dissenter is dissatisfied with Gold Torrent US’s offer, such dissenter may reject the offer and demand payment of the fair value of the dissenter’s shares and interest due; a shareholder who fails to make such a demand will be deemed to have accepted Gold Torrent US’s offer.

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If a demand for payment remains unsettled, Gold Torrent US must commence a proceeding in the district court for Ada County, Idaho within 60 days after receiving the demand to determine the fair value of the shares of common stock and accrued interest. All dissenters whose demands remain unsettled will be made party to the proceeding and will be entitled to a judgment of (i) the amount, if any, by which the court finds the fair value of the dissenter’s shares of common stock plus interest exceeds the amount paid by Gold Torrent US, or (ii) the fair value plus accrued interest of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment. If such a proceeding is commenced, the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court, shall be assessed against Gold Torrent US, unless the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment. The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable (i) against Gold Torrent US, if the court finds that Gold Torrent US did not comply with the Nevada Dissenter’s Rights Statute, or (ii) against either Gold Torrent US or a dissenter, if the court finds that such party acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by the Nevada Dissenter’s Rights Statute.

A beneficial stockholder (a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record) must act to cause the record holder to follow the requisite steps properly and in a timely manner to perfect dissenters’ rights under the Nevada Dissenter’s Rights Statute. A beneficial shareholder may assert dissenter’s rights as to shares of common stock held on his or her behalf only if the beneficial shareholder: (1) submits to Gold Torrent US the written consent of the shareholder of record to the dissent, not later than the time the beneficial shareholder asserts dissenter’s rights; and (2) does so with respect to all shares of which he or she is the beneficial shareholder or over which he or she has the power to direct the vote.

Exchange of Shares

The exchange of shares of Gold Torrent US common stock into Gold Torrent Canada’s Common Shares will occur automatically at the completion of the Redomicile Transaction.

Beneficial holders of shares held in “street name” through a bank, broker or other nominee and record owners of shares held in book-entry form will not be required to take any action. Your ownership of Common Shares of Gold Torrent Canada will be recorded in book-entry form by your nominee (for shares held in “street name”) or by our transfer agent (for shares held by record owners in book-entry form), without the need for any additional action on your part. Holders of record who hold their shares in book-entry form will receive a statement of their holdings in Gold Torrent Canada after the Redomicile Transaction.

Stock certificates representing shares of Gold Torrent US common stock will, at the effective time of the Redomicile Transaction, automatically represent the same number of Gold Torrent Canada Common Shares. You will not be required to exchange your stock certificates as a result of the Redomicile Transaction. If you desire to sell some or all of your Gold Torrent Canada Common Shares after the effective time, delivery of the stock certificate or certificates which previously represented Gold Torrent US shares will be sufficient.

Following the Redomicile Transaction, certificates bearing the name of Gold Torrent Canada will be issued in the normal course upon surrender of outstanding Gold Torrent US certificates for transfer or exchange. Holders who submit Gold Torrent US certificates for transfer or exchange following the Redomicile Transaction will receive Gold Torrent Canada Common Shares in book-entry form unless otherwise requested.

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Share Compensation Plans

As of the completion of the Redomicile Transaction, Gold Torrent Canada will adopt and assume and become the plan sponsor of each stock-based compensation plan and agreement of Gold Torrent US.

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding options to purchase shares of Gold Torrent US common stock and all outstanding restricted stock awards and other equity-based awards granted to employees and directors by Gold Torrent US or any of its subsidiaries under our equity incentive plans prior to the effective time of the Redomicile Transaction will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of Common Shares. All of such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the effective time of the Redomicile Transaction.

Treatment of Warrants

At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding warrants exercisable into shares of Gold Torrent US common stock will entitle the holder to acquire upon exercise of such warrants Gold Torrent Canada Common Shares for the same exercise price per share as in effect just prior to the effective time of the Redomicile Transaction. All such warrants will generally be subject to the same terms and conditions as were applicable to such warrants immediately prior to the effective time of the Redomicile Transaction.

Convertible Preferred Note

Upon the closing of the Redomicile Transaction, we intend to amend the terms of the $2,000,000 secured convertible preferred note issued on February 13, 2017 by the Gold Torrent US to CRH Mezzanine Pte. Ltd.(the “Convertible Note”) so that the holder of the Convertible Note will receive an equal number of Common Shares of Gold Torrent Canada in lieu of the shares of Gold Torrent US common stock they would otherwise be entitled to receive upon conversion of the Convertible Note.

Stock Exchange Listing

We expect the Common Shares to be quoted on the OTCQB Venture Market after the completion of the Redomicile Transaction. There is currently no established public trading market for the Common Shares of Gold Torrent Canada.

Accounting Treatment of the Redomicile Transaction under U.S. GAAP

The Redomicile Transaction will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, assets and liabilities of Gold Torrent US will be reflected at their carrying amounts in the accounts of Gold Torrent Canada at the completion of the Redomicile Transaction.

Impact of Redomicile Transaction on Operating Costs

Following the Redomicile Transaction, a substantial majority of our business operations will continue to occur in the United States and we do not expect the Redomicile Transaction to have a material effect on our operating costs, including our selling, general and administrative expenses. Going forward, if we satisfy certain criteria, we may be eligible to cease to be subject to the reporting requirements of the Exchange Act. If that were to occur, we would no longer incur significant costs associated with complying the periodic reporting requirements of the Exchange Act. Regardless of any Exchange Act reporting obligations, we would likely be subject to the financial reporting and disclosure obligations under Canadian securities laws. We may never be eligible to cease reporting under the Exchange Act, and, even if we are eligible, we may choose to continue reporting voluntarily.

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Recommendation and Required Vote

At a special meeting held on October 13, 2017, the Gold Torrent US board of directors unanimously (1) determined that the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Redomicile Transaction, are advisable and in the best interests of Gold Torrent US and its stockholders, (2) approved the Redomicile Transaction and the Merger Agreement and (3) resolved to recommend adoption of the Merger Agreement to stockholders of Gold Torrent US. Accordingly, the Gold Torrent US board of directors recommends that the stockholders of Gold Torrent US vote “FOR” the Redomicile Proposal and “FOR” the Adjournment Proposal.

To approve the Redomicile Proposal, the affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock entitled to vote on the matter is required. To approve the Adjournment Proposal, the affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock represented in person or by proxy at the annual meeting and entitled to vote on the matter is required. See “The Annual Meeting of Stockholders—Record Date; Voting Rights; Vote Required for Approval.”

As of the record date, there were 20,110,552 shares of Gold Torrent US common stock outstanding and entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 4,944,184 of such shares. This represents approximately 24.6% of the common stock of Gold Torrent US. Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomicile Proposal and the Adjournment Proposal at the annual meeting, although none of them have entered into any agreements obligating them to do so.

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MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

Scope of the Discussion

The following discussion constitutes the opinion of Davis Wright Tremaine LLP, U.S. tax counsel to Gold Torrent US and Gold Torrent Canada, regarding the material U.S. federal income tax consequences to U.S. Holders and Non-U.S. Holders (as defined below) of exchanging shares of Gold Torrent US common stock for Common Shares pursuant to the Redomicile Transaction, and of owning and disposing of the Common Shares, in all cases subject to the limitations, exceptions, beliefs, assumptions and qualifications described herein. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations (whether final, temporary or proposed), administrative decisions and rulings of the Internal Revenue Service (“IRS”) and court decisions, all as in effect as of the date hereof and all of which are subject to change (possibly with retroactive effect) or different interpretations. Any such change or interpretation could affect the accuracy of the statements and conclusions set forth below. This summary does not discuss the potential effects, whether adverse or beneficial, of any proposed legislation that, if enacted, could be applied on a retroactive or prospective basis. No ruling has been or will be sought from the IRS regarding the tax consequences of the Redomicile Transaction or any related matters discussed herein. The opinion of counsel does not bind the IRS or courts of law and thus, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of those summarized below. In addition, if any of the representations or assumptions upon which the opinion is based are inconsistent with the actual facts, the tax consequences of the Redomicile Transaction and the validity of the opinion could be adversely affected.

This summary does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may be relevant to a particular holder in light of such holder’s particular circumstances or to holders subject to special treatment under U.S. federal income tax law, including, without limitation:

●	banks and other financial institutions, underwriters or insurance companies;

●	tax-exempt organizations, qualified retirement plans, individual retirement accounts or other tax-deferred accounts;

●	real estate investment trusts or regulated investment companies;

●	“controlled foreign corporations” or “passive foreign investment companies”;

●	dealers or traders in securities, commodities or foreign currencies;

●	grantor trusts;

●	persons who hold shares of Gold Torrent US common stock or Common Shares as part of a hedge, straddle, conversion transaction, constructive sale, wash sale or other integrated transaction or risk reduction strategy;

●	U.S. Holders whose functional currency is not the U.S. dollar;

●	entities or arrangements classified as partnerships for U.S. federal income tax purposes or other flow-through entities and investors therein;

●	persons liable for the alternative minimum tax;

●	persons who have been, but are no longer, citizens or residents of the United States;

●	persons who acquired their shares of Gold Torrent US common stock through the exercise of stock options or the issuance of restricted stock under an equity incentive plan or otherwise as compensation;

●	persons who own (or that owned, directly or constructively, at any time during the 5-year period ending on the date of the Redomicile Transaction) more than 5% (by vote or value) of the outstanding Gold Torrent US common stock or, after the Redomicile Transaction, the outstanding Common Shares; and

●	persons who exercise dissenters’ rights.

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This summary is limited to considerations relevant to U.S. Holders and Non-U.S. Holders that hold shares of Gold Torrent US common stock and, after completion of the Redomicile Transaction, Common Shares, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary applies only to holders that acquire their Common Shares pursuant to the Redomicile Transaction, and does not address any U.S. federal income tax considerations of transactions occurring before, after, or concurrently with the Redomicile Transaction, except as otherwise discussed herein. Furthermore, this summary does not address any state, local, or non-U.S. tax considerations, the Medicare contribution tax imposed on certain net investment income, withholding imposed pursuant to the Foreign Account Tax Compliance Act of 2010 (“FACTA”), reporting requirements (except as otherwise discussed herein), or any other aspects of U.S. federal taxation other than those pertaining to the income tax.

For purposes of this summary, a “U.S. Holder” is a beneficial owner of shares of Gold Torrent US common stock or, after the Redomicile Transaction, Common Shares, that is for U.S. federal income tax purposes:

(1)	an individual who is a citizen or resident of the United States;

(2)	a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

(3)	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

(4)	a trust (A) subject to the primary supervision of a U.S. court and the control of one or more U.S. persons over all substantial decisions of the trust or (B) that has made a valid election to be treated as a U.S. person for U.S. federal income tax purposes.

A beneficial owner of shares of Gold Torrent US common stock or, after the Redomicile Transaction, Common Shares, that is not a U.S. Holder and is not a partnership or other entity or arrangement treated as a partnership for U.S. federal income tax purposes, is a “Non-U.S. Holder.”

If a partnership (including any entity or arrangement, domestic or foreign, treated as a partnership for U.S. federal income tax purposes) holds Gold Torrent US common stock or, after the Redomicile Transaction, Common Shares, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partners in a partnership holding shares of Gold Torrent US common stock or, after the Redomicile Transaction, Common Shares, should consult their tax advisors regarding the tax consequences of the Redomicile Transaction and of owning and disposing of Common Shares to them.

Material U.S. Federal Income Tax Consequences of the Redomicile Transaction to Gold Torrent US and Gold Torrent Canada

The Redomicile Transaction

For U.S. federal income tax purposes, the Redomicile Transaction should qualify as a non-recognition transaction under Section 351 or Section 368(a) of the Code, and therefore no gain or loss should be recognized by Gold Torrent US or Gold Torrent Canada as a result of the Redomicile Transaction.

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Tax Residence of Gold Torrent Canada for U.S. Federal Income Tax Purposes

Under general rules of U.S. federal income tax law, a corporation is generally considered to be a tax resident of the country under the laws of which it was organized or incorporated. Accordingly, under these rules, Gold Torrent Canada, which was incorporated under the laws of Canada, would be classified as a non-U.S. corporation (and therefore, not a U.S. tax resident) for U.S. federal income tax purposes. Section 7874 of the Code, however, contains rules that, if applicable, result in a non-U.S. corporation being treated as a U.S. corporation for U.S. federal income tax purposes. These rules are relatively new and complex, and there is limited guidance as to their application.

Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a non-U.S. corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes (and, therefore, as a U.S. tax resident subject to U.S. federal income tax on its worldwide income) if each of the following three conditions is met: (i) the non-U.S. corporation acquires, directly or indirectly, substantially all of the assets held, directly or indirectly, by a U.S. corporation (including through the direct or indirect acquisition of all of the outstanding shares of the U.S. corporation); (ii) after the acquisition, the non-U.S. corporation’s “expanded affiliated group” does not have substantial business activities in the non-U.S. corporation’s country of organization or incorporation relative to the expanded affiliated group’s worldwide activities (as determined under the Treasury Regulations); and (iii) after the acquisition, the former stockholders of the U.S. corporation hold at least 80% (by either vote or value) of the stock of the acquiring non-U.S. corporation by reason of holding shares of the U.S. corporation (which includes the receipt of the non-U.S. corporation’s stock in the acquisition). Pursuant to and upon completion of the Redomicile Transaction, (i) Gold Torrent Canada will have acquired all of the assets of Gold Torrent US through its acquisition of all of the stock of Gold Torrent US and (ii) the stockholders of Gold Torrent US will own 100% of the Common Shares. Gold Torrent Canada does not believe that after the Redomicile Transaction, its expanded affiliated group will have substantial business activities in Canada within the meaning of Section 7874 of the Code and the Treasury Regulations promulgated thereunder. Consequently, following the Redomicile Transaction, Gold Torrent Canada should be treated as a U.S. corporation for U.S. federal income tax purposes (pursuant to Section 7874 of the Code), and this discussion assumes that Gold Torrent Canada is treated as a U.S. corporation for U.S. federal income tax purposes.

Material U.S. Federal Income Tax Consequences of the Redomicile Transaction to U.S. Holders

Davis Wright Tremaine LLP is of the opinion that the Redomicile Transaction should qualify as a non-recognition transaction for U.S. federal income tax purposes either because it qualifies as a transaction described in Section 351 of the Code or because it qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is based on factual representations contained in letters provided by Gold Torrent US and Gold Torrent Canada as of the date of this proxy statement /prospectus, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the effective time of the Redomicile Transaction. Assuming this opinion is respected, U.S. Holders should not recognize any gain or loss upon the receipt of Common Shares in exchange for shares of Gold Torrent US common stock in the Redomicile Transaction. The aggregate tax basis of the Common Shares received by a U.S. Holder in the Redomicile Transaction should be equal to the aggregate tax basis of the shares of Gold Torrent US common stock surrendered in exchange therefor. The holding period of the Common Shares received by a U.S. Holder in connection with the Redomicile Transaction generally should include the holding period of the shares of Gold Torrent US common stock surrendered in exchange therefor. If a U.S. Holder acquired different blocks of Gold Torrent US common stock at different times or at different prices, the U.S. Holder’s basis and holding periods in the Common Shares will be determined separately for each block of shares.

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Material U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares to U.S. Holders

Dividends

Gold Torrent Canada does not currently anticipate making distributions with respect to the Common Shares for the foreseeable future. If distributions are made, however, the gross amount of such distributions, prior to any deduction for Canadian withholding tax, will be included in the U.S. Holder’s gross income as dividend income to the extent the distribution is paid out of current or accumulated earnings and profits of Gold Torrent Canada as determined for U.S. federal income tax purposes. If such dividends are received by a U.S. Holder that is a corporation, such U.S. Holder should be eligible for the dividends received deduction allowed to U.S. corporations in respect of dividends received from other U.S. corporations. Certain dividends may be taxed at the lower long-term capital gains rate for non-corporate U.S. Holders, including individuals.

U.S. Holders that receive dividends in a currency other than U.S. dollars must include in income a U.S. dollar amount determined at the spot rate on the date of receipt whether or not they convert the currency into U.S. dollars at that time. A U.S. Holder will have a basis in the non-U.S. currency received equal to its U.S. dollar value on the date of receipt. Gain or loss on a subsequent conversion or other disposition of the non-U.S. currency for a different U.S. dollar amount generally will be treated as ordinary income or loss and, for U.S. foreign tax credit purposes, will be treated as income from sources within the United States. If dividends received in a currency other than the U.S. dollar are converted into U.S. dollars on the day they are received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the dividend income.

Even if dividends paid by Gold Torrent Canada to U.S. Holders are subject to Canadian withholding tax, such dividends will not constitute foreign source income for U.S. foreign tax credit purposes because Gold Torrent Canada, even though organized as a Canadian corporation, should be treated as a U.S. corporation for U.S. federal income tax purposes, as described above. Therefore, U.S. Holders may not be able to claim a U.S. foreign tax credit for any such Canadian withholding tax unless such U.S. Holders have sufficient foreign source income from other sources.

To the extent distributions paid with respect to Common Shares exceed current and accumulated earnings and profits, the distributions will be treated first as a tax-free return of tax basis on the Common Shares, and to the extent the amount of the distribution exceeds tax basis, the excess will be treated as capital gain.

Sale or Other Disposition

U.S. Holders of Common Shares will recognize taxable gain or loss on any sale, exchange or other taxable disposition of the Common Shares in an amount equal to the difference between the amount realized for the Common Shares and the U.S. Holder’s tax basis in the Common Shares. This gain or loss will be capital gain or loss. Non-corporate U.S. Holders, including individuals, will be eligible for reduced tax rates on this gain if the Common Shares have a holding period of more than one year as of the time they are sold, exchanged or otherwise disposed of. The deductibility of capital losses is subject to limitations.

With respect to the sale or other taxable disposition of Common Shares, the amount realized generally will be the U.S. dollar value of the payment received. A U.S. Holder will have a tax basis in any foreign currency received equal to the U.S. dollar amount realized. Any currency exchange gain or loss realized on a subsequent conversion of the foreign currency into U.S. dollars for a different amount generally will be treated as ordinary income or loss from sources within the United States. If a payment received in a currency other than the U.S. dollar is converted into U.S. dollars on the day it is received, the U.S. Holder generally will not be required to recognize foreign currency gain or loss in respect of the payment.

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Material U.S. Federal Income Tax Consequences of the Redomicile Transaction to Non-U.S. Holders

General

Davis Wright Tremaine LLP is of the opinion that the Redomicile Transaction should qualify as a non-recognition transaction for U.S. federal income tax purposes either because it qualifies as a transaction described in Section 351 of the Code or because it qualifies as a “reorganization” within the meaning of Section 368(a) of the Code. This opinion is based on factual representations contained in letters provided by Gold Torrent US and Gold Torrent Canada as of the date of this proxy statement/prospectus, and on certain customary factual assumptions, all of which must continue to be true and accurate as of the effective time of the Redomicile Transaction. Assuming this opinion is respected, and subject to the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”) rules discussed below, Non-U.S. Holders should not recognize any gain or loss upon the receipt of Common Shares in exchange for shares of Gold Torrent US common stock in connection with the Redomicile Transaction. Furthermore, the aggregate tax basis of the Common Shares received by a Non-U.S. Holder in the Redomicile Transaction should be equal to the aggregate tax basis of the shares of Gold Torrent US common stock surrendered in exchange therefor and the holding period of the Common Shares received by a Non-U.S. Holder in connection with the Redomicile Transaction generally should include the holding period of the shares of Gold Torrent US common stock surrendered in exchange therefor. If a Non-U.S. Holder acquired different blocks of Gold Torrent US common stock at different times or at different prices, the Non-U.S. Holder’s basis and holding periods in the Common Shares will be determined separately for each block of shares.

Potential Application of FIRPTA

Under FIRPTA, gain recognized by a non-U.S. person upon the sale, exchange or other disposition of a “United States real property interest” (a “USRPI”) is treated as gain that is effectively connected with a U.S. trade or business and therefore is generally subject to U.S. taxation at rates applicable to U.S. persons. An interest in a “United States real property holding corporation” (a “USRPHC”) is treated as a USRPI for this purpose. With respect to a Non-U.S. Holder, if Gold Torrent US is or has been a USRPHC at any time within the shorter of the five-year period ending on the date of the Redomicile Transaction and the Non-U.S. Holder’s holding period and certain other conditions are satisfied, the Redomicile Transaction could therefore constitute a taxable exchange of Gold Torrent US common stock for Common Shares. If Gold Torrent US is, or has been within the relevant period, a USRPHC, a nonrecognition provision of the Code will apply to gain realized by the Non-U.S. Holder upon the exchange of Gold Torrent US common stock for Common Shares only if the following three requirements are satisfied:

●	Gold Torrent Canada is a USRPHC;
●	Immediately following the Redomicile Transaction, the disposition of the Common Shares would be subject to U.S. federal income tax; and
●	The Non-U.S. Holder complies with certain filing and notice requirements.

Gold Torrent US and Gold Torrent Canada will each be a USRPHC if the fair market value of Gold Torrent US’s USRPIs equals or exceeds 50% of the sum of the fair market values of its USRPIs, interests in any real property located outside the United Sates, and any other assets used or held for use in its trade or business. Gold Torrent US believes it is a USRPHC and that Gold Torrent Canada will be a USRPHC.

Even if the FIRPTA rules apply to the exchange of Gold Torrent US common stock for Common Shares because the three requirements above are not satisfied, there is an exception to the application of FIRPTA that will nonetheless apply with respect to any Non-U.S. Holder who actually or constructively has owned 5% or less of the outstanding Gold Torrent US common stock during the shorter of the five-year period ending on the date of the Redomicile Transaction and the Non-U.S. Holder’s holding period if such stock is considered to be “regularly traded” on an “established securities market” within the meaning of Section 897 of the Code. Shares of Gold Torrent US common stock will be considered to be “regularly traded” only if (i) trades are effected, other than in de minimis quantities, on at least fifteen days during the calendar quarter, the aggregate number of shares traded is at least 7.5% of the average number of shares outstanding during the quarter, and at no time during the quarter do 100 or fewer persons own 50% or more of the outstanding shares, or (ii) such stock is regularly quoted by brokers or dealers making a market in such stock. Based on the trading history, Gold Torrent US believes that the Gold Torrent US common stock will not be considered to be regularly traded on an established securities market within the meaning of Section 897 of the Code, but such conclusion is not free from doubt.

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Non-U.S. Holders should consult their tax advisors regarding the potential application to them of the FIRPTA rules, including the filing and notice requirements discussed above, in connection with the Redomicile Transaction.

Material U.S. Federal Income Tax Consequences of the Ownership and Disposition of Common Shares to Non-U.S. Holders

Dividends

Gold Torrent Canada does not currently anticipate making distributions with respect to the Common Shares for the foreseeable future. If distributions are made, however, the gross amount of such distributions, prior to any deduction for Canadian withholding tax, will generally be subject to U.S. federal income tax withholding at a rate of 30% of the gross amount of the distribution, or at a lower rate provided by an applicable income tax treaty if the Non-U.S. Holder provides proper certification of eligibility for the lower rate (usually on IRS Form W-8BEN or IRS Form W-8BEN-E). Qualified residents of Canada are generally entitled to a 5%-15% rate under the Canada-United States Income Tax Convention (1980) (the “Canada-U.S. Tax Convention”). If a Non-U.S. Holder is engaged in a trade or business in the United States and such dividends are effectively connected with the conduct of that trade or business, and, if an income tax treaty applies, are attributable to a U.S. permanent establishment, such Non-U.S. Holder will be exempt from the 30% withholding tax, provided that applicable certification requirements are satisfied. In such case, however, the Non-U.S. Holder will be subject to U.S. federal income tax on such dividends, net of certain deductions, at the rates applicable to U.S. Holders. In addition, a corporate Non-U.S. Holder may be subject to an additional branch profits tax equal to 30%, or at an exempt or lower rate if such Non-U.S. Holder qualifies under an applicable U.S. income tax treaty, of earnings and profits for the taxable year, subject to adjustments, that are effectively connected with the conduct of a trade or business in the United States. If Gold Torrent Canada is a USRPHC, distributions with respect to Common Shares that are not made out of Gold Torrent Canada’s current or accumulated earnings and profits may be subject to withholding under FIRPTA.

If a Non-U.S. Holder is eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty, such Non-U.S. Holder may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.

Sale or Other Disposition

Any gain realized by a Non-U.S. Holder upon the sale, exchange or other disposition of Common Shares generally will not be subject to U.S. federal income tax unless:

●	such gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment of the Non-U.S. Holder in the United States);
●	the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year in which the gain is realized, the gain is U.S. source and certain other conditions are met; or
●	Gold Torrent Canada is or has been a USRPHC at any time within the shorter of the five-year period ending on the date of the sale, exchange or other disposition of Common Shares and the Non-U.S. Holder’s holding period and certain other conditions are satisfied.

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Gain described in the first and third bullet points above generally will be effectively connected income subject to U.S. federal income tax on a net basis at the regular graduated U.S. federal income tax rates in the same manner as if such Non-U.S. Holder were a U.S. Holder, and the amount realized in a transaction described in the third bullet point will generally be subject to withholding under FIRPTA at a rate of 15%. A Non-U.S. Holder that is a corporation also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits for the taxable year, subject to certain adjustments. Gain described in the second bullet point above will be subject to U.S. federal income tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty), but may be offset by U.S. source losses from the sale or exchange of capital assets during the year, if any, of the Non-U.S. Holder.

Non-U.S. Holders should consult their tax advisors regarding whether any payments received in a currency other than the Non-U.S. Holder’s functional currency could give rise to foreign currency gain or loss that could be subject to U.S. federal income tax.

Information Reporting and Backup Withholding

Payments of dividends on Common Shares, and proceeds received on the disposition of Common Shares effected within the United States (and, in certain cases, outside the United States), will be reported to the IRS and to a U.S. Holder to the extent required under applicable Treasury Regulations. Backup withholding (currently at a rate of 28%) may apply to these payments if the recipient is a U.S. Holder and the U.S. Holder fails to provide an accurate taxpayer identification number or certification of exempt status or is otherwise subject to backup withholding. Certain U.S. Holders (including, among others, corporations) are not subject to backup withholding. U.S. Holders should consult their tax advisors as to their qualification for exemption from backup withholding and the procedure for obtaining an exemption.

Dividends paid with respect to Common Shares and proceeds from the sale or other disposition of Common Shares received in the United States by a Non-U.S. Holder or through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides the applicable withholding agent with the required certification as to its non-U.S. status or otherwise establishes an exemption, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

A U.S. Holder may be required to attach to its tax return for the year in which the Redomicile Transaction occurs a statement regarding application of the tax-free reorganization requirements (including information about the shares of Gold Torrent US common stock it exchanged and the Common Shares it received) and to maintain certain records regarding the Redomicile Transaction. U.S. Holders should consult their tax advisors regarding whether such a statement is required in their particular circumstances.

The foregoing summary of material U.S. federal income tax consequences is for general information purposes only and is not intended to be, and should not be construed as, legal or tax advice for any particular holder. Tax matters related to the Redomicile Transaction are very complicated, and the tax consequences of the Redomicile Transaction to any particular holder will depend on that holder’s particular situation. Holders should consult their tax advisors concerning the U.S. federal income tax consequences to them of the Redomicile Transaction and of owning or disposing of Common Shares in light of their particular situations, as well as any consequences arising under the U.S. federal Medicare contribution tax, withholding imposed under FATCA, other aspects of U.S. federal taxation other than those pertaining to the income tax, any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction, and the effect of any proposed change in the tax laws to them.

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MATERIAL CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

Scope of Discussion

The following discussion constitutes the opinion of Gowling WLG (Canada) LLP regarding the material Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Tax Act”) and the regulations thereunder (the “Regulations”), as of the date hereof, of both the exchanging shares of Gold Torrent US common stock for Common Shares pursuant to the Redomicile Transaction as well as the holding and disposition of Common Shares received by shareholders of Gold Torrent US pursuant to the Redomicile Transaction. This discussion does not purport to be a comprehensive description of all of the Canadian tax considerations that may be relevant to shareholders of Gold Torrent US in respect of the Redomicile Transaction. In particular, this discussion deals only with the principal Canadian federal income tax considerations generally applicable to a shareholder of Gold Torrent US who at all relevant times (1) is the beneficial owner of shares of Gold Torrent US common stock, (2) acquires Common Shares as part of the Redomicile Transaction as the beneficial owner thereof, (3) deals at arm’s length with Gold Torrent US and Gold Torrent Canada, (4) is not affiliated with Gold Torrent US, Gold Torrent Canada, or the Underwriters, and (5) holds the Gold Torrent US common stock and will acquire and hold the Common Shares as capital property (each, a “Holder”), all within the meaning of the Canadian Tax Act. Shares of Gold Torrent US common stock and Common Shares will generally be considered to be capital property to a Holder unless the Holder holds or uses those shares or is deemed to hold or use those shares in the course of carrying on a business of trading or dealing in securities or has acquired them or deemed to have acquired them in a transaction or transactions considered to be an adventure or concern in the nature of trade.

This discussion does not apply to a Holder (a) that is a “financial institution” for purposes of the mark-to-market rules contained in the Canadian Tax Act; (b) an interest in which is or would constitute a “tax shelter investment” as defined in the Canadian Tax Act; (c) that is a “specified financial institution” as defined in the Canadian Tax Act; (d) that is a corporation resident in Canada (for the purpose of the Canadian Tax Act) or a corporation that does not deal at arm’s length for purposes of the Canadian Tax Act with a corporation resident in Canada, and that is or becomes as part of a transaction or event or series of transactions or events that includes the acquisition of the Common Shares, controlled by a non-resident corporation for the purposes of the foreign affiliate dumping rules in Section 212.3 of the Canadian Tax Act; (e) that reports its “Canadian tax results” in a currency other than Canadian currency, all as defined in the Canadian Tax Act; (f) that is exempt from tax under the Canadian Tax Act; or (g) that has entered into, or will enter into, a “synthetic disposition arrangement” or a “derivative forward agreement” with respect to the Common Shares, as those terms are defined in the Canadian Tax Act. Such Holders should consult their own tax advisors with respect to an investment in Common Shares.

This discussion does not address the issues relevant to Holders who acquired or will acquire their shares of Gold Torrent US common stock or Common Shares on the exercise of an employee stock option. Such Holders should consult their own tax advisors.

This discussion does not address the deductibility of interest by a Holder who has borrowed money or otherwise incurred debt in connection with the Redomicile Transaction or the acquisition of the Common Shares.

This discussion is based upon the current provisions of the Canadian Tax Act and the Regulations in force as of the date hereof, specific proposals (except as described below) to amend the Canadian Tax Act and the Regulations (the “Tax Proposals”) which have been announced by or on behalf the Minister of Finance (Canada) prior to the date hereof, the current provisions of the Canada-U.S. Tax Convention and counsel’s understanding of the current published administrative policies and assessing practices of the Canada Revenue Agency (the “CRA”). This discussion assumes that the Tax Proposals will be enacted in the form proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations discussed herein. No assurances can be given that the Tax Proposals will be enacted as proposed or at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein. For U.S. tax law implications, see above under “Material United States Federal Income Tax Considerations.”

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On July 18, 2017, the Minister of Finance of Canada released a consultation paper that included an announcement of the Government’s intention to amend the Canadian Tax Act to, among other things, increase the amount of tax applicable to certain investment income earned through a private corporation, which consultation paper was supplemented by further announcements on October 16, 2017, October 18, 2017, and October 19, 2017 (collectively, the “July 2017 Tax Proposals”). This discussion does not address the potential implications of the July 2017 Tax Proposals. Holders should consult their tax advisors with respect to the implications of the July 2017 Tax Proposals as they relate to the Redomicile Transaction or the acquisition and holding of Common Shares.

This discussion is not exhaustive of all possible Canadian federal income tax considerations applicable to the Redomicile Transaction or Common Shares. This discussion is of a general nature only and is not intended to be, nor should it be construed to be, legal or income tax advice to any particular Holder. Holders should consult their own income tax advisors with respect to the tax consequences applicable to them based on their own particular circumstances.

Amounts Determined in Canadian Dollars

For purposes of the Canadian Tax Act, all amounts relating to the Redomicile Transaction and the Common Shares must be expressed in Canadian dollars, including cost, adjusted cost base, proceeds of disposition and dividends, and amounts denominated in U.S. dollars must be converted to Canadian dollars using single daily exchange rate published by the Bank of Canada on the particular date the particular amount arose or such other rate of exchange as may be accepted by the CRA. Holders may therefore realize additional income or gain by virtue of changes in foreign exchange rates, and are advised to consult with their own tax advisors in this regard. Currency tax issues are not discussed further in this discussion.

Holders who are Not Resident in Canada

The following portion of this discussion is generally applicable to a Holder who, for purposes of the Canadian Tax Act and at all relevant times, is neither resident nor deemed to be resident in Canada, is the beneficial owner of the income or gain realized on a distribution from, or realized on a disposition of, Gold Torrent US common stock or Common Shares, and does not use or hold, and will not be deemed to use or hold, Gold Torrent US common stock or Common Shares in, or in a business carried on in Canada (each, a “Non-Resident Holder”). The term “U.S. Holder,” for the purposes of this discussion, means a Non-Resident Holder who, for purposes of the Canada-U.S. Tax Convention, is at all relevant times a resident of the United States and is a “qualifying person” within the meaning of the Canada-U.S. Tax Convention and does not have a “permanent establishment” or “fixed base” in Canada as those terms are used in the Canada-U.S. Tax Convention. In some circumstances, persons deriving amounts through fiscally transparent entities (including limited liability companies) may be entitled to benefits under the Canada-U.S. Tax Convention. U.S. Holders are urged to consult their own tax advisors to determine their entitlement to benefits under the Canada-U.S. Tax Convention based on their particular circumstances.

Special considerations, which are not discussed in this discussion, may apply to a Non-Resident Holder that is an insurer that carries on an insurance business in Canada and elsewhere or an authorized foreign bank (as defined in the Canadian Tax Act). Such Non-Resident Holders should consult their own advisors.

The Redomicile Transaction

The exchange of shares of Gold Torrent US common stock for Common Shares by a Non-Resident Holder in the course of the Redomicile Transaction will be a disposition of such shares for purposes of the Canadian Tax Act. However, a Non-Resident Holder will not be subject to tax on that disposition under the Canadian Tax Act unless, at the time of the disposition, the shares of Gold Torrent US common stock are “taxable Canadian property” to the Non-Resident Holder for purposes of the Canadian Tax Act and are not “treaty-protected property” for purposes of the Canadian Tax Act.

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Although the shares of Gold Torrent US common stock are listed on the OTCQB Venture Market, the OTCQB Venture Market is not, as of the date hereof, a designated stock exchange under the Canadian Tax Act. Generally, therefore, the shares of Gold Torrent US common stock will constitute taxable Canadian property to a Non-Resident Holder at the time a Non-Resident disposes of those shares in the course of the Redomicile Transaction if, at any time during the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the shares of Gold Torrent US common stock was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Canadian Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Gold Torrent US is of the view that the value of the shares of Gold Torrent US common stock do not derive their value principally from any combination of such property, or options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists).

After the Redomicile Transaction

In the course of the Redomicile Transaction, Non-Resident Holders will receive Common Shares. Subject to an applicable international tax treaty or convention, dividends paid or credited, or deemed to be paid or credited, to a Non-Resident Holder on Common Shares generally will be subject to Canadian withholding tax under the Canadian Tax Act at the rate of 25% of the gross amount of the dividend. Such rate is generally reduced under the Canada-U.S. Tax Convention to 15% if the beneficial owner of such dividend is a U.S. Holder. The rate of withholding tax is further reduced to 5% if the beneficial owner of such dividend is a U.S. Holder that is a company that owns, directly or indirectly, at least 10% of the voting stock of Gold Torrent Canada. In addition, under the Canada-U.S. Tax Convention, dividends may be exempt from such Canadian withholding tax if paid to certain U.S. Holders that are qualifying religious, scientific, literary, educational or charitable tax-exempt organizations or qualifying trusts, companies, organizations or arrangements operated exclusively to administer or provide pension, retirement or employee benefits or benefits for the self-employed under one or more funds or plans established to provide pension or retirement benefits or other employee benefits that are exempt from tax in the United States and that have complied with specific administrative procedures.

A Non-Resident Holder will not be subject to tax under the Canadian Tax Act in respect of any capital gain realized by such Non-Resident Holder on a disposition of Common Shares, unless the Common Shares constitute “taxable Canadian property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of the disposition and are not “treaty-protected property” (as defined in the Canadian Tax Act) of the Non-Resident Holder at the time of the disposition.

Unless the Common Shares are listed at all relevant times on a designated stock exchange for purposes of the Canadian Tax Act, generally the Common Shares will constitute taxable Canadian property to a Non-Resident Holder at the time the Non-Resident disposes of those shares if, at any time during the 60-month period immediately preceding the disposition, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of real or immovable property situated in Canada, “Canadian resource properties”, “timber resource properties” (each as defined in the Canadian Tax Act), and options in respect of or interests in, or for civil law rights in, any such property (whether or not such property exists). Gold Torrent Canada is of the view that the value of the Common Shares will not at the completion of the Redomicile Transaction be derived principally from any combination of such property, or options in respect of, or interests in, or for civil law rights in, any such property (whether or not such property exists.

Holders who are Resident in Canada

The following portion of the discussion is generally applicable to a Holder who, for purposes of the Canadian Tax Act, is resident or deemed to be resident in Canada at all relevant times (each, a “Canadian Resident Holder”). Certain Canadian Resident Holders whose Common Shares might not otherwise qualify as capital property may be entitled to make an irrevocable election pursuant to subsection 39(4) of the Canadian Tax Act to have the Common Shares, and every other “Canadian security” (as defined in the Canadian Tax Act) owned by such Canadian Resident Holder in the taxation year of the election and in all subsequent taxation years, deemed to be capital property. Canadian Resident Holders should consult their own tax advisors for advice as to whether an election under subsection 39(4) of the Canadian Tax Act is available or advisable in their particular circumstances.

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The Redomicile Transaction

A Canadian Resident Holder will realize a capital gain (or sustain a capital loss) on the disposition of such Canadian Resident Holder’s shares of Gold Torrent US common stock pursuant to the Redomicile Transaction, to the extent that the fair market value of the Common Shares received pursuant to the Redomicile Transaction exceeds (or is exceeded by) the aggregate of the adjusted cost base to the Canadian Resident Holder of the shares of Gold Torrent US common stock immediately before the disposition and any reasonable expenses incurred for the purpose of making the disposition of the Gold Torrent US common stock. The adjusted cost base to a Canadian Resident Holder of a share of Gold Torrent US common stock will be determined by averaging the cost of that share of Gold Torrent US common stock with the adjusted cost base (determined immediately before the Redomicile Transaction) of all other shares of Gold Torrent US common stock held as capital property at that time by the Canadian Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below.

The cost to a Canadian Resident Holder of each Gold Torrent Canada Common Share received pursuant to the Redomicile Transaction will be equal to the fair market value of such Gold Torrent Canada Common Share at the effective time of the Redomicile Transaction.

Generally, one-half of any capital gain (a “taxable capital gain”) realized by a Canadian Resident Holder must be included in the Canadian Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Canadian Tax Act, one-half of any capital loss incurred by a Canadian Resident Holder (an “allowable capital loss”) must generally be deducted from taxable capital gains realized by the Canadian Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses of a Canadian Resident Holder in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent taxation year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Canadian Tax Act.

Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Canadian Tax Act.

A Canadian Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may need to consider whether a capital gain realized on the shares of Gold Torrent US common stock will be included in its “foreign investment income” (as defined in the Canadian Tax Act) for the year or may affect the calculation of its “refundable dividend tax on hand” (as defined in the Canadian Tax Act).

Subject to the requirements and limitations in the Canadian Tax Act, a Canadian Resident Holder may be entitled to claim a full or partial credit or deduction in computing the Canadian Resident Holder’s income tax liability for any withholding or other U.S. income tax paid by the Canadian Resident Holder in respect of a gain realized on a disposition of the shares of Gold Torrent US common stock. Canadian Resident Holders should consult their own tax advisors with respect to the availability of a foreign tax credit or deduction, having regard to their own particular circumstances.

The Canadian Tax Act contains rules that require certain taxpayers to include in income in each taxation year an amount in respect of the holding of an “offshore investment fund property”, and rules that require certain taxpayers to file an information return reporting the holding of foreign assets. Canadian Resident Holders should consider whether these rules apply to them in respect of their shares of Gold Torrent US common stock. Canadian Resident Holders are urged to consult their own tax advisors regarding the application and consequences of these rules.

After the Redomicile Transaction

In the course of the Redomicile Transaction, Canadian Resident Holders will receive Common Shares. In the case of a Canadian Resident Holder who is an individual (including certain trusts), dividends (including deemed dividends) received on the Common Shares will be included in the Canadian Resident Holder’s income and be subject to the gross-up and dividend tax credit rules applicable to taxable dividends received by an individual from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit for “eligible dividends” properly designated as such by Gold Torrent Canada. Taxable dividends received by such Canadian Resident Holder may give rise to minimum tax under the Canadian Tax Act.

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In the case of a Canadian Resident Holder that is a corporation, such dividends (including deemed dividends) received on the Common Shares will be included in the Canadian Resident Holder’s income and will normally be deductible in computing such Canadian Resident Holder’s taxable income. In certain circumstances, section 55(2) of the Canadian Tax Act will treat a taxable dividend received by a Canadian Resident Holder that is in a corporation as proceeds of disposition or a capital gain. Canadian Resident Holders that are corporations should consult their own tax advisors having regard to their own circumstances.

A Canadian Resident Holder that is a “Canadian-controlled private corporation” (as defined in the Canadian Tax Act) may be liable to pay an additional refundable tax of 10⅔% on its “aggregate investment income” (as defined in the Canadian Tax Act) for the year, which is defined to include an amount in respect of dividends.

A Canadian Resident Holder that is a “private corporation” or “subject corporation” (as such terms are defined in the Canadian Tax Act) may be liable to pay a 38⅓% refundable tax under Part IV of the Canadian Tax Act on dividends received or deemed to be received on the Common Shares to the extent that such dividends are deductible in computing the Canadian Resident Holder’s taxable income for the year.

A Canadian Resident Holder who disposes of, or is deemed to have disposed of, a Gold Torrent Canada Common Share (other than to Gold Torrent Canada, unless purchased by Gold Torrent Canada in the open market in the manner in which shares are normally purchased by any member of the public in the open market) will realize a capital gain (or incur a capital loss) equal to the amount by which the proceeds of disposition in respect of the Gold Torrent Canada Common Share exceed (or are exceeded by) the aggregate of the adjusted cost base to the Canadian Resident Holder of such Gold Torrent Canada Common Share immediately before the disposition or deemed disposition and any reasonable expenses incurred for the purpose of making the disposition. The adjusted cost base to a Canadian Resident Holder of a Gold Torrent Canada Common Share will be determined by averaging the cost of that Gold Torrent Canada Common Share with the adjusted cost base (determined immediately before the acquisition of the Gold Torrent Canada Common Share) of all other Common Shares held as capital property at that time by the Canadian Resident Holder. The tax treatment of capital gains and capital losses is discussed in greater detail below.

Generally, a taxable capital gain realized by a Canadian Resident Holder must be included in the Canadian Resident Holder’s income for the taxation year in which the disposition occurs. Subject to and in accordance with the provisions of the Canadian Tax Act, an allowable capital loss must generally be deducted from taxable capital gains realized by the Canadian Resident Holder in the taxation year in which the disposition occurs. Allowable capital losses of a Canadian Resident Holder in excess of taxable capital gains for the taxation year of disposition generally may be carried back and deducted in the three preceding taxation years or carried forward and deducted in any subsequent year against taxable capital gains realized in such years, in the circumstances and to the extent provided in the Canadian Tax Act.

A capital loss realized on the disposition of a Gold Torrent Canada Common Share by a Canadian Resident Holder that is a corporation may in certain circumstances be reduced by the amount of dividends which have been previously received or deemed to have been received by the Canadian Resident Holder on the Gold Torrent Canada Common Share. Similar rules may apply where a corporation is, directly or indirectly through a trust or partnership, a member of a partnership or a beneficiary of a trust that owns Common Shares. A Canadian Resident Holder to which these rules may be relevant is urged to consult its own tax advisor.

Capital gains realized by an individual (including certain trusts) may result in the individual paying minimum tax under the Canadian Tax Act.

A Canadian Resident Holder that is a Canadian-controlled private corporation may be liable to pay an additional refundable tax of 10⅔% on its aggregate investment income (as defined in the Canadian Tax Act) for the year, which is defined to include an amount in respect of taxable capital gains.

Eligibility for Investment

Unless the Common Shares were listed on a designated stock exchange for purposes of the Canadian Tax Act, which is not expected, based on the current provisions of the Canadian Tax Act and the Regulations, the Common Shares would, if issued on the date hereof, not be a “qualified investment” under the Canadian Tax Act and the Regulations at that time for a trust governed by a “registered retirement savings plan”, “registered retirement income fund”, “tax-free savings account”, “registered education savings plan”, “deferred profit sharing plan” or “registered disability savings plan”, as those terms are defined in the Canadian Tax Act.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance

The following table sets forth certain information of our directors and officers as of the date of this report.

Name	Age	Position	Director/Officer Since
Daniel Kunz	65	Chief Executive Officer, Chairman	September 30, 2013
Ryan Hart	41	President and Director	September 30, 2013
Alexander Kunz	33	Chief Financial Officer and Director	October 14, 2013
Roy Eiguren	65	Director	October 14, 2013
Steven McGrath	68	Director	October 14, 2013
Pat Okita	57	Director	February 9, 2017

Daniel Kunz – Chief Executive Officer and Chairman (Principal Executive Officer)

Mr. Kunz has been the Chairman of our board of directors since September 2013 and our Chief Executive Officer since July 2015.

Mr. Kunz has significant experience in international mining, engineering and construction, including, marketing, business development, management, accounting, finance and operations. Mr. Kunz is the Founder and from 2003 until he retired in April 2013 was the President and CEO and a director of U.S. Geothermal, Inc., a renewable energy company that owns and operates geothermal power plants in Idaho, Oregon, and Nevada. Mr. Kunz was also senior vice president and Chief Operating Officer of Ivanhoe Mines Ltd. from November 1997 until October 2000, and then was President, Chief Executive Officer and director from November 2000 until March 2003. He was part of the team that discovered Oyu Tolgoi, one of the world’s largest copper-gold deposits. Mr. Kunz also headed the finance, development, construction and operation of a low cost heap leach, copper cathode mine in Myanmar, developed a small high-grade gold mine in South Korea, led the acquisition of the Savage River iron ore pellet mine and facility in Australia and directed the startup of test production at a metallurgically complex 13 million ounce gold mine in Kazakhstan. From April 2003 to March 2004, Mr. Kunz served as interim President and Director of Jinshan Gold Mines, a subsidiary of Ivanhoe Mines Ltd. In 2003 Jinshan Gold Mines was acquired by China National Gold Corp. Jinshan was engaged in heap leach gold production and through extensive local partnerships and ventures explored for copper, gold and platinum group metals in China. As Co-Founder, President and CEO of MK Gold Company, he directed its initial public offering on the NASDAQ exchange in 1993. Mr. Kunz has been a member of the board of directors of Silver Bull Resources since 2011

Mr. Kunz held executive positions with NYSE listed Morrison Knudsen Corporation (including as Corporate Vice President and Controller) for 17 years. During his tenure at Morrison Knudsen Corporation, Mr. Kunz was involved in international and local mine operations, engineering and finance for numerous contract mining and owned and operated coal, gold, silver, limestone, aggregate, and copper mines. Mr. Kunz holds a Masters of Business Administration and a Bachelor of Science in Engineering.

Mr. Kunz was selected to serve on our board of directors based on his knowledge of and relationships in the mining business.

Ryan E. Hart – President and Director

Mr. Hart has served as our President and a member of our board of directors since September 2013 and our Chief Executive Officer from September 2013 until July 2015.

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After working several years at Credit Suisse and UBS in the fields of Equity Trading and Portfolio Management, Mr. Hart worked as an alternative investment advisor – with a strong focus on hedge funds and venture capital – to independent asset managers and high net worth individuals. Mr. Hart and his clients have been early investors in numerous public and private businesses, offering start-up and small companies the financial resources and network to execute their business plans and create sustainable shareholder value. Past and current portfolio holdings include investments in the information technology, oil and gas, precious metals mining and energy/resource recovery, tobacco as well as timber sectors. From November 2009 to December 2012, Mr. Hart first served as Chairman and later as Chief Executive Officer of another mining company, Turk Power Corporation. From December 2012 to September 2013, Mr. Hart served as Chief Executive Officer and director of Zinco de Brazil, a company primarily engaged in the mining business from January 1, 2013 to April 2014. Mr. Hart holds a Bachelor Degree in Business Administration and is fluent in German and English.

Mr. Hart was selected to serve on our board of directors because of his knowledge of the mining industry and his experience with financial markets.

Alexander Kunz – Chief Financial Officer and Director

Alexander Kunz has been our Chief Financial Officer and a member of our board of directors since October 14, 2013. Mr. Kunz is a licensed attorney with several years of experience in government regulation and regulatory law at Capital Law Group in Boise, Idaho. Prior to working with Daniel Kunz & Associates, Mr. Kunz served at the United States Treasury Alcohol and Tobacco Tax and Trade Bureau for one year during 2012 in Washington D.C. where he helped author several regulatory laws. He served as associate legal counsel to Kenai Resources Ltd, a gold exploration company with properties in Brazil, Oregon, Idaho and Venezuela where he worked with the Bureau of Land Management on land matters from 2004 to 2005. Mr. Kunz holds a BS in biology/chemistry and a Masters in Management Science as well as a Juris Doctorate from Creighton University.

Our board of directors believes that Mr. Kunz has the legal and technical skills and prior experience to assist us in due diligence and investigations for the sourcing and acquisition of mineral resource properties and opportunities. Our board of directors has determined that Mr. Kunz’s experience in law and the mining business makes him a valuable member of the Gold Torrent US’s board of directors.

Roy Eiguren – Director

Roy Eiguren has been a member of our board of directors since October 14, 2013. Mr. Eiguren is a partner in the lobbying and public policy consulting firm of Sullivan, Reberger and Eiguren and formerly was the President of Eiguren Public Policy LLC, a lobbying and public policy consulting firm which he founded in 2007. He is Of Counsel to the Capitol Law Group in Boise. In addition, Mr. Eiguren is President of Inland Public Properties Development Company of Idaho, which leases real estate facilities. Prior to April 2007, he was a senior partner in the Boise law firm of Givens Pursley LLP. Before entering private practice in 1984, Mr. Eiguren worked as a Special Assistant to the Administrator and CEO of the Bonneville Power Administration, U.S. Department of Energy, and prior to that, served as Chief of the Legislative and Administrative Affairs Division of the Idaho Attorney General’s office. He also served two years as Deputy Prosecuting Attorney for Ada County, Idaho. Mr. Eiguren is a member of the American and Federal Bar Association. He is a former Director of Avista Corporation, where he served on the Audit Committee and the Energy, Environmental, and Operations Committees of the Board. Mr. Eiguren is the Chairman of the Board of Advisors of Exergy Development Company. He is a past Chairman of the Boise Metro Chamber of Commerce, and the Chairman of the Idaho State Capitol Commission. Mr. Eiguren is a native of Idaho and graduated in 1974 from the University of Idaho with a Bachelor of Arts Degree in political science and a law degree in 1977. He is a graduate of the Executive Management Program of Dartmouth College’s School of Business Administration. Mr. Eiguren is also the President of the Cenarrusa Center for Basque Culture. Our board of directors believes that Mr. Eiguren’s experience as a public listed company director gives him the skills and experience required to provide independent direction and corporate governance oversight for Gold Torrent US.

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Our board of directors has further determined that Mr. Eiguren’s legal expertise and industry knowledge makes him a valuable member of the board of directors.

Steven McGrath – Director

Steven McGrath has been a member of our board of directors since October 14, 2013. Mr. McGrath is a senior metallurgist with over 30 years’ experience as a hydrometallurgist and chemist. From 1997 to 2005 he worked as the chief research Chemist and Mettallurgist for Montec Research, Inc. (Resodyn Corp.) and has served as principal Investigator on projects for the National Science Foundation, Department of Energy, Department of Defense, Environmental Protection Agency and the National Oceanic and Atmospheric administration. From 1996 to 1997 he was a geochemist for Montana Bureau of Mines and Geology, and from 1993 to 1995 he was Research Hydrometallurgist for Metanetix, Inc. From 1990 to 1993 and from 2005 to 2013 he was Chief Chemist to the Montana Bureau of mines and Geology. Mr. McGrath recently retired from the Montana Bureau of Mines and Geology where he was involved in mineral analytical work and metallurgical studies of a significant number of projects in North America. He is a graduate of the University of Montana (B.A., 1974) and the Montana College of Mineral Science and Technology (B.S., 1980; M.S., 1983; and M.S., 1992). Mr. McGrath was selected to serve on our board of directors based on his academic background and experience in the mining industry.

Our board of directors believes that Mr. McGrath has the metallurgical experience, skills and background to act as an independent director providing direction regarding the identification and selection of mineral resource projects for Gold Torrent US.

Pat Okita – Director

Pat Okita has been a member of our board of directors since February 9, 2017. Mr. Okita has served as the Principal and Economic Geologist of Upstream Resources, LLC since its founding in 2000 to the present. The firm provides commercial, technical, scientific, and educational services and products to support partners and clients involved in natural resource management, investment, development, and assessment. Mr. Okita earned a B.S. from the University of Rochester in 1980, a M.S. from Louisiana State University in 1984, and a PhD from the University of Cincinnati in 1987.

Our board of directors believes that Mr. Okita’s scientific background and experience in the natural resources industry will allow him to be a valuable member of the Gold Torrent US’s board of directors.

Family Relationships

There are no family relationships among our directors, executive officers or persons nominated or chosen by us to become directors or executive officers except that Alexander Kunz is the son of Daniel Kunz and Steven McGrath is an uncle to Daniel Kunz and great-uncle to Alexander Kunz.

Legal Proceedings

None of our directors, executive officers, promoters or control persons has been involved in any of the following events during the past 10 years:

●	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

●	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

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●	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated any federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

●	any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business activity;

●	and judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; or

●	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Section 16(a) Beneficial Ownership Compliance Reporting

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports regarding ownership of, and transactions in, our securities with the SEC and to provide us with copies of those filings. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons, we believe that during fiscal year ended March 31, 2017, our directors, executive officers and 10% stockholders complied with all applicable filing requirements.

Code of Ethics

We have not yet adopted a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions because we have not yet finalized the content of such a code.

Stockholder Communications with Board of Directors

Stockholders who wish to communicate with the board of directors should send written correspondence to the board of the directors in the care of the Secretary, Gold Torrent, Inc. 960 Broadway Avenue, Suite 530, Boise, Idaho 83706. The correspondence should indicate that the person sending the correspondence is a stockholder and set out the purpose of such communication. The secretary will: (i) forward the correspondence to the director to whom it is addressed or, in the case of correspondence addressed to the board of directors generally, to the Chairman of the board of directors; (ii) attempt to handle the inquiry directly where it is a request for information about Gold Torrent US; or (iii) not forward the correspondence if it is primarily commercial in nature or if it relates to an improper topic. All such correspondence will be summarized for the board of directors periodically, and each such correspondence will be made available to any director upon request.

Audit Committee

We do not have an audit committee. Our entire board of directors carries out the functions of the audit committee.

Our board of directors has determined that we do not have an audit committee financial expert on our board of directors carrying out the duties of the audit committee. Our board of directors has determined that the cost of hiring a financial expert to act as a director and to be a member of the audit committee or otherwise perform audit committee functions outweighs the benefits of having an audit committee financial expert on the board of directors.

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Nomination Procedures for Directors

We do not have a nominating committee. Our board of directors selects individuals to stand for election as members of the board of directors, and does not have a policy with regards to the consideration of any director candidates recommended by our security holders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when it considers a nominee for a position on our board of directors. If security holders wish to recommend candidates directly to our board of directors, they may do so by communicating directly with our President at the following address: 960 Broadway Avenue, Suite 530, Boise, Idaho 83706. There has not been any change to the procedures that our stockholders may recommend nominees to our board of directors.

Criteria for Directors

Our board of directors believes that certain criteria should be met by director nominees to ensure effective corporate governance, support the Gold Torrent US’s strategies and businesses, account for individual director attributes and the effect of the overall mix of those attributes on the board of director’s effectiveness, and support the successful recruitment of qualified candidates for the board of directors. Qualified candidates are those who, in the judgment of the board of directors, possess certain personal attributes and a sufficient mix of experience and related attributes to assure effective service on the board of directors. The personal attributes of director nominees that the board of directors considers include:

●	Experience. Each candidate should possess professional and personal experiences and expertise in mineral resources industry, with a particular emphasis on the exploration and development of mineral resources.

●	Best Interests of All stockholders. Each candidate must be prepared to represent the best interests of all stockholders and not just one particular constituency.

●	Active Participation. Each candidate must be prepared to participate fully in activities of our board of directors, including attendance at, and active participation in, meetings of the board of directors and the committee(s) of which he or she is a member, and not have other personal or professional commitments that would, in the board of director’s sole judgment, interfere with or limit his or her ability to do so.

●	Independence. No candidate, or family member or affiliate or associate (as defined in federal securities laws) of a candidate, shall have any material personal, financial or professional interest in any present or potential competitor of Gold Torrent US.

●	Diversity. Each candidate should contribute to the board of director’s overall diversity – diversity being broadly construed to mean a variety of viewpoints, perspectives, personal and professional experiences and backgrounds, such as nationality, gender and ethnicity differences.

Processes for Identifying Director Candidates

The board of directors has the following methods for identifying potential candidates for the board of directors. First, the board of directors solicits ideas for possible candidates from a number of sources, including other members of the board of directors, senior executives, individuals personally known to Board members and research.

As discussed above, the Board will also consider nominees recommended by the Gold Torrent US’s stockholders as candidates for membership on the board of directors. A stockholder wishing to nominate a candidate for Board membership should provide written notice to the board of directors at the following address: 960 Broadway Avenue, Suite 530, Boise, Idaho 83706. To nominate a candidate for election to the board of directors at an annual meeting, the notice must be received not less than 120 days before the first anniversary of the date of Gold Torrent US’s proxy statement released to stockholders in connection with the annual meeting held in the prior year. The notice should contain information about both the nominee and the stockholder making the nomination, including such information regarding each nominee required to be included in a proxy statement filed pursuant to SEC rules and regulations and such other information sufficient to allow the board to determine if the candidate meets the criteria for membership on the board of directors described above. The board of directors may require that the proposed nominee furnish additional information to determine that person’s eligibility to serve as a director. All recommendations will be brought to the attention of the board of directors.

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Evaluation of Director Candidates

The board of directors will consider and evaluate all candidates identified through the processes described above, including incumbents and candidates proposed by stockholders.

If, based upon board of director’s initial evaluation, the candidate continues to be of interest, members of the board of directors may interview the candidate and communicate their evaluation to the rest of the board. Additional meetings between the candidate and other members of the board of directors may also be arranged. Ultimately, background and reference checks may also be conducted by the board of directors.

Compensation Committee Functions

The board of directors believes that having a separate compensation committee or other committee performing the functions of a compensation committee is not necessary because of the limited number of executives and employees currently employed by Gold Torrent US. Since Gold Torrent US currently does not have a compensation committee or other committee of the board of directors performing similar functions, executive officer compensation is determined by the entire board of directors. The board of directors determines our compensation objectives, philosophy and forms of compensation and benefits for executive officers. Executive compensation decisions are generally made by the board of directors after our fiscal year end and when our financial statements for such year are finalized. The board of directors continually reviews and considers best practices in executive compensation, stockholder expectations, and the size and financial results of Gold Torrent US in making its decisions regarding appropriate compensation levels. Daniel Kunz, Chief Executive Officer, Alexander Kunz, our Chief Financial Officer and Ryan Hart, our President excuse themselves from the board of director’s discussions concerning the compensation of our executive officers.

Our board of directors currently does not delegate any of its authority to make compensation decisions to any other person and neither the board of directors nor Gold Torrent US management has ever used a compensation consultant to determine or recommend the amount or form of executive or director compensation.

Board of Directors Meetings and Attendance

The board of directors met once during fiscal year ended March 31, 2017. Each member of the board of directors attended at least 75% of all meetings of our board of directors in the fiscal year ended March 31, 2017. Although we do not have a formal policy with respect to attendance of directors at our annual meetings, all directors are encouraged and expected to attend such meetings if possible. We did hold an annual meeting in the fiscal year ended 2016.

Independence of Directors

Our shares of common stock are not listed on a national securities exchange or an inter-dealer quotation system that requires that a majority of our board of directors consist of independent directors. Under these circumstances, the rules of the SEC require that we identify which of our directors is independent using a definition for independence for directors of a national securities exchange or inter-dealer quotation system which has requirements that a majority of the board of directors be independent. Based upon information requested from and provided by each director concerning his background, employment and affiliations, including family relationships, with us, our senior management and our independent registered public accounting firm, our board of directors has determined that three of our current directors, Messrs. McGrath, Eiguren and Okita are independent directors under standards established by the NASDAQ Stock Market.

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Board Leadership Structure

Our board of directors has determined that having our Chief Executive Officer also serve as Chairman of the board of directors is in the best interests of our stockholders. Given our size and Daniel Kunz’s in-depth knowledge of the natural resources industry, his leadership in formulating and implementing strategic initiatives and the market environment, the board of directors believes that having one leader serving as both Chairman and Chief Executive Officer provides the most decisive and effective leadership for Gold Torrent US. Further, having a combined Chairman and Chief Executive Officer enables us to speak with a unified voice to our stockholders, employees, governmental and regulatory agencies and other stakeholders. The board of directors believes that this current leadership structure is optimal for Gold Torrent US because it provides us with strong, consistent leadership.

Risk Oversight

Gold Torrent US’s officers are responsible for assessing and managing our various exposures to risk on a day-to-day basis, including the creation and implementation of appropriate risk management policies and programs.

Our board of directors has overall responsibility for overseeing our officers in the execution of these responsibilities and for assessing our overall approach to risk management. The board of directors meets periodically with management to review our major financial risk exposures and the steps our management has taken to monitor and control such exposures. The board of director’s role in risk oversight has not had any effect on the board’s leadership structure.

Compensation Committee Interlocks and Insider Participation

Since we currently do not have a compensation committee or other committee of our board of directors performing similar functions, executive officer compensation is determined by our entire board. Although each of Daniel Kunz, Ryan Hart and Alexander Kunz are also executive officers of Gold Torrent US, none of these individuals participated in discussion of our board of directors concerning their individual compensation as executive officers. With the exception of these directors, no other member of our board of directors was, during the year ended March 31, 2017, an officer, former officer or employee of Gold Torrent US or any of its subsidiaries, or had any relationship requiring disclosure by Gold Torrent US under the SEC rules requiring disclosure of certain relationships and related party transactions. No executive officer of Gold Torrent US served as a member of (i) the compensation committee of another entity in which one of the executive officers of such entity served on our board of directors, (ii) the board of directors of another entity in which one of the executive officers of such entity served on our board of directors, or (iii) the compensation committee of another entity in which one of the executive officers of such entity served as a member of our board of directors, during the year ended March 31, 2017.

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CERTAIN RELATIONSHIPS AND TRANSACTIONS

Related Party Transactions

On January 1, 2015, Gold Torrent US entered into a General Services Agreement (the “Services Agreement”) with Daniel Kunz & Associates LLC (“Kunz LLC”), an entity controlled by Daniel Kunz, our current Chief Executive Officer and Director and Alexander Kunz, our current Chief Financial Officer and Director, whereby Gold Torrent US agreed to pay Kunz LLC a monthly fee of $9,529 in exchange for geological and engineering consulting services that included the development of a mine plan in connection with the Lucky Shot Project. The monthly amount owed to Kunz LLC under the Services Agreement increased to $13,529 in January 2016, but was reduced on July 1, 2016 to $12,000 and then further reduced to $8,000 commencing October 1, 2016. During the year ended March 31, 2017 a total of $124,589 was paid to Kunz LLC under the Services Agreement, compared to a total of $447,817 in the year ended March 31, 2016. All funds received by Kunz LLC from Gold Torrent US are distributed from Kunz LLC to the Kunz LLC personnel who worked on the Lucky Shot Project. All of the proceeds received by Kunz LLC in connection with the Services Agreement were distributed between three contractors who performed geologic, metallurgical and engineering services on the Lucky Shot Project. None of the fees received by Kunz LLC in connection with the Services Agreement were distributed to either Daniel Kunz or Alexander Kunz.

On February 1, 2017, Gold Torrent US entered into a license agreement (the “License Agreement”) with Kunz LLC pursuant to which Kunz LLC will license to Alaska Gold Torrent the design for the processing plant that is intend to process any gold extracted from the Lucky Shot Project mine. Kunz LLC is entitled to receive from Gold Torrent US a lump sum payment of $200,000 for each gold processing plant with a capacity of at least 400 tons of ore per day constructed by Alaska Gold Torrent using the design, engineering and knowhow provided by Kunz LLC. This lump sum payment is due to Kunz LLC within 30 days of the date that commercial production of gold at the Lucky Shot Project is achieved. As of the date of this Proxy Statement /Prospectus, no funds have been advanced to Kunz LLC under the terms of the License Agreement.

Other than as described above, Gold Torrent US did not engage in any transactions with related parties requiring disclosure under Item 404 of Regulation S-K under the Securities Act of 1933, as amended since April 1, 2015 and there are currently no such transactions proposed.

Review and Approval of Related Party Transactions

Our board of directors is responsible for reviewing and approving the terms and conditions of all proposed transactions between us, any of our officers, directors or stockholders who beneficially own more than 5% of our outstanding shares of common stock, or relatives or affiliates of any such officers, directors or stockholders, to ensure that such related party transactions are fair and are in our overall best interest and that of our stockholders. Although our board of directors understands that related party transactions can present a heightened risk of potential or actual conflicts of interest, our board of directors recognizes that especially given our size and stage of development, there are situations where related party transactions may be in the best interests of Gold Torrent US and its stockholders.

Our board of directors has not adopted any specific procedures for the conduct of reviews of potential related party transactions and considers each such transaction in light of the individual facts and circumstances. In the course of its review and approval of a transaction, our board of directors considers, among other factors it deems appropriate:

●	whether the transaction is fair and reasonable to us;

●	the business reasons for the transaction; and

●	whether the transaction is material, taking into account the significance of the transaction.

Although each of the Services Agreement and the License Agreement were approved by our entire board of directors, including Daniel Kunz and Alexander Kunz who were the interested parties, since the end of our most recent fiscal year, our board of directors has established an informal policy that any member of our board of directors who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction, provided, however, that such director may be counted in determining the presence of a quorum at a meeting of our board of directors that considers the transaction.

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EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our “named executive officers” (which includes our principle executive officer or “PEO” and our two highest compensated officers for the year ended March 31, 2017 outside of our PEO) for each of the last two fiscal years.

Summary Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
							Nonqualified
						Non-Equity	Deferred
Name and				Stock	Option	Incentive Plan	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Totals
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)

Daniel Kunz	2017	220,000	0	0	0	0	0	0	220,000
Chief Executive Officer	2016	220,000	0	0	0	0	0	0	220,000

Ryan Hart	2017	170,000	0	0	0	0	0	0	170,000
President	2016	170,000	0	0	0	0	0	0	170,000

Alexander Kunz	2017	95,000	0	0	0	0	0	0	95,000
Chief Financial Officer	2016	95,000	0	0	0	0	0	0	95,000

The above table does not include the following awards made in April 2017 under the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan i) 1,350,000 shares of restricted common stock that were awarded to Daniel Kunz, 700,000 shares of restricted common stock and 300,000 stock options that were awarded to Ryan Hart.

All salary amounts paid to Daniel Kunz are paid to Kunz LLC pursuant to a consulting agreement between Gold Torrent US and Kunz LLC (the “Danial Kunz Agreement”) dated July 23, 2015. Pursuant to the Daniel Kunz Agreement, Kunz LLC will receive annual consulting fees of $220,000 plus an annual bonus to be determined in the sole discretion of our board of directors in connection with the services performed by Daniel Kunz. Daniel Kunz through Kunz LLC is permitted to participate in the Gold Torrent US stock incentive plans and is entitled to the reimbursement of travel and business experiences. The Daniel Kunz Agreement has a two year term and is automatically renewed for additional one year periods unless terminated. The Daniel Kunz Agreement can be terminated by Kunz LLC upon three months written notice, upon a breach by Gold Torrent US of the material terms of the agreement (and such breach has not been cured within the time periods specified in the agreement) or with the consent of the Gold Torrent US board of directors, and by Gold Torrent US for cause, which includes amongst other things fraud, dishonesty, breach of fiduciary duty or gross incompetence by Daniel Kunz acting through Kunz LLC. If the Daniel Kunz Agreement is terminated by Gold Torrent US without cause, Kunz LLC is entitled to a lump sum payment of 1.5 times the annual consulting fee plus the payment of benefits for 18 months after the terminations date. In the event of a change of control in Gold Torrent US that has not been approved by our board of directors, Kunz LLC is entitled to a lump sum payment equal to 3.25 times the annual consulting fee plus the payment of customary benefits for a two year period, if Kunz LLC opts to receive such payment within six months of the change of control transaction.

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Gold Torrent US has entered into a consulting agreement with Ryan Hart dated July 23, 2015, which provides that Mr. Hart will receive annual consulting fees of $170,000 plus an annual bonus to be determined in the sole discretion of our board of directors. Mr. Hart is also able to participate in the Gold Torrent US stock incentive plans and is entitled to the reimbursement of travel and business experiences. This consulting agreement has a two year term and is automatically renewed for additional one year periods unless terminated. This consulting agreement can be terminated by Mr. Hart upon three months written notice, upon a breach by us of the material terms of the agreement (and such breach has not been cured within the time periods specified in the agreement) or with the consent of our board of directors, and by us for cause, which includes amongst other things fraud, dishonesty, breach of fiduciary duty or gross incompetence by Mr. Hart. If the agreement is terminated by us without cause, Mr. Hart is entitled to a lump sum payment of 1.5 times the annual consulting fee plus the payment of benefits for 18 months after the terminations date. In the event of a change of control in Gold Torrent US that has not been approved by our board of directors, Mr. Hart is entitled to a lump sum payment equal to 2.75 times the annual consulting fee plus the payment of customary benefits for a two year period, if Mr. Hart opts to receive such payment within six months of the change of control transaction.

All salary amounts paid to Alexander Kunz are paid to Kunz LLC pursuant to a consulting agreement dated July 23, 2015, between Gold Torrent US and Kunz LLC (the “Alex Kunz Agreement”). Pursuant to the Kunz Agreement, Kunz LLC will receive annual consulting fees of $95,000 plus an annual bonus to be determined in the sole discretion of our board of directors in connection with the services performed by Alexander Kunz. Alexander Kunz through Kunz LLC is permitted to participate in the Gold Torrent US stock incentive plans and is entitled to the reimbursement of travel and business experiences. The Alex Kunz Agreement has a two year term and is automatically renewed for additional one year periods unless terminated. The Alex Kunz Agreement can be terminated by Kunz LLC upon three months written notice, upon a breach by Gold Torrent US of the material terms of the agreement (and such breach has not been cured within the time periods specified in the agreement) or with the consent of the Gold Torrent US board of directors, and by Gold Torrent US for cause, which includes amongst other things fraud, dishonesty, breach of fiduciary duty or gross incompetence by Alexander Kunz acting through Kunz LLC. If the Alex Kunz Agreement is terminated by Gold Torrent US without cause, Kunz LLC is entitled to a lump sum payment of 1.5 times the annual consulting fee plus the payment of benefits for 18 months after the terminations date. In the event of a change of control in Gold Torrent US that has not been approved by our board of directors, Kunz LLC is entitled to a lump sum payment equal to 2.5 times the annual consulting fee plus the payment of customary benefits for a two year period, if Kunz LLC opts to receive such payment within six months of the change of control transaction.

Director Compensation

The following table sets forth information with respect to compensation paid by us to our non-employee directors (Roy Eiguren, Steven McGrath, and Pat Okita) during the last completed fiscal year ended March 31, 2017. The compensation received by our employee directors (Daniel Kunz, Ryan Hart and Alexander Kunz is detailed in the Summary Compensation Table above).

Director Compensation Table

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Roy Eiguren	0	0	0	0	0	0	0
Steven McGrath	0	0	0	0	0	0	0
Pat Okita	0	0	0	0	0	0	0

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Gold Torrent US does not pay any cash compensation to any of its non-employee directors for their service on the Gold Torrent US board of directors, but each such non-employee director is eligible to receive grants of options and other equity awards under our equity compensation plans described below. No options or other equity awards were granted to any of our non-employee directors during the fiscal year ended March 31, 2017.

Outstanding Equity Awards

The following table sets forth information with respect to outstanding equity awards held by our named executive officers at March 31, 2017.

Outstanding Equity Awards at March 31, 2017

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares Or Units of Stock that have not Vested (1)	Market value of shares or units of stock that have not vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units that have not vested	Equity Incentive plan awards; Market or payout value of unearned shares, units or other rights that have not vested

Daniel Kunz	25,000	0	0	$1.38	1/30/2024	15,000	$18,750	0	0

Ryan Hart	25,000	0	0	$1.25	7/30/2024	40,000	$50,000	0	0

Alexander Kunz	25,000	0	0	$1.25	7/30/2024	25,000	$31,250	0	0

(1)	Performance shares were issued to each of the named executive officers under the 2013 Plan (defined below) which vest in accordance with the following schedule: i) 1/3 upon the closing of corporate finance transactions that exceed $5 million in the aggregate, ii) 1/3 upon the commencement of construction of a mine at the Lucky Shot Project, iii) 1/3 upon the commencement of construction of a mill on the Lucky Shot Project.

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Equity Incentive Plans

All Gold Torrent US employees, directors and consultants, are eligible to receive grants of options and other stock awards under the 2013 Gold Torrent US Equity Incentive Plan (the “2013 Plan”) whereby 20,000,000 shares of Gold Torrent US common stock may be issued pursuant to awards granted under the 2013 Plan. The term of the options granted under the 2013 Plan is determined by the Gold Torrent US board of directors and cannot exceed 10 years. The exercise price of the stock options granted under the 2013 Plan is also determined by Gold Torrent US board of directors, but shall not be less than the fair market value of the common stock on the date of grant. Stock options granted under the 2013 Plan vest over varying periods at the discretion of the Gold Torrent US board of directors. During the fiscal years ended March 31, 2017 and 2016, the Company granted no awards under the 2013 Plan but granted a total of 175,000 stock options and 220,000 performance shares under the 2013 Plan during the fiscal year ended 2015.

In March 2017, the Gold Torrent US board of directors reapproved a new 2016 Stock Option and Stock Bonus Plan (the “2016 Plan”), which was previously approved in September of 2016 and which provides for the issuance of up to the greater of 20,000,000 shares of Gold Torrent US common stock, or 10% of the total shares of Gold Torrent US common stock outstanding in connection with the stock options and equity awards granted under the 2016 Plan. No awards had been granted under the 2016 Plan prior to the preapproval. In April 2017, we issued 1,050,000 stock options and 2,400,000 shares of restricted common stock to our directors and executive officers. The options granted each have an exercise price of $0.50 (or $0.55 in the case of options granted to Daniel Kunz) and vest incrementally with 1/3 vesting on the grant date, 1/3 vesting on April 7, 2018 and the remaining 1/3 vesting on April 7, 2019. With limited exceptions, the restricted shares issued to our directors and executive officers in April 2017 cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options and other awards that may be granted under either the 2013 Plan or the 2016 Plan at the discretion of the Gold Torrent US board of directors or a committee thereof.

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SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table presents information as of March 31, 2017 with respect to compensation plans under which shares may be issued.

Number of securities
	Number of securities to	Weighted-average	remaining available for
	be issued upon exercise	exercise price of	Future issuance under
	of outstanding options,	outstanding options,	equity compensation plans
	warrants and rights	warrants and rights	(excluding securities
Plan category	(a)	(b)	in column (a)) (c)

Equity compensation plans approved by security holders	175,000	$1.27	19,825,000

Equity compensation plans not approved by securities holders	None	None	None

Total	175,000	$1.27	19,825,000

The above table does not include 220,000 performance shares granted under the 2013 Plan during the fiscal year ended March 31, 2015, in which 1/3 vest upon the closing by Gold Torrent US of corporate financing transactions that exceed $5 million in the aggregate, 1/3 vest upon the commencement of construction of a mine at the Lucky Shot Project, and the remaining 1/3 vest upon the commencement of construction of a mill at the Lucky Shot Project. Gold Torrent US also issued 2,175,000 stock options and 3,450,000 restricted shares of common stock under the 2016 Plan in April 2017, which are also not included in the above table.

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INFORMATION ABOUT THE COMPANIES

Gold Torrent, Inc.

Gold Torrent, Inc.

960 Broadway Avenue

Suite 530

Boise, Idaho 83706

(208) 343-1413

Gold Torrent US is an Idaho-based Nevada corporation focused on acquiring ownership in late-stage exploration to development gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. Gold Torrent US particularly targets pre-production resource projects with low capital investment requirements that can be taken into production within 12-36 months of acquisition by Gold Torrent US.

On November 5, 2014, Gold Torrent US signed the Exploration and Option Agreement with Miranda concerning the exploration of patented and unpatented mining claims in the Willow Creek Mining District in the Matanuska-Susitna region of Alaska. The Exploration and Option Agreement provides Gold Torrent US with the right to earn up to 70% interest in a joint venture with Miranda by making the majority of expenditures towards the exploration and development of the mining claims in the Lucky Shot Project. Gold Torrent US formed Alaska Gold Torrent, LLC, a joint venture Nevada limited liability company that was 70% owned by Gold Torrent US and 30% owned by Miranda, and managed by Gold Torrent US, to develop the Lucky Shot Project.

Gold Torrent US’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413. Gold Torrent US’s website can be accessed at www.goldtorrentinc.com. Information contained in Gold Torrent US’s website does not constitute part of, and is not incorporated into, this proxy statement/prospectus.

GTOR US Merger Co.

GTOR US Merger Co.

960 Broadway Avenue

Suite 530

Boise, Idaho 83706

(208) 343-1413

US Merger Co is a corporation incorporated under the laws of the State of Nevada and is a wholly-owned subsidiary of Gold Torrent Canada. US Merger Co has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction.

US Merger Co’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413.

Gold Torrent (Canada) Inc.

Gold Torrent (Canada) Inc.

960 Broadway Avenue

Suite 530

Boise, Idaho 83706

(208) 343-1413

Gold Torrent Canada is a newly formed corporation under the laws of the Province of British Columbia, Canada, which is wholly owned by Gold Torrent US. Gold Torrent Canada wholly owns US Merger Co. Gold Torrent Canada has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and the Redomicile Transaction. As a result of the Redomicile Transaction, Gold Torrent Canada will become the parent company of Gold Torrent US.

Gold Torrent Canada’s principal executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706, and its telephone number is (208) 343-1413.

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BUSINESS OVERVIEW

Development of Business

Gold Torrent US was incorporated in Nevada as Celldonate Inc. on August 15, 2006. Historically Gold Torrent US was in the business of developing mobile monetization solutions and applications. On September 10, 2013, certain shareholders, including the Gold Torrent US’s current Chief Executive Officer and its President, acquired approximately 53% of Gold Torrent US’s issued and outstanding common stock resulting in a change of control. In connection with the transaction, Daniel Kunz was appointed Executive Chairman and Ryan Hart was appointed Chief Executive Officer and President. Thereafter Gold Torrent US began to focus on acquiring ownership in late-stage exploration to development stage gold mining projects and royalty or streaming interests in low capital intensity, late-stage mining projects in North America. On January 16, 2014, Gold Torrent US changed its name to “Gold Torrent, Inc.” in order to better reflect the direction and business of Gold Torrent US. On that date, Gold Torrent US also amended its Articles of Incorporation to (i) effectuate a reverse split of our common stock on a 1 for 5 basis; and (ii) increase the number of our authorized capital stock to 220,000,000 of which 200,000,000 were classified as common stock and 20,000,000 were classified as “blank check” preferred stock. On November 19, 2014, we entered into a Spin-off Agreement with a company controlled by a former shareholder to sell all intellectual property and assets associated with the previous business of Gold Torrent US, pursuant to which we were released from certain liabilities amounting to $420,653. Daniel Kunz was subsequently named Chief Executive Officer and Chairman and Mr. Hart was named President.

Gold Torrent US currently focuses on identifying late-stage exploration to development stage gold mining projects and then utilizing funding to bring such mining projects into production, while either securing equity ownership or rights of title in the form of royalties. We target pre-production resource projects that we believe are well understood and show strong financial projections and low capital intensity, where we can apply capital to take the projects into production within 12-36 months.

On November 5, 2014, Gold Torrent US signed the Exploration and Option Agreement with Miranda concerning the exploration of patented and unpatented mining claims in the Willow Creek Mining District in the Matanuska-Susitna region of Alaska. The Exploration and Option Agreement provided Gold Torrent US with the right to earn up to 70% interest in a joint venture with Miranda by making the majority of expenditures towards the exploration and development of the mining claims in the Lucky Shot Project. The principal terms of the Exploration and Option Agreement provided that Gold Torrent US was eligible to earn an initial 20% interest in the Lucky Shot Project by incurring an initial work commitment of $1,070,000 before May 5, 2016 in costs related to exploration and development of the project.

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On May 25, 2016, Gold Torrent US received formal notice from Miranda that the Company has acquired a permanent 20% interest in the Lucky Shot Project by virtue of meeting the initial earn-in required expenditures.

On July 8, 2016, Gold Torrent US purchased a 30-acre parcel of private, undeveloped land for $100,506 and on March 15, 2017, purchased two buildings for $304,900 in Willow Alaska near the Lucky Shot Project for the siting of a gold recovery plant.

Gold Torrent US acquired a permanent 70% interest in the Lucky Shot Project by virtue of meeting the earn-in required expenditures and in early 2017, Gold Torrent US formed Alaska Gold Torrent, LLC (“Alaska Gold Torrent”), a joint venture Nevada limited liability company that was 70% owned by Gold Torrent US and 30% owned by Miranda, and managed by Gold Torrent US, to develop the Lucky Shot Project. On February 10, 2017, Miranda contributed mineral property leases valued at $4,285,714 to the Lucky Shot Project by assigning to Alaska Gold Torrent the rights and obligations of its parent company, Miranda Gold Corp., under a lease agreement dated November 15, 2013 between Miranda Gold Corp. and Alaska Hardrock Inc. concerning patented mining claims and State of Alaska mining claims held by Alaska Hardrock Inc. and leased to Miranda. See Description of Property – Mineral Properties – Ownership and Mining Claims” below for more information. Consequently, Gold Torrent US now owns a 70% undivided interest in the Lucky Strike Project through Alaska Gold Torrent.

On November 8, 2017, Gold Torrent US executed a non-binding letter of intent with Miranda (the “Miranda LOI”), in which Gold Torrent US proposed to enter into a transaction whereby Gold Torrent US would purchase all of Miranda’s 30% equity interest in Alaska Gold Torrent. The Miranda LOI is subject to the parties entering a mutually agreeable definitive purchase and sale agreement, which is currently being negotiated between Gold Torrent US and Miranda.

Segment Information

Gold Torrent US operates in one business segment being the identification and development of mining projects. Substantially all of our assets and operations are located in the United States.

2017 Financing

Convertible Note Purchase and Investment Agreement

On February 13, 2017, Gold Torrent US entered into a convertible preferred note and investment agreement (the “Preferred Note Agreement”) with CRH Mezzanine Pte. Ltd., a Singapore private limited company (the “Preferred Note Investor”) and CRH Funding II Pte. Ltd., a Singapore private limited company (the “Stream Investor”) for a $2,000,000 convertible preferred note and an $11,250,000 gold and silver prepayment arrangement for the Lucky Shot Project. The convertible preferred note will convert into 15% of the shares of common stock of the Gold Torrent US on a post-money basis on the earlier of: (i) a Canadian going public transaction or (ii) funding of the Streaming Agreement (defined below) and following an equity raise by Gold Torrent US of $5,000,000 or more (of which $2,000,000 will be the conversion of the preferred notes). The obligations under the convertible preferred notes are secured by a first priority security interest in all of the assets of Gold Torrent US pursuant to the terms of a security and pledge agreement. On February 14, 2017, Gold Torrent US received $1,900,000 in proceeds from the convertible preferred note, net of legal expenses, which was used as part of Gold Torrent US’s initial investment in the Lucky Strike Project.

Streaming Agreement

On February 9, 2017, Alaska Gold Torrent and the Stream Investor entered into a Gold and Silver Prepayment Agreement (the “Streaming Agreement”), under which the Stream Investor will invest up to $11,250,000, which will be credited to Gold Torrent US’s investment in Alaska Gold Torrent, as follows:

(i)	$6,500,000 upon satisfaction of certain tranche 1 conditions; and,

(ii)	$4,750,000 upon satisfaction of certain tranche 2 conditions including receipt of all necessary permits.

The obligations of Alaska Gold Torrent under the Streaming Agreement are secured by a deed of trust and guaranteed by Alaska Gold Torrent. In consideration of the $11,250,000 investment by the Stream Investor, Alaska Gold Torrent will deliver to the Stream Investor: (i) 18% of the Lucky Shot Project’s annual production of refined gold and silver until the Stream Investor has received 23,000 ounces of gold and silver; (ii) 10% of the annual production of the Lucky Shot Project until an additional 5,000 ounces of gold and silver have been delivered to the Stream Investor for a cumulative total of 28,000 ounces of gold and silver; and (iii) 5% of the annual production of the Lucky Shot Project thereafter coming from the patented mining claims of Alaska Gold Torrent and 2.5% of the production coming from the unpatented mining claims. The delivery of ounces of gold and silver and the repayments under the Streaming Agreement shall be borne entirely from Gold Torrent US’s interest from its Alaska Gold Torrent allocations and cash distributions. Miranda shall be entitled to receive its allocations and the resulting cash distributions using calculations that determine the after-tax cash flow distributions that would have occurred on an “all equity” basis showing cash distributions and allocations assuming the financing had not occurred.

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Alaska Gold Torrent is subject to certain events of default under the Streaming Agreement including if, from the date of the Tranche 1 drawdown, Alaska Gold Torrent fails to produce at least 5,000 ounces of gold and silver and deliver to the Stream Investor at least 1,000 ounces of gold and silver by the 18th month following the earlier of the date the Lucky Shot Project has achieved commercial production or the 15th month following the closing of the 1st tranche (which took place on August 8, 2017) (the “First Delivery Date”); produce at least 10,000 ounces of gold and silver and deliver to the Stream Investor at least 2,000 ounces of gold and silver by the 24th month after the First Delivery Date; produce 20,000 ounces of gold and silver and deliver to the Stream Investor at least 4,000 ounces of gold and silver by the 36th month after the First Delivery Date; deliver to the Stream Investor at least 10,000 ounces of gold and silver by the 48th month following the First Delivery Date; deliver to the Stream Investor at least 19,400 ounces of gold and silver by the 60th month after the First Delivery Date; and deliver to the Stream Investor at least 23,900 ounces of gold and silver by the 72nd month after the First Delivery Date; and deliver to the Stream Investor at least 28,000 ounces of gold and silver by the 84th month following the First Delivery Date.

On June 27, 2017, Gold Torrent US and the Stream Investor agreed, after the satisfaction by Alaska Gold Torrent of a majority of the Tranche 1 closing conditions, to amend certain provisions of the Streaming Agreement and concurrently close on one-half of Tranche 1 in the amount of $3,250,000. The second half of the first tranche, also in the amount of $3,250,000, was consummated on August 8, 2017 upon satisfaction of the final closing conditions.

Warrants and Other Agreements

In consideration for the commitments under the Preferred Note Agreement, Gold Torrent US issued the Preferred Note Investor common stock purchase warrants to purchase 2 million shares of Gold Torrent US common stock at an exercise price of $0.50 per share for a period of three years from the date of issuance. In conjunction with the transaction, Gold Torrent US and the Preferred Note Investor also entered into an Investor Rights Agreement, and an Indemnity Agreement.

Additionally, part of the Preferred Note Agreement, the Preferred Note Investor nominated Mr. Pat Okita, PhD to join the Gold Torrent US board of directors and the board has unanimously approved his appointment. Mr Okita joined the board effective Feb 15, 2017

Mining Services Agreement

On August 28, 2017, Gold Torrent US and Alaska Gold Torrent entered into a Mining Services Agreement with Mining & Environmental Services, LLC for development of the Lucky Shot Project, and other related mining services, including the development of the land located around the mine. If fully completed, it is estimated Gold Torrent US will pay approximately $4,500,000 for such services.

The Lucky Shot Project

A Preliminary Feasibility Study for the Lucky Shot Project, dated June 30, 2016 (the “Preliminary Feasibility Study”), was prepared by Hard Rock Consulting, LLC for us in connection with the potential development of the Lucky Shot Project. The Preliminary Feasibility Study concluded that “The Project is projected to have robust economics at the base case gold and silver prices of $1,175/oz. and $15.00/oz. respectively”. Consequently, the Lucky Shot Project would be economically viable based on the parameters considered in the Preliminary Feasibility Study. The base case scenario provided for in the Preliminary Feasibility Study provided that the Lucky Shot Project would produce approximately 79,100 salable ounces of gold and 7,700 salable ounces of silver over a 4.5-year period. According to this study, the Lucky Shot Project is most sensitive to the gold price and to operating costs, but not as sensitive to capital costs. According to the Preliminary Feasibility Study, the base case economic analysis of the Lucky Shot Project showed an after-tax NPV-10 of $5.28 million using a 200-ton/day crushing/grinding/gravity separation plant. Further, the Preliminary Feasibility Study concluded that the total required initial capital costs and working capital costs of the Lucky Shot Project is $16.2 million (consisting of capital costs of $13.6 million and $2.6 million in additional working capital costs) and reaches pay-back in 1.9 years at an after tax IRR of 21.8%. See Property Description – Mineral Properties” for more information on the Preliminary Feasibility Study and the Lucky Shot Project. In accordance with Canadian securities law requirements, upon completion of the Redomicile Transaction, Gold Torrent Canada will be required to publicly file the Preliminary Feasibility Study with the Canadian securities regulators on the System for Electric Document Analysis and Retrieval (SEDAR) at www.sedar.com.

In November 2017, management of Gold Torrent US determined the estimated costs to reach commercial production of gold from the Lucky Shot Project would be $26.85 million, which represents an approximately $10.65 million increase in anticipated costs from the estimate used in the Preliminary Feasibility Study of $16.2 million in total costs. This increase in estimated costs was primarily the result of recent engineering completed for our planned gold recovery plant and the underground mine at the Lucky Shot Project site that provided more detail concerning the required construction and development of the Lucky Shot Project. These new engineering estimates identified areas where the Preliminary Feasibility Study under-estimated the actual costs, including costs related to plant engineering, equipment and mine labor. Since the Preliminary Feasibility Study noted that the projected financial returns of the Lucky Shot Project are most sensitive to the price of gold and to the operating costs of the mine, but not as sensitive to capital costs, our management believes that the increase in estimated capital costs will not materially alter the projected financial returns of the Lucky Shot Project included in the Preliminary Feasibility Study, including the after tax IRR of the Lucky Shot Project outlined above. Consequently, despite the $10.65 million in increased costs, management has not recalculated the NPV and after tax IRR calculations for the Lucky Shot Project that were included in the Preliminary Feasibility Study.

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Our plan is to initiate gold production at the Lucky Shot Project based on the Preliminary Feasibility Study and not based on a full feasibility study of the potential mineral reserves at the Lucky Shot Project and the economic and technical viability of such reserves. Readers are cautioned that there is increased uncertainty and a higher risk of economic and technical failure associated with such production decisions. Readers are also cautioned that the Preliminary Feasibility Study was prepared in accordance with National Instrument 43-101 – Technical Reports under Canadian securities laws, which has different standards than those found in the SEC’s Industry Guide 7, especially as applied to the classification of mineralization as a reserve. We do not claim that the Preliminary Feasibility Study is compliant with the SEC Industry Guide 7.

During August and September of 2017 a third party consulting and engineering firm completed geotechnical and environmental baseline assessment work on the gold plant mill site including:

●	drilled four water monitoring wells;

●	collected baseline water quality samples form the four wells;

●	conducted chemical analysis of the water samples collected;

●	excavated four pits to assess mill foundation load bearing strengths;

●	completed laboratory analysis of the ground materials; and

●	provided survey locations.

Detailed design and engineering work for the gold recovery plant is ongoing, while the logistical analysis has been completed for shipment of required plant equipment, materials and supplies from various vendors to the project site.

Employees

Gold Torrent US has no employees, but has six independent contractors, including our president, our chief executive officer and our chief financial officer. Our subsidiary, Alaska Gold Torrent currently has nine employees and two contractors performing administrative support services.

Competition

We compete with other exploration companies for the acquisition of a limited number of exploration rights, and many of the other exploration companies possess greater financial and technical resources than we do. The mineral exploration industry is highly fragmented, and we are a very small participant in this sector. Many of our competitors explore for a variety of minerals and control many different properties around the world. Many of them have been in business longer than we have and have established more strategic partnerships and relationships. We also compete with other exploration companies for the acquisition and retention of skilled technical personnel.

Our competitive position depends upon our ability to acquire and explore new and existing gold properties. However, there is significant competition for properties suitable for gold exploration. Failure to achieve and maintain a competitive position could adversely impact our ability to obtain the financing necessary for us to acquire gold properties. As a result, we may be unable to continue to acquire interests in attractive properties on terms that we consider acceptable. We will be subject to competition and unforeseen limited sources of supplies in the industry in the event spot shortages arise for supplies such as explosives, and certain equipment such as drill rigs, bulldozers and excavators that we will need to conduct exploration. If we are unsuccessful in securing the products, equipment and services we need we may have to suspend our exploration plans until we are able to secure them.

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Market for Gold

In the event that gold is produced from the Lucky Shot Project, we believe that wholesale purchasers for the gold would be readily available. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. Among the largest are Handy & Harman, Engelhard Industries and Asahi Refining. Historically, these markets are liquid and volatile. Wholesale purchase prices for precious metals can be affected by a number of factors, all of which are beyond our control, including but not limited to:

●	fluctuation in the supply of, demand and market price for gold;

●	mining activities of our competitors;

●	sale or purchase of gold by central banks and for investment purposes by individuals and financial institutions;

●	interest rates;

●	currency exchange rates;

●	inflation or deflation;

●	fluctuation in the value of the United States dollar and other currencies; and

●	political and economic conditions of major gold or other mineral-producing countries.

Gold has two main categories of use: fabrication and investment. Fabricated gold has a variety of end uses, including jewelry, electronics, dentistry, industrial and decorative uses, medals, medallions and official coins. Gold investors buy gold bullion, official coins and jewelry. The supply of gold consists of a combination of production from mining and the draw-down of existing stocks of gold held by governments, financial institutions, industrial organizations and private individuals.

The following table sets forth for the periods indicated on the London Fix PM high and low gold fixes in U.S. dollars per troy ounce. On December 1, 2017, the closing price of gold was $1,276 per troy ounce.

Year	High	Low
2010	$1,420	$1,058
2011	$1,895	$1,319
2012	$1,792	$1,540
2013	$1,694	$1,192
2014	$1,385	$1,142
2015	$1,296	$1,049
2016	$1,366	$1,077
2017*	$1,346	$1,151

*Though December 1, 2017.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

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Patents and Trademarks

Other than the patented mining claims associated with the Lucky Strike Project discussed below under “Description of Properties – Mineral Properties” We do not own any patents or trademarks.

Government Regulation

Mineral exploration activities are subject to various national, state, and local laws and regulations, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. Similarly, if any of our properties are developed and/or mined, those activities are also subject to significant governmental regulation and oversight. We plan to obtain the licenses, permits and other authorizations currently required to conduct our exploration program. We believe that we are in compliance in all material respects with applicable mining, health, safety and environmental statutes and the regulations applicable to the mineral interests we now hold in Alaska.

Environment Regulations

Our activities are subject to various national and local laws and regulations governing protection of the environment. These laws are continually changing and, in general, are becoming more restrictive. We intend to conduct business in a way that safeguards public health and the environment and in compliance with applicable laws and regulations.

Changes to current state or federal laws and regulations in Alaska could, in the future, require additional capital expenditures and increased operating and/or reclamation costs. Although we are unable to predict what additional legislation, if any, might be proposed or enacted, additional regulatory requirements could impact the economics of our projects.

We have had no material environmental incidents or non-compliance with any applicable environmental regulations.

Available Information

Gold Torrent US is subject to the informational requirements of the Exchange Act and in accordance therewith files annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, proxy statements on Schedule 14A and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Gold Torrent US’s SEC filings also are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

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DESCRIPTION OF PROPERTIES

Principal Office

Our executive office is located at 960 Broadway Avenue, Suite 530, Boise, Idaho 83706. This office is currently leased to us since July 1, 2017, and we recognize an expense of $3,030 rent per month for it.

Gold Torrent US also owns a 30-acre parcel of private, undeveloped land, which was purchased for $100,506 in 2016 and owns two buildings, which were purchased for $304,900 in Alaska near the Lucky Shot Project for the siting of a gold recovery plant. The legal description of the proposed plan site is Government Lot 5, Sec. 18, T.20, R.4 W.

Mineral Properties

Much of the information disclosed the following section is derived from the Preliminary Feasibility Study. The Preliminary Feasibility Study was prepared in accordance with National Instrument 43-101 – Technical Reports under Canadian securities laws, and we do not claim that the Preliminary Feasibility Study is compliant with the SEC Industry Guide 7.

Location

The Lucky Shot Project is located within the Willow Creek mining district of south central Alaska, roughly 40 km northeast of the town of Willow in the Matanuska-Susitna Borough, and about 80 km2 (50 miles) northeast of Anchorage, Alaska. The Willow Creek mining district covers an area of around 82 km2 along the southwestern edge of the Talkeetna Mountains, centered at about N61 degrees 46’30” latitude and W149 degrees 20’30” longitude. The Lucky Shot Project area is situated in the eastern portion of the Willow Creek Mining district, and includes the Lucky Shot, War Baby, Coleman and Murphy mines and prospects. The Lucky Shot Project includes both private and state lands.

The following maps show the location of the Lucky Shot Project:

350000
375000
400000
425000
6875000
6850000
6825000
6800000
6775000
N
Willow Creek Project
Willow
Wasilla
Palmer
Anchorage
1
3
Alaska
Anchorage
Esri, HERE, DeLorme, MapmyIndia, © OpenStreetMap contributors
Sources: Esri, HERE, DeLorme, TomTom, Intermap, increment P Corp., GEBCO, USGS, FAO, NPS, NRCAN, GeoBase, IGN, Kadaster NL, Ordnance Survey, Esri Japan, METI, Esri China (Hong Kong), swisstopo, MapmyIndia, © OpenStreetMap contributors, and the GIS User Community
0 10 20 Km
0 5 10 20 Mi
NAD 1983 UTM Zone 6N
Hard Rock Consulting, LLC
February 23, 2016

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The following map highlights the location of the mining claims associated with the Lucky Shot Project:

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Ownership and Mining Claims

The Lucky Shot Project consists of 43 patented federal mining claims in two areas owned by Alaska Hardrock Incorporated (“AHI”) and 62 contiguous 160-acre state mining claims also controlled by AHI. The claims cover approximately 4,299 hectares (10,623 acres) within 18 Sections of Townships 19 and 20 North, Ranges 1 East and 1 West in the above map. The following is a complete list of the claims:

Patented Claims

	Name	Survey	Patent

1	Gold Dust No. 2	960A	478360
2	Golden Wonder	960A	478360
3	Golden Wonder No. 1	960A	478360
4	Gold Dust	960A	478360
5	Gold Dust No. 1	960A	478360
6	Gold Dust Fraction	960A	478360
7	Golden Eagle	1018	728475
8	Golden Eagle No. 1	1018	728475
9	Summit	1018	728475
10	Gold Nugget	1018	728475
11	Bird	1018	728475
12	Brassel Fraction Lode Claim	1487	1159173
13	War Baby No. One Claim	1487	1159173
14	War Baby No. Two (2) Lode Claim	1487	1159173
15	War Baby No. 3 Lode Claim	1487	1159173
16	War Baby No. 4 Lode Claim	1487	1159173
17	Lucky Shot Lode Claim No. 1	1487	1159173
18	Lucky Shot Lode Claim No. 2	1487	1159173
19	Lucky Shot Lode Claim No. 3	1487	1159173
20	Lucky Shot No. 5 Lode Claim	1487	1159173
21	War Eagle Fraction Claim	1487	1159173
22	War Eagle No. 1	1487	1159173
23	War Eagle No. 2	1487	1159173
24	War Eagle No. 3	1487	1159173
25	Lucky Shot Lode Claim	1487	1159173
26	Mary	2047	1127290
27	Black King No. 2	2094	1128877
28	Black King No. 3	2094	1128877
29	Black King No. 4	2094	1128877
30	Ready Bullion	2094	1128877
31	Ready Bullion No. 1	2094	1128877
32	Ready Bullion No. 2	2094	1128877
33	Ready Bullion Fraction	2094	1128877
34	Early Cash	2094	1128877
35	Early Cash No. 1	2094	1128877
36	Lucky Gold Fraction	2094	1128877
37	Taylor Claim	2186A	1159173
38	Wilson Lode Claim	2186A	1159173
39	Madison Claim	2186A	1159173
40	Coolidge Lode Claim	2186A	1159173
41	War Eagle No. 4 Claim	2186A	1159173
42	War Eagle No. 5 Claim	2186A	1159173
43	War Eagle No. 6 Claim	2187A	1159173

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State Claims

	Name	ADL#	Meridian, Township, Range, Section, Section/4
1	LS 1	645931	S 20N 01W	34	SE
2	LS 2	645932	S 20N 01W	35	SW
3	LS 3	645933	S 20N 01W	35	SE
4	LS 4	645934	S 20N 01W	36	SW
5	LS 5	645935	S 20N 01W	36	SE
6	LS 6	645936	S 20N 01E	31	SW
7	LS 7	645937	S 20N 01E	31	SE
8	LS 9	645939	S 20N 01E	32	NW
9	LS 10	645940	S 20N 01E	31	NE
10	LS 11	645941	S 20N 01E	31	NW
11	LS 12	645942	S 20N 01W	36	NE
12	LS 13	645943	S 20N 01W	36	NW
13	LS 14	645944	S 20N 01W	35	NE
14	LS 15	645945	S 20N 01W	35	NW
15	LS 16	645946	S 20N 01W	34	NE
16	LS 17	645947	S 20N 01W	25	SE
17	LS 18	645948	S 20N 01E	30	SW
18	LS 19	645949	S 20N 01E	30	SE
19	LS 23	645953	S 20N 01E	29	NW
20	LS 24	645954	S 20N 01E	30	NE
21	LS 25	645955	S 20N 01E	19	SE
22	LS 26	645956	S 20N 01E	20	SW

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23	LS 27	645957	S 20N 01E	20	SE
24	LS 28	650112	S 20N 01W	33	SE
25	LS 29	650113	S 20N 01W	34	SW
26	LS 30	650114	S 20N 01W	34	NW
27	LS 31	650833	S 19N 01W	5	NE
28	LS 32	650834	S 19N 01W	4	NW
29	LS 33	650835	S 19N 01W	4	NE
30	LS 34	650836	S 19N 01W	3	NW
31	LS 35	650837	S 20N 01W	33	SW
32	LS 36	650838	S 20N 01W	32	SE
33	LS 37	650839	S 20N 01W	33	NE
34	LS 38	650840	S 20N 01W	33	NW
35	LS 39	650841	S 20N 01W	33	NE
36	LS 40	650842	S 20N 01W	27	SE
37	LS 41	650843	S 20N 01W	27	SW
38	LS 42	650844	S 20N 01W	28	SE
39	LS 43	650845	S 20N 01W	28	SW
40	LS 44	650846	S 20N 01W	29	SE
41	LS 45	650847	S 20N 01W	28	NW
42	LS 46	650848	S 20N 01W	28	NE
43	LS 47	650849	S 20N 01W	27	NW
44	LS 48	650850	S 20N 01W	27	NE
45	LS 49	650851	S 20N 01W	26	NW
46	LS 50	650852	S 20N 01W	26	NE
47	LS 51	650853	S 20N 01W	25	NW
48	LS 53	650855	S 20N 01E	30	NW
49	LS 54	651699	S 19N 01W	3	NE
50	LS 55	651700	S 19N 01W	2	NW
51	LS 56	651701	S 19N 01W	2	NE
52	LS 57	656100	S 19N 01W	1	NW
53	LS 58	656101	S 19N 01W	1	NE
54	LS 59	656102	S 19N 01E	6	NW
55	LS 60	656103	S 19N 01E	6	NE
56	LS 61	656104	S 19N 01W	3	SE
57	LS 62	656105	S 19N 01W	2	SW
58	LS 63	656106	S 19N 01W	2	SW

Ownership Interests

AHI and Miranda Gold Corp. (the parent company of Miranda), entered into a mineral lease agreement dated November 15, 2013 (the “Mining Lease Agreement”) for the all of the patented and unpatented mining claims and rights listed above. The term of the lease is eighty years and the lease is subject to annual payments of $150,000 to AHI and if production is achieved, a two (2) percent net smelter return royalty from production derived from patented lands and a four (4) percent royalty from state claims. The terms of the Mining Lease Agreement require that the annual lease payment be made until such time as a combination of lease payments and royalties exceeds $2.7 million, after which only royalty payments are required. We are not aware of any liens or other encumbrances on any of the mining claims associated with the Lucky Shot Project.

Miranda Gold Corp.’s interests in the mineral claims subject to the Mining Lease Agreement, which were valued at $4,285,714, were assigned by Miranda to Alaska Gold Torrent on February 10, 2017. Alaska Gold Torrent is a joint venture between Gold Torrent US and Miranda is 70% owned by Gold Torrent US and 30% owned by Miranda, and managed by Gold Torrent US. Consequently, Gold Torrent US now owns a 70% undivided interest in the Lucky Strike Project through Gold Torrent Alaska.

Pursuant to the terms of the operating agreement governing Alaska Gold Torrent, Gold Torrent US is entitled to: i) 90% of all the allocations to members of Alaska Gold Torrent (which will be income from the Lucky Shot Project) until all of Gold Torrent US’s initial capital contribution of $10,000,000 to the Lucky Shot Project is fully repaid, ii) 80% of all allocations to members of Alaska Gold Torrent until any additional capital contribution made by Gold Torrent US to the Lucky Shot Project is fully repaid, and iii) 70% of all allocations to members of Alaska Gold Torrent thereafter.

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As outlined above in “Business Overview – 2017 Financing – Streaming Agreement” the Stream Investor is entitled to a certain portion of Gold Torrent US’s allocations and cash distributions from Alaska Gold Torrent. The delivery of ounces of gold and silver and the repayments under the Streaming Agreement shall be borne entirely from Gold Torrent US’s interest in the allocations and cash distributions of Alaska Gold Torrent, and Miranda shall be entitled to receive its allocations and the resulting cash distributions using calculations that determine the after-tax cash flow distributions that would have occurred on an “all equity” basis showing cash distributions and allocations without factoring in the rights of the Stream Investor.

On November 8, 2017, Gold Torrent US executed the non-binding Miranda LOI in which Gold Torrent US proposed to enter into a transaction whereby Gold Torrent US would purchase all of Miranda’s 30% equity interest in Alaska Gold Torrent. The Miranda LOI is subject to the parties entering a mutually agreeable definitive purchase and sale agreement, which is currently being negotiated between Gold Torrent US and Miranda.

Rock Formations and Mineralization

Rock Formations

Oceanic plate subduction under continental margin has dominated the Alaska geologic landscape for the last 150 million years, creating various metamorphic terranes. Many of the Middle Cretaceous and younger mineralized systems in southern Alaska are related to volcanic accretion and hydrothermal activity. This includes the mesothermal veins in the Willow Creek mining district. Based on historical literature, rock types in the Willow Creek mining district are comprised of faulted Upper Cretaceous granite and the Willow Creek quartz diorite-tonalite (a phase of Talkeetna Batholith), bordered to the south by Jurassic Hatcher Pass Schist of the Peninsular terrane, which consist of a well-stratified sequence of variably metamorphosed Paleozoic and Mesozoic volcanic and sedimentary rocks and a Jurassic granite batholith. The Willow Creek quartz diorite-tonalite is intruded by a variety of dikes with chilled margins ranging in composition from aplite to lamprophyre.

The Willow Creek Mining district’s only known economic mineral is gold contained in mesothermal veins within low angle shears in the Willow Creek Quartz diorite-tonalite intrusive. The important lode gold-bearing shears strike 60-80 degrees and dip 30-60 degrees northerly.

Mineralization

The Lucky Shot Project is defined by veins within the Coleman, Lucky Shot, War Baby, and Murphy fault blocks. The mineral resource estimate in the Preliminary Feasibility Study is comprised of 10 veins. Eight veins from the Coleman area and 2 veins from the Lucky Shot area. The Murphy and War Baby areas were excluded from the mineral resource estimate due to insufficient data. According to the Preliminary Feasibility Study, the mineral resources for the Lucky Shot Project as of February 1, 2016, were as follows:

Classification	Tonnes (x1000)	Gold		Silver
		g/t	oz	g/t	oz
Measured	57.9	26.8	49,900	2.5	4,700
Indicated	148.6	15.0	71,600	1.6	7,400
Measured + Indicated	206.6	18.3	121,500	1.8	12,100
Inferred	59.0	18.5	35,100	1.5	2,900

Please note that “Measured”, “Indicated” and “Inferred” mineral classifications in the above table are assigned according to Canadian Institute of Mining, Metallurgy and Petroleum (“CIM”) Definition Standards - For Mineral Resources and Mineral Reserves, prepared by the CIM Standing Committee on Reserve Definitions and adopted by CIM Council on May 10, 2014. Mineral resources, which are not mineral reserves, do not have demonstrated economic viability and there is no guarantee that mineral resources will be converted to mineral reserves. (1) The mineral resource estimate was prepared by Hard Rock Consulting, LLC based on data and information available as of February 1, 2016. The “Measured”, “Indicated” and “Inferred” mineral resources in the above table are reported considering a base case estimate that applies a cutoff grade of 5 g/t Au based on the estimated operating costs, 80% gold and silver recoveries, and a $1,265/oz gold price.

Further, the Preliminary Feasibility Study contained the following summary of the “Proven” and “Probable” mineral reserves for the Lucky Shot Project, which are exclusive of the mineral reserves as of February 1, 2016, reported in the table above:

Classification	Area	Tonnes (x1000)	Gold		Silver		Dilution
			g/t	oz	g/t	oz
Proven	Coleman	68.7	18.9	41,672	2.02	4,465	37%
	Lucky shot	0	0	0	0	0	0%
Total Proven		68.7	18.9	41,672	2.02	4,465	37%
Probable	Coleman	87.9	13.4	37,936	1.67	4,728	26%
	Lucky shot	17.8	13.8	7,897	0.09	51	56%
Total Probable		105.7	13.5	45,833	1.41	4,779	31%
Total Proven + Probable		174.4	15.60	87,504	1.65	9,244	34%

Please note the following regarding the above table:

●	Reserve cut-off grades are based on a 7.0 g/t gold equivalent with 78.3:1 silver to gold ratio.
●	Metallurgical recoveries were estimated at 90.0% silver and 91.8% for gold.
●	Mining recoveries of 90% were applied.
●	Minimum mining widths were 0.8 meters.
●	Dilution factors averaged 34%. Dilution factors are calculated based on internal stope dilution calculations and external dilution factors of 20%.
●	Price assumptions are $15 per ounce for silver and $1,175 per ounce for gold.
●	Figures in table are rounded to reflect estimate precision; small differences generated by rounding are not material to estimates.

For the purposes of the above table “proven” mineral reserves are the economically mineable part of the measured mineral resource for which mining and processing/metallurgy information and other relevant factors demonstrate that economic extraction is feasible and have mine plan in place, while “probable” mineral reserves are the economically mineable part of the Indicated mineral resource for which mining and processing / metallurgy information and other relevant factors demonstrate that economic extraction is feasible and have mine plan in place.

Additionally, during August 2017, we conducted assessment work on the Lucky Shot Project’s State of Alaska claim blocks. One 640-foot surface core drill hole was completed in an area overlying the eastern extension of the Murphy Vein block. The success of the drill hole provides a much larger resource target area for future exploration drilling. Following are interval assays:

				Gold Grade
From	To	Feet	Meters	(opt)	(g/t)
124	125	1	0.3	0.017	0.53
339	347	8	2.6	0.019	0.58
352	359	7	2.3	0.008	0.24

Investors are cautioned not to assume that any part or all of the mineral deposits described above will ever be economically or legally mineable and thus converted to reserves for the purpose of the SEC’s Industry Guide 7. As used in this Proxy Statement/Prospectus, the terms “mineral reserve”, “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with Canadian National Instrument 43-101—Standards of Disclosure for Mineral Projects (“NI 43-101”) and the CIM Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended (“CIM Definition Standards”). These definitions differ from the definitions in SEC Industry Guide 7. Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves, and the primary environmental analysis or report must be filed with the appropriate governmental authority. The terms “mineral resource”, “measured mineral resource”, “indicated mineral resource” and “inferred mineral resource” are defined in, and required to be disclosed by, NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC.

Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. Under Industry Guide 7, mineralization may not be classified as a “reserve” unless a determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Although the results of the Preliminary Feasibility Study concerning the mineral resource estimates for the Lucky Shot Project as well as the above mentioned assay results indicate that the potential for the discovery of mineral resources is high, the Lucky Shot Project is currently without known mineral reserves as defined in the SEC’s Industry Guide 7, and as a result our plan for further developing the Lucky Shot Project for the extraction of gold is exploratory in nature.

Access, Local Resources and Infrastructure

The nearest community to the Lucky Shot Project is the town of Willow, Alaska, which is 25 miles west of the project site. The town of Willow offers few amenities, but supply centers are available in Wasilla, Alaska, roughly 25 miles southwest of the Lucky Shot Project site, and Palmer, Alaska, about 20 miles to the south of the project site. Access to the Alaska Railroad system is available in Wasilla, and the ports of Anchorage, Seward and Whitter are accessible via road and railroad from Wasilla and Palmer.

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The existing Lucky Shot Project infrastructure also includes approximately 500 meters of underground access via the Enserch Adit and a lessor-owned man-camp, facilities and used equipment to support mining, and road access. General access to the Lucky Shot Project is provided by State Highway 1 out of Anchorage, Alaska, and the Parks Highway via Wasilla. Access via Palmer is available only seasonally and requires navigating the steep switchback Hatcher Pass, which is unsuitable for larger vehicles. Direct access to the Lucky Shot Project is provided by the Willow-Creek-Hatcher Pass Road out of the town of Willow. Helicopter access is available for each of the local communities, but may be hampered by weather conditions. Heavy snowfalls are known to occur at the Hatcher Pass and can approach 20 ft. in depth while winds can approach 87 knots and average 3.8 knots. Historic mining operations at the Lucky Shot mine were conducted in all weather conditions, but exploration activities are generally carried out during the summer months when the ground is free of snow.

The Lucky Shot Project also is developing a 30-acre mill site on private land adjacent to an electrical power line operated by the Matanuska Electric Association Inc. This mill site is located on the Parks highway about six miles from Willow and 30 miles from the Lucky Shot Project Mine site. We plan to transport the high-grade ore from the Lucky Shot Project mine to the mill site via state roads using 20-ton highway haul trucks. We are currently constructing a gold development plant on the mill site, which will rely on electrical power from the adjacent transmission lines.

The Lucky Shot Project mine site currently includes a large shop building, camp quarters, and mill structure, which had been established by previous owners/operators of the mine. The mill building, which was built in 1981, no longer contains any milling equipment and after being refurbished is expected to be used for large equipment repair, while shop building and the camp quarters are currently in use. A historic tailings pond is located on the land owned by the state of Alaska just north of the shop building and mill structure. Although electrical power extends up the Willow Creek valley to within 10 miles of the site of the Lucky Shot Project, the existing facilities located at the Lucky Shot Project mine site rely on generated power. Satellite TV, internet, and cell phone service are also available. Water for underground mining operations at the Lucky Shot Project mine site is obtained from mine water discharge from a production well at the nearby Enserch portal.

Historical Exploration Activities

Gold was first discovered at Willow Creek in 1897. The first lode-gold quartz vein was discovered in 1906 by Bob Hatcher and named the Skyscraper vein and later became part of the Independence mine. This discovery formed the nucleus of the Alaska Free Gold Mining Company which began to develop the area that later became known as the Independence mine. By 1909, four companies were actively developing the district (primarily at the Independence and Gold Bullion veins) and had installed several stamp mills. By 1912, three gold mines were in operation; the Gold Bullion, Alaska Free Gold and Gold Quartz. The Lucky Shot vein system on the western side of the Willow Creek mining district was not discovered until 1918. Production first began in 1919 at the War Baby mine and continued under various operators until 1936. At that time the War Baby and Lucky Shot mines were consolidated and operated by Willow Creek Mines, Inc., which discovered the faulted-off western segment of the Lucky Shot vein in 1939, known as the Coleman area. Mining of the Coleman area was continued until 1942 with limited development work due to labor shortages.

In the 1980’s Enserch Exploration conducted an extensive exploration program which included soil sampling, drilling and underground exploration. AHI purchased the property containing the Lucky Shot Project in the early 1990’s and leased such property to Full Metal Minerals (“FMM”) in 2004. FMM subsequently moved forward with helicopter supported drilling exploration from 2005 to 2010. FMM completed seven NQ2 size core drill holes in 2005 in which they reportedly discovered significant gold mineralization. The drilling tested and confirmed earlier Enserch drill intercepts in the Coleman area. The majority of 73 core drill holes drilled in 2006 tested the central Coleman area with step-out fan drilling. Also, the Murphy area and the Nippon mine were drill tested in 2006. Encouraging results from drilling in the Coleman and Murphy areas prompted additional drilling in 2007 in these areas. In 2008 ten core drill holes were completed in the War Baby mine area. Two of ten drill holes intersected gold mineralization with the best intercept of 0.4 m at 33.75 g/t gold.

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In 2008, work focused on rehabilitation of the Coleman portal and underground access to mine a bulk sample from the Coleman area. A total of 140 ft. of a planned 470 ft. bulk sample access was completed.

In 2009, an additional 29 core drill holes were designed to precede possible commercial development of the property by FMM.

By the end of 2009, FMM was in financial distress and announced an option agreement with Harmony Gold. As part of the agreement Harmony Gold could earn a 60% interest in the Lucky Shot Project property. Through 2010, Harmony continued permitting, geological studies, mine planning metallurgical work, and mill and tailings design. On November 18, 2010, Harmony Gold and FMM terminated their agreement concerning the Lucky Shot Project property. In 2013 as disclosed above, AHI leased to Miranda Gold Development Corp. pursuant to the terms of the Mining Lease Agreement.

Planned Development

The mine plan for the Lucky Shot Project current includes approximately 174,400 tons of ore grade material expected to be extracted by selective small scale underground mining for an anticipated period of four years beginning in the first quarter of 2018. We are currently spending the first year of this plan performing renovating and upgrading the infrastructure at the Lucky Shot Project site and to establish a secondary escape and ventilation system in the mine. The mine production schedule currently calls for the production of 200 tons per day of ore to be extracted from the mine, transported to our processing plant via state roads using 20-ton highway haul trucks. The initial ore mining is expected to come from the developed area of the Lucky Shot vein system. The overall mining dilution is currently expected to be approximately 34% from the underground mine using open stull stope mining.

The mineralized resource material is expected be placed on a stockpile at the mill. We plan on employing the use of a loader to feed the mill and gold recovery plant at two twelve-hour shifts, five days per week.

The Preliminary Feasibility Study estimated the total costs to reach commercial production of gold at the Lucky Shot Project was $16.2 million, which consisted of $13.6 million in capital costs and additional working capital costs of $2.6 million. In November 2017, management of Gold Torrent US determined the estimated costs to reach commercial production of gold from the Lucky Shot Project would be $26.85 million, which represents an approximately $10.65 million increase in anticipated costs from the estimate used in the Preliminary Feasibility Study. This increase in estimated costs was primarily the result of recent engineering completed for our planned gold recovery plant and the underground mine at the Lucky Shot Project site that provided more detail concerning the required construction and development of the Lucky Shot Project. These new engineering estimates identified areas where the Preliminary Feasibility Study under-estimated the actual costs, including costs related to plant engineering, equipment and mine labor.

As of November 30, 2017, the total costs incurred by Gold Torrent US in connection with the Lucky Shot Project are approximately $7.6 million. In order to meet our goal of establishing commercial production of gold at the Lucky Shot Project, our aggregate remaining expenditures, including, but not limited to working capital, contingencies, exploration drilling, development of mining infrastructure and general administrative costs associated with the Lucky Shot Project are expected to total approximately $19.26 million. Since as of September 30, 2017, Gold Torrent US had aggregate working capital of $3,684,152, we require additional funding in order to meet these development cost requirements. As of the date of this Proxy Statement /Prospectus, management has not identified the sources of funding required to bring the Lucky Shot Project into commercial production of gold and we can make no assurances that we will be successful in securing the required funds to develop the Lucky Shot Project. Please see the discussion under “Risk Factors” beginning on page 22.

Work Completed on the Property

Our work at the Lucky Shot Project mine site so far has included:

●	The underground rehabilitation of 800 ft. of the Enserch Adit, while increasing the opening of the adit from 9 x 9 ft. to 12 x 12 ft.;

●	Enlarging the portal area with fill material, erecting a guard shack at the entrance to the portal area to control access, installing several portable connex containers at the portal, and improving approximately 1000 feet of road access to the portal through the construction of berms and the widening of the running surface to accommodate large equipment;

●	Leasing the man-camp from the owner and a installing a new diesel fired generator to provide power;

●	Refurbishing a heavy equipment repair area in the mill building at the mine to be used to repair large equipment (we do not intend to use this building for milling); and

●	Installing a 400 kilowatt generator at the portal for electrical power.

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We have also completed the detailed engineering, design and construction plans for the gold recovery plant, completed the enclosure of the mill building and have built a septic system and established a source of water for the mill by establishing access to a nearby well. We have also secured access to the power lines near the entrance to the mill.

Permits and Environmental Liabilities.

Mining Facility

In connection with the potential mining operations at the Lucky Shot Project, we have acquired the following permits and/or regulatory approvals from the Alaska Department of Natural Resources: 1) Reclamation Plan Approval, 2) Reclamation Bond, 3) Plan of Operation Approval, and 4) Temporary Water Use. The Alaska Department of Environmental Conservation has also approved our construction-related Storm Water Pollution Prevention Plan.

The permits granted associated with our planned mining operations at the Lucky Shot Project allow exploration and development work on the Lucky Shot Project property prior to production. After production is achieved, new permits for waste management and water management from the Alaska Department of Natural Resources and the Alaska Department of Environmental Conservation are required. The Lucky Shot Project mine site has been evaluated by the applicable regulatory agencies and it has been determined that based on the estimated emissions from the mine the operation of the Lucky Shot Project mine will not require a minor air permit to run the generators and diesel equipment.

Although the Alaska Department of Natural Resources has granted us permits for building a switch-back and re-sloping the mine haul road, the mine still requires a minor driveway permit that is being handled under a current agreement between us and the Alaska Department of Transportation. We expect to have such a permit in place prior to any production activities at the mine.

Mill Processing Facility

In connection with the development of the mill site, we have acquired the following permits and/or regulatory approvals from the Alaska Department of Natural Resources: 1) Reclamation Plan Approval, 2) Reclamation Bond, 3) Temporary Water Use and 4) Burn Permit. We have also acquired the following permits/approvals from the Alaska Department of Environmental Conservation: 1) Minor Air Permit, 2) Solid Waste Permit, and 3) a construction related Storm Water Pollution Prevention Plan. We have also received a driveway permit from the Alaska Department of Transportation.

The permitting process from the regional fire marshal’s office is ongoing. There are three stages of construction that undergo a fire marshal review to ensure that the various code matters are addressed. The construction schedule for our mill processing facility allows for fire marshal reviews to take place, and we do not anticipate any permitting issues concerning the planned mill processing facility from the fire marshal’s office.

Our management believes we have all the required permits needed to proceed with the current level of construction and the eventual operating of the mill processing facility.

Environmental Liabilities

Gold Torrent US is not aware of any current or potential future significant factors or risks that might affect access, title or the right or ability of Alaska Gold Torrent to perform work on the Lucky Shot Project.

LEGAL PROCEEDINGS

We are not aware of any legal proceedings to which we are a party or of which our property is the subject. We are also not aware of any legal proceedings that have been threatened against us.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and Analysis contains “forward-looking statements” that are based on management’s current expectations, estimates and projections about our business operations. Please read “Cautionary Information Regarding Forward-Looking Statements.” Our actual results may differ materially from those currently anticipated and expressed in such forward-looking statements as a result of numerous factors, including the known material factors set forth in “Risk Factors.” You should read the following discussion and analysis together with our consolidated financial statements and the notes to those statements included elsewhere in this proxy statement/prospectus.

Unless otherwise stated or the context otherwise indicates, all references to “Gold Torrent”, “the Company,” “us,” “our” or “we” refer to Gold Torrent US.

Background

Gold Torrent US was incorporated in Nevada as Celldonate Inc. on August 15, 2006. Historically Gold Torrent US was in the business of developing mobile monetization solutions and applications. On September 10, 2013, certain shareholders, including Gold Torrent US’s current Chief Executive Officer and its President, acquired approximately 53% of Gold Torrent US’s issued and outstanding common stock resulting in a change of control. In connection with the transaction, Daniel Kunz was appointed Executive Chairman and Ryan Hart was appointed Chief Executive Officer and President. Thereafter Gold Torrent US began to focus on acquiring ownership in late-stage exploration to development stage gold mining projects and royalty or streaming interests in low capital intensity, late-stage mining projects in North America. On January 16, 2014, Gold Torrent US changed its name to “Gold Torrent, Inc.” in order to better reflect the direction and business of Gold Torrent US. On that date, Gold Torrent US also amended its Articles of Incorporation to (i) effectuate a reverse split of our common stock on a 1 for 5 basis; and (ii) increase the number of our authorized capital stock to 220,000,000 of which 200,000,000 were classified as common stock and 20,000,000 were classified as “blank check” preferred stock. On November 19, 2014, we entered into a Spin-off Agreement with a company controlled by a former shareholder to sell all intellectual property and assets associated with the previous business of Gold Torrent US, pursuant to which we were released from certain liabilities amounting to $420,653. Daniel Kunz was subsequently named Chief Executive Officer and Chairman and Mr. Hart was named President.

Gold Torrent US currently focuses on identifying late-stage exploration to development stage gold mining projects and then utilize funding to bring such mining project into production, while either securing equity ownership or rights of title in the form of royalties. We target pre-production resource projects that we believe are well understood and show strong financial projections and low capital intensity, where we can apply capital to take the projects into production within 12-36 months.

On November 5, 2014, Gold Torrent US signed the Exploration and Option Agreement with Miranda concerning the exploration of patented and unpatented mining claims in the Willow Creek Mining District in the Matanuska-Susitna region of Alaska. The Exploration and Option Agreement provided Gold Torrent US with the right to earn up to 70% interest in a joint venture with Miranda by making the majority of expenditures towards the exploration and development of the mining claims in the Lucky Shot Project. The principal terms of the Exploration and Option Agreement provided that Gold Torrent US was eligible to earn an initial 20% interest in the Lucky Shot Project by incurring an initial work commitment of $1,070,000 before May 5, 2016 in costs related to exploration and development of the project.

On May 25, 2016, Gold Torrent US received formal notice from Miranda that the Company has acquired a permanent 20% interest in the Lucky Shot Project by virtue of meeting the initial earn-in required expenditures.

On July 8, 2016, Gold Torrent US purchased a 30-acre parcel of private, undeveloped land for $100,506 and on March 15, 2017, purchased two buildings for $304,900 in Alaska near the Lucky Shot Project for the siting of a gold recovery plant.

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Gold Torrent US formed Alaska Gold Torrent that was 70% owned by Gold Torrent US and 30% owned by Miranda, and managed by Gold Torrent US, to develop the Lucky Shot Project. On February 10, 2017, Miranda contributed mineral property leases valued at $4,285,714 to the Lucky Shot Project. Consequently, Gold Torrent US now owns a 70% undivided interest in the Lucky Strike Project through Gold Torrent Alaska.

2017 Financing

Convertible Note Purchase and Investment Agreement

On February 13, 2017, Gold Torrent US entered into the Preferred Note Agreement with the Preferred Note Investor and the Stream Investor for a $2,000,000 convertible preferred note and a $11,250,000 gold and silver prepayment arrangement for the Lucky Shot Project. The convertible preferred note will convert into 15% of the shares of common stock of the Gold Torrent US on a post-money basis on the earlier of: (i) a Canadian going public transaction or (ii) funding of the Streaming Agreement and following an equity raise by Gold Torrent US of $5,000,000 or more (of which $2,000,000 will be the conversion of the preferred notes). The obligations under the convertible preferred notes are secured by a first priority security interest in all of the assets of Gold Torrent US pursuant to the terms of a security and pledge agreement. On February 14, 2017, Gold Torrent US received $1,900,000 in proceeds from the convertible preferred note, net of legal expenses, which was used as part of Gold Torrent US’s initial investment in the Lucky Strike Project.

Streaming Agreement

On February 9, 2017, Alaska Gold Torrent entered into the Streaming Agreement, under which the Stream Investor will invest up to $11,250,000, which will be credited to Gold Torrent US’s investment in Alaska Gold Torrent, as follows:

(i)	$6,500,000 upon satisfaction of certain Tranche 1 conditions; and,

(ii)	$4,750,000 upon satisfaction of certain Tranche 2 conditions including receipt of all necessary permits.

The obligations of Alaska Gold Torrent under the Streaming Agreement are secured by a deed of trust, and guaranteed by Alaska Gold Torrent. In consideration of the $11,250,000 investment by the Stream Investor, Alaska Gold Torrent will deliver to the Stream Investor: (i) 18% of the Lucky Shot Project’s annual production of refined gold and silver until the Stream Investor has received 23,000 ounces of gold and silver; (ii) 10% of the annual production of the Lucky Shot Project until an additional 5,000 ounces of gold and silver have been delivered to the Stream Investor for a cumulative total of 28,000 ounces of gold and silver; and (iii) 5% of the annual production of the Lucky Shot Project thereafter coming from the patented mining claims of Alaska Gold Torrent and 2.5% of the production coming from the unpatented mining claims. The delivery of ounces of gold and silver and the repayments under the Streaming Agreement shall be borne entirely from Gold Torrent US’s interest from its Alaska Gold Torrent allocations and cash distributions. Miranda shall be entitled to receive its allocations and the resulting cash distributions using calculations that determine the after-tax cash flow distributions that would have occurred on an “all equity” basis showing cash distributions and allocations assuming the financing had not occurred. Gold Torrent is entitled to 90% of the Alaska Gold Torrent cash flow until $10,000,000 is returned, 80% until the remainder of its investment in Alaska Gold Torrent in excess of $10,000,000 is returned, and 70% thereafter.

On June 27, 2017, Gold Torrent US and the Stream Investor agreed, after the satisfaction by Alaska Gold Torrent of a majority of the Tranche 1 closing conditions, to amend certain provisions of the Streaming Agreement and concurrently close on one-half of Tranche 1 in the amount of $3,250,000. The second half of the first tranche, also in the amount of $3,250,000, was consummated on August 8, 2017 upon satisfaction of the final closing conditions.

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Mining Services Agreement

On August 28, 2017, Gold Torrent US and Alaska Gold Torrent entered into a Mining Services Agreement with Mining & Environmental Services, LLC for development of the Lucky Shot Project, and other related mining services, including the development of the land located around the mine. If fully completed, it is estimated Gold Torrent US will pay approximately $4,500,000 for such services.

The Lucky Shot Project

The Preliminary Feasibility Study concluded that “The Project is projected to have robust economics at the base case gold and silver prices of $1,175/oz. and $15.00/oz. respectively”. Consequently, the Lucky Shot Project would be economically viable based on the parameters considered in the Preliminary Feasibility Study. The base case scenario provided for in the Preliminary Feasibility Study provided that the Lucky Shot Project would produce approximately 79,100 salable ounces of gold and 7,700 salable ounces of silver over a 4.5-year period. According to this study, the Lucky Shot Project is most sensitive to the gold price and to operating costs, but not as sensitive to capital costs. According to the Preliminary Feasibility Study, the base case economic analysis of the Lucky Shot Project showed an after-tax NPV-10 of $5.28 million using a 200-ton/day crushing/grinding/gravity separation plant. Further, the Preliminary Feasibility Study concluded that the total required initial capital costs and working capital costs of the Lucky Shot Project is $16.2 million (consisting of capital costs of $13.6 million and $2.6 million in additional working capital costs) and reaches pay-back in 1.9 years at an after tax IRR of 21.8%. See Property Description – Mineral Properties” for more information on the Preliminary Feasibility Study and the Lucky Shot Project.

In November 2017, management of Gold Torrent US determined the estimated costs to reach commercial production of gold from the Lucky Shot Project would be $26.85 million, which represents an approximately $10.65 million increase in anticipated costs from the estimate used in the Preliminary Feasibility Study of $16.2 million in total costs. This increase in estimated costs was primarily the result of recent engineering completed for our planned gold recovery plant and the underground mine at the Lucky Shot Project site that provided more detail concerning the required construction and development of the Lucky Shot Project. These new engineering estimates identified areas where the Preliminary Feasibility Study under-estimated the actual costs, including costs related to plant engineering, equipment and mine labor. Since the Preliminary Feasibility Study noted that the projected financial returns of the Lucky Shot Project are most sensitive to the price of gold and to the operating costs of the mine, but not as sensitive to capital costs, our management believes that the increase in estimated capital costs will not materially alter the projected financial returns of the Lucky Shot Project included in the Preliminary Feasibility Study, including the after tax IRR of the Lucky Shot Project outlined above. Consequently, despite the $10.65 million in increased costs, management has not recalculated the NPV and after tax IRR calculations for the Lucky Shot Project that were included in the Preliminary Feasibility Study.

Our development plan is to initiate gold production based on the Preliminary Feasibility Study and not based on a full feasibility study of the mineral reserves demonstrating that level of economic and technical viability outlined the Preliminary Feasibility Study. Readers are cautioned that there is increased uncertainty and higher risk of economic and technical failure associated with such production decisions.

Planning continues for project permitting, staffing, training and project initiation. Detailed design and engineering work for the gold recovery plant is also ongoing, while the logistical analysis has been completed for shipment of required plant equipment, materials and supplies from various vendors to the project site.

Cumulative Funding and Mineral Property Interests

As at September 30, 2017, the Company provided funding to Alaska Gold Torrent in the total amount of $9,886,925. This consists of cumulative acquisition, exploration, engineering costs and capital contributions of $2,886,925 as at March 31, 2017, and $7,000,000 in additional funding during the three months ended September 30, 2017:

As at March 31, 2017	$2,886,925
Current period funding	500,000
Tranche 1 Streaming Agreement financing	6,500,000
$9,886,925

As at September 30, 2017, mineral property interest held by Alaska Gold Torrent consists of:

Mineral property leases	$4,285,714

Results of Operations

For the Three Months ended September 30, 2017 compared to the Three Months ended September 30, 2016

During the three month period ended September 30, 2017, we recognized a net loss attributable to stockholders of $2,552,403 compared to a loss of $403,245 during the same period in the prior year, mostly as a result of increased development costs associated with the Lucky Shot Project. Our other expenses have also increased during the current three month period ended September 30, 2017 compared to the same period in the prior year, primarily as a result of our activities at the Lucky Shot Project. We also incurred $730,510 in expenses that were attributable to a non-controlling interest in 2017, and we had no expenses attributable to a non-controlling interest in 2016. Our non-controlling interest expenses relate to expenses incurred by Alaska Gold Torrent, which we have a 70% ownership interest in.

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Our net loss per share for the three months ended September 30, 2017 was $0.10 compared to $0.03 for the same period in the prior year.

Although we recognized a $66,000 gain in the settlement of debt during the three months ended September 2016, we did not earn any revenues during each of the three month periods ended September 30, 2017 and September 30, 2016. During the three months ended September 30, 2017, we incurred total expenses of $2,552,403, compared to total expenses of $403,245 during the same period in the prior year.

Our total expenses during the three months ended September 30, 2017 consisted of $93,889 in accounting and legal fees, $Nil in development costs, $391,940 in executive compensation and payroll, $1,898,073 in Development Costs, $115,543 in insurance, $Nil in Advertising, $6,013 in licenses and fees, $465 in bank charges, $1,942 in amortization, $14,105 in travel costs, and $30,433 in office expenses. For the same period ended September 30, 2016, we incurred expenses of $40,253 in accounting and legal fees, $251,778 in development expenses, $121,250 in executive compensation and payroll expenses, $45,139 in licenses and fees, $347 in bank charges and finance fees, $9,505 in travel costs, and $973 in office expenses. Our total expenses are significantly higher in nearly all categories in the three months ended September 30, 2017 compared to the same period last year mostly as a result of increased development costs associated with the Lucky Shot Project. Our other expenses have also increased during the current three month period ended September 30, 2017 compared to the same period in the prior year, primarily as a result of our activities at the Lucky Shot Project. We also acquired most of our licenses to develop and operate the Lucky Shot Project in 2016.

For the Six Months ended September 30, 2017 compared to the Six Months ended September 30, 2016

During the six month period ended September 30, 2017, we recognized a net loss attributable to stockholders of $3,657,707 compared to a loss of $748,010 during the same period in the prior year, mostly as a result of increased development costs associated with the Lucky Shot Project. Our other expenses have also increased during the current six month period ended September 30, 2017 compared to the same period in the prior year, primarily as a result of our activities at the Lucky Shot Project. We also recognized $1,725,000 in share based payments expenses in the six month period ended September 30, 2017, as a result of the issuance of 3,450,000 in bonus shares of common stock (at a price of $0.50 per share) to our management and technical teams in 2017. We also incurred $1,561,072 in expenses that were attributable to a non-controlling interest in 2017, and we had no expenses attributable to a non-controlling interest in 2016. Our non-controlling interest expenses relate to certain expenses incurred by Alaska Gold Torrent, which we have a 70% ownership interest in.

Our net loss per share for the six months ended September 30, 2017 was $0.20 per share, compared to $0.06 per share for the six months ended September 30, 2016

Although we recognized a $66,000 gain in the settlement of debt during the six months ended September 30, 2016, we did not earn any revenues during each of the six months month periods ended September 30, 2017 and September 30, 2016. During the six months ended September 30, 2017, we incurred total expenses of $5,218,779, compared to total expenses of $814,010 during the same period in the prior year.

Our total expenses during the six months ended September 30, 2017 consisted of $174,321 in accounting and legal fees, $2,212,787 in development costs, $754,916 in executive compensation and payroll, $214,148 in insurance, $12,049 in Advertising, $11,691 in licenses and fees, $793 in bank charges, $3,681 in amortization, $38,542 in travel costs, and $70,851 in office expenses. For the same period ended September 30, 2016, we incurred expenses of $75,553 in accounting and legal fees, $414,360 in development expenses, $242,500 in executive compensation and payroll expenses, $50,499 in licenses and fees, $1,584 in bank charges and finance fees, $23,193 in travel costs, and $6,321 in office expenses. Our total expenses are significantly higher for nearly all categories in the six month period ended September 30, 2017 compared to the same period in 2016 mostly as a result of increased development costs associated with the Lucky Shot Project. Our other expenses have also increased during the current three month period ended September 30, 2017 compared to the same period in the prior year, primarily as a result of our activities at the Lucky Shot Project. We also acquired most of our licenses to develop and operate the Lucky Shot Project in 2016.

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For the fiscal Year Ended March 31, 2017 compared to the Fiscal Year Ended March 31, 2016

During the fiscal year ended March 31, 2017, we incurred total expenses of $2,012,671 compared to total expenses of $1,304,542. The increase in total expenses in the year ended March 31, 2017 compared to the previous fiscal year was primarily the result of increased exploration and evaluation costs of $332,073 ($1,094,138 for the year ended March 31, 2017 compared to $762,065 in the prior year) mostly resulting for costs associated with the preliminary feasibility study and other assessment and exploration work on the Lucky Shot Project during the year ended March 31, 2017 combined with increased executive compensation experiences, increased bank charges, interest and financing fees and increased accounting and legal fees being partially offset by lower office expenses and share based payments during the year ended March 31, 2017 compared to the prior fiscal year.

During the year ended March 31, 2017 we incurred $156,382 in accounting and legal fees, $485,000 in executive compensation expenses, $60,907 in licenses and fees, $9,393 in office expenses, $1,333 in bank charges, 164,217 in interest and finance fees, $38,784 in travel and entertainment expenses, and $2,517 in insurance fees compared to $83,305 in accounting and legal fees, $363,750 in executive compensation $19,613 in licenses and fees, $14,296 in bank charges, $28,696 in travel and entertainment, $20,223 in office expenses, $3,744 in advertising and promotion, and $8,850 in share-based payments during the year ended March 31, 2017. The Company also incurred a $66,000 gain on the settlement of debt in the year ended March 31, 2017 due to the company repaying $26,000 to a vendor to settle an amount owing of $92,000. The increased expenses during the year ended March 31, 2017 compared to the previous fiscal year were must as a result of legal and accounting fees, license fees, and finance fees associated with the development of the Lucky Shot Project and the Company’s completion of the financing with the Preferred Note Investor and the Streaming Investor in February 2017. The Company also incurred increased executive compensation costs in the year ended March 31, 2017 compared to the previous year mostly as a result of new compensation agreements entered into between the Company and its executive officers in the year ended March 31, 2017.

We did not generate any revenues in either fiscal years ended March 31, 2017 or 2016, while for the fiscal year ended March 31, 2017 we incurred a net loss of $1,946,671 and a net loss per share of $0.17, compared to a net loss of $1,304,542 and a net loss per share of $0.15 during the prior fiscal year ended.

Liquidity and Capital Resources

We have had material operating losses and have not yet created positive cash flows. These factors raise substantial doubt as to our ability to continue as a going concern. Although we believe that our current cash on hand along with the potential availability of funds through private placements of equity securities will be sufficient to meet our liquidity needs over the next 12 months, our ability to continue as a going concern is entirely dependent upon our ability to achieve a level of profitability, and/or to raise additional capital through debt financing and/or through sales of common stock. We cannot provide any assurance that profits from operations, if any, will generate sufficient cash flow to meet our working capital needs and service our existing debt, nor that sufficient capital can be raised through debt or equity financing. Our financial statements do not include adjustments related to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that might result should we be unable to continue as a going concern.

As at September 30, 2017

As of September 30, 2017, we had $4,001,294 in cash, $651,111 in advances receivable, $229,041 in receivables and $76,739 in prepaid expenses for a total of $4,958,185 in current assets and $1,274,033 in current liabilities and a working capital of $3,684,152.

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As of September 30, 2017, we had $5,704,488 in long term assets consisting of mineral property leases at our Lucky Shot Project valued at $4,285,714 and property plant and equipment at our Lucky Shot Project valued at $1,418,774 (of which $948,732 related to buildings, $300,833 related to equipment, and $100,506 related to land) and $8,500,000 in long term liabilities, which consist of the $2,000,000 convertible preferred note with the Preferred Note Investor and $6,500,000 in proceeds received from the Streaming Agreement. As of September 30, 2017, we had an accumulated deficit of $7,645,135. Since we have yet to generate revenues from our operations, we are dependent on funds raised through equity financings, related parties, and loan payables. Our operations concerning the development of the Lucky Shot Project are been funded primarily by equity financing, proceeds received the convertible preferred note, and funding received from the Stream Agreement. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next 12 months continues to be uncertain.

During the six months ended September 30, 2017, we used $3,851,285 in cash on operating activities, and used $1,017,080 of cash in investing activities in connection with the purchase of property, plant and equipment, and received $7,284,975 in cash provided from financing activities, of which $784,975 related to cash proceeds from the issuance of our common stock and $6,500,000 in cash received from the Streaming Agreement. Overall, our cash position increased by $2,416,610 during the six months ended September 30, 2017. During the same period in fiscal 2016, we used $669,230 in cash on operating activities, used $100,507 of cash in investing activities (to purchase property plant and equipment) and received $866,207 in cash from financing activities, which included payments of approximately $93,793 on the outstanding stockholders’ loan balance being more than offset by $960,000 .in proceeds from issuance of our common stock. Overall, we increased our cash position by $96,470 during that period.

For the period ending September 30, 2017 the Company has accrued interest of $125,479 and amortization of $3,681(March 31, 2016 - $936 and $nil).

During the six months ended September 30, 2017, our monthly cash requirements to fund our operating activities, including advances from former related parties, was approximately $310,940 compared to approximately $111,538 during the same period in fiscal 2016. In the absence of the continued sale of our common stock or advances from the former or new related parties, our cash of $4,001,294 as of September 30, 2017 is sufficient to cover our current monthly burn rate for the foreseeable future and enough to pay our current liabilities balance of $1,274,033.

As at March 31, 2017

As of March 31, 2017, we had $1,584,684 in cash, and $153,487 in prepaid expenses and deposits, $2,831,487 in total liabilities, which included $831,847 in current liabilities and a secured convertible preferred note for $2,000,000, and a working capital surplus of $906,324,. We also had invested $100,506 for undeveloped land and $304,900 for the purchase of a building in Alaska near the Lucky Shot Project for the siting of a gold recovery plant. As of March 31, 2016, we had $265,315 in cash, and $138,248 in prepaid expenses and deposits, $600,162 in total liabilities and a working capital deficit of $196,599. Our cumulative net loss of $3,987,428 was funded by equity financing and the convertible preferred note.

During the fiscal year ended March 31, 2017, we used cash of $1,880,352 for operating activities, compared to $953,797 in cash used for operating activities in the previous fiscal year. Our increase in cash used in operating activities during the fiscal year ended March 31, 2017 was primarily due to the cash used to cover exploration and evaluation costs incurred for engineering and consultations related to the Lucky Shot Project, cash used for executive compensation and cash used for licenses and fees.

During the fiscal year ended March 31, 2017, we used cash of $161,486 for investing activities, which included cash used to acquire undeveloped land for a purchase price of $100,506 and the purchase of a building for a purchase price of $304,900, both near the Lucky Shot Project. We intend to use both acquisitions for the siting of a gold recovery plant. In 2016 we did not engage in any investing activities.

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During the fiscal year ended March 31, 2017, we made $93,793 in payments to certain stockholders to cover outstanding loans with such stockholders and we received $1,455,000 in cash from the proceeds of private placements of our common stock and $2,000,000 in cash from the convertible preferred note with the Convertible Note Investor, which resulted in $3,361,207 in total cash provided by financing activities during the period. During the fiscal year ended March 31, 2016 we made $201,825 in payments to certain stockholders to cover outstanding loans with such stockholders and we received $1,340,900 in cash from the issuance of our common stock, which resulted in $1,139,075 in total cash provided by financing activities during the period.

Our increase in cash for the fiscal year ended March 31, 2017 of $1,319,369 was mainly due to the increase in cash received from financing activities.

During the fiscal year ended March 31, 2017, our monthly cash requirements to fund our operating activities, was approximately $156,696 compared to approximately $79,483 during the fiscal year ended March 31, 2016.

Off-Balance Sheet Arrangements

We do not have any off balance sheet arrangements.

Critical Accounting Policies

Our audited financial statements and our unaudited interim financial statements are each affected by the accounting policies used and the estimates and assumptions made by management during their preparation. A complete summary of these policies is included in Note 2 of the notes to our unaudited interim financial statements. We have identified below the accounting policies that are of particular importance in the presentation of our financial position, results of operations and cash flows, and which require the application of significant judgment by our management.

Foreign Currency Translation

Our audited and unaudited financial statements are presented in United States dollars. Transactions in currencies other than the U.S. dollar are translated into U.S. dollars at the exchange rate in effect at the balance sheet date for monetary assets and liabilities, and at historical exchange rates for non-monetary assets and liabilities. Expenses are translated at the average rates for the period, excluding amortization, which is translated on the same basis as the related assets. Resulting translation gains or losses are reflected in net loss.

Share-Based Payments

The Company records all share-based payments at fair value. Where equity instruments are granted to employees, they are recorded at the fair value of the equity instrument granted at the grant date. The grant date fair value is recognized through profit or loss over the vesting period, described as the period during which all the vesting conditions are to be satisfied.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received. When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model.

At each balance sheet date, the amount recognized as an expense is adjusted to reflect the actual number of stock options expected to vest. On the exercise of stock options, common stock is recorded for the consideration received and for the fair value amounts previously recorded to contributed surplus. The Company uses the Black-Scholes option pricing model to estimate the fair value of share-based payments.

Recent Accounting Guidance Adopted

The Company has adopted Accounting Standards Update (“ASU”) 2014-10, Development Stage Entities, which eliminates certain financial reporting requirements. As such, our annual and interim financial statements no longer present inception-to-date information on the statements of operations, cash flows, and stockholders’ deficiency. In addition, our interim and annual financial statements are no longer labeled as a, “development stage entity”.

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In August 2014, the Financial Accounting Standards Board (“FASB”) issued ASU 2014-15, Presentation of Financial Statements-Going Concern. This ASU is intended to define management’s responsibility to evaluate whether there is substantial doubt about an organization’s ability to continue as a going concern and to provide related footnote disclosures. It is effective for annual periods beginning after December 15, 2016, with early adoption permitted. The Company does not expect it to have a material effect on the Company’s financial condition, results of operations, and cash flows.

In April 2014, the FASB issued ASU 2014-08, Reporting Discontinued Operations and Disclosures of Disposals of Components of an Entity. This ASU amends ASC 360, Property, Plant and Equipment and expands the disclosures for discontinued operations, and requires new disclosures for disposals of individually significant components that do not meet the new definition of a discontinued operation and are classified as assets held for sale. These provisions are effective for annual and interim periods beginning after December 15, 2014. The Company does not expect it to have a material effect on the Company’s financial condition, results of operations, and cash flows.

Inflation

Our results of operations have not been materially impacted by inflation in the past three fiscal years.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

None.

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SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

All shares of Gold Torrent Canada Common Shares outstanding before the Redomicile Transaction are owned by Gold Torrent US and all shares of US Merger Co. common stock outstanding before the Redomicile Transaction are owned by Gold Torrent Canada.

The following table shows, as of January 22, 2018, the number of shares of Gold Torrent US’s common stock beneficially owned by the following persons:

●	each shareholder known by Gold Torrent US to own more than 5% of Gold Torrent US’s outstanding shares of common stock;

●	each of Gold Torrent US’s current directors;

●	each of Gold Torrent US’s named executive officers; and

●	all of Gold Torrent’s current directors and executive officers as a group.

Applicable percentage ownership is based on 20,110,552 shares of common stock issued and outstanding as of January 22, 2018. We have determined beneficial ownership in accordance with the rules of the SEC or other information we believe to be reliable. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares that they beneficially own, subject to applicable community property laws where applicable. The number of shares described below includes shares which the beneficial owner has the right to acquire within 60 days of January 22, 2018.

The number of shares of common stock owned in Gold Torrent Canada immediately after the Redomicile Transaction will be the same as the number of shares owned in Gold Torrent US immediately prior to the Redomicile Transaction, and the relative ownership percentage of outstanding shares in Gold Torrent US will remain unchanged.

Name and Address of Beneficial Owner (1)	Common Stock Beneficially Owned		Percentage of Common Stock (8)
Directors and Executive Officers

Daniel Kunz	3,827,851	(2)	18.8%

Ryan Hart	825,125	(3)	4.1%

Alexander Kunz	491,000	(4)	2.4%

Roy Eiguren	195,000	(5)	*

Steven McGrath	203,000	(6)	1.0%

Pat Okita	10,000	(7)	*

All Directors and Executive Officers as a group (six persons)	5,865,976		28.5 3%

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	Common Stock Beneficially Owned	Percentage of Common Stock

Beneficial Owners of More Than 5%
(Other Than Directors and Executive Officers)

Fuse Capital, LLC (9)	2,037,628	5.6%
40 Hemlock Drive,
Roslyn, NY, 11576

Gold Production Development Association.(10)	1,255,600	6.2%
24 Elk Run Road,
Boise, ID, 83716

Gold Tree Metals, LLC(11)	1,346,500	6.7%
2807 S. Military Trail,
West Palm Beach, FL, 33415

(1)	Except as otherwise indicated, the address of each beneficial owner is Gold Torrent US’s corporate address.

(2)

Includes 3,536,184 shares of common stock, of which 1,350,000 are restricted shares, plus 133,333 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share and 25,000 presently exercisable options to acquire shares of common stock at $1.38 per share. Does not include 266,667 unvested options or 15,000 performance shares subject to vesting upon the closing of corporate finance transactions that exceed $5 million in the aggregate and the commencement of construction of a mine and a mill on the Lucky Shot Project. With limited exceptions, the restricted shares held by Daniel Kunz cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

(3)	Includes 700,000 restricted shares, 100,000 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share and 25,000 presently exercisable options to acquire shares of common stock at $1.25 per share. Does not include 200,000 unvested options or 40,000 performance shares subject to vesting upon the closing of corporate finance transactions that exceed $5 million in the aggregate and the commencement of construction of a mine and a mill on the Lucky Shot Project. With limited exceptions, the restricted shares held by Ryan Hart cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

(4)	Includes 400,000 shares of common stock, of which 250,000 are restricted shares, 66,000 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share and 25,000 presently exercisable options to acquire shares of common stock at $1.25 per share. Does not include 134,000 unvested options or 25,000 performance shares subject to vesting upon the closing of corporate finance transactions that exceed $5 million in the aggregate and the commencement of construction of a mine and a mill on the Lucky Shot Project. With limited exceptions, the restricted shares held by Alexander Kunz cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

(5)	Includes 150,000 shares of common stock, of which 50,000 are restricted shares, 20,000 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share and 25,000 presently exercisable options to acquire shares of common stock at $1.25 per share. Does not include 40,000 unvested options or 15,000 performance shares subject to vesting upon the closing of corporate finance transactions that exceed $5 million in the aggregate and the commencement of construction of a mine and a mill on the Lucky Shot Project. With limited exceptions, the restricted shares held by Roy Eiguren cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

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(6)	Includes 158,000 shares of common stock, of which 50,000 are restricted shares, 20,000 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share and 25,000 presently exercisable options to acquire shares of common stock at $1.25 per share. Does not include 40,000 unvested options or 15,000 performance shares subject to vesting upon the closing of corporate finance transactions that exceed $5 million in the aggregate and the commencement of construction of a mine and a mill on the Lucky Shot Project. With limited exceptions, the restricted shares held by Steven McGrath cannot be sold or otherwise transferred for the longer of: i) a one year period from the grant date; and, ii) the date when Lucky Shot Project is in receipt of all required permits authorizations, licenses, certificates, and other necessary approvals required for and achieves commercial production.

(7)	Includes 10,000 presently exercisable options to acquire shares of common stock at an exercise price of $0.50 per share. Does not include 20,000 unvested options.

(8)

Applicable percentage ownership is based on 20,110,552 shares of Gold Torrent US common stock outstanding as of January 22, 2018, together with the aggregate securities exercisable or convertible into shares of Gold Torrent US common stock within 60 days of January 22, 2018 held by the Gold Torrent US directors and executive officers as a whole. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of January 22, 2018, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(9)

Fuse Capital, LLC, is a New York limited liability company, of which Mark Burnett, a United States citizen, is the sole member and manager. Mr. Burnett has sole voting and dispositive power of all shares of Gold Torrent US common stock owned by Fuse Capital, LLC.

(10)	Gold Production Development Association is controlled by Bruce Thorndycraft. Mr. Thorndycraft has sole voting and dispositive power of all shares of Gold Torrent US common stock owned by Gold Production Development Association

(11)	Gold Tree Metals, LLC, a Florida limited liability company is controlled jointly by Danny Goldberg and Cihan Kutuk, who have shared voting and dispositive power of all shares of Gold Torrent US common stock owned by Gold Tree Metals, LLC.

* Represents beneficial ownership of less than 1%.

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THE MERGER AGREEMENT

This section contains a summary of the material provisions of the Merger Agreement. Because it is a summary, it does not include all the information that may be important to you. The following summary is subject to, and qualified in its entirety by reference to, the Merger Agreement, which is attached to this proxy statement/prospectus as Annex A and is incorporated by reference into this proxy statement/prospectus. We urge you to read the Merger Agreement carefully and in its entirety, as it is the legal document governing the Redomicile Transaction.

Structure

The Redomicile Transaction will be implemented pursuant to the Merger Agreement. In the Redomicile Transaction, US Merger Co will be merged with and into Gold Torrent US, and each issued share of common stock, par value US $0.001 per share, of Gold Torrent US, other than those shares of Gold Torrent US common stock held by Gold Torrent US in treasury, shall be effectively converted into shares in Gold Torrent Canada, whereby shareholders of Gold Torrent US will receive one Common Share in the capital of Gold Torrent Canada for each share of Gold Torrent US outstanding. Gold Torrent US will be the surviving corporation in the Redomicile Transaction, and the separate corporate existence of US Merger Co shall thereupon cease and Gold Torrent US shall continue as the surviving corporation in the Redomicile Transaction.

As a result of the Redomicile Transaction, Gold Torrent US will become a wholly-owned subsidiary of Gold Torrent Canada, and Gold Torrent US stockholders will become Gold Torrent Canada shareholders. Upon completion of the Redomicile Transaction, we estimate that Gold Torrent US stockholders will own approximately 100% of the Gold Torrent Canada Common Shares. The consummation of the Redomicile Transaction is conditioned on the approval of the Merger Agreement by the affirmative vote of holders of a majority of the Gold Torrent US shares of common stock outstanding and entitled to vote.

Consummation of the Redomicile Transaction

The consummation of the Redomicile Transaction is expected to take place as soon as reasonably practicable following the satisfaction or waiver of the conditions set forth in the Merger Agreement.

Governing Documents; Directors and Officers

At the effective time, the articles of incorporation of US Merger Co in effect immediately prior to the effective time will become the articles of incorporation of Gold Torrent US following the Redomicile Transaction until thereafter amended as provided therein or by the Nevada Corporations Code, except that Article I shall be amended and restated in its entirety to read as follows: “The name of the corporation is Gold Torrent Inc.” At the effective time, the bylaws of US Merger Co in effect immediately prior to the effective time will be the bylaws of Gold Torrent US following the Redomicile Transaction until thereafter amended as provided therein or by applicable law.

The parties to the Merger Agreement will take all actions necessary so that the directors of US Merger Co at the effective time will become the directors of Gold Torrent US following the Redomicile Transaction, and the officers of US Merger Co at the effective time will become the officers of Gold Torrent US following the Redomicile Transaction.

Prior to the effective time, Gold Torrent US, in its capacity as the sole shareholder of Gold Torrent Canada, will take all actions necessary so that the directors and officers of Gold Torrent US at the effective time will become the directors and officers of Gold Torrent Canada following the Redomicile Transaction.

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Merger Consideration

At the effective time, each issued and outstanding share of Gold Torrent US common stock (except for the Gold Torrent US common stock subject to properly executed dissenters rights and the shares of Gold Torrent US common stock that are owned immediately prior to the effective time by Gold Torrent US as a treasury share or by Gold Torrent Canada, US Merger Co or any subsidiary of Gold Torrent US) shall be effectively transferred to Gold Torrent Canada and converted into one (1) validly issued, fully paid and nonassessable Common Share in Gold Torrent Canada (such consideration per Gold Torrent US share, the “Merger Consideration”), by virtue of the Redomicile Transaction and without any action on the part of Gold Torrent Canada, Gold Torrent US, US Merger Co or the holders of any Gold Torrent US shares of common stock. At that time, all such Gold Torrent US shares of common stock shall cease to be outstanding, shall be cancelled and shall cease to exist.

At the effective time, each issued share of Gold Torrent US common stock that is owned immediately prior to the effective time by Gold Torrent US as a treasury share or by Gold Torrent Canada, US Merger Co or any subsidiary of Gold Torrent US shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in connection with such cancellation.

At the effective time, holders of Gold Torrent US common stock will cease to be, and will have no rights as, stockholders of Gold Torrent US, other than the right to receive (i) any dividend or other distribution with a record date prior to the effective time that may have been declared or made by Gold Torrent US on such shares of Gold Torrent US common stock in accordance with the terms of the Merger Agreement or prior to the date of the Merger Agreement and that remain unpaid at the effective time; and (ii) the Merger Consideration. At the effective time, the stock transfer books of Gold Torrent US will be closed, and from and after the effective time, there will be no further registration of transfers on the stock transfer books of Gold Torrent US, as the surviving corporation, of the shares of Gold Torrent’s common stock that were outstanding immediately prior to the effective time.

Conversion of Gold Torrent Merger Sub Capital Stock

At the effective time, each issued and outstanding share of common stock, par value US $0.01 per share, of US Merger Co shall be converted into one (1) validly issued, fully paid and nonassessable share of common stock, par value US $0.001 per share, of the Gold Torrent US as the surviving corporation.

Stock-Based Compensation Plans

At the effective time, Gold Torrent US will assign its rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights, and share awards to the employees and directors of Gold Torrent US and its affiliates to Gold Torrent Canada, as further set forth in the Merger Agreement.

Payment of the Merger Consideration

At the effective time, record ownership of the Gold Torrent Canada Common Shares into which the issued and outstanding shares of Gold Torrent US common stock were converted will be kept in uncertificated, book entry form by Gold Torrent Canada’s transfer agent, and any certificate representing such shares of Gold Torrent US common stock shall automatically represent the same number of Gold Torrent Canada Common Shares.

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Conditions of the Redomicile Transaction

The closing of the Redomicile Transaction is subject to (i) the adoption of the Merger Agreement by the affirmative vote of holders of a majority of the Gold Torrent US shares of common stock outstanding and entitled to vote; (ii) the filing and effectiveness of a registration statement on Form S-4 with the SEC by Gold Torrent Canada in connection with the offer and issuance of the Gold Torrent Canada Common Shares issued in the Merger Consideration; (iii) none of the parties to the Merger Agreement becoming subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Redomicile Transaction; and completion of all material consents, filings, registrations and authorizations, as further set forth in the Merger Agreement.

Termination of the Redomicile Transaction

The Merger Agreement may be terminated at any time prior to the effective time of the Redomicile Transaction by action of the board of directors of Gold Torrent US.

Treatment of Gold Torrent Employee Benefit and Compensation Plans and Agreements

At the effective time, Gold Torrent shall assign its rights and obligations under all of its stock plans to Gold Torrent Canada.

To the extent any stock plan provides for the issuance, delivery or purchase of, or otherwise relates to, Gold Torrent US common stock, from and after the effective time, such stock plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, Gold Torrent Canada Common Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of Gold Torrent US common stock, under such stock plan after the effective time shall entitle the holder thereof to receive the benefits measured by the value of, as appropriate, an equivalent number of Gold Torrent Canada Common Shares in accordance with the terms of such stock plan.

The outstanding options or other awards or benefits available under the terms of the stock plans at and following the effective time shall be exercisable, payable, issuable or available upon the same terms and conditions as under such stock plans and the agreements relating thereto immediately prior to the effective time. The number of Gold Torrent Canada Common Shares issuable or available upon the exercise, payment, issuance or availability of such option is subject to adjustment to ensure that the spread between the exercise price and fair market value of the shares subject to the option or stock appreciation right, and for other awards the fair market value of such awards or benefits, is no more after the effective time as compared to immediately prior to the effective time.

At the effective time, the obligations of Gold Torrent US under or with respect to each of its plans, trusts, agreements, programs or benefits plan shall become the lawful obligations of Gold Torrent Canada and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated.

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DESCRIPTION OF CAPITAL STOCK

The following description of Gold Torrent Canada’s share capital at the effective time of the Redomicile Transaction is a summary. This summary does not purport to be complete and is qualified in its entirety by reference to the British Columbia Business Corporations Act, and the complete text of Gold Torrent Canada’s articles, which are attached as Annex B to this proxy statement/prospectus. You should read those laws and documents carefully.

Authorized Share Capital

The authorized share capital of Gold Torrent Canada consists of an unlimited number of Common Shares, without par value. The rights and restrictions to which the Common Shares are subject is set out in Gold Torrent Canada’s articles.

Common Shares

Voting Rights

Holders of Common Shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders, have the right to vote for the election of directors and will not have cumulative voting rights. Regarding special resolutions at meetings of shareholders, the majority of votes required for Gold Torrent Canada to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Dividends

Holders of Common Shares will be entitled to receive ratably in proportion to the number of Common Shares held by them such dividends (payable in cash, shares or otherwise), if any, as may be declared from time to time by the Gold Torrent Canada board of directors out of funds available for dividend payments. Dividends will not be declared where there are reasonable grounds for believing the company is insolvent or the payment of dividends would render the company insolvent. All outstanding common shares will be fully paid and non-assessable, and the Common Shares to be issued in connection with the Redomicile Transaction will be fully paid and non-assessable. There will not be a fixed rate of dividends.

Conversion, Sinking fund, Redemption, Liquidation and Preemption Rights

The holders of Common Shares will have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There will be no redemption or sinking fund provisions applicable to the Common Shares. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of Gold Torrent Canada’s affairs, holders of Common Shares will be entitled to share ratably in Gold Torrent Canada’s assets in proportion to the Common Shares held by them that are remaining after payment or provision for payment of all of Gold Torrent Canada’s debts and obligations.

Notice of Articles and Articles

Provisions of our notice of articles and articles may delay or discourage transactions involving an actual or potential change in control or change in our management, including transactions in which shareholders might otherwise receive a premium for their shares, or transactions that our shareholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our Common Shares.

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These provisions are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Among other things, the notice of articles and articles:

●	provide that our directors may only be removed by shareholders passing a special resolution with the requisite special majority of two-third of the votes cast at a meeting of shareholders entitled to vote in the election of directors, voting together as a single class;

●	provide that the authorized number of directors may only be set by the board of directors;

●	provide that all vacancies, including newly created directorships, may, except as otherwise required by law may be filled by the affirmative vote of a majority of directors then in office; and

●	provide that our notice of articles and articles can be amended or repealed at any regular or special meeting of shareholders or amended by the board of directors in certain circumstances, including the requirement that most amendments by the shareholders at a meeting be upon the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares generally entitled to vote on such matters.

When interpreting a director’s duties under British Columbia law, Canadian courts have generally interpreted a director’s duty to act in “the best interest of the company” to comprehend a duty to treat all stakeholders affected by corporate actions equitably and fairly, including in the context of a change of control transaction. Accordingly, in determining what is in “the best interests of the company”, it may be legitimate for our directors to consider the interests of not only the company’s shareholders, but other stakeholders, such as employees and creditors, as well.

Limitation of Liability and Indemnification Matters

British Columbia law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its articles;

●	if, in relation to the subject matter of the relevant proceeding, the director did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be, with such associated corporation being an affiliate of the company or a partnership, trust, joint venture or other unincorporated entity in which the director served in the capacity as a director or a position equivalent to that thereof, at the request of the company; or

●	in the case of the relevant proceeding other than a civil proceeding, if the director did not have reasonable grounds for believing that the director’s conduct in respect of which the proceeding was brought was lawful.

Any amendment, repeal or modification of these provisions would be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

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Our articles also provide that we will indemnify our directors and officers to the fullest extent permitted by British Columbia law. Our articles also permit us to purchase insurance on behalf of any officer, director, employee or other agent of Gold Torrent Canada or, at Gold Torrent Canada’s request, of another entity, for any liability arising out of that person’s actions in such capacity, regardless of whether British Columbia law would permit indemnification.

Transfer Agent and Registrar

We expect the transfer agent and registrar for the Common Shares will be Computershare Trust Company.

Listing

We expect the Common Shares to be quoted on the OTCQB Venture Market after the completion of the Redomicile Transaction. There is currently no established public trading market for the Common Shares of Gold Torrent Canada.

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COMPARISON OF STOCKHOLDERS’ RIGHTS

If the Redomicile Transaction is consummated, Gold Torrent US stockholders will receive Common Shares of Gold Torrent Canada in exchange for their shares of Gold Torrent US common stock. In other words, Gold Torrent US stockholders will become shareholders of Gold Torrent Canada. Gold Torrent US is a Nevada corporation, and the rights of Gold Torrent US shareholders are governed by the Nevada Corporations Code, as well as Gold Torrent US’s articles of incorporation and bylaws, as thereafter amended, restated or replaced. Gold Torrent Canada is a corporation organized under the laws of British Columbia, Canada, and its shareholders’ rights are governed by the British Columbia Business Corporations Act (the “BCBCA), as well as the articles of Gold Torrent Canada, as amended, restated or replaced. After the Redomicile Transaction, as Gold Torrent Canada shareholders, the rights of former Gold Torrent US stockholders will be governed by Gold Torrent Canada’s articles and the BCBCA. The following summary compares (1) the rights of Gold Torrent US stockholders under Gold Torrent US’s articles of incorporation and bylaws, and (2) the rights of Gold Torrent Canada shareholders under Gold Torrent Canada’s articles.

While Gold Torrent US and Gold Torrent Canada believe that this summary describes the material differences and certain similarities between the rights of holders of Gold Torrent US common stock and the rights of holders of Common Shares of Gold Torrent Canada upon the consummation of the Redomicile Transaction, this summary may not contain all of the information that is important to you. We urge you to read the governing documents of each company and the provisions of the Nevada Corporations Code and the BCBCA that are relevant to a full understanding of the governing instruments, fully and in their entirety. A copy of the articles of incorporation of Gold Torrent Canada has been included with this proxy statement/ prospectus as Annex B.

Authorized Share Capital

Gold Torrent US. Gold Torrent US’s articles of incorporation authorize the company to issue up to 220,000,000 shares of stock, presently classified as follows: 200,000,000 shares of common stock, par value $0.001 per share, and 20,000,000 shares of “blank check” preferred stock, par value $0.001 per share. As of January 22, 2018, Gold Torrent US’s outstanding common stock consisted of 20,110,552 shares, while Gold Torrent US had no shares of preferred stock outstanding. Pursuant to Gold Torrent US’s bylaws, our board of directors is authorized, without shareholder approval, to issue preferred stock and determine the relative rights, preferences, privileges and restrictions of the preferred stock. The designation of rights, preferences, privileges and restrictions could include preferences as to liquidation, redemption and conversion rights, voting rights, dividends or other preferences, any of which may be dilutive of the interest of the holders of the common stock or the preferred stock of any other series.

Gold Torrent Canada. Gold Torrent Canada’s notice of articles authorizes the company to issue unlimited Common Shares, with no par value. As of January 22, 2018, Gold Torrent Canada had one Common Share outstanding, which was held by Gold Torrent US. Upon the completion of the Redomicile Transaction each Gold Torrent US stockholder will be entitled to receive one Common Share of Gold Torrent Canada for each share of Gold Torrent US common stock held by it pursuant to the terms of the Merger Agreement.

Gold Torrent may, by special resolution, alter its shares or authorized share structure and modify the special rights or restrictions attached to shares, whether or not all of those shares have been issued. Subject to the BCBCA, Gold Torrent may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine.

Voting Rights

Gold Torrent US. Gold Torrent US’s bylaws provide that each Gold Torrent US stockholder entitled to vote at any meeting of stockholders is entitled to one vote for each share of stock in the stockholder’s name on the books of Gold Torrent US.

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Gold Torrent Canada. Gold Torrent Canada’s articles of incorporation provide that each Gold Torrent Canada shareholder is entitled to one vote for each Common Share held by such shareholder.

Dividend Rights

Gold Torrent US. Distributions upon the capital stock of Gold Torrent US may be declared by our board of directors. Distributions may be paid in cash, in property or in shares of Gold Torrent US.

Gold Torrent Canada. Under Gold Torrent Canada’s articles, the company may from time to time declare and pay or set apart for payment any dividends the directors consider appropriate, whether out of profits, capital or otherwise, including, without limitation, out of retained earnings, other income, contributed surplus, capital surplus, share premium, appraisal surplus, or any other surplus or unrealized appreciation in the value of the property of the company. Dividends may be paid in money, by the distribution of property or by issuing fully paid shares, warrants, bonds, debentures or other securities of Gold Torrent Canada or of any other corporation. All dividends on shares of any class or series of shares will be declared and paid to the holders of those shares ratably according to the number of such shares held.

Board of Directors

Gold Torrent US. Under the Nevada Corporations Code, shareholder approval is required for director elections. Gold Torrent US’s bylaws provide that its board of directors shall be no less than one and no more than 15 directors, with the specific number of directors to be fixed from time to time by the board of directors. Unless a director resigns, a director shall hold office until his successor is elected and qualified. A reduction of the authorized number of directors will not have the effect of removing any director prior to the expiration of his term of office. Directors are not required to be shareholders of Gold Torrent US.

Gold Torrent Canada. Gold Torrent Canada’s articles of incorporation provide that Gold Torrent Canada’s board of directors shall consist of the greater of three and the most recently set of (i) the number of directors set by ordinary resolution and (ii) the number of directors set as a result of a retiring director’s position not being filled. If the directors appoint additional directors, the number of additional directors appointed must not at any time exceed (a) one-third of the number of initial directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or (b) in any other case, one-third of the number of the current directors. Each director shall hold office until immediately before the election or appointment of his successor, but is eligible for re-election or re-appointment. Directors are not required to be shareholders of Gold Torrent Canada.

Filling of Vacancies on the Board of Directors

Gold Torrent US. Gold Torrent US’s bylaws provide that vacancies on the Gold Torrent US’s board of directors may be filled by a vote of the majority of the remaining directors, though less than a quorum, or by a sole remaining director. If the board of directors of Gold Torrent US accepts the resignation of a director tendered to take effect at a future time, the board or the shareholders have the power to elect a successor to take office when the resignation is to become effective.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation a casual vacancy occurring in the board of directors may be filled by the directors. In the event the Gold Torrent Canada shareholders fail, at the annual general meeting or in a unanimous resolution, to elect or appoint any directors, then each Gold Torrent Canada director in office continues to hold office until the earlier of (i) when his successor is elected or appointed and (ii) when the director otherwise ceases to hold office under the BCBCA or the Gold Torrent Canada’s articles.

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If Gold Torrent Canada has fewer directors in office than the number required for a quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors. In such circumstances, Gold Torrent Canada’s directors may only act (1) for the purpose of appointing directors up to the number required for a quorum, (2) for the purpose of calling a meeting of shareholders to fill the vacancies on the board of directors, or (3) for any other purpose permitted under the BCBCA. An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under the Company’s articles is in office.

Removal of Directors

Gold Torrent US. Under the Nevada Corporations Code, shareholder approval is required for director removal. Gold Torrent US’s bylaws provide that the holders of two-thirds of the outstanding shares of Gold Torrent US stock may terminate a director’s term of office by vote at a meeting called for such purpose or by written statement filed with the secretary of Gold Torrent US or, in his absence, with any other officer of Gold Torrent US. Such removal of a director shall be effective immediately, even if successors are not elected simultaneously.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, Gold Torrent Canada may remove any director before the expiration of his term of office by special resolution, consisting of two-thirds of votes cast on such resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors, or subsequently the shareholders, may elect or appoint by ordinary resolution a director to fill that vacancy. Furthermore, Gold Torrent Canada directors may remove any director before the expiration of his term of office if the director is convicted of an indictable offence or if the director ceases to be qualified to act as a director of a company and does not promptly resign; in that case, the directors may appoint a director to fill the resulting vacancy.

Personal Liability of Directors and Officers

Gold Torrent US. The Gold Torrent US bylaws provide for indemnification of directors and officers to the fullest extent legally permissible under the laws of the State of Nevada. Under the Nevada Corporations Code, a director or officer is not individually liable to Gold Torrent US, its shareholders or its creditors for damages as a result of any act or failure to act in his capacity as a director or officer unless it is proven that both: (a) his act or failure to act constituted a breach of his fiduciary duties as a director or officer; and (b) his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, a director or senior officer of Gold Torrent Canada who holds a disclosable interest (as that term is used in the BCBCA) in a contract or transaction into which Gold Torrent Canada has entered or proposes to enter (1) is liable to Gold Torrent Canada for any profit that accrues to the director or senior officer under or as a result of the contract or transaction,; and (2) is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction. A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict.

Special Meetings of Shareholders

Gold Torrent US. Gold Torrent US’s bylaws provide that a special meeting of Gold Torrent US stockholders, unless otherwise prescribed by Gold Torrent US’s articles of incorporation or any applicable law or regulation, may be called by Gold Torrent US’s president or secretary by resolution of the board of directors, or by written request of Gold Torrent US stockholders owning a majority of the entire issued and outstanding capital stock of Gold Torrent US and entitled to vote. Gold Torrent US must send notice of the date, time and place of the meeting to each stockholder entitled to vote at such meeting. Such notice shall be given not less than ten (10) nor more than sixty (60) days before the meeting.

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Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, the gold Torrent Canada’s directors may, at any time, call a meeting of the shareholders to be held at such time and place as may be determined by the directors. Gold Torrent Canada must send notice of the date, time and location of any meeting of shareholders to each shareholder entitled to attend the meeting, at least twenty-one (21) days before the meeting. The vote required for Gold Torrent Canada to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

Shareholder Action by Written Consent

Gold Torrent US. Pursuant to Gold Torrent US’s articles of incorporation, any action that may be taken by the vote of stockholders at a meeting may be taken without a meeting if authorized by the written consent of the shareholders holding at least a majority of the voting power..

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, if all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution.

Shareholder Rights Plan

Gold Torrent US. Gold Torrent US has no shareholder rights plan.

Gold Torrent Canada. Gold Torrent Canada has no shareholder rights plan.

Quorum of Shareholders

Gold Torrent US. Gold Torrent US’s bylaws provide that, the holders of a majority of the issued and outstanding capital stock of Gold Torrent US and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, subject to any special rights or restrictions attached to shares, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders which together hold at least five percent (5%) of the issued shares entitled to be voted at the meeting. If, however, there is only one shareholder entitled to vote at a meeting of shareholders, the quorum is one person who is, or who represents by proxy, that shareholder, and that shareholder, present in person or by proxy, may constitute the meeting. Generally, no business may be transacted at a meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting; however, such quorum need not be present throughout the meeting.

Inspection of Corporate Records

Gold Torrent US. Pursuant to Gold Torrent US’s bylaws, Gold Torrent US’s board of directors has the power from time to time to determine to what extent and at what times and places and under what conditions the books or records of Gold Torrent US shall be open to the inspection of the stockholders. No stockholder has any right to inspect any book or record of the Gold Torrent US, unless and until authorized otherwise by resolution of the board of directors or the stockholders of Gold Torrent US.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, unless Gold Torrent Canada’s directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of Gold Torrent Canada is entitled to inspect or obtain a copy of any accounting records of Gold Torrent Canada.

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Amendments to Governing Documents

Gold Torrent US. Under the Nevada Corporations Code, amendment of the company’s articles requires shareholder approval. Pursuant to the Gold Torrent US bylaws, the company’s board of directors may alter, amend, change, add to or repeal the bylaws by the affirmative vote of a majority of the total number of directors then in office, subject to further action by the shareholders. Any alteration or repeal of the bylaws by Gold Torrent US shareholders shall require the affirmative vote of a majority of the combined voting power of the then issued and outstanding shares of Gold Torrent US entitled to vote on such alteration or repeal.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles, the company may alter its notice of articles or articles in connection with the alteration of the company’s authorized share structure or alteration of special rights or restrictions attached to Gold Torrent Canada shares, if applicable. Furthermore, the company may authorize an alteration to its notice of articles in order to change the company’s name. If the BCBCA does not specify the type of resolution and the company’s articles do not specify another type of resolution, the company may by special resolution alter its articles.

Indemnification of Officers, Directors, Employees and Other Persons

Gold Torrent US. Under Gold Torrent US’s bylaws, all directors or officers of Gold Torrent US shall be indemnified and held harmless to the fullest extent legally permissible under the laws of the State of Nevada against all expense, liability and loss (including attorney’s fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or in connection with such director or officer’s service for Gold Torrent US.

The expenses of Gold Torrent US officers and directors incurred defending a civil or criminal action, suit or proceeding must be paid by Gold Torrent US as they are incurred and in advance of the final disposition of the action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by Gold Torrent US.

Gold Torrent Canada. Pursuant to Gold Torrent Canada’s articles of incorporation, subject to the BCBCA, Gold Torrent Canada must indemnify a director, former director or alternate director of Gold Torrent Canada and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable. Gold Torrent Canada must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Gold Torrent Canada may in certain circumstances indemnify its directors and officers against certain liabilities under United States federal securities laws. However, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”) and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Gold Torrent Canada of expenses incurred or paid by a director, officer or controlling person of Gold Torrent Canada in the successful defense of any action, suit or proceeding) is asserted by a director or officer of Gold Torrent Canada in connection with the securities being registered in the United States, Gold Torrent Canada will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Anti-Takeover Statutes

Gold Torrent US. Under the Nevada Corporations Code, a corporation may adopt plans, arrangements, or instruments that grant or deny rights to stockholders with a specific number or percentage of shares. For example, a corporation may adopt a plan that allows certain stockholders to purchase shares of the corporation at a discounted price if one stockholder reaches a specified percentage of share ownership.

In order to obtain a “controlling interest” (defined as 20% or more of a corporation’s voting power) in a Nevada corporation, a stockholder seeking a controlling interest in the corporation must obtain approval by a majority of the disinterested shareholders at a special meeting or annual shareholders meeting.

Generally, a corporation traded on a national stock exchange with over 200 shareholders may not engage in certain business combinations and transactions with an interested shareholder (the owner of 10% or more of the corporation’s voting power) for the two-year period after the shareholder became an interested shareholder, unless either (1) the approval of the combination or transaction by the board of directors occurred before the shareholder became an interested shareholder, or (2) during the two-year period, the transaction was approved by the board and by 60% of the disinterested shareholders at an annual or special meeting.

Gold Torrent Canada. The BCBCA does not contain any anti-takeover provisions.

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Mergers, Consolidations and Other Transactions

Gold Torrent US. Under the Nevada Corporations Code, Gold Torrent US’s board of directors must adopt a resolution approving a plan of merger and to recommend the merger to its stockholders entitled to vote. The stockholders entitled to vote must then approve the plan at a stockholder’s meeting or by written consent. Unless the plan of merger is approved by written consent of the stockholders, Gold Torrent US must notify each stockholder (whether entitled to vote or not) of the proposed stockholder meeting, state that the purpose of the meeting is to consider the plan of merger and include a copy or summary of the plan. The notice must be provided ten to 60 days before the meeting.

The merger must be approved by a majority of the voting power of the stockholders. However, certain mergers need not be approved by the stockholders of the surviving domestic corporation if all of the following conditions are met:

a.	There are no changes to the articles of incorporation;
b.	Each shareholder will hold the same number of identical shares of stock as before the merger; and
c.	The number of shares of each of the common and preferred stock issued and issuable in connection with the merger does not exceed by more than 20% the total number of shares of such stock outstanding before the merger.

Stockholders may approve the merger by written consent.

Gold Torrent Canada. Under British Columbia law, certain actions such as: (i) amalgamations (other than with certain affiliated corporations); (ii) arrangements; (iii) sales, leases or exchanges of all, or substantially all, the undertaking of a corporation other than in the ordinary course of business; (iv) continuances; and (v) other actions such as liquidations are required to be approved by the shareholders by an affirmative vote of 66 2/3% of the votes cast. In certain specified cases where rights may be prejudiced or interfered with, a resolution passed by two thirds of the votes cast is required to approve the corporate action in question affecting the share rights or special rights, is also required to be approved separately by the holders of a class or series of shares, including a class or series of shares not otherwise carrying voting rights. In certain extraordinary corporate actions, such as approval of amalgamations and plans of arrangement, all shares have a vote, whether or not they generally having voting rights and, in certain cases, may have separate class votes.

The British Columbia Securities Commission has adopted Multilateral Instrument 61-101—Protection of Minority Security Holders in Special Transactions (“MI 61-101”). MI 61-101 sets out the rules and policies in connection with certain types of transactions between a reporting issuer and a person, other than a bona fide lender, that is a related party of the issuer. A related party includes a person that manages or directs the affairs or operations of the issuer, a person that is a major shareholder, a director or senior officer of the issuer. A “related party transaction” defined under MI 61-101 includes, but is not limited to, where the issuer directly or indirectly: (i) purchases or acquires an asset from the related party for valuable consideration; (ii) sells, transfers or disposes of an asset to the related party; (iii) issues a security to the related party or subscribes for a security of the related party; (iv) assumes or otherwise becomes subject to a liability of the related party; (v) borrows money from or lends money to the related party; or (vi) releases, cancels or forgives a debt or liability owned by the related party.

MI 61-101 provides that related party transactions are subject to certain disclosure requirements, formal valuations and minority approval, where not exempt.

Gold Torrent Canada is not currently a reporting issuer in Canada and as such MI 61-101 does not currently apply to Gold Torrent Canada. Should Gold Torrent Canada become a reporting issuer in Canada in the future, MI 61-101 would apply to Gold Torrent Canada.

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Preemptive Rights

Gold Torrent US. Under the Nevada Corporations Code, stockholders of a corporation do not have a preemptive right to acquire the corporation’s unissued shares except to the extent the articles of incorporation so provide. The Gold Torrent US articles of incorporation do not provide shareholders with a preemptive right.

Gold Torrent Canada. Companies incorporated under British Columbia law have the option of including preemptive rights in their articles if they so choose. The articles of Gold Torrent Canada provide that holders of Common Shares of Gold Torrent Canada do not have preemptive rights.

Dissenters’ Rights

Gold Torrent US. Under the Nevada Corporations Code, those stockholders who do not approve a merger may assert dissenter’s rights and demand payment of the fair value of their shares. If a merger will be submitted to a vote at a stockholder’s meeting, the notice of the meeting must indicate whether dissenter’s rights may be available and include a copy of the relevant sections of the Nevada Corporations Code. The board of directors has the ability to grant dissenter’s rights following a board resolution approving a plan of merger, conversion or exchange. In all instances, written notice must be sent to all stockholders entitled to assert dissenters’ rights within ten (10) days after the effective date of the merger. Among other specific requirements, the notice must: (a) include a copy of the relevant sections of the Nevada Corporations Code, (b) include a form for demanding payment, and (c) state when the demand form must be received by the corporation and where the form should be sent.

Gold Torrent Canada. Under British Columbia law, shareholders of a company are not generally entitled to demand appraisal of the fair value of their shares. However, shareholders can dissent where a resolution is proposed to effect a fundamental change to the corporation (i.e., an amalgamation, arrangement, continuation, or a sale of all or substantially all of the property). If the dissenter wishes to sell his or her shares to the company, the company and dissenter must establish the payout value of the shares one of three ways: (i) the company and dissenter may agree on the payout value; (ii) the company may apply to court and the court may determine the payout value of the shares or (iii) the court may order that the payout value of the shares be established by arbitration or by reference to the registrar, or a referee, of the court.

Shareholder Derivative Lawsuits

Gold Torrent US. Under Nevada law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or the stockholder acquired the shares thereafter by operation of law. The derivative action may not be maintained if the plaintiff does not fairly and adequately represent the interests of the stockholders or members similarly situated in enforcing the right of the corporation.

Gold Torrent Canada. Under British Columbia law, a shareholder or director must have leave of the court in order to bring a derivative action.

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THE ANNUAL MEETING

We are furnishing this proxy statement/prospectus to our stockholders in connection with the solicitation of proxies by Gold Torrent US’s board of directors for use at the Annual Meeting of stockholders.

Time, Place and Date

The annual meeting of stockholders will be held on February 16, 2018, at 10:00 a.m., local time, at 960 Broadway Avenue, Suite 530, Boise, Idaho.

Purpose of the Annual Meeting

At the Annual Meeting, Gold Torrent US’s board of directors will ask stockholders to vote on the following proposals:

1.	to adopt the Merger Agreement, pursuant to which the merger of US Merger Co into Gold Torrent US will be effected (the “Redomicile Proposal”);

2.	to elect the six nominees named in the proxy statement/ prospectus to the board of directors of Gold Torrent US (the “Director Proposal”);

3.	to ratify the appointment of Morgan & Company LLP as Gold Torrent US’s independent registered public accounting firm for the 2018 fiscal year (the “Auditor Proposal”);

4.	to approve, on a non-binding advisory basis, the compensation of Gold Torrent US’s named executive officers as disclosed in the enclosed proxy statement/prospectus (the “Say on Pay Proposal”);

5.	to recommend, on an advisory basis, whether a stockholder vote to approve executive compensation should occur every one, two or three years (the “Say When on Pay Proposal”);

6	to approve the Gold Torrent, Inc. 2016 Stock Option and Stock Bonus Plan (the “Stock Option Plan Proposal”); and

7.	to approve any proposal to adjourn the annual meeting to a later date if necessary or appropriate to solicit additional proxies if there are not sufficient votes to approve the Redomicile Proposal at the time of the Annual Meeting (the “Adjournment Proposal”).

Only the approval of the Redomicile Proposal is required for the completion of the Redomicile Transaction.

Gold Torrent US’s board of directors has unanimously approved the Merger Agreement and recommends that you vote “FOR” the Redomicile Proposal. The board of directors also recommends that you vote “FOR” the Director Proposal, “FOR” the Auditor Proposal, “FOR” the Say on Pay Proposal, “ONE YEAR” for the Say When on Pay Proposal, “FOR” the Stock Option Plan Proposal, and “FOR” the Adjournment Proposal.

Record Date; Outstanding Voting Securities; Voting Rights; Vote Required for Approval

Stockholders of record of Gold Torrent US as of the close of business, on January 18, 2018 have the right to attend the Annual Meeting and vote their shares of common stock, or may grant a proxy to vote on each of the proposals included in this proxy statement/prospectus.

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Gold Torrent US has one outstanding class of common stock, par value $0.001 per share, that entitles holders to vote at meetings of Gold Torrent US’s stockholders.

On the record date, there were approximately 20,110,552 shares of Gold Torrent US common stock outstanding. Each share of Gold Torrent US common stock entitles the holder to one vote. Stockholders may not cumulate their votes. There are no matters that require a supermajority vote under Gold Torrent US’s article of incorporation.

The affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock entitled to vote on the matter is required to approve the Redomicile Proposal.

The six nominees for director who receive the greatest number of votes cast at the meeting will be elected as directors.

The affirmative vote of a majority of the outstanding shares of Gold Torrent US common stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter is required to approve the Auditor Proposal, the Say on Pay Proposal, the Stock Option Plan Proposal and the Adjournment Proposal. With respect to the Say When on Pay Proposal, the alternative (other than abstention) regarding the frequency of future advisory votes on executive compensation that receives the most votes will be deemed the recommendation of the stockholders.

Our directors and executive officers have indicated that they intend to vote their shares in favor of the Redomicile Proposal, each of the director nominees and each of the other proposals described in this proxy statement/prospectus, although none of them have entered into any agreements obligating them to do so. On the record date, our directors and executive officers and their affiliates beneficially owned approximately 24.6% of the common stock of Gold Torrent US.

Proxies and Voting Instruction Cards

A proxy card is being sent with this proxy statement/prospectus to each stockholder of record of Gold Torrent US as of the record date for the Annual Meeting. If you are a stockholder of record of Gold Torrent US as of the record date, you may grant a proxy to vote on each of the Proposals described in this proxy statement/prospectus by following the instructions on the proxy card.

If you hold your shares in the name of a bank, broker or other nominee, you should follow the instructions provided by your bank, broker or nominee when voting your shares. In particular, if you hold your shares in “street name” through The Depository Trust Company (“DTC”), you should follow the procedures typically applicable to voting of securities beneficially held through DTC because Cede & Co., as nominee of DTC, is the stockholder of record in Gold Torrent US’s stock transfer book with respect to such shares.

If you have timely submitted a properly executed proxy card and specifically indicated your votes, your shares will be voted as indicated. If you have timely submitted a properly executed proxy card and have not specifically indicated your votes, your shares will be voted as recommended by the Gold Torrent US board of directors with respect to that proposal. The board of directors knows of no matters, other than those stated in this proxy statement/prospectus, to be presented for consideration at the annual meeting.

Revocation. In addition to revocation in any other manner permitted by law, you can revoke your proxy in one of the following ways:

●	filing a written revocation with the secretary prior to the voting of such proxy;

●	giving a duly executed proxy bearing a later date; or

●	attending the annual meeting and voting in person.

Your attendance at the annual meeting will not itself revoke your proxy.

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Quorum

The presence of stockholders, in person or by proxy, holding at least a majority of the outstanding shares of Gold Torrent US common stock will be required to establish a quorum. The stockholders present in person or by proxy at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.

Inspections

Any stockholder may inspect Gold Torrent US’s stock ledger, a list of its stockholders, and its other books and records for a proper purpose during usual business hours. Moreover, Gold Torrent US intends to make available, before the Annual Meeting, a complete list of stockholders entitled to vote at the Annual Meeting, showing the address of each stockholder and the number of registered shares in the name of each stockholder. The list is expected to be open to the examination by any stockholder for any purpose germane to the Annual Meeting for a period of at least 10 days prior to the Annual Meeting on a reasonably accessible electronic network (provided that the information required to gain access to such list is provided with notice of the meeting) or during normal business hours, at the principal place of business of the corporation.

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ELECTION OF DIRECTORS

Report of the Board of Directors Performing
(Proposal 2)

All six directors currently serving on the Gold Torrent US board of directors are to be elected at the annual meeting. The Gold Torrent US board of directors has nominated Daniel Kunz, Alexander Kunz, Ryan Hart, Pat Okita, Steven McGrath, and Roy Eiguren for re-election to the Gold Torrent US board of directors, to hold office until the annual meeting of stockholders in 2018, and until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

If any nominee becomes unable to serve, your proxy may vote for another nominee proposed by the Gold Torrent US board of directors, or the board of directors may reduce the number of directors to be elected. If any director resigns, dies or is unable to serve out his or her term, or the Gold Torrent US board of directors increases the number of directors, then the board of directors may fill the vacancy.

Each of the nominees is a current member of the Gold Torrent US board of directors. The members of the Gold Torrent US board of directors will serve on the board of Gold Torrent Canada following the completion of the Redomicile Transaction.

GOLD TORRENT US’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” EACH OF THE NOMINEES NAMED ABOVE.

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RATIFICATION OF AUDITORS
(Proposal 3)

The board of directors has appointed Morgan & Company LLP, an independent registered public accounting firm, to audit the consolidated financial statements of the Company for the year ending March 31, 2018. Although ratification is not required by our bylaws or otherwise, our board of directors is submitting the appointment of Morgan & Company LLP as the Company’s auditors for the year ending March 31, 2018 to our stockholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the board of directors in its discretion may appoint a different independent registered public accounting firm at any time during the year.

The following table sets forth the fees for professional audit services and the fees billed for other services rendered by our auditors, Morgan & Company LLP Chartered Professional Accountants, in connection with the audit of our financial statements for the years ended March 31, 2017 and 2016, and any other fees billed for services rendered by our auditors during these periods.

Services	2017	2016
Audit Fees	$17,217	$18,027
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$17,217	$18,027

Audit Fees. Audit fees consist primarily of the audit and quarterly reviews of the consolidated financial statements

Audit-Related Fees. Fees for audit-related services are fees paid for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements not reported above under “Audit Fees”.

Tax Fees. Tax fees include professional services provided for tax compliance, tax advice and tax planning, except those rendered in connection with the audit.

Since our inception, our board of directors, performing the duties of the audit committee, has reviewed all audit and non-audit related fees at least annually. The board of directors, acting as the audit committee, pre-approved all audit related services for the year ended March 31, 2017.

Representatives of Morgan & Company LLP are not expected to be present at the Annual Meeting, however if they attend the Annual Meeting they will be offered the opportunity to make a statement if such representatives desire to do so. If they attend the Annual Meeting, the representatives of Morgan & Company LLP will be available to answer any appropriate questions from Gold Torrent US stockholders.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MORGAN & COMPANY LLP AS GOLD TORRENT US’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING MARCH 31, 2018.

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REPORT OF THE BOARD OF DIRECTORS CONCERNING AUDIT COMMITTEE FUNCTIONS

The information contained in this report shall not be deemed to be “soliciting material,” to be “filed” with the SEC or be subject to Regulation 14A or Regulation 14C (other than as provided in Item 407 of Regulation S-K) or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed to be incorporated by reference in future filings with the SEC except to the extent that we specifically incorporate it by reference into a document filed under the Securities Act of 1933 or the Exchange Act.

The board of directors performing the functions of an audit committee has reviewed and discussed with management and Morgan & Company LLP the audited financial statements for the year ended March 31, 2017 contained in our Annual Report on Form 10-K filed June 23, 2017. The board of directors has also discussed with Morgan & Company LLP the matters required to be discussed pursuant to applicable auditing standards.

The board of directors has received and reviewed the written disclosures and the letter from Morgan & Company LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding communications with the board of directors concerning independence, and has discussed with Morgan & Company LLP its independence from Gold Torrent, Inc.

Respectfully submitted by:

Daniel Kunz

Alexander Kunz

Ryan Hart

Pat Okita

Steven McGrath

Roy Eiguren

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ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION
(Proposal 4)

We are asking that you vote for approval, on an advisory basis, of the compensation of the named executive officers as disclosed in this proxy statement/prospectus, commonly referred to as a “Say-on-Pay” proposal.

Section 14A of the Exchange Act requires us to provide an advisory stockholder vote to approve the compensation of our named executive officers, as such compensation is disclosed pursuant to the disclosure rules of the SEC. Accordingly, we are providing our stockholders with the opportunity to cast an advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement/prospectus.

This vote is not intended to address any specific item of executive compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement/prospectus. Accordingly, our board of directors asks that you indicate your support for our executive compensation policies and practices as described in this proxy statement/proxy statement by voting “FOR” the following resolution:

RESOLVED that the Gold Torrent Inc.’s stockholders approve, on a non-binding advisory basis, the compensation of the Gold Torrent Inc.’s executives named in the Summary Compensation Table, as disclosed in this proxy statement/ prospectus pursuant to the executive compensation disclosure rules of the Securities and Exchange Commission, which disclosure includes the compensation tables, narrative disclosure and other related tables and disclosure.

Since this say-on-pay vote is advisory, it will not be binding on the board of directors. However, the board of directors values the opinions of our stockholders and will review the voting results and take them into consideration when making future decisions regarding executive compensation. The affirmative vote of the holders of a majority of our shares of common stock represented in person or by proxy entitled to vote on the proposal will be required for approval.

GOLD TORRENT US’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ADOPTION, ON A NON-BINDING, ADVISORY BASIS, OF THE RESOLUTION APPROVING THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

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ADVISORY VOTE ON THE FREQUENCY OF
FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION
(Proposal 5)

This proposal, commonly known as a “say-when-on-pay” proposal, provides stockholders with the opportunity to vote, on a non-binding advisory basis, on the frequency with which we should conduct the say-on-pay vote. You are given the option of selecting a frequency of every one, two or three years, or abstaining.

The Gold Torrent US board of directors has determined that an advisory resolution on executive compensation that is submitted to stockholders every year is the most appropriate alternative for Gold Torrent US and, therefore, the board of directors recommends that you vote in favor of an annual advisory resolution on executive compensation. This recommendation is based on our belief that an annual advisory resolution on executive compensation will provide stockholders with a frequent and consistent opportunity to express their views on our executive compensation as disclosed in our annual proxy statements and will allow our board of directors to take our stockholders’ views into account more quickly than a less frequent vote would allow and to evaluate changes in our stockholders’ views over time as our executive compensation program evolves.

As an advisory vote, this proposal is not binding upon us or the board of directors, and the board could, if it concluded it was in our best interests to do so, choose not to follow or implement the outcome of the advisory vote. In setting the agenda for future stockholder meetings, however, we expect that the board of directors will review voting results on this proposal and give due consideration to the outcome. In future years, the board of directors could also recommend to stockholders that an advisory resolution on executive compensation be submitted to stockholders less frequently than annually.

You are not voting to approve or disapprove of the board’s recommendation. You are being asked to select from one of the four choices set forth above. The alternative (other than abstention) that receives the most votes will be deemed the advice of the stockholders.

THE GOLD TORRENT US BOARD OF DIRECTORS RECOMMENDS THAT FUTURE ADVISORY RESOLUTIONS ON EXECUTIVE COMPENSATION BE SUBMITTED TO STOCKHOLDERS EVERY YEAR.

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PROPOSAL TO APPROVE THE GOLD TORRENT, INC.
2016 STOCK OPTION AND STOCK BONUS PLAN
(Proposal 6)

The 2016 Plan was originally approved by the Gold Torrent US board of directors in September 2016, and was reapproved by the Gold Torrent US board of directors in March 2017. No awards were granted under the 2016 Plan prior to the 2016 Plan being reapproved by the Gold Torrent US board of directors in March 2017. Although the 2016 Plan was effective upon its adoption by the Gold Torrent US board of directors, it is subject to approval by Gold Torrent US’s stockholders. The purpose of the 2016 Plan is to encourage stock ownership by employees, consultants, officers and directors of Gold Torrent US, so that they may acquire or increase their proprietary interest in our company, and is intended to facilitate the our efforts to: (i) induce qualified persons to become employees, officers and directors (whether or not they are employees) and consultants to Gold Torrent US; (ii) compensate employees, officers, directors and consultants for services to the Gold Torrent US; and (iii) encourage such persons to remain in the employ of or associated with us and to put forth maximum efforts for the success of the Gold Torrent US. It is further intended that certain options granted under the 2016 Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code of 1986 (the “Code”), and the regulations issued thereunder, while other options granted under the 2016 Plan shall constitute “non-qualified stock options” (“Non-qualified Stock Options”, together with Incentive Stock Options, “Options”).

The 2016 Plan is designed to ensure that certain awards granted under the 2016 Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) under the Code (“Section 162(m)”). Section 162(m) provides that compensation paid to a “covered employee” in excess of $1 million in a taxable year is not deductible by Gold Torrent US for federal income tax purposes. However, certain types of compensation, including performance-based compensation, are not subject to this limit.

For these and other related reasons, the Gold Torrent US board of directors has determined that it is in the best interests of Gold Torrent US for its stockholders to approve the 2016 Plan. The following summary of the 2016 Plan is qualified in its entirety by reference to the full text of the 2016 Plan, a copy of which is attached as Annex D to this Proxy Statement/Prospectus.

Upon completion of the Redomicile Transaction, the 2016 Plan will be assigned to Gold Torrent Canada pursuant to the terms of the Merger Agreement, and after such date all awards issued under the 2016 Plan will be exercisable into Gold Torrent Canada Common Shares, and only Gold Torrent Canada Common Shares will be issued to plan participants after the Redomicile Transaction.

Plan Administration

The 2016 Plan will be administered by the committee appointed by the Gold Torrent US board of directors, or if there is no such committee appointed by the board of directors, then by the board of directors as a whole (the “Committee”). Except for the terms and conditions explicitly set forth in this Plan, the Committee will have the authority, in its discretion, to determine all matters relating to the award and issuance of Options and shares of Gold Torrent US common stock issued as a bonus under the 2016 Plan (a “Stock Bonus”); to determine the persons to whom, and the time or times at which, Options and Stock Bonuses shall be granted; to determine the number of shares of common stock to be covered by each Option or Bonus; to determine Fair Market Value (as defined in the 2016 Plan) per share; to interpret the 2016 Plan; to prescribe, amend and rescind rules and regulations relating to the 2016 Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the 2016 Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the 2016 Plan.

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Eligibility

Subject to certain limitations set forth in the 2016 Plan, Options and Stock Bonuses may be granted to employees (including officers), consultants, advisors, and directors (whether or not they are employees) of Gold Torrent US or its present or future divisions, affiliates and subsidiaries. In determining the persons to whom Options or Bonuses shall be granted and the number of shares of Gold Torrent US common stock to be covered by each Option or Bonus, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Gold Torrent US, and such other factors as the Committee shall deem relevant to accomplish the purposes of the 2016 Plan.

Stock Reserved

Pursuant to the terms of the 2016 Plan the aggregate number of shares of Gold Torrent US common stock as to which Options and Bonuses may be granted from time to time under the 2016 Plan shall not exceed the greater of (i) 20,000,000 shares or (ii) 10% of the total shares outstanding, subject to adjustment as provided for in the 2016 Plan. Additionally, if any Option outstanding under the 2016 Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Gold Torrent US common stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Options and Bonuses under the 2016 Plan.

As of January 22, 2018 the per share closing price of Gold Torrent US’s common stock on the OTCQB Venture Market was $0.60. Based on that value, the 20,000,000 shares of common stock available for grants under the 2016 Plan would have had a total value of $12,000,000.

Awards to Participants

Stock Options

The 2016 Plan provides for the grant of Incentive Stock Options to employees and Non-Qualified Stock Options to employees, officers directors and consultants. The Committee determines the terms of Options, such as price, expiration date and other material conditions, provided that ISOs are subject to statutory limitations. The Committee determines the exercise price for an Option, within the terms and conditions of the 2016 Plan and applicable law. The exercise price of a Non-Qualified Stock Option may not be less than 100% of the fair market value of our common stock on the date of grant unless in substitution for another Option. The exercise price of an Incentive Stock Option may not be less than 100% (or 110% in the case of a recipient who is also a 10% stockholder) of the fair market value of our common stock on the date of grant. An option may be exercised by payment of the exercise price in cash, by a “cashless” exercise, by reduction in the number of shares issued or other methods acceptable to the Committee.

Term

Options granted under the 2016 Plan will vest at the rate specified by the Committee, with the vesting schedule or performance conditions for each Option to be set forth in the Option agreement for such Option grant. Generally, the Committee determines the term of Options granted under the 2016 Plan, up to a maximum term of 10 years (five years for an Incentive Stock Option granted to a 10% stockholder).

Termination

Unless otherwise provided in the Option agreement, if an Option recipient ceases to be an employee, officer, director or consultant of Gold Torrent US (other than by reason of death or disability), all unexercised vested Options previously granted to such recipient will terminate upon the earlier of (i) three months following the date the recipient ceased to be an employee, officer, director or consultant of the Corporation, and (ii) the end of the originally scheduled term of the option, provided that such vested Options shall expire upon the date of termination of employment or other relationship if discharged for cause. Any options that were not vested as of the date of termination shall expire immediately upon the date the recipient ceases to be an employee, officer, director or consultant of the Corporation.

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Unless otherwise provided in the Option agreement, if an Option recipient shall die while an employee, officer, director or consultant of the Gold Torrent US, or within the three month period described above, or if the recipient’s relationship with the Gold Torrent US shall terminate by reason of disability, all vested Options theretofore granted to such recipient, may be exercised by the recipient or by the Recipient’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or disability of the recipient, until the earlier of (i) one year after the date of death or disability of the recipient; or (ii) the end of the originally scheduled term of the Option. Any Options that are not vested as of the date the recipient’s employment or other relationship with Gold Torrent US terminates as a result of death or disability shall expire immediately on the date such service relationship terminates.

Transferability

Options granted under the 2016 Plan are not transferable other than by will or by the laws of descent and distribution or, with respect to a Non-Qualified Option, pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised during the lifetime of the recipient only by the recipient and thereafter only by his legal representative. As a condition to the transfer of any shares of Gold Torrent US common stock issued upon exercise of an Option granted under this 2016 Plan, Gold Torrent US may require an opinion of counsel, satisfactory to us, to the effect that such transfer will not be in violation of the U.S. Securities Act of 1933, as amended or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws.

Stock Bonuses

The Committee may grant up to 2,000,000 shares of Gold Torrent US common stock as bonuses to eligible participants under the 2016 Plan on an annual basis (with the exception of the initial grant, which may be up to 4,000,000 shares of common stock). At the time of the grant, the Committee may impose a vesting of up to 10 years and such other restrictions as the Committee deems appropriate. Unless otherwise directed by the Committee at the time of grant, the recipient of bonus shares of common stock shall be considered a stockholder of Gold Torrent US regardless of any forfeiture provisions which have not yet arisen. Recipients’ may be required to execute a subscription agreement prior to receiving bonus shares of Gold Torrent US common stock under the 2016 Plan and such shares may include a restrictive legend on them.

Effect of Certain Changes

All awards granted under the 2016 Plan, as well as the number of shares of Gold Torrent US common stock available for issuance under the 2016 Plan will be adjusted proportionately in connection with any stock split, reverse split, stock dividend, merger, share exchanges, liquidation, recapitalization, reincorporation, etc.

In the event of a change in control of Gold Torrent US and any surviving corporation or acquiring corporation (or parent thereof) refuses to assume any Options or bonus awards outstanding under the 2016 Plan, then (A) with respect to Options or bonuses held by recipients whose continuous service to Gold Torrent US has not terminated as of the date of the change of control, the vesting of such Options and bonuses (and the time during which such Options may be exercised) shall be accelerated in full, and any Options shall terminate if not exercised at or prior to the change of control, and (B) with respect to any other Options outstanding under the 2016 Plan, such Options shall terminate if not exercised (if applicable) prior to the change of control. In connection with a change of control, Gold Torrent US or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to cash out an Option in lieu of requiring the participant to exercise such Option in accordance with its terms, and Gold Torrent US or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to make any such cash out subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such change of control transaction.

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Amendment and Termination of the Plan

The Gold Torrent US board of directors may amend or terminate the 2016 Plan in any respect at any time, except that stockholder approval will be required for certain material amendments to the 2016 Plan, including for material increases in the shares of common stock available for issuance under the 2016 Plan.

Amounts of Awards

Since specific grants under the 2016 Plan are discretionary, the actual number of awards to be paid under the 2016 Plan as proposed herein cannot be determined at this time. The awards earned by our named executive officers in the fiscal years ended March 31, 2017 and 2016 under the 2013 Plan are disclosed in this Proxy Statement/Prospectus under our “Summary Compensation Table”.

Taxation of Awards

When a Non-Qualified Option is exercised, the difference between the exercise price and the stock price on the date of exercise is taxable to the holder of the option as ordinary income, and Gold Torrent US is generally entitled to a deduction in the same amount. Shares of common stock issued upon exercise of a Non-Qualified Option will have an adjusted basis equal to the stock price of such shares of common stock on the date of issuance. For an Incentive Stock Option, there is no taxation on exercise of the option and all the gain is taxed on disposition of the stock by the participant as capital gain, so long as the participant holds the stock for at least one year after exercise and two years after the date of grant. If such holding period requirements are not met, the Option exercise will be retroactively treated as the exercise of a non-statutory option for tax purposes and the participant will incur ordinary income tax in the year in which the disqualifying disposition of stock occurs. The exercise of an Incentive Stock Option may also cause the participant to be subject to the alternative minimum tax upon exercise, which would require the participant to include the difference between the exercise price and the value of the stock on the date of exercise in the participant’s taxable income for the purposes of calculating the amount of alternative minimum tax that would be owed. Gold Torrent US is not allowed a tax deduction for an Incentive Stock Option unless the participant sells the stock after exercise in a disqualifying disposition. Stock awarded under the 2016 Plan with restrictions are taxable on its value at the date it vests, unless the participant made an election to pay tax on its value at the time it was granted. Unrestricted stock grants are taxable at their value on the date granted.

GOLD TORRENT US’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE GOLD TORRENT, INC. 2016 STOCK OPTION AND STOCK BONUS PLAN.

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ADJOURNMENT PROPOSAL
(Proposal 7)

At the annual meeting, stockholders will vote on the approval of any proposal to adjourn the Annual Meeting to a later date, if necessary or appropriate to solicit additional proxies if there are not sufficient votes to adopt the Merger Agreement at the time of the Annual Meeting. In addition, under the bylaws of Gold Torrent US, the chairman of the Annual Meeting or a majority of the shares of common stock represented in person or by proxy may adjourn the Annual Meeting from time to time, whether or not there is a quorum.

GOLD TORRENT US’S BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

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EXPERTS

The consolidated financial statements of Gold Torrent, Inc. at March 31, 2017 and 2016, and for each of the three years in the period ended March 31, 2017, appearing in this proxy statement/prospectus and registration statement have been audited by Morgan & Company LLP, independent registered public accounting firm, as set forth in their report thereon appearing elsewhere herein, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The estimates of our mineralized material with respect to the Lucky Shot Project have been included in reliance upon Preliminary Feasibility Study prepared by Hard Rock Consulting, LLC.

LEGAL MATTERS

Gowling WLG (Canada) LLP, Vancouver, British Columbia, Canada, will pass upon certain Canadian legal matters with respect to the Redomicile Transaction, including legal matters with respect to the validity of the Common Shares to be issued pursuant to the Redomicile Transaction. Davis Wright Tremaine LLP, Seattle, Washington, will pass upon certain United States Federal income tax consequences of the Redomicile Transaction.

FUTURE STOCKHOLDER PROPOSALS

To be included in the proxy materials for the 2018 annual meeting of stockholders, stockholder proposals that are submitted for presentation at that annual meeting and are otherwise eligible for inclusion in the proxy statement/prospectus must be received by us no later than April 1, 2018.

Any proposal which a Stockholder wishes to include in the proxy statement and proxy relating to the 2018 annual meeting of stockholders as well as any nominations to our board of directors pursuant to Rule 14a-11 of the Exchange Act must be received by Gold Torrent US on or before April 1, 2018. Gold Torrent reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 under the Exchange Act and all other applicable requirements.

Stockholders wishing to bring any other item before the 2018 annual meeting, other than in accordance with the process of Rule 14a-8 under the Exchange Act, must submit written notice of such proposal to Gold Torrent US no later than June 16, 2018. If we receive notice of a stockholder proposal after June 16, 2018, such notice will be considered untimely our management will have discretionary authority to vote proxies received with respect to such proposal.

If the Redomicile Transaction is effected, the advance notice provision deadlines set forth above for shareholder proposals and director nominations will be applicable to the 2018 annual general meeting of Gold Torrent Canada shareholders, other than pursuant to a requisition of a meeting made pursuant to the provisions of the BCBCA.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more stockholders reside if they appear to be members of the same family. Each stockholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares of common stock through a broker and you reside at an address at which two or more stockholders reside, you will likely be receiving only one proxy statement/prospectus unless any stockholder at that address has given the broker contrary instructions. However, if any such beneficial stockholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statements wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our Corporate Secretary, Gold Torrent Inc., 960 Broadway Avenue, Suite 530, Boise, Idaho, 83706. We will deliver, promptly upon written or oral request to the Corporate Secretary, a separate copy of this proxy statement/prospectus to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

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WHERE YOU CAN FIND MORE INFORMATION

You should rely only on the information contained in this proxy statement/prospectus. We have not authorized anyone to provide stockholders with information that is different from or in addition to the information contained in this document.

Gold Torrent US is subject to the informational requirements of the Exchange Act and in accordance therewith files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Gold Torrent US’s SEC filings also are available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

Gold Torrent US’s web site is located at http://www.goldtorrentinc.com. Gold Torrent US’s filings with the SEC are available, free of charge, through its web site, as soon as reasonably practicable after those reports or filings are electronically filed with or furnished to the SEC. Information on Gold Torrent US’s web site or any other web site, is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

Gold Torrent Canada has filed a registration statement on Form S-4 with the SEC to register the distribution of the Common Shares in connection with the Redomicile Transaction. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Gold Torrent Canada under applicable U.S. securities laws in addition to being the proxy statement/prospectus of Gold Torrent US for the Annual Meeting.

121

You may obtain without charge a copy of our filings with the SEC by requesting them in writing or by telephone at the following address:

Daniel Kunz

Chief Executive Officer

Gold Torrent, Inc.

960 Broadway Avenue, Suite 530

Boise, ID 83706

(208) 343-1413

In order to ensure timely delivery of these documents, you should make such request no later than five business days prior to the date of the Annual Meeting.

122

FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

GOLD TORRENT, INC.

March 31, 2017 and 2016

Consolidated Financial Statements

(Expressed in US Dollars)

Financial Statement Index

123

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Gold Torrent, Inc.

We have audited the accompanying consolidated balance sheets of Gold Torrent, Inc. as at March 31, 2017 and 2016, and the related consolidated statements of operations, cash flows and stockholders’ deficiency for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Gold Torrent, Inc. as at March 31, 2017 and 2016, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company incurred losses from operations since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfill its operating activities. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada
/s/ Morgan & Company LLP
June 22, 2017	Chartered Professional Accountants

F-1

GOLD TORRENT, INC.

Consolidated Balance Sheets

(Expressed in US dollars)

	March 31, 2017	March 31, 2016
Assets
Current Assets
Cash	$1,584,684	$265,315
Prepaids and deposits	153,487	138,248
	1,738,171	403,563
Long Term Assets
Mineral property interest (Note 10)	405,406	-

Total Assets	$2,143,577	$403,563

Liabilities

Current Liabilities
Accounts payable (Note 6)	$356,274	$226,619
Accrued liabilities (Note 8)	475,573	279,750
Stockholders’ loans (Note 7)	-	93,793
	831,847	600,162
Long Term Liabilities
Convertible preferred note (Note 11)	2,000,000	-

Total Liabilities	2,831,847	600,162
Stockholders’ Deficiency
Common Stock (Note 4)
Authorized:
200,000,000 common shares, $0.001 par value
20,000,000 preferred shares, $0.001 par value
Issued and outstanding:
14,758,600 common shares, $0.001 par value	33,087	29,157
(2016 - 10,828,600 common shares)
Additional Paid-in Capital	3,057,263	1,606,193
Contributed Surplus	208,808	208,808
Deficit	(3,987,428)	(2,040,757)

Total Stockholders’ Deficiency	(688,270)	(196,599)

Total Liabilities and Stockholders’ Deficiency	$2,143,577	$403,563

Nature of operations and going concern (Note 1)

See accompanying notes to consolidated financial statements.

F-2

GOLD TORRENT, INC.

Consolidated Statements of Operations

(Expressed in US dollars)

	For the Year Ended March 31, 2017	For the Year Ended March 31, 2016
Expenses
Accounting and legal	$156,382	$83,305
Advertising and promotion	-	3,744
Bank charges, interest and finance fees	165,550	14,296
Executive compensation (Note 8)	485,000	363,750
Exploration and evaluation (Note 10)	1,094,138	762,065
Insurance	2,517	-
Licenses and fees	60,907	19,613
Office	9,393	20,223
Share-based payments	-	8,850
Travel and entertainment	38,784	28,696
Loss from Operations	(2,012,671)	(1,304,542)

Gain on settlement of debt (Note 6)	66,000	-

Net Loss and Comprehensive Loss for the Year	$(1,946,671)	$(1,304,542)

Weighted average number of common shares outstanding	11,196,171	8,595,185
Basic and diluted loss per share	$(0.17)	$(0.15)

See accompanying notes to consolidated financial statements.

F-3

GOLD TORRENT, INC.

Consolidated Statements of Cash Flows

(Expressed in US dollars)

	For the Year Ended March 31, 2017	For the Year Ended March 31, 2016

Cash Flow from Operating Activities
Net loss for the year	$(1,946,671)	$(1,304,542)
Items not involving cash:
Share-based payments	-	8,850
Accrued interest	25,205	13,446
Gain on settlement of debt	(66,000)	-
Changes in non-cash working capital items:
Prepaids and deposits	(15,239)	(16,998)
Accounts payable and accrued liabilities	122,353	345,447

Cash Used in Operating Activities	(1,880,352)	(953,797)

Cash Flow from Investing Activity
Investment in mineral property interest	(161,486)	-
Cash Used in Investing Activity	(161,486)

Cash Flow from Financing Activities
Proceeds from issuance of common stock	1,455,000	1,340,900
Proceeds from convertible preferred note	2,000,000	-
Repayment of stockholders’ loans	(93,793)	(201,825)

Cash Provided by Financing Activities	3,361,207	1,139,075

Increase in Cash	1,319,369	185,278
Cash, Beginning of Year	265,315	80,037

Cash, End of Year	$1,584,684	$265,315

Supplemental Information
Tax paid	$-	$-
Interest paid	$-	$-

See accompanying notes to consolidated financial statements.

F-4

GOLD TORRENT, INC.

Consolidated Statements of Stockholders’ Deficiency

(Expressed in US dollars)

	Shares of Common Stock Issued	Common Stock	Additional Paid-in Capital	Contributed Surplus	Deficit	Total
Balance, March 31, 2015	5,465,000	$23,793	$270,657	$199,958	$(736,215)	$(241,807)
Shares issued for cash	5,363,600	5,364	1,335,536	-	-	1,340,900
Share-based payments	-	-	-	8,850	-	8,850
Net loss for the year	-	-	-	-	(1,304,542)	(1,304,542)
Balance, March 31, 2016	10,828,600	29,157	$1,606,193	208,808	(2,040,757)	(196,599)
Shares issued for cash	3,930,000	3,930	1,451,070	-	-	1,455,000
Net loss for the year	-	-	-	-	(1,946,671)	(1,946,671)
Balance, March 31, 2017	14,758,600	$33,087	$3,057,263	$208,808	$(3,987,428)	$(688,270)

See accompanying notes to consolidated financial statements.

F-5

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

1.	Nature of Operations and Going Concern

GOLD TORRENT, INC. (the “Company”) was incorporated as a Nevada company on August 15, 2006. Going forward, the Company plans to focus on acquiring ownership in late-stage exploration to development stage gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. During the fiscal year ended March 31, 2015, the Company entered into an Exploration and Option to Enter Joint Venture Agreement with a third party (Note 10).

The Company has incurred losses since inception and has an accumulated deficit of $3,987,428 (2016 - $2,040,757) as of March 31, 2017, with limited resources and limited source of operating cash flows. As at March 31, 2017, the Company has a working capital of $906,324 (2016 - $196,599 working capital deficiency).

These factors raise substantial doubt about the ability of the Company to continue as a going concern. The Company’s continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short-term, raising additional capital through equity or debt financing either from its own resources or from third parties, and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and the difference from the carrying amounts reported in these consolidated financial statements could be material.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of the assets or the amounts and classifications of the liabilities that may result from the inability of the Company to continue as a going concern.

2.	Significant Accounting Policies

(a)	Basis of presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional and reporting currency is the US dollar. These consolidated financial statements include the accounts of the Company and the accounts of the Company’s 70% owned subsidiary, Alaska Gold Torrent, LLC, incorporated in the State of Alaska. For all periods presented, all significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to accounts payable and accrued liabilities, the fair value of warrants attached to common shares issued, the fair value of shares issued for services, the fair value of stock options granted, and the recoverability of income tax assets. While management believes the estimates used are reasonable, actual results could differ from those estimates and could impact future results of operations and cash flows.

F-6

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

2.	Significant Accounting Policies (Continued)

(c)	Basic and diluted earnings (loss) per share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share assumes the exercise of common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

(d)	Foreign currency translation

Transactions in currencies other than the US dollar are translated into US dollars at the exchange rate in effect at the balance sheet date for monetary assets and liabilities, and at historical exchange rates for non-monetary assets and liabilities. Expenses are translated at the average rates for the period, except amortization, which is translated on the same basis as the related assets. Resulting translation gains or losses are reflected in net loss.

(e)	Financial instruments

All financial instruments are classified as one of the following: held-to-maturity, loans and receivables, held-for-trading, available-for-sale or other financial liabilities. Financial assets and liabilities held-for-trading are measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables, and other financial liabilities are measured at amortized cost using the effective interest method. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income and reported in stockholders’ equity.

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company prioritizes the inputs into three levels that may be used to measure fair value:

(i) Level 1 –	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

(ii) Level 2 –	Applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly, such as quoted prices for similar assets or liabilities in active markets, or indirectly, such as quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions.

(iii) Level 3 –	Applies to assets or liabilities for which there are unobservable market data.

Transaction costs that are directly attributable to the acquisition or issue of financial instruments that are classified as held-to-maturity, loans and receivables or other financial liabilities are included in the initial carrying value of such instruments and amortized using the effective interest method. Transaction costs classified as held-for-trading are expensed when incurred, while those classified as available-for-sale are included in the initial carrying value.

(f)	Income taxes

The Company uses the asset and liability approach in its method of accounting for income taxes that requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company recognizes the effect of uncertain tax positions where it is more likely than not based on technical merits that the position could be sustained where the tax benefit has a greater than 50% likelihood of being realized upon settlement. A valuation allowance against deferred tax assets is recorded if based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

F-7

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

2.	Significant Accounting Policies (Continued)

(g)	Share-based payments

The Company records all share-based payments at fair value. Where equity instruments are granted to employees, they are recorded at the fair value of the equity instrument granted at the grant date. The grant date fair value is recognized through profit or loss over the vesting period, described as the period during which all the vesting conditions are to be satisfied.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received. When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model.

At each balance sheet date, the amount recognized as an expense is adjusted to reflect the actual number of stock options expected to vest. On the exercise of stock options, common stock is recorded for the consideration received and for the fair value amounts previously recorded to contributed surplus. The Company uses the Black-Scholes option pricing model to estimate the fair value of share-based payments.

(h)	Exploration and evaluation

The Company is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. An impairment loss is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

(i)	Recent accounting guidance adopted

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Financial Instruments

The Company has designated its cash as held-for-trading; and accounts payable, accrued liabilities and stockholders’ loans, as other financial liabilities.

(a)	Fair value

The fair values of the Company’s cash, accounts payable, accrued liabilities and stockholders’ loans approximate their carrying values due to the short-term maturity of these instruments.

(b)	Credit risk

Credit risk is the risk of potential loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations. The Company is not exposed to significant credit risk as at March 31, 2017 and 2016.

F-8

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

3.	Financial Instruments (Continued)

(c)	Translation risk

The Company’s functional currency is the US dollar. The Company translates transactions in foreign currencies into US currency using rates on the date of the transactions. Translation risk is considered minimal, as the Company does not incur any significant transactions in currencies other than US dollars.

(d)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and liabilities.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in satisfying its financial obligations as they become due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities. At March 31, 2017, the Company had accounts payable of $356,274 (2016 - $226,619), which are due within 30 days or less. As at March 31, 2017, accrued liabilities consist of accrued accounting and legal fees of $15,000 (2016 - $15,000), accrued interest of $25,205 (2016 - $Nil), accrued executive compensation of $407,607 (2016 - $264,750), and exploration and development costs of $27,761 (2016 - $Nil).

4.	Common Stock

During the year ended March 31, 2016, the Company entered into subscription agreements for the issuance of 5,363,600 shares of common stock at a purchase price of $0.25 per share for a total amount of $1,340,900 in cash.

During the year ended March 31, 2017, the Company entered into subscription agreements for the issuance of 2,040,000 shares of common stock at a purchase price of $0.25 per share for a total amount of $510,000 in cash, and 1,890,000 shares of common stock at a purchase price of $0.50 per share for a total amount of $945,000 in cash.

Subsequent to year-end, in April 2017, the Company entered into subscription agreements for the issuance of 2,100,000 bonus shares of common stock as compensation to its current management and technical team for $0.50 per share, and 1,350,000 bonus shares of common stock as compensation to its current CEO and Chairman for $0.55 per share.

5.	Stock Options

The stock options have been granted in conjunction with an Equity Incentive Plan (the “Plan”) for employees, directors and consultants, whereby a maximum aggregate number of common shares that may be issued under the Plan are 20,000,000 common shares. The term of the options is determined by the Board of Directors and cannot exceed 10 years. The exercise price of the stock options is determined by the Board of Directors, but shall not be less than the fair market value of the common stock on the date of grant. Stock options granted under the Plan vest over varying periods at the discretion of the Board of Directors.

F-9

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

5.	Stock Options (Continued)

The Company’s stock options are outstanding and exercisable as follows:

		March 31, 2017
Expiry date	Exercise price	Options outstanding	Options exercisable
July 30, 2019	$1.25	150,000	150,000
July 30, 2019	$1.38	25,000	25,000
		175,000	175,000

During the fiscal years ended March 31, 2017 and 2016, the Company did not grant any stock options. The weighted average remaining contractual life of stock options outstanding at March 31, 2017 is 2.33 (2016 – 3.33) years.

Subsequent to year-end, in April 2017, the Board approved a new “2016 Stock Option and Bonus Plan” granting up to 3,000,000 options to the directors, officers, employees, subsidiary employees and advisors; the total amount of options granted was 2,175,000.

6.	Accounts Payable

Accounts payable as at March 31, 2017 includes the following:

- $55,000 due to a company controlled by an officer and stockholder of the Company; and

- $301,274 due to consultants and unrelated parties.

During the year ended March 31, 2017, the Company repaid $26,000 to a vendor to settle an amount owing of $92,000, which resulted in a gain on settlement of debt in the amount of $66,000.

7.	Stockholders’ Loans

As at March 31, 2017, current officers and stockholders of the Company had loans outstanding of $Nil (2016 $93,793).

8.	Related Party Transactions

Transactions with related parties for goods and services are based on the exchange amount as agreed to by the related parties.

Details of related party transactions are as follows:

(a)	Effective October 1, 2014, the Company signed a technical services and administration consulting agreement with a company controlled by a director, pursuant to which the Company agreed to pay a monthly fee of $9,529 including overhead and rent. This amount was changed to $13,529 in January 2016 due to the hiring of an additional employee. Additional changes occurred on July 1, 2016 and October 1, 2016, where the monthly fee was reduced to $12,000 and then $8,000 respectively. During the year ended March 31, 2017, the Company paid or accrued various expenses of $124,589 (2016 - $447,817) relating to this agreement.

(b)	During the year ended March 31, 2015, the Company granted 125,000 stock options to directors and officers with a total fair value of $142,502. During the year ended March 31, 2017, a further fair value of $Nil (2016 - $8,850) vested into share-based payments expense.

F-10

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

8.	Related Party Transactions (Continued)

(c)	During the year ended March 31, 2016, the Company signed employment agreements with three directors and officers. A total of $485,000 (2016 - $363,750) was accrued during the year ended March 31, 2017 as a result of these contracts, and $462,607 (2016 - $264,750) were owing as at March 31, 2017.

(d)	During the year ended March 31, 2017, the Company signed a non-exclusive license agreement with a company controlled by a director, pursuant to which the Company accepts the Licensor to construct, build, own, and operate the Licensed Good for use associated with the Lucky Shot gold project near Willow, Alaska. The Licensor and the Licensee agreed on a lump sum of $200,000 for each single plant with a design capacity of 400 tonnes of ore per day.

9.	Segmented Information

The Company operates primarily in one business segment being the identification and development of mining projects with substantially all of its assets and operations located in the United States.

10.	Exploration and Evaluation

On July 28, 2014, the Company entered into a non-binding Letter of Intent (“LOI”) with a third party to negotiate and enter into a Joint Venture Agreement for the development of the gold property known as Lucky Shot, Alaska (formerly known as “Willow Creek”). On November 5, 2014, the Company signed an Exploration and Option to Enter Joint Venture Agreement for the Lucky Shot project in Alaska. The Exploration and Option Agreement provides the Company with the right to earn up to a 70% interest in a joint venture with Miranda USA Inc. (“Miranda”) by making certain expenditures over the next three years totaling $10,000,000. The principal terms of the Exploration and Option Agreement initially provided that the Company could earn an initial 20% interest in the Lucky Shot gold project by incurring an initial work commitment of $1,070,000 before November 5, 2015 in costs related to exploration and development of the project. On September 2, 2015, Miranda granted the Company a six-month extension to the dates related to this earn-in. Therefore, the Company was able to earn an initial 20% interest in the Lucky Shot gold project by incurring an initial work commitment of $1,070,000 before May 5, 2016 in costs related to exploration and development of the project.

On January 15, 2015 and January 6, 2016, the Company paid $150,000 for a Lease Agreement between Miranda and a private company, and the amount was included in prepaid expenses and expensed over 12 months. In addition, the Company is committed to paying $150,000 every year on January 15. The purpose of this lease is to afford Miranda the opportunity to enter onto and produce minerals from certain patents and State of Alaska mining claims located in the State of Alaska. This lease is to be transferred by Miranda to the joint venture upon the Company earning its initial 20% interest. The parties have agreed to postpone forming the joint venture company until the project finance discussions have been advanced to a point where the security and other requirements of the project investor can be determined.

On May 25, 2016, the Company received formal notice from Miranda that the Company has acquired a permanent 20% interest in the Lucky Shot project by virtue of meeting the initial earning required expenditures.

On July 8, 2016, the Company purchased a 30-acre parcel of private, undeveloped land for $100,506 and on March 15, 2017, purchased a building for $304,900 in Alaska near the Lucky Shot project for the siting of a gold recovery plant. As at March 31, 2017, a total of $405,406 (2016 - $Nil) has been capitalized as “mineral property interest” on the consolidated balance sheet.

F-11

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

10.	Exploration and Evaluation (Continued)

The total of $2,886,925 expended for exploration and development costs consists of cumulative acquisition, exploration, engineering and evaluation costs of $949,932 as of March 31, 2016, and $1,936,993 in additional expenditures during the year ended March 31, 2017, consisting of:

Property acquisition	$405,406
Capital contribution in Alaska Gold Torrent, LLC	300,000
Mine engineering	197,107
Mill engineering	400,996
Laboratory	40,993
Metallurgy	72,302
Geology	92,011
Exploration drilling	62,471
Permitting	61,347
Development related travel	89,219
Development related administration	15,727
Development related rent	26,206
Property lease (including prepaid)	173,208
Total Cost	$1,936,993

11.	Convertible Preferred Note

On February 15, 2017, the Company entered into a convertible preferred note and investment agreement with two Singapore private limited companies for a $2,000,000 convertible preferred note and a $11,250,000 gold and silver prepayment arrangement for the Company’s Lucky Shot gold project. The Company paid $100,000 in legal expenses and used the proceeds from the note as part of the Company’s initial investment in the project.

The convertible preferred note bears interest at 10% per annum, is due on February 13, 2019 and secured by certain assets of the Company. It is also convertible into 15% of the shares of common stock of the Company on a post-money basis on the earlier of: (i) a Canadian Going Public Transaction or (ii) funding of the $11,250,000 prepayment arrangement and following an equity raise by the Company of $5,000,000 or more (of which $2,000,000 will include the conversion of the preferred note).

Concurrent with the closing and funding of the convertible preferred note, the Company and Miranda, a wholly-owned subsidiary of Miranda Gold Corp. of Canada, executed a joint venture operating agreement and formed Alaska Gold Torrent, LLC, an Alaska limited liability company under which the Company now owns a seventy percent (70%) undivided interest in the project.

F-12

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

12.	Income Taxes

Deferred income taxes reflect the tax consequences for future years of differences between the tax basis of assets and liabilities and their financial reporting amounts.

The provision for income taxes differs from the result that would be obtained by applying the statutory tax rate of 35% (2016 - 35%) to income before income taxes as follows:

	March 31, 2017	March 31, 2016

Computed expected income tax benefit	$682,000	$(453,000)
Change in valuation allowance	(682,000)	453,000

Income tax provision	$-	$-

The potential benefit of net operating loss carry-forwards has not been recognized in these financial statements since the Company cannot be assured that it is more likely than not that such benefit will be utilized in future years. The components of deferred income tax assets and the amount of the valuation allowance are as follows:

	March 31, 2017	March 31, 2016

Net operating losses carried forward	$1,469,000	$787,000
Valuation allowance	(1,469,000)	(787,000)

Net deferred income tax assets	$-	$-

The Company believes that, based on a number of factors, the available objective evidence creates sufficient uncertainty regarding the reliability of the deferred income tax assets such that a full valuation allowance has been recorded. These factors include the Company’s current history of net losses and the expected near-term future losses. The operating losses amounting to $4,196,000 will expire between 2027 and 2037 if they are not utilized. The following table lists the fiscal year in which the loss was incurred and the expiration date of the operating loss carry-forwards:

Fiscal Year	Amount	Expiry Date

2007	$55,000	2027
2008	38,000	2028
2009	52,000	2029
2010	63,000	2030
2011	60,000	2031
2012	63,000	2032
2013	96,000	2033
2014	131,000	2034
2015	395,000	2035
2016	1,296,000	2036
2017	1,947,000	2037

	$4,196,000

F-13

GOLD TORRENT, INC.

Notes to Consolidated Financial Statements

Years Ended March 31, 2017 and 2016

(Expressed in US dollars)

12.	Income Taxes (Continued)

For the years ended March 31, 2017 and 2016, the Company did not have any unrecognized tax benefits, and thus no interest and penalties relating to unrecognized tax benefits were recognized. The Company records interest and penalties on unrecognized tax benefits, if any, as a component of income tax expense. In addition, the Company does not expect that the amount of unrecognized tax benefits will change substantially within the next twelve months.

The Company’s US federal income tax returns are open to examination by the Internal Revenue Service for the 2011, 2012, 2013, 2014, 2015, 2016, and 2017 taxation years.

13.	Subsequent Events

Subsequent to year-end, in April 2017, the Company entered into subscription agreements for the issuance of 2,100,000 bonus shares of common stock as compensation to its current management and technical team for $0.50 per share, and 1,350,000 bonus shares of common stock as compensation to its current CEO and Chairman for $0.55 per share.

In April 2017, the Board also approved a new “2016 Stock Option and Bonus Plan” granting up to 3,000,000 options to the directors, officers, employees, subsidiary employees and advisors; the total amount of options granted was 2,175,000.

The Company evaluates events that have occurred after the balance sheet date, but before the financial statements are issued. Based upon the evaluation, other than what is described above, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustments or disclosures in the financial statements.

F-14

INTERIM CONSOLIDATED FINANCIAL STATEMENTS

The unaudited interim consolidated financial statements of GOLD TORRENT, INC. (“we”, “our”, “us”, the “Company”) as at, and for the three and nine months ended September 30, 2017 follow. All currency references in this report are to US dollars unless otherwise noted.

F-15

GOLD TORRENT, INC.

Interim Consolidated Balance Sheets

(Unaudited - Expressed in US dollars)

	September 30, 2017	March 31, 2017
		(Audited)
Assets

Current
Cash	$4,001,294	$1,584,684
Advances receivable	651,111	-
Receivables	229,041	-
Prepaids and deposits	76,739	153,487

	4,958,185	1,738,171
Long Term Assets
Mineral property interest (Note 4)	4,285,714	405,406
Property, plant and equipment (Note 5)	1,418,774	-

	5,704,488	-
Total Assets	$10,662,673	$2,143,577

Liabilities
Current
Accounts payable (Note 6)	$644,063	$356,274
Accrued liabilities	543,586	475,573
Payroll liabilities	86,384	-
	1,274,033	831,847
Long Term Liabilities
Long-term debt (Note 7)	8,500,000	2,000,000
Total Liabilities	9,774,033	2,831,847

Stockholders’ Equity (Deficiency)
Common Stock (Note 10)
Authorized:
200,000,000 common shares, $0.001 par value
20,000,000 preferred shares, $0.001 par value
Issued and outstanding:
19,778,550 common shares, $0.001 par value	19,779	33,087
(March 31, 2017 – 14,758,600 common shares)
Additional Paid-in Capital	5,580,546	3,057,263
Contributed Surplus (Notes 10 and 11)	208,808	208,808
Non-controlling Interest (Note 4)	2,724,642	-
Deficit	(7,645,135)	(3,987,428)

Total Stockholders’ Equity (Deficiency)	888,640	(688,270)

Total Liabilities and Stockholders’ Equity (Deficiency)	$10,662,673	$2,143,577

Nature of operations and going concern (Note 1)

See accompanying notes to interim financial statements.

F-16

GOLD TORRENT, INC.

Interim Consolidated Statements of Operations

(Unaudited - Expressed in US dollars)

	For the Three Months Ended September 30, 2017	For the Three Months Ended September 30, 2016	For the Six Months Ended September 30, 2017	For the Six Months Ended September 30, 2016
Expenses
Accounting and legal	$93,889	$40,253	$174,321	$75,553
Advertising and promotion	-	-	12,049	-
Bank charges and interest	465	347	793	1,584
Depreciation	1,942	-	3,681	-
Executive compensation and payroll (Note 8)	391,940	121,250	754,916	242,500
Development	1,898,073	251,778	2,212,787	414,360
Insurance	115,543	-	214,148	-
Licenses and fees	6,013	45,139	11,691	50,499
Office	30,433	973	70,851	6,321
Share-based payments	-	-	1,725,000	-
Travel and transport	14,105	9,505	38,542	23,193
Loss before Other Items	(2,552,403)	(469,245)	(5,218,779)	(814,010)

Gain on settlement of debt	-	66,000	-	66,000
Net Loss and Comprehensive Loss for the Period	$(2,552,403)	$(403,245)	$(5,218,779)	$(748,010)
Attributed to non-controlling interest	$(730,510)	$-	$(1,561,072)	$-
Attributed to stockholders of the company	$(1,821,893)	$(403,245)	$(3,657,707)	$(748,010)

Weighted average number of common shares outstanding	18,977,811	12,468,162	18,574,997	12,619,203
Basic and diluted loss per share	$(0.10)	$(0.03)	$(0.20)	$(0.06)

See accompanying noted to interim financial statements.

F-17

GOLD TORRENT, INC.

Interim Consolidated Statements of Cash Flows

(Unaudited - Expressed in US dollars)

	For the Six Months Ended September 30, 2017	For the Six Months Ended September 30, 2016

Cash Flow from Operating Activities
Net loss for the period	$(5,218,779)	$(748,010)
Items not involving cash:
Share- based payments	1,725,000	-
Gain on settlement of debt	-	(66,000)
Amortization	3,681	-
Changes in non-cash working capital items:
Advances receivable	(651,111)	-
Prepaids and deposits	76,748	82,808
Accounts payable and accrued liabilities	126,792	61,972
Payroll liabilities	86,384	-

Cash Used in Operating Activities	(3,851,285)	(669,230)

Cash Flow from Investing Activity
Purchase of property, plant and equipment	(1,017,080)	(100,507)

Cash used in Investing Activity	(1,017,080)	(100,507)
Cash Flow from Financing Activities
Proceeds from issuance of common stock	784,975	960,000
Proceeds from long-term debt	6,500,000	-
Repayment of shareholders’ loan	-	(93,793)

Cash provided by Financing Activities	7,284,975	866,207
Increase in Cash	2,416,610	96,470
Cash, Beginning of Period	1,584,684	265,315

Cash, End of Period	$4,001,294	$361,785

Supplemental Information
Taxes paid	$-	$-
Interest paid	$-	$-

See accompanying notes to interim financial statements.

F-18

GOLD TORRENT, INC.

Interim Consolidated Statements of Stockholders’ Equity (Deficiency)

(Unaudited - Expressed in US dollars)

	Shares of Common Stock Issued	Common Stock	Additional Paid-in Capital	Contributed Surplus	Non-controlling Interest	Deficit	Total
Balance, March 31, 2016	10,828,600	$29,157	$1,606,193	$208,808	$-	$(2,040,757)	$(196,599)
Shares issued for cash	3,930,000	3,930	1,451,070	-	-	-	1,455,000
Net loss for the year	-	-	-	-	-	(1,946,671)	(1,946,671)
Balance, March 31, 2017	14,758,600	33,087	3,057,263	208,808	-	(3,987,428)	(688,270)
Par value adjustment	-	(18,328)	18,328	-	-	-	-
Mineral property leases contributed	-	-	-	-	4,285,714		4,285,714
Shares issued for cash	1,569,950	1,570	783,405	-	-	-	784,975
Share-based payments	3,450,000	3,450	1,721,550	-	-	-	1,725,000
Net loss for the period	-	-	-	-	(1,561,072)	(3,657,707)	(5,218,779)
Balance, September 30, 2017	19,778,550	$19,779	$5,580,546	$208,808	$2,724,642	$(7,645,135)	$888,640

See accompanying notes to interim financial statements.

F-19

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

1.     Nature of Operations and Going Concern

Gold Torrent, Inc. (the “Company”) was incorporated in Nevada as Celldonate Inc. on August 15, 2006. Historically we were in the business of developing mobile monetization solutions and applications. On September 10, 2013, certain shareholders, including the Company’s current Chief Executive Officer and its President, acquired approximately 53% of the Company’s issued and outstanding common stock resulting in a change of control. In connection with the transaction, Daniel Kunz was appointed Executive Chairman and Ryan Hart was appointed Chief Executive Officer and President. Thereafter, the Company began to focus on acquiring ownership in late-stage exploration to development stage gold mining projects and/or royalty or streaming interests in low capital intensity, late-stage mining projects in North America. During the fiscal year ended March 31, 2015, the Company entered into an Exploration and Option to Enter Joint Venture Agreement with a third party (Note 4).

The Company has incurred losses since inception and has an accumulated deficit of $7,645,135 (March 31, 2017 - $3,987,428) as of September 30, 2017. As at September 30, 2017, the Company has working capital of $3,684,152 (March 31, 2017 - $906,324).

These factors raise some doubt about the ability of the Company to continue as a going concern. The Company’s continuance as a going concern is dependent on the success of the efforts of its directors and principal stockholders in providing financial support in the short-term, and achieving profitable operations. In the event that such resources are not secured, the assets may not be realized or liabilities discharged at their carrying amounts, and the difference from the carrying amounts reported in these consolidated financial statements could be material.

These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of the assets or the amounts and classifications of the liabilities that may result from the inability of the Company to continue as a going concern.

2.     Significant Accounting Policies

(a)	Basis of presentation

These unaudited interim financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The Company’s functional and reporting currency is the US dollar.

These unaudited consolidated interim financial statements include the accounts of the Company and the accounts of the Company’s 70% owned subsidiary, Alaska Gold Torrent, LLC, incorporated in the State of Alaska. For all periods presented, all significant inter-company accounts and transactions have been eliminated in the consolidated financial statements.

The results of operations for the consolidated interim period presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the entire year ending March 31, 2018. Certain information and footnote disclosures normally included in annual financial statements prepared in accordance with US GAAP have been condensed or omitted. These unaudited consolidated interim financial statements and notes included herein have been prepared on a basis consistent with, and should be read in conjunction with, the Company’s audited financial statements and notes for the year ended March 31, 2017, as filed in its Form 10-K.

(b)	Use of estimates

The preparation of interim consolidated financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the interim financial statements, and the reported amounts of revenues and expenses during the reporting period. On an ongoing basis, the Company evaluates its estimates, including, but not limited to, those related to accounts payable and accrued liabilities, the fair value of warrants attached to common shares issued, the fair value of shares issued for services, the fair value of stock options granted, and the recoverability of income tax assets.

F-20

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

2.	Significant Accounting Policies (continued)

(b)	Use of estimates (continued)

While management believes the estimates used are reasonable, actual results could differ from those estimates and could impact future results of operations and cash flows.

(c)	Basic and diluted earnings (loss) per share

Basic earnings (loss) per share is computed using the weighted average number of common shares outstanding. Diluted earnings (loss) per share assumes the exercise of common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. However, the calculation of diluted loss per share excludes the effects of various conversions and exercise of options and warrants that would be anti-dilutive.

(d)	Foreign currency translation

Transactions in currencies other than the US dollar are translated into US dollars at the exchange rate in effect at the balance sheet date for monetary assets and liabilities, and at historical exchange rates for non-monetary assets and liabilities. Expenses are translated at the average rates for the period, except amortization, which is translated on the same basis as the related assets. Resulting translation gains or losses are reflected in net income/loss.

(e)	Financial instruments

All financial instruments are classified as one of the following: held-to-maturity, loans and receivables, held-for-trading, available-for-sale or other financial liabilities. Financial assets and liabilities held-for-trading are measured at fair value with gains and losses recognized in net income. Financial assets held-to-maturity, loans and receivables, and other financial liabilities are measured at amortized cost using the effective interest method. Available-for-sale instruments are measured at fair value with unrealized gains and losses recognized in other comprehensive income and reported in stockholders’ equity.

A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company prioritizes the inputs into three levels that may be used to measure fair value:

(i) Level 1 –	Applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

(ii) Level 2 –	Applies to assets or liabilities for which there are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly, such as quoted prices for similar assets or liabilities in active markets, or indirectly, such as quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions.

(iii) Level 3 –	Applies to assets or liabilities for which there are unobservable market data.

Transaction costs that are directly attributable to the acquisition or issue of financial instruments that are classified as held-to-maturity, loans and receivables or other financial liabilities are included in the initial carrying value of such instruments and amortized using the effective interest method. Transaction costs classified as held-for-trading are expensed when incurred, while those classified as available-for-sale are included in the initial carrying value.

F-21

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

2.	Significant Accounting Policies (continued)

(f)	Income taxes

The Company uses the asset and liability approach in its method of accounting for income taxes that requires the recognition of deferred tax liabilities and assets for expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The Company recognizes the effect of uncertain tax positions where it is more likely than not based on technical merits that the position could be sustained where the tax benefit has a greater than 50% likelihood of being realized upon settlement. A valuation allowance against deferred tax assets is recorded if based upon available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

(g)	Share-based payments

The Company records all share-based payments at fair value. Where equity instruments are granted to employees, they are recorded at the fair value of the equity instrument granted at the grant date. The grant date fair value is recognized through profit or loss over the vesting period, described as the period during which all the vesting conditions are to be satisfied.

Where equity instruments are granted to non-employees, they are recorded at the fair value of the goods or services received. When the value of goods or services received in exchange for the share-based payment cannot be reliably estimated, the fair value is measured by use of a valuation model.

At each balance sheet date, the amount recognized as an expense is adjusted to reflect the actual number of stock options expected to vest. On the exercise of stock options, common stock is recorded for the consideration received and for the fair value amounts previously recorded to contributed surplus. The Company uses the Black-Scholes option pricing model to estimate the fair value of share-based payments.

(h)	Exploration and evaluation

The Company is primarily engaged in the acquisition and exploration of mining properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized when incurred. When the Company has determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs incurred to develop such property are capitalized. Such costs will be amortized using the units-of-production method over the estimated life of the probable reserve. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

The Company assesses the carrying costs for impairment under ASC 360, Property, Plant, and Equipment at each fiscal year end. An impairment loss is recognized when the sum of the expected undiscounted future cash flows is less than the carrying amount of the mineral property. Impairment losses, if any, are measured as the excess of the carrying amount of the mineral property over its estimated fair value.

(i)	Property, plant and equipment

Property, plant and equipment are carried at cost less accumulated amortization and impairment losses, if any. Amortization is provided at rates and methods designed to write off cost of the assets over their estimated useful lives as follows:

Mine and mill, buildings and equipment	Units-of-production method
Computers	25% declining balance
Vehicles	20% declining balance
Furniture and fittings	20% declining balance

Management reviews the amortization method, useful lives and residual values annually and accounts for any changes in estimates on a prospective basis.

F-22

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

2.	Significant Accounting Policies (continued)

(j)	Recent accounting guidance adopted

The Company has implemented all new accounting pronouncements that are in effect. These pronouncements did not have any material impact on the financial statements unless otherwise disclosed, and the Company does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3.	Financial Instruments

The Company has designated its cash as held-for-trading; advances receivable as loans and receivables; and accounts payable, accrued liabilities, and payroll liabilities as other financial liabilities.

(a)	Fair value

The fair values of the Company’s cash, advances receivable, accounts payable, accrued liabilities, and payroll liabilities approximate their carrying values due to the short-term maturity of these instruments.

(b)	Credit risk

Credit risk is the risk of potential loss to the Company if the counterparty to a financial instrument fails to meet its contractual obligations. The Company is not exposed to significant credit risk as at September 30, 2017.

(c)	Translation risk

The Company’s functional currency is the US dollar. The Company translates transactions in foreign currencies into US currency using rates on the date of the transactions. Translation risk is considered minimal, as the Company does not incur any significant transactions in currencies other than US dollars.

(d)	Interest rate risk

The Company is not exposed to significant interest rate risk due to the short-term maturity of its monetary current assets and liabilities.

(e)	Liquidity risk

Liquidity risk is the risk that the Company will encounter difficulty in satisfying its financial obligations as they become due. The Company manages its liquidity risk by forecasting cash flows from operations and anticipated investing and financing activities. At September 30, 2017, the Company had accounts payable of $644,063 (March 31, 2017 - $356,274), which are due within 30 days or less. At September 30, 2017, accrued liabilities consist of accrued accounting and legal fees of $10,000 (March 31, 2017 - $15,000), accrued interest of $125,479 (March 31, 2017 - $25,205), accrued executive compensation of $408,107 (March 31, 2017 - $407,607), and exploration and development costs of $Nil (March 31, 2017 - $27,761).

On August 28, 2017, Gold Torrent, Inc. (the “Registrant”), and its subsidiary Alaska Gold Torrent, LLC, entered into a Mining Services Agreement (the “Agreement”) with Mining & Environmental Services, LLC for development of the Registrant’s Lucky Shot Mine, and other related mining services, including the development of the land located around the mine. If fully completed, it is estimated the Registrant will pay approximately $4,500,000 for such services. The Agreement contains customary representations, warranties and covenants by the parties for like transactions.

F-23

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

4.     Exploration, Development and Mineral Properties

On July 28, 2014, the Company entered into a non-binding Letter of Intent with a third party to negotiate and enter into a Joint Venture Agreement for the development of the gold property known as Lucky Shot, Alaska (formerly known as “Willow Creek”). On November 5, 2014, the Company signed an Exploration and Option to Enter Joint Venture Agreement for the Lucky Shot project in Alaska. The Exploration and Option Agreement provides the Company with the right to earn up to 70% interest in a joint venture with Miranda USA Inc. (“Miranda”) by making certain expenditures over the next three years totaling $10,000,000. The principal terms of the Exploration and Option Agreement provide that the Company can earn an initial 20% interest in the Lucky Shot gold project by incurring an initial work commitment of $1,070,000 before May 5, 2016 in costs related to exploration and development of the project.

On both January 15, 2015 and January 6, 2016, the Company paid $150,000 for a Lease Agreement between Miranda and a private company. In addition, the Company is committed to paying $150,000 every year on January 15. The purpose of this lease is to afford Miranda the opportunity to enter onto and produce minerals from certain patents and State of Alaska mining claims located in the State of Alaska. This lease is to be vended by Miranda to the joint venture upon the Company earning its initial 20% interest. On May 25, 2016, the Company received formal notice from Miranda that the Company has acquired a permanent 20% interest in the Lucky Shot project by virtue of meeting the initial earn-in required expenditures.

On July 8, 2016, the Company purchased a 30-acre parcel of private, undeveloped land for $100,506 and on March 15, 2017, purchased two buildings for $304,900 in Alaska near the Lucky Shot Project for the siting of a gold recovery plant.

On February 13, 2017, the Company entered into a $11,250,000 gold and silver prepayment arrangement for the Lucky Shot gold project. The Streaming Agreement provided for a closing on the first tranche of $6,250,000 upon satisfaction by the Company of certain closing conditions.

On June 27, 2017, the Company and the Stream Investor agreed, after the satisfaction by the Company of a majority of the Tranche 1 closing conditions, to amend certain provisions of the Streaming Agreement and concurrently close on one-half of Tranche 1 in the amount of $3,250,000. The second half of the first tranche, also in the amount of $3,250,000, has been consummated on August 8, 2017 upon satisfaction of the final closing conditions.

The Company has acquired a permanent 70% interest in the Lucky Shot project by virtue of meeting the earn-in required expenditures. In addition, Miranda contributed mineral property leases valued at $4,285,714 to the Lucky Shot project.

On August 28, 2017, the Company entered into a Mining Services Agreement with Mining & Environmental Services, LLC for development of the Company’s Lucky Shot Mine, and other related mining services, including the development of the land located around the mine. If fully completed, it is estimated the Company will pay approximately $4,500,000 for such services. The Agreement contains customary representations, warranties and covenants by the parties for like transactions.

As at September 30, 2017, mineral property interest consists of:

Mineral property leases	$4,285,714

Cumulative Funding to Alaska Gold Torrent LLC:

As at September 30, 2017, the Company has provided funding to Alaska Gold Torrent, LLC in the total amount of $9,886,925. This consists of cumulative acquisition, exploration, engineering costs and capital contributions of $2,886,925 as at March 31, 2017, and $7,000,000 in additional funding during the three months ended September 30, 2017:

As at March 31, 2017	$2,886,925
Current period funding	500,000
Streaming Agreement financing	6,500,000
$9,886,925

F-24

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

5.    Property, Plant and Equipment

Balance as at September 30, 2017:

	Cost	Amortization	Net Book Value
Land	$100,506	$-	$100,506
Buildings	948,732	-	948,732
Equipment	300,833	-	300,833
Computers	4,915	307	4,608
Vehicles	63,524	3,176	60,348
Furniture and fittings	3,944	197	3,747
	$1,422,454	$3,680	$1,418,774

6.	Accounts Payable

Accounts payable as at September 30, 2017 includes the following:

●	$644,063 due to unrelated parties.

7.	Long-Term Debt

On February 13, 2017, the Company entered into a convertible preferred note and investment agreement with two Singapore private limited companies for a $2,000,000 convertible preferred note and a $11,250,000 gold and silver prepayment arrangement for the Company’s Lucky Shot gold project. The Company paid $100,000 in legal expenses and used the proceeds from the note as part of the Company’s initial investment in the project.

The convertible preferred note bears interest at 10% per annum, is due on February 13, 2019 and secured by certain assets of the Company. It is also convertible into 15% of the shares of common stock of the Company on a post-money basis on the earlier of: (i) a Canadian Going Public Transaction or (ii) funding of the $11,250,000 prepayment arrangement and following an equity raise by the Company of $5,000,000 or more (of which $2,000,000 will include the conversion of the preferred note).

Concurrent with the closing and funding of the convertible preferred note, the Company and Miranda, a wholly-owned subsidiary of Miranda Gold Corp. of Canada, executed a joint venture operating agreement and formed Alaska Gold Torrent, LLC, an Alaska limited liability company under which the Company now owns a seventy percent (70%) undivided interest in the project.

On August 8, 2017, the Company received the second payment of $3,250,000 for a total of $6,500,000 as per the Streaming Agreement (Note 4).

8.	Related Party Transactions

Transactions with related parties for goods and services are based on the exchange amount as agreed to by the related parties.

Details of related party transactions are as follows:

(a)	During the year ended March 31, 2016, the Company signed employment agreements with three directors and officers. During the period ended September 30, 2017, the Company incurred $242,500 (September 30, 2016 - $242,500) in consulting fees (included within executive compensation) to these directors and officers. As at September 30, 2017, $408,107 (March 31, 2017 - $462,607) were owing to these related parties.

8.	Related Party Transactions (continued)

(b)	On February 13, 2017, the Company entered into a Gold and Silver Prepayment Agreement, and as per this agreement, the Company signed an employment agreement with one director. A total of $54,000 (September 30, 2016 - $Nil) was paid in the period ended September 30, 2017 as a result of the Gold and Silver Prepayment Agreement.

F-25

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

9.	Segmented Information

The Company operates primarily in one business segment being the identification and development of mining projects with substantially all of its assets and operations located in the United States.

10.	Common Stock

During the year ended March 31, 2017, the Company entered into subscription agreements for the issuance of 2,040,000 shares of common stock at a purchase price of $0.25 per share for a total amount of $510,000 in cash, and 1,890,000 shares of common stock at a purchase price of $0.50 per share for a total amount of $945,000 in cash.

During the period ended September 30, 2017, the Company entered into subscription agreements for the issuance of 3,450,000 bonus shares of common stock as compensation to its current CEO, Chairman, management and technical team for $0.50 per share.

The Company also issued 1,569,950 shares of common stock for $784,975 in cash in the period ended September 30, 2017.

11.	Stock Options

The stock options have been granted in conjunction with an Equity Incentive Plan (the “Plan”) for employees, directors and consultants, whereby a maximum aggregate number of common shares that may be issued under the Plan are 20,000,000 common shares. The term of the options is determined by the Board of Directors and cannot exceed 10 years. The exercise price of the stock options is determined by the Board of Directors, but shall not be less than the fair market value of the common stock on the date of grant. Stock options granted under the Plan vest over varying periods at the discretion of the Board of Directors.

The following table summarizes historical information about the Company’s incentive stock options:

	Number of Options	Weighted Average Exercise Price
Balance, March 31, 2017 and 2016	175,000	$1.27
Granted	2,175,000	$0.50
Balance, September 30, 2017	2,350,000	$0.56

The Company’s stock options are outstanding and exercisable as follows:

		September 30, 2017
Expiry date	Exercise price	Options outstanding	Options exercisable
July 30, 2019	$1.25	150,000	150,000
July 30, 2019	1.38	25,000	25,000
March 23, 2022	0.55	400,000	135,000
March 23, 2022	0.50	1,775,000	591,666
		2,350,000	901,666

During the fiscal year ended March 31, 2017, the Company did not grant any stock options.

F-26

GOLD TORRENT, INC.

Notes to Interim Consolidated Financial Statements

Six Months Ended September 30, 2017 and 2016

(Unaudited - Expressed in US dollars)

11.	Stock Options (continued)

In April 2017, the Board approved a new grant of up to 3,000,000 exercisable at $0.50 per share options to the directors, officers, employees, and advisors; the total amount of options granted was 2,175,000 exercisable at $0.50 per share under the terms of the 2016 Stock Option and Bonus Plan.

12.	Subsequent Events

On October 19, 2017, Gold Torrent, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Gold Torrent (Canada) Inc., a wholly-owned subsidiary of the Company organized under the laws of the Province of British Columbia, Canada (“Gold Torrent Canada”) and GTOR US Merger Co, a Nevada corporation and wholly-owned subsidiary of Gold Torrent Canada (“US Merger Co”). Pursuant to the terms of the Merger Agreement, the parties would effect a merger transaction that will effectively change the jurisdiction of incorporation of the corporate parent from Nevada to British Columbia, Canada (the “Redomicile Transaction”).

Pursuant to the terms of the Merger Agreement, US Merger Co. will be merged with and into the Company, with the Company continuing as the surviving corporation, and each share of Company common stock outstanding immediately prior to the effective time of the Redomicile Transaction will be cancelled and converted into the right to receive one common share of Gold Torrent Canada. At the effective time of the Redomicile Transaction and pursuant to the terms of the Merger Agreement, all outstanding options to purchase shares of the Company’s common stock, all outstanding shares of restricted stock, and all other equity-based awards granted to employees and directors of the Company or any of its subsidiaries under the Company’s equity incentive plans prior to the effective time of the Redomicile Transaction will entitle the holder to purchase or receive, or receive benefits or amounts based on, as applicable, an equal number of common shares in Gold Torrent Canada. All such equity-based awards will generally be subject to the same terms and conditions as were applicable to such awards immediately prior to the effective time of the Redomicile Transaction.

The consummation of the Redomicile Transaction will be conditioned on (1) the affirmative vote of a majority of the outstanding shares of the Company’s common stock entitled to vote on the adoption of the Merger Agreement, (2) the Securities and Exchange Commission (the “SEC”) declaring effective a registration statement registering the distribution of common shares of Gold Torrent Canada in the Redomicile Transaction filed by Gold Torrent Canada on Form S-4 under the Securities Act of 1933, as amended, and (4) other customary conditions.

The Company evaluates events that have occurred after the balance sheet date, but before the financial statements are issued. Based upon the evaluation, other than what is described above, the Company did not identify any recognized or non-recognized subsequent events that would have required further adjustments or disclosures in the financial statements.

13.	Restatement and Correction of Error

The Company concluded that the consolidated balance sheet, and related consolidated statements of operations, cash flows, and stockholders’ equity (deficiency) included in Form 10-Q Quarterly Report, dated November 14, 2017 included certain erroneously capitalized development costs that should have been expensed. In connection with this, the financial statements for the Quarterly Report as of September 30, 2017 have been restated to account for the reduction of the previously capitalized development costs and the corresponding expensing of those costs as a correction of error. Management considered the impact to the current and past financial statements and determined that a restatement was the most appropriate recognition of the adjustment so as not to mislead readers of the financial statements regarding the current quarter’s results of operations.

The following adjustments were made to the September 30, 2017 restated financial statements:

F-27

GOLD TORRENT, INC.

Interim Consolidated Balance Sheets

(Unaudited - Expressed in US dollars)

	As Previously Reported September 30, 2017	Adjustment	As Restated September 30, 2017

Assets

Current
Cash	$4,001,294	$-	$4,001,294
Advances receivable	651,110	1	651,111
Receivables	-	229,041	229,041
Prepaids and deposits	76,739	-	76,739
	4,729,143	229,042	4,958,185
Long Term Assets
Mineral property interest	4,285,714	-	4,285,714
Property, plant and equipment	3,860,603	(2,441,829)	1,418,774
	8,146,317	(2,441,829)	5,704,488
Total Assets	$12,875,460	$(2,212,787)	$10,662,673

Liabilities
Current
Accounts payable	$644,063	$-	$644,063
Accrued liabilities	543,586	-	543,586
Payroll liabilities	86,384	-	86,384
	1,274,033	-	1,274,033
Long Term Liabilities
Long-term debt	8,500,000	-	8,500,000
Total Liabilities	9,774,033	-	9,774,033

Stockholders’ Equity (Deficiency)
Common Stock	19,779	-	19,779
Additional Paid-in Capital	5,580,546	-	5,580,546
Contributed Surplus	208,808	-	208,808
Non-controlling Interest	3,993,370	(1,268,728)	2,724,642
Deficit	(6,701,076)	(944,059)	(7,645,135)

Total Stockholders’ Equity (Deficiency)	3,101,427	(2,212,787)	888,640

Total Liabilities and Stockholders’ Equity (Deficiency)	$12,875,460	$(2,212,787)	$10,662,673

F-28

GOLD TORRENT, INC.

Interim Consolidated Statements of Operations

(Unaudited - Expressed in US dollars)

	As Previously Reported for the Three Months Ended September 30, 2017	Adjustment	As Restated for the Three Months Ended September 30, 2017	As Previously Reported for the Six Months Ended September 30, 2017	Adjustment	As Restated for the Six Months Ended September 30, 2017
Expenses
Accounting and legal	$93,889	$-	$93,889	$174,321	$-	$174,321
Advertising and promotion	-	--	-	12,049	-	12,049
Bank charges and interest	465	-	465	793	-	793
Depreciation	1,942	-	1,942	3,681	-	3,681
Executive compensation and payroll	391,940	-	391,940	754,916	-	754,916
Development	-	1,898,073	1,898,073	-	2,212,787	2,212,787
Insurance	115,543	-	115,543	214,148	-	214,148
Licenses and fees	6,013	-	6,013	11,691	-	11,691
Office	30,433	-	30,433	70,851	-	70,851
Share-based payments	-	-	-	1,725,000	-	1,725,000
Travel and transport	14,105	-	14,105	38,542	-	38,542
Net Loss and Comprehensive Loss for the Period	$(654,330)	$(1,898,073)	$(2,552,403)	$(3,005,992)	$(2,212,787)	$(5,218,779)
Attributed to non-controlling interest	$(161,089)	$(569,421)	$(730,510)	$(292,344)	$(1,268,728)	$(1,561,072)
Attributed to stockholders of the company	$(493,241)	$(1,328,652)	$(1,821,893)	$(2,713,648)	$(944,059)	$(3,657,707)

Weighted average number of common shares outstanding	18,977,811	-	18,977,811	18,574,997	-	18,574,997
Basic and diluted loss per share	$(0.03)	$(0.07)	$(0.10)	$(0.15)	$(0.05)	$(0.20)

F-29

GOLD TORRENT, INC.

Interim Consolidated Statements of Cash Flows

(Unaudited - Expressed in US dollars)

	As Previously Reported for the Six Months Ended September 30, 2017	Adjustment	As Restated for the Six Months Ended September 30, 2017

Cash Flow from Operating Activities
Net loss for the period	$(3,005,992)	$(2,212,787)	$(5,218,779)
Items not involving cash:
Share-based payments	1,725,000	-	1,725,000
Amortization	3,681	-	3,681
Changes in non-cash working capital items:
Advances receivable	(651,110)	(1)	(651,111)
Prepaids and deposits	76,748	-	76,748
Accounts payable and accrued liabilities	355,802	(229,010)	126,792
Payroll liabilities	86,384	-	86,384

Cash Used in Operating Activities	(1,409,487)	(2,441,798)	(3,851,285)

Cash Flow from Investing Activity
Purchase of property, plant and equipment	(3,458,878)	2,441,798	(1,017,080)

Cash used in Investing Activity	(3,458,878)	2,441,798	(1,017,080)
Cash Flow from Financing Activities
Proceeds from issuance of common stock	784,975	-	784,975
Proceeds from long-term debt	6,500,000	-	6,500,000

Cash provided by Financing Activities	7,284,975	-	7,284,975
Increase in Cash	2,416,610	-	2,416,610
Cash, Beginning of Period	1,584,684	-	1,584,684

Cash, End of Period	$4,001,294	$-	$4,001,294

F-30

ANNEX A

Merger Agreement

A - 1

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of October 19, 2017, by and among Gold Torrent, Inc., a Nevada corporation (“GOTR US”), Gold Torrent (Canada) Inc. a corporation organized under the laws of British Columbia, Canada and wholly owned subsidiary of GTOR US (“GTOR Canada”), and GTOR US Merger Co, a Nevada corporation and wholly owned subsidiary of GTOR Canada (“US Merger Co”).

RECITALS:

1. The Boards of Directors of each of GTOR US, GTOR Canada and US Merger Co have unanimously determined that it is advisable and in the best interests of their respective shareholders to reorganize so that GTOR Canada will become the parent company of GTOR US as a result of the merger of US Merger Co with and into GTOR US, with GTOR US surviving as a wholly owned subsidiary of GTOR Canada (the “Merger”).

2. The Boards of Directors of each of GTOR US, GTOR Canada and US Merger Co have unanimously approved the Merger, this Agreement and, to the extent applicable, the other transactions described herein upon the terms and subject to the conditions set forth in this Agreement, and whereby each issued share of common stock, par value US $0.001 per share, of GTOR US (“GTOR US Common Stock”), other than those shares of GTOR US Common Stock held by GTOR US in treasury, shall be effectively converted into shares in GTOR Canada whereby shareholders of GTOR US will receive one common share in the capital of GTOR Canada (a “GTOR Canada Common Share”) for each share of GTOR US Common Stock outstanding.

3. The Merger requires, among other things, the adoption of this Agreement by the affirmative vote of a majority of the outstanding shares of GTOR US Common Stock entitled to vote on the matter.

4. The parties to this Agreement intend that the Merger qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and that this Agreement shall be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder.

NOW THEREFORE, in consideration of the foregoing and of the covenants and agreements contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

THE MERGER

SECTION 1.1 The Merger. Upon the terms and subject to the conditions of this Agreement, and in accordance with Tile 7, Chapter 98 – Private Corporations of the 2010 Nevada Code (the “Nevada Corporations Code”) at the Effective Time (as defined in Section 1.2), US Merger Co shall be merged with and into GTOR US, the separate corporate existence of US Merger Co shall thereupon cease and GTOR US shall continue as the surviving corporation in the Merger (sometimes hereinafter referred to as the “Surviving Corporation”). The Merger shall have the effects set forth in the Nevada Corporations Code.

SECTION 1.2 Filing Certificate of Merger; Effective Time. As soon as practicable following the satisfaction or, to the extent permitted by applicable law, waiver of the conditions set forth in Article V, if this Agreement shall not have been terminated prior thereto as provided in Section 6.1, US Merger Co and GTOR US shall cause a certificate of merger (the “Certificate of Merger”) meeting the requirements of Section 92A.200 of the Nevada Corporations Code to be properly executed and filed in accordance with such section and otherwise make all other filings or recordings as required by the Nevada Corporations Code in connection with the Merger. The Merger shall become effective at such time that GTOR US shall have designated in the Certificate of Merger as the effective time of the Merger (the “Effective Time”).

A - 2

ARTICLE II

CHARTER DOCUMENTS,

DIRECTORS AND OFFICERS

SECTION 2.1 Articles of Incorporation of Surviving Corporation. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation of US Merger Co in effect immediately prior to the Effective Time. Article I of the Articles of Incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: “The name of the corporation is Gold Torrent Inc.” Such Articles of Incorporation shall thereafter continue to be the Articles of Incorporation of the Surviving Corporation until amended as provided therein and under the Nevada Corporations Code.

SECTION 2.2 Bylaws of Surviving Corporation. From and after the Effective Time, the Bylaws of US Merger Co in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

SECTION 2.3 Directors of Surviving Corporation. From and after the Effective Time, the directors of US Merger Co immediately prior to the Effective Time shall be the directors of the Surviving Corporation, each such director to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.4 Officers of Surviving Corporation. From and after the Effective Time, the officers of GTOR US immediately prior to the Effective Time shall be the officers of the Surviving Corporation, each such officer to serve in such capacity until his or her earlier death, resignation or removal or until his or her successor is duly elected or appointed.

SECTION 2.5 Directors and Officers of GTOR Canada. Prior to the Effective Time, GTOR US, in its capacity as the sole shareholder of GTOR Canada, agrees to take or cause to be taken all such actions as are necessary to cause those persons serving as the directors and officers of GTOR US immediately prior to the Effective Time to be elected or appointed as the directors and officers of GTOR Canada (to the extent the officers and directors of GTOR Canada and GTOR US are not already identical), each such person to have the same office(s) with GTOR Canada (and the same classes and committee memberships in the case of directors) as he or she held with GTOR US, with the directors of each class to serve until the next meeting of the GTOR Canada shareholders at which an election of directors of such class is required or until their successors are elected or appointed (or their earlier death, disability or retirement).

ARTICLE III

CANCELLATION AND CONVERSION

OF STOCK

SECTION 3.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of either GTOR US, GTOR Canada or US Merger Co:

(a) Cancellation of GTOR US Stock. Each issued share of GTOR US Common Stock that is owned immediately prior to the Effective Time by GTOR US as a treasury share or by GTOR Canada, US Merger Co or any subsidiary of GTOR US shall automatically be cancelled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in connection with such cancellation.

(b) Conversion of Remaining GTOR US Shares. Exception for GTOR Common Shares subject to properly executed dissenters rights outlined in Section 3.3 below, each issued and outstanding share of GTOR US Common Stock (other than the shares of GTOR US Common Stock to be cancelled in accordance with Section 3.1(a)) shall be effectively transferred to GTOR Canada and converted into one validly issued, fully paid and nonassessable GTOR Canada Common Share. GTOR Canada shall add to the stated capital account maintained for the GTOR Canada Common Shares an amount equal to the fair market value of the GTOR US Common Stock so transferred and converted into GTOR Canada Common Shares.

A - 3

(c) Conversion of US Merger Co Capital Stock. Each issued and outstanding share of common stock, par value US $0.01 per share, of US Merger Co shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value US $0.01 per share, of the Surviving Corporation.

(d) Stock-Based Compensation Plans. GTOR US shall assign, and GTOR Canada shall assume, GTOR US’s rights and obligations under the stock-based benefit and compensation plans and programs and agreements providing for the grant or award of restricted stock, stock units, stock options, stock appreciation rights, performance shares, performance units, dividend equivalent rights, and share awards to the employees and directors of GTOR US and its affiliates (collectively, the “Stock Plans”) in accordance with Article IV of this Agreement. To the extent a Stock Plan provides for awards of incentive stock options pursuant to Section 422 of the Code, approval of such plan by GTOR US, as the sole stockholder of GTOR Canada, shall to the extent necessary be deemed, as of the Effective Time, to constitute GTOR Canada’s shareholder approval for purposes of Section 422(b) of the Code. For the avoidance of doubt, nothing shall prohibit GTOR Canada from requiring its subsidiaries, including GTOR US, to reimburse GTOR Canada for the costs of equity compensation issued to the applicable subsidiary’s employees pursuant to the Stock Plans.

SECTION 3.2 Direct Registration of GTOR Canada Shares.

(a) At the Effective Time, (i) record ownership of the GTOR Canada Common Shares into which the issued and outstanding shares of GTOR US Common Stock were converted in accordance with Section 3.1(b) shall, except as provided in clause (ii), be kept in uncertificated, book entry form by GTOR Canada’s transfer agent, and (ii) any certificate representing such shares of GTOR US Common Stock shall automatically represent the same number of GTOR Canada Common Shares.

(b) At the Effective Time, holders of GTOR US Common Stock will cease to be, and will have no rights as, stockholders of GTOR US, other than the right to receive: (i) any dividend or other distribution with a record date prior to the Effective Time that may have been declared or made by GTOR US on such shares of GTOR US Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and that remain unpaid at the Effective Time; and (ii) the GTOR Canada Common Shares pursuant to Section 3.1(b). At the Effective Time, the stock transfer books of GTOR US shall be closed and from and after the Effective Time, there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of GTOR US Common Stock that were outstanding immediately prior to the Effective Time.

SECTION 3.3 Dissenters’ Rights. Notwithstanding any other provisions of this Agreement to the contrary, if any shares of GTOR US Common Stock held by a shareholder who is entitled to demand, and who has effectively demanded and not withdrawn or lost, such shareholder’s dissenters’ rights under the Nevada Corporations Code (the “Dissenting Shares”) shall not be converted into or represent a right to receive any GTOR Canada Common Shares for such shareholder’s shares of GTOR US Common Stock set forth in Section 3.1, but in lieu thereof, such shareholder shall only be entitled to such consideration from GTOR US as is provided by the Nevada Corporations Code. Notwithstanding the provisions of this Section 3.3, if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) such holder’s dissenters’ rights under the Nevada Corporations Code, then, as of the later of the Effective Time and the occurrence of such event, such holder’s shares shall automatically be converted into and represent only the right to receive the consideration for GTOR US Common Stock, as applicable, set forth in Section 3.1, without interest thereon.

ARTICLE IV

EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

(a) At the Effective Time, GTOR US shall assign and GTOR Canada shall assume the rights and obligations of GTOR US under each Stock Plan listed on Exhibit A (the “Assumed Equity Plans”).

A - 4

(b) To the extent any Stock Plan or any applicable agreement relating thereto provides for the issuance, delivery or purchase of, or otherwise relates to, GTOR US Common Stock, from and after the Effective Time, such Stock Plan or applicable agreement shall be deemed to have been amended to provide for the issuance, delivery or purchase of, or otherwise relate to, GTOR Canada Common Shares, and all options or awards issued, or benefits available or based upon the value of a specified number of shares of GTOR US Common Stock, under such Stock Plan after the Effective Time shall entitle the holder thereof to purchase, receive, acquire, hold or realize the benefits measured by the value of, as appropriate, an equivalent number of GTOR Canada Common Shares in accordance with the terms of such Stock Plan and any applicable agreement relating thereto. The outstanding options or other awards or benefits available under the terms of the Stock Plans at and following the Effective Time shall, to the extent permitted by law and otherwise reasonably practicable, otherwise be exercisable, payable, issuable or available upon the same terms and conditions as under such Stock Plans and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same option exercise or measurement price). Notwithstanding the foregoing, the number of GTOR Canada Common Shares issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the option exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by GTOR Canada only to the extent necessary to ensure that the spread between the exercise price and fair market value of the shares subject to the option or stock appreciation right, and for other awards the fair market value of such awards or benefits, is no more after the Effective Time as compared to immediately prior to the Effective Time. The foregoing adjustments shall be made in accordance with applicable law (and administrative practice of applicable governmental authorities), including but not limited to Section 409A of the Code and the U.S. Treasury Regulations promulgated thereunder, Subsection 7(1.4) of the Income Tax Act (Canada) (the “Canadian Tax Act”), or Regulation 6801(d) of the regulations promulgated under the Canada Tax Act, to the extent such provisions are applicable to an option, award, or benefit. Other than as set forth above, the Merger will not affect the underlying terms or conditions of any outstanding equity awards, which shall remain subject to their original terms and conditions.

(c) At the Effective Time, the obligations of GTOR US under or with respect to each plan, trust, agreement, program or benefit listed on Exhibit B (collectively, the “Assumed Benefit Plans” and, together with the Assumed Equity Plans, the “Assumed Plans”) shall become the lawful obligations of GTOR Canada and shall be implemented and administered in the same manner and without interruption until the same are amended or otherwise lawfully altered or terminated. Effective at the Effective Time, GTOR Canada hereby expressly adopts and assumes all obligations of GTOR US under the Assumed Benefit Plans.

(d) Such amendments or other actions that are deemed necessary or appropriate by GTOR US and GTOR Canada to effect the Merger, including to facilitate the assumption by GTOR Canada of the Assumed Plans, and any other amendments or actions that GTOR US and GTOR Canada shall deem advisable, shall be adopted and entered into with respect to the Assumed Plans.

ARTICLE V

CONDITIONS PRECEDENT

The respective obligations of each party to effect the Merger are subject to the satisfaction or waiver of the following conditions:

(a) The registration statement on Form S-4 filed with the Securities and Exchange Commission by GTOR Canada (the “Registration Statement”) in connection with the offer and issuance of the GTOR Canada Common Shares to be issued pursuant to the Merger shall have become effective under the Securities Act of 1933, as amended, and no stop order with respect thereto shall be in effect.

(b) This Agreement shall have been adopted by the affirmative vote of a majority of the outstanding shares of GTOR US Common Stock entitled to vote on the matter.

(c) None of the parties hereto shall be subject to any decree, order or injunction of any court of competent jurisdiction, whether in the U.S., Canada or any other country, that prohibits the consummation of the Merger.

A - 5

(d) Other than the filing of the Certificate of Merger provided for under Article I, all material consents and authorizations of, filings or registrations with, and notices to, any governmental or regulatory authority required to consummate the Merger and the other transactions contemplated hereby, including without limitation any filings required under (i) applicable U.S. state securities and “Blue Sky” laws and (ii) applicable Canadian provincial securities laws, shall have been obtained or made.

(e) All consents of any third party required to consummate the Merger have been obtained.

ARTICLE VI

TERMINATION, AMENDMENT AND WAIVER

SECTION 6.1 Termination. This Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time, whether before or after adoption of this Agreement by the stockholders of GTOR US, by action of the Board of Directors of GTOR US.

SECTION 6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of GTOR US, GTOR Canada or US Merger Co.

SECTION 6.3 Amendment. This Agreement may be amended by the parties hereto at any time before or after any required approval or adoption by the stockholders of GTOR US of this Agreement or matters presented in connection with this Agreement; provided, however, that after any such approval or adoption, there shall be made no amendment requiring further approval or adoption by such stockholders under applicable law until such further approval or adoption is obtained. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

SECTION 6.4 Waiver. At any time prior to the Effective Time, to the extent permitted by applicable law, the parties may waive compliance with any of the agreements or covenants contained in this Agreement, or may waive any of the conditions to consummation of the Merger contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

ARTICLE VII

COVENANTS

SECTION 7.1 Rule 16b-3 Approval. GTOR US, GTOR Canada and US Merger Co shall take all such actions as may reasonably be required to cause the transactions contemplated by Section 3.1, Article IV and any other dispositions of GTOR US equity securities (including derivative securities) or acquisitions of GTOR Canada equity securities (including derivative securities) in connection with this Agreement and the Merger by each individual who (i) is a director or officer of GTOR US, or (ii) at the Effective Time, is or will become a director or officer of GTOR Canada, to be exempt under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended.

SECTION 7.2 US Merger Co Shareholder Vote. By its execution and delivery of this Agreement, GTOR Canada is hereby adopting this Agreement and approving the Merger as the sole stockholder of US Merger Co.

SECTION 7.3 Tax Reporting. Neither GTOR US, GTOR Canada nor US Merger Co has taken or will take any action or has failed to take or will fail to take any action, either before or after the Effective Time, that would cause the Merger to fail to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. GTOR US, GTOR Canada and US Merger Co will not take any position on any federal, state, local or non-U.S. tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a “reorganization” within the meaning of Section 368(a) of the Code.

A - 6

SECTION 7.4 Further Assurances. Each of GTOR US, US Merger Co and GTOR Canada shall use its commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary or reasonably appropriate to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions provided for herein.

ARTICLE VIII

GENERAL PROVISIONS

SECTION 8.1 Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

SECTION 8.2 Entire Agreement. This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto.

SECTION 8.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to its rules of conflict of laws that would apply any other law.

SECTION 8.4 Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all of the parties hereto.

SECTION 8.5 Headings. Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

SECTION 8.6 Severability. If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

A - 7

IN WITNESS WHEREOF, GTOR US, GTOR Canada and US Merger Co have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

GOLD TORRENT, INC. a Nevada corporation

By:	/s/ Daniel Kunz
Name:	Daniel Kunz
Title:	Chief Executive Officer

GTOR US MERGER CO, a Nevada corporation

By:	/s/ Ryan Hart
Name:	Ryan Hart
Title:	President

GOLD TORRENT (CANADA) INC. a British Columbia, Canada corporation

By:	/s/ Ryan Hart
Name:	Ryan Hart
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

A - 8

EXHIBIT A

ASSUMED EQUITY PLANS

GOLD TORRENT, INC. 2013 EQUITY INCENTIVE PLAN

GOLD TORRENT, INC. 2016 STOCK OPTION AND STOCK BONUS PLAN

A - 9

EXHIBIT B

ASSUMED BENEFIT PLANS

None

A - 10

ANNEX B

Articles and Notice of Articles of Gold Torrent Canada

BC Registry Services
Mailing Address:
PO Box 9431 Stn Prov Govt
Victoria BC V8W 9V3
www.corporateonline.gov.bc.ca
Location:
2nd Floor - 940 Blanshard Street
Victoria BC
1 877 526-1526

CERTIFIED COPY
Of a Document filed with the Province of British Columbia Registrar of Companies

CAROL PREST

Notice of Articles

BUSINESS CORPORATIONS ACT

This Notice of Articles was issued by the Registrar on: June 12, 2017 03:40 PM Pacific Time

Incorporation Number: **BC1122599**

Recognition Date and Time: *Incorporated on June 12, 2017 03:40 PM Pacific Time*

NOTICE OF ARTICLES

Name of Company:

GOLD TORRENT (CANADA) INC.

REGISTERED OFFICE INFORMATION

Mailing Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

RECORDS OFFICE INFORMATION

Mailing Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

Delivery Address:
SUITE 2300, BENTALL 5
550 BURRARD STREET
VANCOUVER BC V6C 2B5
CANADA

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DIRECTOR INFORMATION

Last Name, First Name, Middle Name:
Kunz, Daniel

Mailing Address:
960 SOUTH BROADWAY AVENUE
SUITE 530
BOISE ID 83706
UNITED STATES

Delivery Address:
960 SOUTH BROADWAY AVENUE
SUITE 530
BOISE ID 83706
UNITED STATES

AUTHORIZED SHARE STRUCTURE

1.	No Maximum	Common Shares	Without Par Value Without Special Rights or Restrictions attached

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Incorporation number:

Gold Torrent (Canada) Inc.
(the “Company”)

The Company has as its articles the following articles.

Full name and signature of each incorporator	Date of signing
________________________________ WARREN BEIL	June 12, 2017

ARTICLES

1.	Interpretation	B-4
2.	Shares and Share Certificates	B-5
3.	Issue of Shares	B-6
4.	Share Registers	B-7
5.	Share Transfers	B-8
6.	Transmission of Shares	B-9
7.	Acquisition of Company’s Shares	B-10
8.	Borrowing Powers	B-10
9.	Alterations	B-11
10.	Meetings of Shareholders	B-12
11.	Proceedings at Meetings of Shareholders	B-14
12.	Votes of Shareholders	B-18
13.	Directors	B-22
14.	Election and Removal of Directors	B-23
15.	Alternate Directors	B-26
16.	Powers and Duties of Directors	B-27
17.	Interests of Directors and Officers	B-28
18.	Proceedings of Directors	B-29
19.	Executive and Other Committees	B-31
20.	Officers	B-33
21.	Indemnification	B-33
22.	Dividends	B-35
23.	Accounting Records and Auditor	B-37
24.	Notices	B-37
25.	Execution of Documents; Use of Seal	B-39
26.	Prohibitions	B-40

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1.	Interpretation

1.1	Definitions

In these Articles, unless the context otherwise requires:

(1)	“appropriate person” has the meaning assigned in the Securities Transfer Act;
(2)	“board of directors”, “directors” and “board” mean the directors or sole director of the Company for the time being;
(3)	“Business Corporations Act” means the Business Corporations Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(4)	“Interpretation Act” means the Interpretation Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act;
(5)	“legal personal representative” means the personal or other legal representative of a shareholder;
(6)	“protected purchaser” has the meaning assigned in the Securities Transfer Act;
(7)	“registered address” of a shareholder means the shareholder’s address as recorded in the central securities register;
(8)	“seal” means the seal of the Company, if any;
(9)	“securities legislation” means statutes concerning the regulation of securities markets and trading in securities and the regulations, rules, forms and schedules under those statutes, all as amended from time to time, and the blanket rulings and orders, as amended from time to time, issued by the securities commissions or similar regulatory authorities appointed under or pursuant to those statutes; “Canadian securities legislation” means the securities legislation in any province or territory of Canada and includes the Securities Act (British Columbia); and “U.S. securities legislation” means the securities legislation in the federal jurisdiction of the United States and in any state of the United States and includes the Securities Act of 1933 and the Securities Exchange Act of 1934;
(10)	“Securities Transfer Act” means the Securities Transfer Act (British Columbia) from time to time in force and all amendments thereto and includes all regulations and amendments thereto made pursuant to that Act.
1.2	Business Corporations Act and Interpretation Act Definitions Applicable

The definitions in the Business Corporations Act and the definitions and rules of construction in the Interpretation Act, with the necessary changes, so far as applicable, and unless the context requires otherwise, apply to these Articles as if they were an enactment. If there is a conflict between a definition in the Business Corporations Act and a definition or rule in the Interpretation Act relating to a term used in these Articles, the definition in the Business Corporations Act will prevail in relation to the use of the term in these Articles. If there is a conflict or inconsistency between these Articles and the Business Corporations Act, the Business Corporations Act will prevail.

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2.	Shares and Share Certificates
2.1	Authorized Share Structure

The authorized share structure of the Company consists of shares of the class or classes and series, if any, described in the Notice of Articles of the Company.

2.2	Form of Share Certificate

Each share certificate issued by the Company must comply with, and be signed as required by, the Business Corporations Act.

2.3	Shareholder Entitled to Certificate or Acknowledgment

Unless the shares of which the shareholder is the registered owner are uncertificated shares, each shareholder is entitled, without charge, to (a) one share certificate representing the shares of each class or series of shares registered in the shareholder’s name or (b) a non-transferable written acknowledgment of the shareholder’s right to obtain such a share certificate, provided that in respect of a share held jointly by several persons, the Company is not bound to issue more than one share certificate or acknowledgment and delivery of a share certificate or an acknowledgment to one of several joint shareholders or to a duly authorized agent of one of the joint shareholders will be sufficient delivery to all.

2.4	Delivery by Mail

Any share certificate or non-transferable written acknowledgment of a shareholder’s right to obtain a share certificate may be sent to the shareholder by mail at the shareholder’s registered address and neither the Company nor any director, officer or agent of the Company is liable for any loss to the shareholder because the share certificate or acknowledgement is lost in the mail or stolen.

2.5	Replacement of Worn Out or Defaced Certificate or Acknowledgement

If the directors are satisfied that a share certificate or a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate is worn out or defaced, they must, on production to them of the share certificate or acknowledgment, as the case may be, and on such other terms, if any, as they think fit:

(1)	order the share certificate or acknowledgment, as the case may be, to be cancelled; and
(2)	issue a replacement share certificate or acknowledgment, as the case may be.
2.6	Replacement of Lost, Destroyed or Wrongfully Taken Certificate

If a person entitled to a share certificate claims that the share certificate has been lost, destroyed or wrongfully taken, the Company must issue a new share certificate, if that person:

(1)	so requests before the Company has notice that the share certificate has been acquired by a protected purchaser;

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(2)	provides the Company with an indemnity bond sufficient in the Company’s judgment to protect the Company from any loss that the Company may suffer by issuing a new certificate; and
(3)	satisfies any other reasonable requirements imposed by the directors.

A person entitled to a share certificate may not assert against the Company a claim for a new share certificate where a share certificate has been lost, apparently destroyed or wrongfully taken if that person fails to notify the Company of that fact within a reasonable time after that person has notice of it and the Company registers a transfer of the shares represented by the certificate before receiving a notice of the loss, apparent destruction or wrongful taking of the share certificate.

2.7	Recovery of New Share Certificate

If, after the issue of a new share certificate, a protected purchaser of the original share certificate presents the original share certificate for the registration of transfer, then in addition to any rights on the indemnity bond, the Company may recover the new share certificate from a person to whom it was issued or any person taking under that person other than a protected purchaser.

2.8	Splitting Share Certificates

If a shareholder surrenders a share certificate to the Company with a written request that the Company issue in the shareholder’s name two or more share certificates, each representing a specified number of shares and in the aggregate representing the same number of shares as represented by the share certificate so surrendered, the Company must cancel the surrendered share certificate and issue replacement share certificates in accordance with that request.

2.9	Certificate Fee

There must be paid to the Company, in relation to the issue of any share certificate under Articles 2.5, 2.6 or 2.8, the amount, if any and which must not exceed the amount prescribed under the Business Corporations Act, determined by the directors.

2.10	Recognition of Trusts

Except as required by law or statute or these Articles, no person will be recognized by the Company as holding any share upon any trust, and the Company is not bound by or compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any share or fraction of a share or (except as required by law or statute or these Articles or as ordered by a court of competent jurisdiction) any other rights in respect of any share except an absolute right to the entirety thereof in the shareholder.

3.	Issue of Shares
3.1	Directors Authorized

Subject to the Business Corporations Act and the rights, if any, of the holders of issued shares of the Company, the Company may issue, allot, sell or otherwise dispose of the unissued shares, and issued shares held by the Company, at the times, to the persons, including directors, in the manner, on the terms and conditions and for the issue prices (including any premium at which shares with par value may be issued) that the directors may determine. The issue price for a share with par value must be equal to or greater than the par value of the share.

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3.2	Commissions and Discounts

The Company may at any time pay a reasonable commission or allow a reasonable discount to any person in consideration of that person purchasing or agreeing to purchase shares of the Company from the Company or any other person or procuring or agreeing to procure purchasers for shares of the Company.

3.3	Brokerage

The Company may pay such brokerage fee or other consideration as may be lawful for or in connection with the sale or placement of its securities.

3.4	Conditions of Issue

Except as provided for by the Business Corporations Act, no share may be issued until it is fully paid. A share is fully paid when:

(1)	consideration is provided to the Company for the issue of the share by one or more of the following:
(a)	past services performed for the Company;
(b)	property;
(c)	money; and
(2)	the value of the consideration received by the Company equals or exceeds the issue price set for the share under Article 3.1.
3.5	Share Purchase Warrants and Rights

Subject to the Business Corporations Act, the Company may issue share purchase warrants, options and rights upon such terms and conditions as the directors determine, which share purchase warrants, options and rights may be issued alone or in conjunction with debentures, debenture stock, bonds, shares or any other securities issued or created by the Company from time to time.

4.	Share Registers
4.1	Central Securities Register

As required by and subject to the Business Corporations Act, the Company must maintain a central securities register. The directors may, subject to the Business Corporations Act, appoint an agent to maintain the central securities register. The directors may also appoint one or more agents, including the agent which keeps the central securities register, as transfer agent for its shares or any class or series of its shares, as the case may be, and the same or another agent as registrar for its shares or such class or series of its shares, as the case may be. The directors may terminate such appointment of any agent at any time and may appoint another agent in its place.

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4.2	Closing Register

The Company must not at any time close its central securities register.

5.	Share Transfers
5.1	Registering Transfers

Subject to the Business Corporations Act, a transfer of a share of the Company must not be registered unless the Company or the transfer agent or registrar for the class or series of share to be transferred has received:

(1)	in the case of a share certificate that has been issued by the Company in respect of the share to be transferred, that share certificate and a written instrument of transfer (which may be on a separate document or endorsed on the share certificate) made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;
(2)	in the case of a non-transferable written acknowledgment of the shareholder’s right to obtain a share certificate that has been issued by the Company in respect of the share to be transferred, a written instrument of transfer that directs that the transfer of the shares be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person;
(3)	in the case of a share that is an uncertificated share, a written instrument of transfer that directs that the transfer of the share be registered, made by the shareholder or other appropriate person or by an agent who has actual authority to act on behalf of that person; and
(4)	such other evidence, if any, as the Company or the transfer agent or registrar for the class or series of share to be transferred may require to prove the title of the transferor or the transferor’s right to transfer the share, that the written instrument of transfer is genuine and authorized and that the transfer is rightful or to a protected purchaser.
5.2	Form of Instrument of Transfer

The instrument of transfer in respect of any share of the Company must be either in the form, if any, on the back of the Company’s share certificates or in any other form that may be approved by the directors or the transfer agent for the class or series of shares to be transferred.

5.3	Transferor Remains Shareholder

Except to the extent that the Business Corporations Act otherwise provides, the transferor of shares is deemed to remain the holder of the shares until the name of the transferee is entered in a securities register of the Company in respect of the transfer.

5.4	Signing of Instrument of Transfer

If a shareholder, or his or her duly authorized attorney, signs an instrument of transfer in respect of shares registered in the name of the shareholder, the signed instrument of transfer constitutes a complete and sufficient authority to the Company and its directors, officers and agents to register the number of shares specified in the instrument of transfer or specified in any other manner, or, if no number is specified, all the shares represented by the share certificates or set out in the written acknowledgments deposited with the instrument of transfer:

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(1)	in the name of the person named as transferee in that instrument of transfer; or
(2)	if no person is named as transferee in that instrument of transfer, in the name of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered.
5.5	Enquiry as to Title Not Required

Neither the Company nor any director, officer or agent of the Company is bound to inquire into the title of the person named in the instrument of transfer as transferee or, if no person is named as transferee in the instrument of transfer, of the person on whose behalf the instrument is deposited for the purpose of having the transfer registered or is liable for any claim related to registering the transfer by the shareholder or by any intermediate owner or holder of the shares, of any interest in the shares, of any share certificate representing such shares or of any written acknowledgment of a right to obtain a share certificate for such shares.

5.6	Transfer Fee

There must be paid to the Company, in relation to the registration of any transfer, the amount, if any, determined by the directors.

6.	Transmission of Shares
6.1	Legal Personal Representative Recognized on Death

In the case of the death of a shareholder, the legal personal representative of the shareholder, or in the case of shares registered in the shareholder’s name and the name of another person in joint tenancy, the surviving joint holder, will be the only person recognized by the Company as having any title to the shareholder’s interest in the shares. Before recognizing a person as a legal personal representative of a shareholder, the directors may require the original grant of probate or letters of administration or a court certified copy of them or the original or a court certified or authenticated copy of the grant of representation, will, order or other instrument or other evidence of the death under which title to the shares or securities is claimed to vest.

6.2	Rights of Legal Personal Representative

The legal personal representative of a shareholder has the same rights, privileges and obligations that attach to the shares held by the shareholder, including the right to transfer the shares in accordance with these Articles, if appropriate evidence of appointment or incumbency within the meaning of s.87 of the Securities Transfer Act has been deposited with the Company. This Article 6.2 does not apply in the case of the death of a shareholder with respect to shares registered in the shareholder’s name and the name of another person in joint tenancy.

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7.	Acquisition of Company’s Shares
7.1	Company Authorized to Purchase or Otherwise Acquire Shares

Subject to Article 7.2, the special rights or restrictions attached to the shares of any class or series of shares and the Business Corporations Act, the Company may, if authorized by the directors, purchase or otherwise acquire any of its shares at the price and upon the terms determined by the directors.

7.2	No Purchase, Redemption or Other Acquisition When Insolvent

The Company must not make a payment or provide any other consideration to purchase, redeem or otherwise acquire any of its shares if there are reasonable grounds for believing that:

(1)	the Company is insolvent; or
(2)	making the payment or providing the consideration would render the Company insolvent.
7.3	Sale and Voting of Purchased, Redeemed or Otherwise Acquired Shares

If the Company retains a share redeemed, purchased or otherwise acquired by it, the Company may sell, gift or otherwise dispose of the share, but, while such share is held by the Company, it:

(1)	is not entitled to vote the share at a meeting of its shareholders;
(2)	must not pay a dividend in respect of the share; and
(3)	must not make any other distribution in respect of the share.
8.	Borrowing Powers

The Company, if authorized by the directors, may:

(1)	borrow money in the manner and amount, on the security, from the sources and on the terms and conditions that the directors consider appropriate;
(2)	issue bonds, debentures and other debt obligations either outright or as security for any liability or obligation of the Company or any other person and at such discounts or premiums and on such other terms as the directors consider appropriate;
(3)	guarantee the repayment of money by any other person or the performance of any obligation of any other person; and
(4)	mortgage, charge, whether by way of specific or floating charge, grant a security interest in, or give other security on, the whole or any part of the present and future assets and undertaking of the Company.

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9.	Alterations
9.1	Alteration of Authorized Share Structure

Subject to Article 9.2 and the Business Corporations Act, the Company may by special resolution:

(1)	create one or more classes or series of shares or, if none of the shares of a class or series of shares are allotted or issued, eliminate that class or series of shares;
(2)	increase, reduce or eliminate the maximum number of shares that the Company is authorized to issue out of any class or series of shares or establish a maximum number of shares that the Company is authorized to issue out of any class or series of shares for which no maximum is established;
(3)	subdivide or consolidate all or any of its unissued, or fully paid issued, shares;
(4)	if the Company is authorized to issue shares of a class of shares with par value:
(a)	decrease the par value of those shares; or
(b)	if none of the shares of that class of shares are allotted or issued, increase the par value of those shares;
(5)	change all or any of its unissued, or fully paid issued, shares with par value into shares without par value or any of its unissued shares without par value into shares with par value;
(6)	alter the identifying name of any of its shares; or
(7)	otherwise alter its shares or authorized share structure when required or permitted to do so by the Business Corporations Act;

and, if applicable, alter its Notice of Articles and, if applicable, its Articles, accordingly.

9.2	Special Rights or Restrictions

Subject to the Business Corporations Act, the Company may by special resolution:

(1)	create special rights or restrictions for, and attach those special rights or restrictions to, the shares of any class or series of shares, whether or not any or all of those shares have been issued; or
(2)	vary or delete any special rights or restrictions attached to the shares of any class or series of shares, whether or not any or all of those shares have been issued;

and alter its Articles and Notice of Articles accordingly.

9.3	Change of Name

The Company may by special resolution authorize an alteration to its Notice of Articles in order to change its name and may, by ordinary resolution or directors’ resolution, adopt or change any translation of that name.

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9.4	Other Alterations

If the Business Corporations Act does not specify the type of resolution and these Articles do not specify another type of resolution, the Company may by special resolution alter these Articles.

10.	Meetings of Shareholders
10.1	Annual General Meetings

Unless an annual general meeting is deferred or waived in accordance with the Business Corporations Act, the Company must hold its first annual general meeting within 18 months after the date on which it was incorporated or otherwise recognized, and after that must hold an annual general meeting at least once in each calendar year and not more than 15 months after the last annual reference date at such time and place as may be determined by the directors.

10.2	Resolution Instead of Annual General Meeting

If all the shareholders who are entitled to vote at an annual general meeting consent by a unanimous resolution to all of the business that is required to be transacted at that annual general meeting, the annual general meeting is deemed to have been held on the date of the unanimous resolution. The shareholders must, in any unanimous resolution passed under this Article 10.2, select as the Company’s annual reference date a date that would be appropriate for the holding of the applicable annual general meeting.

10.3	Calling of Meetings of Shareholders

The directors may, at any time, call a meeting of shareholders to be held at such time and place as may be determined by the directors.

10.4	Notice for Meetings of Shareholders

The Company must send notice of the date, time and location of any meeting of shareholders (including, without limitation, any notice specifying the intention to propose a resolution as an exceptional resolution, a special resolution or a special separate resolution and any notice to consider approving an amalgamation into a foreign jurisdiction, an arrangement or the adoption of an amalgamation agreement, and any notice of a general meeting, class meeting or series meeting), in the manner provided in these Articles, or in such other manner, if any, as may be prescribed by ordinary resolution (whether previous notice of the resolution has been given or not), to each shareholder entitled to attend the meeting, to each director and to the auditor of the Company, unless these Articles otherwise provide, at least the following number of days before the meeting:

(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.
10.5	Notice of Resolution to Which Shareholders May Dissent

The Company must send to each of its shareholders, whether or not their shares carry the right to vote, a notice of any meeting of shareholders at which a resolution entitling shareholders to dissent is to be considered specifying the date of the meeting and containing a statement advising of the right to send a notice of dissent together with a copy of the proposed resolution at least the following number of days before the meeting;

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(1)       if and for so long as the Company is a public company, 21 days;

(2)       otherwise, 10 days.

10.6	Record Date for Notice

The directors may set a date as the record date for the purpose of determining shareholders entitled to notice of any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. The record date must not precede the date on which the meeting is held by fewer than:

(1)	if and for so long as the Company is a public company, 21 days;
(2)	otherwise, 10 days.

If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.7	Record Date for Voting

The directors may set a date as the record date for the purpose of determining shareholders entitled to vote at any meeting of shareholders. The record date must not precede the date on which the meeting is to be held by more than two months or, in the case of a general meeting requisitioned by shareholders under the Business Corporations Act, by more than four months. If no record date is set, the record date is 5 p.m. on the day immediately preceding the first date on which the notice is sent or, if no notice is sent, the beginning of the meeting.

10.8	Failure to Give Notice and Waiver of Notice

The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any of the persons entitled to notice does not invalidate any proceedings at that meeting. Any person entitled to notice of a meeting of shareholders may, in writing or otherwise, waive that entitlement or agree to reduce the period of that notice. Attendance of a person at a meeting of shareholders is a waiver of entitlement to notice of the meeting unless that person attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

10.9	Notice of Special Business at Meetings of Shareholders

If a meeting of shareholders is to consider special business within the meaning of Article 11.1, the notice of meeting must:

(1)	state the general nature of the special business; and
(2)	if the special business includes considering, approving, ratifying, adopting or authorizing any document or the signing of or giving of effect to any document, have attached to it a copy of the document or state that a copy of the document will be available for inspection by shareholders:

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(a)	at the Company’s records office, or at such other reasonably accessible location in British Columbia as is specified in the notice; and
(b)	during statutory business hours on any one or more specified days before the day set for the holding of the meeting.
11.	Proceedings at Meetings of Shareholders
11.1	Special Business

At a meeting of shareholders, the following business is special business:

(1)	at a meeting of shareholders that is not an annual general meeting, all business is special business except business relating to the conduct of or voting at the meeting;
(2)	at an annual general meeting, all business is special business except for the following:
(a)	business relating to the conduct of or voting at the meeting;
(b)	consideration of any financial statements of the Company presented to the meeting;
(c)	consideration of any reports of the directors or auditor;
(d)	the setting or changing of the number of directors;
(e)	the election or appointment of directors;
(f)	the appointment of an auditor;
(g)	the setting of the remuneration of an auditor;
(h)	business arising out of a report of the directors not requiring the passing of a special resolution or an exceptional resolution;
(i)	any other business which, under these Articles or the Business Corporations Act, may be transacted at a meeting of shareholders without prior notice of the business being given to the shareholders.
11.2	Special Majority

The majority of votes required for the Company to pass a special resolution at a general meeting of shareholders is two-thirds of the votes cast on the resolution.

11.3	Quorum

Subject to the special rights or restrictions attached to the shares of any class or series of shares and to Article 11.4, the quorum for the transaction of business at a meeting of shareholders is two persons who are, or who represent by proxy, shareholders who, in the aggregate, hold at least 5% of the issued shares entitled to be voted at the meeting.

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11.4	One Shareholder May Constitute Quorum

If there is only one shareholder entitled to vote at a meeting of shareholders:

(1)	the quorum is one person who is, or who represents by proxy, that shareholder, and
(2)	that shareholder, present in person or by proxy, may constitute the meeting.
11.5	Persons Entitled to Attend Meeting

In addition to those persons who are entitled to vote at a meeting of shareholders, the only other persons entitled to be present at the meeting are the directors, the president (if any), the secretary (if any), the assistant secretary (if any), any lawyer for the Company, the auditor of the Company, any persons invited to be present at the meeting by the directors or by the chair of the meeting and any persons entitled or required under the Business Corporations Act or these Articles to be present at the meeting; but if any of those persons does attend the meeting, that person is not to be counted in the quorum and is not entitled to vote at the meeting unless that person is a shareholder or proxy holder entitled to vote at the meeting.

11.6	Requirement of Quorum

No business, other than the election of a chair of the meeting and the adjournment of the meeting, may be transacted at any meeting of shareholders unless a quorum of shareholders entitled to vote is present at the commencement of the meeting, but such quorum need not be present throughout the meeting.

11.7	Lack of Quorum

If, within one-half hour from the time set for the holding of a meeting of shareholders, a quorum is not present:

(1)	in the case of a general meeting requisitioned by shareholders, the meeting is dissolved, and
(2)	in the case of any other meeting of shareholders, the meeting stands adjourned to the same day in the next week at the same time and place.
11.8	Lack of Quorum at Succeeding Meeting

If, at the meeting to which the meeting referred to in Article 11.7(2) was adjourned, a quorum is not present within one-half hour from the time set for the holding of the meeting, the person or persons present and being, or representing by proxy, one or more shareholders entitled to attend and vote at the meeting constitute a quorum.

11.9	Chair

The following individual is entitled to preside as chair at a meeting of shareholders:

(1)	the chair of the board, if any; or

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(2)	if the chair of the board is absent or unwilling to act as chair of the meeting, the president, if any.
11.10	Selection of Alternate Chair

If, at any meeting of shareholders, there is no chair of the board or president present within 15 minutes after the time set for holding the meeting, or if the chair of the board and the president are unwilling to act as chair of the meeting, or if the chair of the board and the president have advised the secretary, if any, or any director present at the meeting, that they will not be present at the meeting, the directors present must choose one of their number to be chair of the meeting or if all of the directors present decline to take the chair or fail to so choose or if no director is present, the shareholders entitled to vote at the meeting who are present in person or by proxy may choose any person present at the meeting to chair the meeting.

11.11	Adjournments

The chair of a meeting of shareholders may, and if so directed by the meeting must, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

11.12	Notice of Adjourned Meeting

It is not necessary to give any notice of an adjourned meeting of shareholders or of the business to be transacted at an adjourned meeting of shareholders except that, when a meeting is adjourned for 30 days or more, notice of the adjourned meeting must be given as in the case of the original meeting.

11.13	Decisions by Show of Hands or Poll

Subject to the Business Corporations Act, every motion put to a vote at a meeting of shareholders will be decided on a show of hands unless a poll, before or on the declaration of the result of the vote by show of hands, is directed by the chair or demanded by any shareholder entitled to vote who is present in person or by proxy.

11.14	Declaration of Result

The chair of a meeting of shareholders must declare to the meeting the decision on every question in accordance with the result of the show of hands or the poll, as the case may be, and that decision must be entered in the minutes of the meeting. A declaration of the chair that a resolution is carried by the necessary majority or is defeated is, unless a poll is directed by the chair or demanded under Article 11.13, conclusive evidence without proof of the number or proportion of the votes recorded in favour of or against the resolution.

11.15	Motion Need Not be Seconded

No motion proposed at a meeting of shareholders need be seconded unless the chair of the meeting rules otherwise, and the chair of any meeting of shareholders is entitled to propose or second a motion.

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11.16	Casting Vote

In the case of an equality of votes, the chair of a meeting of shareholders does not, either on a show of hands or on a poll, have a second or casting vote in addition to the vote or votes to which the chair may be entitled as a shareholder.

11.17	Manner of Taking Poll

Subject to Article 11.18, if a poll is duly demanded at a meeting of shareholders:

(1)	the poll must be taken:
(a)	at the meeting, or within seven days after the date of the meeting, as the chair of the meeting directs; and
(b)	in the manner, at the time and at the place that the chair of the meeting directs;
(2)	the result of the poll is deemed to be the decision of the meeting at which the poll is demanded; and
(3)	the demand for the poll may be withdrawn by the person who demanded it.
11.18	Demand for Poll on Adjournment

A poll demanded at a meeting of shareholders on a question of adjournment must be taken immediately at the meeting.

11.19	Chair Must Resolve Dispute

In the case of any dispute as to the admission or rejection of a vote given on a poll, the chair of the meeting must determine the dispute, and his or her determination made in good faith is final and conclusive.

11.20	Casting of Votes

On a poll, a shareholder entitled to more than one vote need not cast all the votes in the same way.

11.21	No Demand for Poll on Election of Chair

No poll may be demanded in respect of the vote by which a chair of a meeting of shareholders is elected.

11.22	Demand for Poll Not to Prevent Continuance of Meeting

The demand for a poll at a meeting of shareholders does not, unless the chair of the meeting so rules, prevent the continuation of the meeting for the transaction of any business other than the question on which a poll has been demanded.

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11.23	Retention of Ballots and Proxies

The Company must, for at least three months after a meeting of shareholders, keep each ballot cast on a poll and each proxy voted at the meeting, and, during that period, make them available for inspection during normal business hours by any shareholder or proxyholder entitled to vote at the meeting. At the end of such three month period, the Company may destroy such ballots and proxies.

12.	Votes of Shareholders
12.1	Number of Votes by Shareholder or by Shares

Subject to any special rights or restrictions attached to any shares and to the restrictions imposed on joint shareholders under Article 12.3:

(1)	on a vote by show of hands, every person present who is a shareholder or proxy holder and entitled to vote on the matter has one vote; and
(2)	on a poll, every shareholder entitled to vote on the matter has one vote in respect of each share entitled to be voted on the matter and held by that shareholder and may exercise that vote either in person or by proxy.
12.2	Votes of Persons in Representative Capacity

A person who is not a shareholder may vote at a meeting of shareholders, whether on a show of hands or on a poll, and may appoint a proxy holder to act at the meeting, if, before doing so, the person satisfies the chair of the meeting, or the directors, that the person is a legal personal representative or a trustee in bankruptcy for a shareholder who is entitled to vote at the meeting.

12.3	Votes by Joint Holders

If there are joint shareholders registered in respect of any share:

(1)	any one of the joint shareholders may vote at any meeting of shareholders, personally or by proxy, in respect of the share as if that joint shareholder were solely entitled to it; or
(2)	if more than one of the joint shareholders is present at any meeting of shareholders, personally or by proxy, and more than one of them votes in respect of that share, then only the vote of the joint shareholder present whose name stands first on the central securities register in respect of the share will be counted.
12.4	Legal Personal Representatives as Joint Shareholders

Two or more legal personal representatives of a shareholder in whose sole name any share is registered are, for the purposes of Article 12.3, deemed to be joint shareholders registered in respect of that share.

12.5	Representative of a Corporate Shareholder

If a corporation, that is not a subsidiary of the Company, is a shareholder, that corporation may appoint a person to act as its representative at any meeting of shareholders of the Company, and:

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(1)	for that purpose, the instrument appointing a representative must be received:
(a)	at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice for the receipt of proxies, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or
(b)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting;
(2)	if a representative is appointed under this Article 12.5:
(a)	the representative is entitled to exercise in respect of and at that meeting the same rights on behalf of the corporation that the representative represents as that corporation could exercise if it were a shareholder who is an individual, including, without limitation, the right to appoint a proxy holder; and
(b)	the representative, if present at the meeting, is to be counted for the purpose of forming a quorum and is deemed to be a shareholder present in person at the meeting.

Evidence of the appointment of any such representative may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.6	When Proxy Holder Need Not Be Shareholder

A person must not be appointed as a proxy holder unless the person is a shareholder, although a person who is not a shareholder may be appointed as a proxy holder if:

(1)	the person appointing the proxy holder is a corporation or a representative of a corporation appointed under Article 12.5;
(2)	the Company has at the time of the meeting for which the proxy holder is to be appointed only one shareholder entitled to vote at the meeting;
(3)	the shareholders present in person or by proxy at and entitled to vote at the meeting for which the proxy holder is to be appointed, by a resolution on which the proxy holder is not entitled to vote but in respect of which the proxy holder is to be counted in the quorum, permit the proxy holder to attend and vote at the meeting; or
(4)	the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.
12.7	When Proxy Provisions Do Not Apply to the Company

If and for so long as the Company is a public company or is a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply, Articles 12.8 to 12.16 apply only insofar as they are not inconsistent with any Canadian securities legislation applicable to the Company, any U.S. securities legislation applicable to the Company or any rules of an exchange on which securities of the Company are listed.

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12.8	Appointment of Proxy Holders

Every shareholder of the Company, including a corporation that is a shareholder but not a subsidiary of the Company, entitled to vote at a meeting of shareholders may, by proxy, appoint one or more proxy holders to attend and act at the meeting in the manner, to the extent and with the powers conferred by the proxy.

12.9	Alternate Proxy Holders

A shareholder may appoint one or more alternate proxy holders to act in the place of an absent proxy holder.

12.10	Deposit of Proxy

A proxy for a meeting of shareholders must:

(1)	be received at the registered office of the Company or at any other place specified, in the notice calling the meeting, for the receipt of proxies, at least the number of business days specified in the notice, or if no number of days is specified, two business days before the day set for the holding of the meeting or any adjourned meeting; or
(2)	unless the notice provides otherwise, be received at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting or by a person designated by the chair of the meeting or adjourned meeting.

A proxy may be sent to the Company by written instrument, fax or any other method of transmitting legibly recorded messages.

12.11	Validity of Proxy Vote

A vote given in accordance with the terms of a proxy is valid notwithstanding the death or incapacity of the shareholder giving the proxy and despite the revocation of the proxy or the revocation of the authority under which the proxy is given, unless notice in writing of that death, incapacity or revocation is received:

(1)	at the registered office of the Company, at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or
(2)	at the meeting or any adjourned meeting, by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.
12.12	Form of Proxy

A proxy, whether for a specified meeting or otherwise, must be either in the following form or in any other form approved by the directors or the chair of the meeting:

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[name of company]
(the “Company”)

The undersigned, being a shareholder of the Company, hereby appoints [name] or, failing that person, [name], as proxy holder for the undersigned to attend, act and vote for and on behalf of the undersigned at the meeting of shareholders of the Company to be held on [month, day, year] and at any adjournment of that meeting.

Number of shares in respect of which this proxy is given (if no number is specified, then this proxy is given in respect of all shares registered in the name of the undersigned):

Signed [month, day, year]

[Signature of shareholder]

[Name of shareholder—printed]

12.13	Revocation of Proxy

Subject to Article 12.14, every proxy may be revoked by an instrument in writing that is received:

(1)	at the registered office of the Company at any time up to and including the last business day before the day set for the holding of the meeting or any adjourned meeting at which the proxy is to be used; or
(2)	at the meeting or any adjourned meeting by the chair of the meeting or adjourned meeting, before any vote in respect of which the proxy has been given has been taken.
12.14	Revocation of Proxy Must Be Signed

An instrument referred to in Article 12.13 must be signed as follows:

(1)	if the shareholder for whom the proxy holder is appointed is an individual, the instrument must be signed by the shareholder or his or her legal personal representative or trustee in bankruptcy;
(2)	if the shareholder for whom the proxy holder is appointed is a corporation, the instrument must be signed by the corporation or by a representative appointed for the corporation under Article 12.5.
12.15	Chair May Determine Validity of Proxy

The chair of any meeting of shareholders may determine whether or not a proxy deposited for use at the meeting, which may not strictly comply with the requirements of this Part 12 as to form, execution, accompanying documentation, time of filing or otherwise, shall be valid for use at such meeting and any such determination made in good faith shall be final, conclusive and binding upon such meeting.

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12.16	Production of Evidence of Authority to Vote

The chair of any meeting of shareholders may, but need not, inquire into the authority of any person to vote at the meeting and may, but need not, demand from that person production of evidence as to the existence of the authority to vote.

13.	Directors
13.1	First Directors; Number of Directors

The first directors are the persons designated as directors of the Company in the Notice of Articles that applies to the Company when it is recognized under the Business Corporations Act. The number of directors, excluding additional directors appointed under Article 14.8, is set at:

(1)	subject to paragraphs (2) and (3), the number of directors that is equal to the number of the Company’s first directors;
(2)	if the Company is a public company, the greater of three and the most recently set of:
(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and
(b)	the number of directors set under Article 14.4;
(3)	if the Company is not a public company, the most recently set of:
(a)	the number of directors set by ordinary resolution (whether or not previous notice of the resolution was given); and
(b)	the number of directors set under Article 14.4.
13.2	Change in Number of Directors

If the number of directors is set under Articles 13.1(2)(a) or 13.1(3)(a):

(1)	the shareholders may elect or appoint the directors needed to fill any vacancies in the board of directors up to that number;
(2)	if the shareholders do not elect or appoint the directors needed to fill any vacancies in the board of directors up to that number contemporaneously with the setting of that number, then the directors, subject to Article 14.8, may appoint, or the shareholders may elect or appoint, directors to fill those vacancies.
13.3	Directors’ Acts Valid Despite Vacancy

An act or proceeding of the directors is not invalid merely because fewer than the number of directors set or otherwise required under these Articles is in office.

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13.4	Qualifications of Directors

A director is not required to hold a share of the Company as qualification for his or her office but must be qualified as required by the Business Corporations Act to become, act or continue to act as a director.

13.5	Remuneration of Directors

The directors are entitled to the remuneration for acting as directors, if any, as the directors may from time to time determine. If the directors so decide, the remuneration of the directors, if any, will be determined by the shareholders. That remuneration may be in addition to any salary or other remuneration paid to any officer or employee of the Company as such, who is also a director.

13.6	Reimbursement of Expenses of Directors

The Company must reimburse each director for the reasonable expenses that he or she may incur in and about the business of the Company.

13.7	Special Remuneration for Directors

If any director performs any professional or other services for the Company that in the opinion of the directors are outside the ordinary duties of a director, or if any director is otherwise specially occupied in or about the Company’s business, he or she may be paid remuneration fixed by the directors, or, at the option of that director, fixed by ordinary resolution, and such remuneration may be either in addition to, or in substitution for, any other remuneration that he or she may be entitled to receive.

13.8	Gratuity, Pension or Allowance on Retirement of Director

Unless otherwise determined by ordinary resolution, the directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any director who has held any salaried office or place of profit with the Company or to his or her spouse or dependants and may make contributions to any fund and pay premiums for the purchase or provision of any such gratuity, pension or allowance.

14.	Election and Removal of Directors
14.1	Election at Annual General Meeting

At every annual general meeting and in every unanimous resolution contemplated by Article 10.2:

(1)	the shareholders entitled to vote at the annual general meeting for the election of directors must elect, or in the unanimous resolution appoint, a board of directors consisting of the number of directors for the time being set under these Articles; and
(2)	all the directors cease to hold office immediately before the election or appointment of directors under paragraph (1), but are eligible for re-election or re-appointment.

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14.2	Consent to be a Director

No election, appointment or designation of an individual as a director is valid unless:

(1)	that individual consents to be a director in the manner provided for in the Business Corporations Act;
(2)	that individual is elected or appointed at a meeting at which the individual is present and the individual does not refuse, at the meeting, to be a director; or
(3)	with respect to first directors, the designation is otherwise valid under the Business Corporations Act.
14.3	Failure to Elect or Appoint Directors

If:

(1)	the Company fails to hold an annual general meeting, and all the shareholders who are entitled to vote at an annual general meeting fail to pass the unanimous resolution contemplated by Article 10.2, on or before the date by which the annual general meeting is required to be held under the Business Corporations Act; or
(2)	the shareholders fail, at the annual general meeting or in the unanimous resolution contemplated by Article 10.2, to elect or appoint any directors;

then each director then in office continues to hold office until the earlier of:

(3)	when his or her successor is elected or appointed; and
(4)	when he or she otherwise ceases to hold office under the Business Corporations Act or these Articles.
14.4	Places of Retiring Directors Not Filled

If, at any meeting of shareholders at which there should be an election of directors, the places of any of the retiring directors are not filled by that election, those retiring directors who are not re-elected and who are asked by the newly elected directors to continue in office will, if willing to do so, continue in office to complete the number of directors for the time being set pursuant to these Articles until further new directors are elected at a meeting of shareholders convened for that purpose. If any such election or continuance of directors does not result in the election or continuance of the number of directors for the time being set pursuant to these Articles, the number of directors of the Company is deemed to be set at the number of directors actually elected or continued in office.

14.5	Directors May Fill Casual Vacancies

Any casual vacancy occurring in the board of directors may be filled by the directors.

14.6	Remaining Directors’ Power to Act

The directors may act notwithstanding any vacancy in the board of directors, but if the Company has fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the directors may only act for the purpose of appointing directors up to that number or of calling a meeting of shareholders for the purpose of filling any vacancies on the board of directors or, subject to the Business Corporations Act, for any other purpose.

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14.7	Shareholders May Fill Vacancies

If the Company has no directors or fewer directors in office than the number set pursuant to these Articles as the quorum of directors, the shareholders may elect or appoint directors to fill any vacancies on the board of directors.

14.8	Additional Directors

Notwithstanding Articles 13.1 and 13.2, between annual general meetings or unanimous resolutions contemplated by Article 10.2, the directors may appoint one or more additional directors, but the number of additional directors appointed under this Article 14.8 must not at any time exceed:

(1)	one-third of the number of first directors, if, at the time of the appointments, one or more of the first directors have not yet completed their first term of office; or
(2)	in any other case, one-third of the number of the current directors who were elected or appointed as directors other than under this Article 14.8.

Any director so appointed ceases to hold office immediately before the next election or appointment of directors under Article 14.1(1), but is eligible for re-election or re-appointment.

14.9	Ceasing to be a Director

A director ceases to be a director when:

(1)	the term of office of the director expires;
(2)	the director dies;
(3)	the director resigns as a director by notice in writing provided to the Company or a lawyer for the Company; or
(4)	the director is removed from office pursuant to Articles 14.10 or 14.11.
14.10	Removal of Director by Shareholders

The Company may remove any director before the expiration of his or her term of office by special resolution. In that event, the shareholders may elect, or appoint by ordinary resolution, a director to fill the resulting vacancy. If the shareholders do not elect or appoint a director to fill the resulting vacancy contemporaneously with the removal, then the directors may appoint or the shareholders may elect, or appoint by ordinary resolution, a director to fill that vacancy.

14.11	Removal of Director by Directors

The directors may remove any director before the expiration of his or her term of office if the director is convicted of an indictable offence, or if the director ceases to be qualified to act as a director of a company and does not promptly resign, and the directors may appoint a director to fill the resulting vacancy.

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15.	Alternate Directors
15.1	Appointment of Alternate Director

Any director (an “appointor”) may by notice in writing received by the Company appoint any person (an “appointee”) who is qualified to act as a director to be his or her alternate to act in his or her place at meetings of the directors or committees of the directors at which the appointor is not present unless (in the case of an appointee who is not a director) the directors have reasonably disapproved the appointment of such person as an alternate director and have given notice to that effect to his or her appointor within a reasonable time after the notice of appointment is received by the Company.

15.2	Notice of Meetings

Every alternate director so appointed is entitled to notice of meetings of the directors and of committees of the directors of which his or her appointor is a member and to attend and vote as a director at any such meetings at which his or her appointor is not present.

15.3	Alternate for More Than One Director Attending Meetings

A person may be appointed as an alternate director by more than one director, and an alternate director:

(1)	will be counted in determining the quorum for a meeting of directors once for each of his or her appointors and, in the case of an appointee who is also a director, once more in that capacity;
(2)	has a separate vote at a meeting of directors for each of his or her appointors and, in the case of an appointee who is also a director, an additional vote in that capacity;
(3)	will be counted in determining the quorum for a meeting of a committee of directors once for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, once more in that capacity;
(4)	has a separate vote at a meeting of a committee of directors for each of his or her appointors who is a member of that committee and, in the case of an appointee who is also a member of that committee as a director, an additional vote in that capacity.
15.4	Consent Resolutions

Every alternate director, if authorized by the notice appointing him or her, may sign in place of his or her appointor any resolutions to be consented to in writing.

15.5	Alternate Director Not an Agent

Every alternate director is deemed not to be the agent of his or her appointor.

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15.6	Revocation of Appointment of Alternate Director

An appointor may at any time, by notice in writing received by the Company, revoke the appointment of an alternate director appointed by him or her.

15.7	Ceasing to be an Alternate Director

The appointment of an alternate director ceases when:

(1)	his or her appointor ceases to be a director and is not promptly re-elected or re-appointed;
(2)	the alternate director dies;
(3)	the alternate director resigns as an alternate director by notice in writing provided to the Company or a lawyer for the Company;
(4)	the alternate director ceases to be qualified to act as a director; or
(5)	his or her appointor revokes the appointment of the alternate director.
15.8	Remuneration and Expenses of Alternate Director

The Company may reimburse an alternate director for the reasonable expenses that would be properly reimbursed if he or she were a director, and the alternate director is entitled to receive from the Company such proportion, if any, of the remuneration otherwise payable to the appointor as the appointor may from time to time direct.

16.	Powers and Duties of Directors
16.1	Powers of Management

The directors must, subject to the Business Corporations Act and these Articles, manage or supervise the management of the business and affairs of the Company and have the authority to exercise all such powers of the Company as are not, by the Business Corporations Act or by these Articles, transferred to one or more other persons.

16.2	Appointment of Attorney of Company

The directors may from time to time, by power of attorney or other instrument, under seal if so required by law, appoint any person to be the attorney of the Company for such purposes, and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the directors under these Articles and excepting the power to fill vacancies in the board of directors, to remove a director, to change the membership of, or fill vacancies in, any committee of the directors, to appoint or remove officers appointed by the directors and to declare dividends) and for such period, and with such remuneration and subject to such conditions as the directors may think fit. Any such power of attorney may contain such provisions for the protection or convenience of persons dealing with such attorney as the directors think fit. Any such attorney may be authorized by the directors to sub-delegate all or any of the powers, authorities and discretions for the time being vested in him or her.

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17.	Interests of Directors and Officers
17.1	Obligation to Account for Profits

A director or senior officer who holds a disclosable interest (as that term is used in the Business Corporations Act) in a contract or transaction into which the Company has entered or proposes to enter is liable to account to the Company for any profit that accrues to the director or senior officer under or as a result of the contract or transaction only if and to the extent provided in the Business Corporations Act.

17.2	Restrictions on Voting by Reason of Interest

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter is not entitled to vote on any directors’ resolution to approve that contract or transaction, unless all the directors have a disclosable interest in that contract or transaction, in which case any or all of those directors may vote on such resolution.

17.3	Interested Director Counted in Quorum

A director who holds a disclosable interest in a contract or transaction into which the Company has entered or proposes to enter and who is present at the meeting of directors at which the contract or transaction is considered for approval may be counted in the quorum at the meeting whether or not the director votes on any or all of the resolutions considered at the meeting.

17.4	Disclosure of Conflict of Interest or Property

A director or senior officer who holds any office or possesses any property, right or interest that could result, directly or indirectly, in the creation of a duty or interest that materially conflicts with that individual’s duty or interest as a director or senior officer, must disclose the nature and extent of the conflict as required by the Business Corporations Act.

17.5	Director Holding Other Office in the Company

A director may hold any office or place of profit with the Company, other than the office of auditor of the Company, in addition to his or her office of director for the period and on the terms (as to remuneration or otherwise) that the directors may determine.

17.6	No Disqualification

No director or intended director is disqualified by his or her office from contracting with the Company either with regard to the holding of any office or place of profit the director holds with the Company or as vendor, purchaser or otherwise, and no contract or transaction entered into by or on behalf of the Company in which a director is in any way interested is liable to be voided for that reason.

17.7	Professional Services by Director or Officer

Subject to the Business Corporations Act, a director or officer, or any person in which a director or officer has an interest, may act in a professional capacity for the Company, except as auditor of the Company, and the director or officer or such person is entitled to remuneration for professional services as if that director or officer were not a director or officer.

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17.8	Director or Officer in Other Corporations

A director or officer may be or become a director, officer or employee of, or otherwise interested in, any person in which the Company may be interested as a shareholder or otherwise, and, subject to the Business Corporations Act, the director or officer is not accountable to the Company for any remuneration or other benefits received by him or her as director, officer or employee of, or from his or her interest in, such other person.

18.	Proceedings of Directors
18.1	Meetings of Directors

The directors may meet together for the conduct of business, adjourn and otherwise regulate their meetings as they think fit, and meetings of the directors held at regular intervals may be held at the place, at the time and on the notice, if any, as the directors may from time to time determine.

18.2	Voting at Meetings

Questions arising at any meeting of directors are to be decided by a majority of votes and, in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.

18.3	Chair of Meetings

The following individual is entitled to preside as chair at a meeting of directors:

(1)	the chair of the board, if any;
(2)	in the absence of the chair of the board, the president, if any, if the president is a director; or
(3)	any other director chosen by the directors if:
(a)	neither the chair of the board nor the president, if a director, is present at the meeting within 15 minutes after the time set for holding the meeting;
(b)	neither the chair of the board nor the president, if a director, is willing to chair the meeting; or
(c)	the chair of the board and the president, if a director, have advised the secretary, if any, or any other director, that they will not be present at the meeting.
18.4	Meetings by Telephone or Other Communications Medium

A director may participate in a meeting of the directors or of any committee of the directors:

(1)	in person;
(2)	by telephone; or
(3)	with the consent of all directors who wish to participate in the meeting, by other communications medium;

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if all directors participating in the meeting, whether in person or by telephone or other communications medium, are able to communicate with each other. A director who participates in a meeting in a manner contemplated by this Article 18.4 is deemed for all purposes of the Business Corporations Act and these Articles to be present at the meeting and to have agreed to participate in that manner.

18.5	Calling of Meetings

A director may, and the secretary or an assistant secretary of the Company, if any, on the request of a director must, call a meeting of the directors at any time.

18.6	Notice of Meetings

Other than for meetings held at regular intervals as determined by the directors pursuant to Article 18.1 or as provided in Article 18.7, reasonable notice of each meeting of the directors, specifying the place, day and time of that meeting must be given to each of the directors and the alternate directors by any method set out in Article 24.1 or orally or by telephone.

18.7	When Notice Not Required

It is not necessary to give notice of a meeting of the directors to a director or an alternate director if:

(1)	the meeting is to be held immediately following a meeting of shareholders at which that director was elected or appointed, or is the meeting of the directors at which that director is appointed; or
(2)	the director or alternate director, as the case may be, has waived notice of the meeting.
18.8	Meeting Valid Despite Failure to Give Notice

The accidental omission to give notice of any meeting of directors to, or the non-receipt of any notice by, any director or alternate director, does not invalidate any proceedings at that meeting.

18.9	Waiver of Notice of Meetings

Any director or alternate director may send to the Company a document signed by him or her waiving notice of any past, present or future meeting or meetings of the directors and may at any time withdraw that waiver with respect to meetings held after that withdrawal. After sending a waiver with respect to all future meetings and until that waiver is withdrawn, no notice of any meeting of the directors need be given to that director or, unless the director otherwise requires by notice in writing to the Company, to his or her alternate director, and all meetings of the directors so held are deemed not to be improperly called or constituted by reason of notice not having been given to such director or alternate director. Attendance of a director or alternate director at a meeting of the directors is a waiver of notice of the meeting unless that director or alternate director attends the meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called.

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18.10	Quorum

The quorum necessary for the transaction of the business of the directors may be set by resolution of the directors and, if not so set, is a majority of the directors holding office at the relevant time.

18.11	Validity of Acts Where Appointment Defective

Subject to the Business Corporations Act, an act of a director or officer is not invalid merely because of an irregularity in the election or appointment or a defect in the qualification of that director or officer.

18.12	Consent Resolutions in Writing

A resolution of the directors or of any committee of the directors may be passed without a meeting:

(1)	in all cases, if each of the directors entitled to vote on the resolution consents to it in writing; or
(2)	in the case of a resolution to approve a contract or transaction in respect of which a director has disclosed that he or she has or may have a disclosable interest, if each of the other directors who have not made such a disclosure consents in writing to the resolution.

A consent in writing under this Article 18.12 may be by any written instrument, fax, e-mail or any other method of transmitting legibly recorded messages in which the consent of the director is evidenced, whether or not the signature of the director is included in the record. A consent in writing may be in two or more counterparts which together are deemed to constitute one consent in writing. A resolution of the directors or of any committee of the directors passed in accordance with this Article 18.12 is effective on the date stated in the consent in writing or on the latest date stated on any counterpart and is deemed to be a proceeding at a meeting of the directors or of the committee of the directors and to be as valid and effective as if it had been passed at a meeting of the directors or of the committee of the directors that satisfies all the requirements of the Business Corporations Act and all the requirements of these Articles relating to meetings of the directors or of a committee of the directors.

19.	Executive and Other Committees
19.1	Appointment and Powers of Executive Committee

The directors may, by resolution, appoint an executive committee consisting of the director or directors that they consider appropriate, and during the intervals between meetings of the board of directors, all of the directors’ powers are delegated to the executive committee, except:

(1)	the power to fill vacancies in the board of directors;
(2)	the power to remove a director;
(3)	the power to change the membership of, or fill vacancies in, any committee of the directors; and
(4)	such other powers, if any, as may be set out in the resolution or any subsequent directors’ resolution.

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19.2	Appointment and Powers of Other Committees

The directors may, by resolution:

(1)	appoint one or more committees (other than the executive committee) consisting of the director or directors that they consider appropriate;
(2)	delegate to a committee appointed under paragraph (1) any of the directors’ powers, except:
(a)	the power to fill vacancies in the board of directors;
(b)	the power to remove a director;
(c)	the power to change the membership of, or fill vacancies in, any committee of the directors; and
(d)	the power to appoint or remove officers appointed by the directors; and
(3)	make any delegation referred to in paragraph (2) subject to the conditions set out in the resolution or any subsequent directors’ resolution.
19.3	Obligations of Committees

Any committee appointed under Articles 19.1 or 19.2, in the exercise of the powers delegated to it, must:

(1)	conform to any rules that may from time to time be imposed on it by the directors; and
(2)	report every act or thing done in exercise of those powers at such times as the directors may require.
19.4	Powers of Board

The directors may, at any time, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	revoke or alter the authority given to the committee, or override a decision made by the committee, except as to acts done before such revocation, alteration or overriding;
(2)	terminate the appointment of, or change the membership of, the committee; and
(3)	fill vacancies in the committee.
19.5	Committee Meetings

Subject to Article 19.3(1) and unless the directors otherwise provide in the resolution appointing the committee or in any subsequent resolution, with respect to a committee appointed under Articles 19.1 or 19.2:

(1)	the committee may meet and adjourn as it thinks proper;

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(2)	the committee may elect a chair of its meetings but, if no chair of a meeting is elected, or if at a meeting the chair of the meeting is not present within 15 minutes after the time set for holding the meeting, the directors present who are members of the committee may choose one of their number to chair the meeting;
(3)	a majority of the members of the committee constitutes a quorum of the committee; and
(4)	questions arising at any meeting of the committee are determined by a majority of votes of the members present, and in the case of an equality of votes, the chair of the meeting does not have a second or casting vote.
20.	Officers
20.1	Directors May Appoint Officers

The directors may, from time to time, appoint such officers, if any, as the directors determine and the directors may, at any time, terminate any such appointment.

20.2	Functions, Duties and Powers of Officers

The directors may, for each officer:

(1)	determine the functions and duties of the officer;
(2)	delegate to the officer any of the powers exercisable by the directors on such terms and conditions and with such restrictions as the directors think fit; and
(3)	revoke, withdraw, alter or vary all or any of the functions, duties and powers of the officer.
20.3	Qualifications

No officer may be appointed unless that officer is qualified in accordance with the Business Corporations Act. One person may hold more than one position as an officer of the Company. Any person appointed as the chair of the board or as a managing director must be a director. Any other officer need not be a director.

20.4	Remuneration and Terms of Appointment

All appointments of officers are to be made on the terms and conditions and at the remuneration (whether by way of salary, fee, commission, participation in profits or otherwise) that the directors think fit and are subject to termination at the pleasure of the directors, and an officer may in addition to such remuneration be entitled to receive, after he or she ceases to hold such office or leaves the employment of the Company, a pension or gratuity.

21.	Indemnification
21.1	Definitions

In this Article 21:

(1)	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

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(2)	“eligible proceeding” means a legal proceeding or investigative action, whether current, threatened, pending or completed, in which a director, former director or alternate director of the Company (an “eligible party”) or any of the heirs and legal personal representatives of the eligible party, by reason of the eligible party being or having been a director or alternate director of the Company:
(a)	is or may be joined as a party; or
(b)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
(3)	“expenses” has the meaning set out in the Business Corporations Act.
21.2	Mandatory Indemnification of Directors

Subject to the Business Corporations Act, the Company must indemnify a director, former director or alternate director of the Company and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Company must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Company on the terms of the indemnity contained in this Article 21.2.

21.3	Permitted Indemnification

Subject to any restrictions in the Business Corporations Act, the Company may indemnify any person.

21.4	Non-Compliance with Business Corporations Act

The failure of a director, alternate director or officer of the Company to comply with the Business Corporations Act or these Articles or, if applicable, any former Companies Act or former Articles, does not invalidate any indemnity to which he or she is entitled under this Part 21.

21.5	Company May Purchase Insurance

The Company may purchase and maintain insurance for the benefit of any person (or his or her heirs or legal personal representatives) who:

(1)	is or was a director, alternate director, officer, employee or agent of the Company;
(2)	is or was a director, alternate director, officer, employee or agent of a corporation at a time when the corporation is or was an affiliate of the Company;
(3)	at the request of the Company, is or was a director, alternate director, officer, employee or agent of a corporation or of a partnership, trust, joint venture or other unincorporated entity;
(4)	at the request of the Company, holds or held a position equivalent to that of a director, alternate director or officer of a partnership, trust, joint venture or other unincorporated entity;

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against any liability incurred by him or her as such director, alternate director, officer, employee or agent or person who holds or held such equivalent position.

22.	Dividends
22.1	Subject to Special Rights

The provisions of this Part 22 are subject to the special rights and restrictions, if any, attached to shares in the authorized share structure of the Company.

22.2	Declaration of Dividends

The Company may from time to time declare and pay or set apart for payment any dividends the directors consider appropriate, whether out of profits, capital or otherwise, including, without limitation, out of retained earnings, other income, contributed surplus, capital surplus, share premium, appraisal surplus, or any other surplus or unrealized appreciation in the value of the property of the Company.

22.3	No Notice Required

The Company need not give notice to any shareholder of any declaration under Article 22.2.

22.4	Record Date

The directors may set a date as the record date for the purpose of determining shareholders entitled to receive payment of a dividend. The record date must not precede the date on which the dividend is to be paid by more than two months. If the directors do not set a record date in respect of a particular dividend then unless the circumstances otherwise require, the record date will be the date of the resolution of the directors declaring the dividend.

22.5	Manner of Paying Dividends

The Company may pay any dividend wholly or partly in one or more of the following ways:

(1)	in money;
(2)	by the distribution of property; or
(3)	by issuing fully paid shares, warrants, bonds, debentures or other securities of the Company or of any other corporation.
22.6	Capitalization of Retained Earnings or Surplus

The Company may from time to time capitalize any amount, including, without limitation, any profits, retained earnings, income, surplus, premium, or unrealized appreciation of the Company’s property which the directors consider appropriate, and the Company may issue, as fully paid, shares, warrants, bonds, debentures or other securities of the Company, by way of a dividend or otherwise, representing the profits, retained earnings, income, surplus, premium, or unrealized appreciation so capitalized or any part thereof.

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22.7	Settlement of Questions

If any question arises in regard to a dividend, the directors may settle the question as they deem advisable, and, without limitation, may:

(1)	determine the value of any property distributed in payment of any dividend;
(2)	vest any such property in trustees for the persons entitled to the dividend; and
(3)	determine that money may be paid in substitution for all or any part of the property to which any shareholder is otherwise entitled in payment of any dividend on the basis of the value so determined.
22.8	When Dividend Payable

Any dividend may be made payable on such date as is fixed by the directors.

22.9	Dividends to be Paid in Accordance with Number of Shares

All dividends on shares of any class or series of shares will be declared and paid to the holders of those shares rateably according to the number of such shares held.

22.10	Receipt by Joint Shareholders

If two or more persons are joint shareholders of any share, any one of them may give an effective receipt for any dividend, bonus or other amount payable in respect of the share.

22.11	Dividend Bears No Interest

No dividend bears interest against the Company.

22.12	Rounding Down

If a dividend to which a shareholder is entitled includes a fraction of the smallest monetary unit of the currency of the dividend, that fraction may be disregarded in paying the dividend, and payment without that fraction represents full payment of the dividend.

22.13	Method of Payment

Any dividend or other distribution payable in money in respect of shares may be paid by any means including by cheque, made payable to the order of the person to whom it is sent and mailed to the registered address of the shareholder, or in the case of joint shareholders to the registered address of the joint shareholder who is first named on the central securities register, or to the person and to the address the shareholder or joint shareholders may direct in writing. Such payment, and in particular the mailing of such cheque will, to the extent of the amount so paid (plus the amount of the tax, if any, deducted or withheld from the dividend), discharge all liability of the Company for the dividend unless such cheque is not paid on presentation or the amount of tax so deducted or withheld is not paid to the appropriate taxing authority.

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23.	Accounting Records and Auditor
23.1	Recording of Financial Affairs

The directors must cause adequate accounting records to be kept to record properly the financial affairs and condition of the Company and to comply with the Business Corporations Act.

23.2	Inspection of Accounting Records

Unless the directors determine otherwise, or unless otherwise determined by ordinary resolution, no shareholder of the Company is entitled to inspect or obtain a copy of any accounting records of the Company.

23.3	Remuneration of Auditor

The directors may set the remuneration of the auditor of the Company.

24.	Notices
24.1	Method of Giving Notice

Unless the Business Corporations Act or these Articles provide otherwise, a notice, statement, report or other record required or permitted by the Business Corporations Act or these Articles to be sent by or to a person may be sent by any one of the following methods:

(1)	mail addressed to the person at the applicable address for that person as follows:
(a)	for a record mailed to a shareholder, the shareholder’s registered address;
(b)	for a record mailed to a director or officer, the prescribed address for mailing shown for the director or officer in the records kept by the Company or the mailing address provided by the recipient for the sending of that record or records of that class;
(c)	in any other case, the mailing address of the intended recipient;
(2)	delivery at the applicable address for that person as follows, addressed to the person:
(a)	for a record delivered to a shareholder, the shareholder’s registered address;
(b)	for a record delivered to a director or officer, the prescribed address for delivery shown for the director or officer in the records kept by the Company or the delivery address provided by the recipient for the sending of that record or records of that class;
(c)	in any other case, the delivery address of the intended recipient;
(3)	unless the intended recipient is the auditor of the Company, sending the record by fax to the fax number provided by the intended recipient for the sending of that record or records of that class;

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(4)	unless the intended recipient is the auditor of the Company, sending the record by e-mail to the e-mail address provided by the intended recipient for the sending of that record or records of that class;
(5)	physical delivery to the intended recipient.
24.2	Deemed Receipt

A notice, statement, report or other record that is:

(1)	mailed to a person by ordinary mail to the applicable address for that person referred to in Article 24.1 is deemed to be received by the person to whom it was mailed on the day (Saturdays, Sundays and holidays excepted) following the date of mailing;
(2)	faxed to a person to the fax number provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was faxed on the day it was faxed; and
(3)	e-mailed to a person to the e-mail address provided by that person referred to in Article 24.1 is deemed to be received by the person to whom it was e-mailed on the day it was e-mailed.
24.3	Certificate of Sending

A certificate signed by the secretary, if any, or other officer of the Company or of any other corporation acting in that capacity on behalf of the Company stating that a notice, statement, report or other record was sent in accordance with Article 24.1 is conclusive evidence of that fact.

24.4	Notice to Joint Shareholders

A notice, statement, report or other record may be provided by the Company to the joint shareholders of a share by providing such record to the joint shareholder first named in the central securities register in respect of the share.

24.5	Notice to Legal Personal Representatives and Trustees

A notice, statement, report or other record may be provided by the Company to the persons entitled to a share in consequence of the death, bankruptcy or incapacity of a shareholder by:

(1)	mailing the record, addressed to them:
(a)	by name, by the title of the legal personal representative of the deceased or incapacitated shareholder, by the title of trustee of the bankrupt shareholder or by any similar description; and
(b)	at the address, if any, supplied to the Company for that purpose by the persons claiming to be so entitled; or
(2)	if an address referred to in paragraph (1)(b) has not been supplied to the Company, by giving the notice in a manner in which it might have been given if the death, bankruptcy or incapacity had not occurred.

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24.6	Undelivered Notices

If on two consecutive occasions, a notice, statement, report or other record is sent to a shareholder pursuant to Article 24.1 and on each of those occasions any such record is returned because the shareholder cannot be located, the Company shall not be required to send any further records to the shareholder until the shareholder informs the Company in writing of his or her new address.

25.	Execution of Documents; Use of Seal
25.1	Execution of Documents

The following persons (the “Authorized Signatories”) are authorized to execute, deliver and certify documents on behalf of the Company, whether under seal or otherwise:

(1)	any two directors;
(2)	if the Company only has one director, that director alone;
(3)	any officer, together with any director; or
(4)	any one or more directors, officers or other persons authorized by resolution of the board.
25.2	Use of Seal

Except as provided in Articles 25.3 and 25.4, the seal must not be impressed on any record except when that impression is attested by the signature or signatures of the required Authorized Signatories.

25.3	Sealing Copies

For the purpose of certifying under seal a certificate of incumbency of the directors or officers of the Company or a true copy of any resolution or other document, despite Article 25.2 the impression of the seal may be attested by the signature of any director or officer or the signature of any other person as may be determined by the directors.

25.4	Mechanical Reproduction of Seal

The directors may authorize the seal to be impressed by third parties on share certificates or bonds, debentures or other securities of the Company as they may determine appropriate from time to time. To enable the seal to be impressed on any share certificates or bonds, debentures or other securities of the Company, whether in definitive or interim form, on which facsimiles of any of the signatures of the directors or officers of the Company are, in accordance with the Business Corporations Act or these Articles, printed or otherwise mechanically reproduced, there may be delivered to the person employed to engrave, lithograph or print such definitive or interim share certificates or bonds, debentures or other securities one or more unmounted dies reproducing the seal and such persons as are authorized under Article 25.2 to attest the seal may in writing authorize such person to cause the seal to be impressed on such definitive or interim share certificates or bonds, debentures or other securities by the use of such dies. Share certificates or bonds, debentures or other securities to which the seal has been so impressed are for all purposes deemed to be under and to bear the seal impressed on them.

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26.	Prohibitions
26.1	Definitions

In this Part 26:

(1)	“security” has the meaning assigned in the Securities Act (British Columbia);
(2)	“transfer restricted security” means:
(a)	a share of the Company;
(b)	a security of the Company convertible into shares of the Company;
(c)	any other security of the Company which must be subject to restrictions on transfer in order for the Company to satisfy the requirement for restrictions on transfer under the “private issuer” exemption of Canadian securities legislation or under any other exemption from prospectus or registration requirements of Canadian securities legislation similar in scope and purpose to the “private issuer” exemption.
26.2	Application

Article 26.3 does not apply to the Company if and for so long as it is a public company or a pre-existing reporting company which has the Statutory Reporting Company Provisions as part of these Articles or to which the Statutory Reporting Company Provisions apply.

26.3	Consent Required for Transfer of Shares or Transfer Restricted Securities

No share or other transfer restricted security may be sold, transferred or otherwise disposed of without the consent of the directors and the directors are not required to give any reason for refusing to consent to any such sale, transfer or other disposition.

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ANNEX C

Sections 92A.300 to 92A.500 of the Nevada Revised Statutes

RIGHTS OF DISSENTING OWNERS

NRS 92A.300  Definitions.  As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

NRS 92A.305  “Beneficial stockholder” defined.  “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

NRS 92A.310  “Corporate action” defined.  “Corporate action” means the action of a domestic corporation.

NRS 92A.315  “Dissenter” defined.  “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

NRS 92A.320  “Fair value” defined.  “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.  Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.  Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.  Without discounting for lack of marketability or minority status.

NRS 92A.325  “Stockholder” defined.  “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

NRS 92A.330  “Stockholder of record” defined.  “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

NRS 92A.335  “Subject corporation” defined.  “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

NRS 92A.340  Computation of interest.  Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

NRS 92A.350  Rights of dissenting partner of domestic limited partnership.  A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

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NRS 92A.360  Rights of dissenting member of domestic limited-liability company.  The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

NRS 92A.370  Rights of dissenting member of domestic nonprofit corporation.

1.  Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.  Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

NRS 92A.380  Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.  Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger; or

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection that will result in the stockholder receiving money or scrip instead of a fraction of a share except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.  A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to the stockholder or the domestic corporation.

3.  Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

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NRS 92A.390  Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger.

1.  There is no right of dissent with respect to a plan of merger, conversion or exchange in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.  The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if there is no meeting of stockholders.

3.  Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action requiring dissenter’s rights to accept for such shares anything other than cash or shares of any class or any series of shares of any corporation, or any other proprietary interest of any other entity, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective.

4.  There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.  There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

NRS 92A.400  Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.  A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.  A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

NRS 92A.410  Notification of stockholders regarding right of dissent.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those record stockholders entitled to exercise dissenter’s rights.

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2.  If the corporate action creating dissenter’s rights is taken by written consent of the stockholders or without a vote of the stockholders, the domestic corporation shall notify in writing all stockholders entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

NRS 92A.420  Prerequisites to demand for payment for shares.

1.  If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, written notice of the stockholder’s intent to demand payment for his or her shares if the proposed action is effectuated; and

(b) Must not vote, or cause or permit to be voted, any of his or her shares of such class or series in favor of the proposed action.

2.  If a proposed corporate action creating dissenter’s rights is taken by written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares must not consent to or approve the proposed corporate action with respect to such class or series.

3.  A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

NRS 92A.430  Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.  The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.  The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

NRS 92A.440  Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.  A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.  If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.  Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

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4.  A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.  The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

NRS 92A.450  Uncertificated shares: Authority to restrict transfer after demand for payment.  The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

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ANNEX D

GOLD TORRENT, INC.

2016 STOCK OPTION AND STOCK BONUS PLAN

1. Purposes of and Benefits Under the Plan. This 2016 Stock Option and Stock Bonus Plan, (the “Plan”), is intended to encourage stock ownership by employees, consultants, officers and directors of Gold Torrent, Inc. and its controlled, affiliated and subsidiary entities if any (collectively, the “Corporation”), so that they may acquire or increase their proprietary interest in the Corporation, and is intended to facilitate the Corporation’s efforts to: (i) induce qualified persons to become employees, officers and directors (whether or not they are employees) and consultants to the Corporation; (ii) compensate employees, officers, directors and consultants for services to the Corporation; and (iii) encourage such persons to remain in the employ of or associated with the Corporation and to put forth maximum efforts for the success of the Corporation. It is further intended that options granted by the Committee pursuant to Section 6 of this Plan shall constitute “incentive stock options” (“Incentive Stock Options”) within the meaning of Section 422 of the Internal Revenue Code, and the regulations issued thereunder, and options granted by the Committee pursuant to Section 7 of this Plan shall constitute “non-qualified stock options” (“Non-qualified Stock Options”). “Options” means options granted pursuant to the provisions of this Plan, whether Incentive Stock Options or Non-qualified Stock Options.

2. Definitions. As used in this Plan, the following words and phrases shall have the meanings indicated:

(a) “Board” shall mean the Board of Directors of the Corporation.

(b) “Bonus” means any Common Stock bonus issued pursuant to the provisions of this Plan.

(c) “Committee” shall mean any Committee appointed by the Board to administer this Plan, if one has been appointed. If no Committee has been appointed, the term “Committee” shall mean the Board.

(d) “Common Stock” shall mean the Corporation’s $0.01 par value common stock.

(e) “Disability” shall mean a Recipient’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months. If the recipient is covered by a disability insurance plan sponsored by the Corporation, the term “Disability” shall be as defined therein.

(f) “Fair Market Value” per share as of a particular date shall mean the last sale price of the Corporation’s Common Stock as reported on the national securities exchange on which the stock is principally traded on such date, or if such date was not a trading date, on the immediately preceding trading date or, if such quotations are unavailable, the value determined by the Committee in accordance with the requirements of Section 409A of the Internal Revenue Code.

(g) “Recipient” means any person granted an Option or awarded a Bonus hereunder.

(h) “Internal Revenue Code” shall mean the United States Internal Revenue Code of 1986, as amended from time to time (codified as Title 26 of the United States Code) and any successor legislation.

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3. Administration.

(a) The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically conferred under the Plan or necessary or advisable in the administration of the Plan, including the authority: to grant Options and Bonuses; to determine the vesting schedule and other restrictions, if any, relating to Options and Bonuses; to determine the purchase price of the shares of Common Stock covered by each Option (the “Option Price”); to determine the persons to whom, and the time or times at which, Options and Bonuses shall be granted; to determine the number of shares to be covered by each Option or Bonus; to determine Fair Market Value per share; to interpret the Plan; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option agreements (which need not be identical) entered into in connection with Options granted under the Plan; and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan.

(b) Options and Bonuses granted under the Plan shall be evidenced by duly adopted resolutions of the Committee included in the minutes of the meeting at which they are adopted or in a unanimous written consent.

(c) The Committee shall endeavor to administer the Plan and grant Options and Bonuses hereunder in a manner that is compatible with the obligations of persons subject to Section 16 of the U.S. Securities Exchange Act of 1934 (the “1934 Act”), although compliance with Section 16 is the obligation of the Recipient, not the Corporation. Neither the Committee, the Board nor the Corporation can assume any legal responsibility for a Recipient’s compliance with his obligations under Section 16 of the 1934 Act.

(d) No member of the Committee or the Board shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option or Bonus granted hereunder.

4. Eligibility.

(a) Subject to certain limitations hereinafter set forth, Options and Bonuses may be granted to employees (including officers), consultants, advisors, and directors (whether or not they are employees) of the Corporation or its present or future divisions, affiliates and subsidiaries. In determining the persons to whom Options or Bonuses shall be granted and the number of shares to be covered by each Option or Bonus, the Committee shall take into account the duties of the respective persons, their present and potential contributions to the success of the Corporation, and such other factors as the Committee shall deem relevant to accomplish the purposes of the Plan.

(b) A Recipient shall be eligible to receive more than one grant of an Option or Bonus during the term of the Plan, on the terms and subject to the restrictions herein set forth.

5. Stock Reserved.

(a) The stock subject to Options or Bonuses hereunder shall be shares of Common Stock. Such shares, in whole or in part, may be authorized but unissued shares or shares that shall have been or that may be reacquired by the Corporation. The aggregate number of shares of Common Stock as to which Options and Bonuses may be granted from time to time under the Plan shall not exceed the greater of (i) 20,000,000 shares or (ii) 10% of the total shares outstanding, subject to adjustment as provided in Section 8(i) hereof.

(b) If any Option outstanding under the Plan for any reason expires or is terminated without having been exercised in full, or if any Bonus granted is forfeited because of vesting or other restrictions imposed at the time of grant, the shares of Common Stock allocable to the unexercised portion of such Option or the forfeited portion of the Bonus shall become available for subsequent grants of Options and Bonuses under the Plan.

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6. Incentive Stock Options.

(a) Options granted pursuant to this Section 6 are intended to constitute Incentive Stock Options and shall be subject to the following special terms and conditions, in addition to the general terms and conditions specified in Section 8 hereof. Only employees of the Corporation shall be entitled to receive Incentive Stock Options.

(b) The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which Incentive Stock Options granted under this and any other plan of the Corporation or any parent or subsidiary of the Corporation are exercisable for the first time by a Recipient during any calendar year may not exceed the amount set forth in Section 422(d) of the Internal Revenue Code.

(c) Incentive Stock Options granted under this Plan are intended to satisfy all requirements for incentive stock options under Section 422 of the Internal Revenue Code and the Treasury Regulations promulgated thereunder and, notwithstanding any other provision of this Plan, the Plan and all Incentive Stock Options granted under it shall be so construed, and all contrary provisions shall be so limited in scope and effect and, to the extent they cannot be so limited, they shall be void.

7. Non-qualified Stock Options. Options granted pursuant to this Section 7 are intended to constitute Non-qualified Stock Options and shall be subject only to the general terms and conditions specified in Section 8 hereof.

8. Terms and Conditions of Options. Each Option granted pursuant to the Plan shall be evidenced by a written Option agreement between the Corporation and the Recipient, which agreement shall be substantially in the form of Exhibit A hereto as modified from time to time by the Committee in its discretion, and which shall comply with and be subject to the following terms and conditions:

(a) Number of Shares. Each Option agreement shall state the number of shares of Common Stock covered by the Option.

(b) Type of Option. Each Option Agreement shall specify whether it is intended to be an Incentive Stock Option or a Non-qualified Stock Option.

(c) Option Price. Subject to adjustment as provided in Section 8(i) hereof, each Option agreement shall state the Option Price, which shall be determined by the Committee subject only to the following restrictions:

(1) Each Option Agreement shall state the Option Price, which (except as otherwise set forth in paragraphs 8(c)(2) hereof) shall not be less than 100% of the Fair Market Value per share on the date of grant of the Option.

(2) Any Incentive Stock Option granted under the Plan to a person owning more than ten percent of the total combined voting power of all classes of stock of the Corporation shall be at a price of no less than 110% of the Fair Market Value per share on the date of grant of the Incentive Stock Option.

(3) The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such option is granted, unless a future date is specified in the resolution.

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(d) Term of Option. Each Option agreement shall state the period during and times at which the Option shall be exercisable, in accordance with the following limitations:

(1) The date on which the Committee adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless a future date is specified in the resolution.

(2) The exercise period of any Option shall not exceed ten years from the date of grant of the Option.

(3) Incentive Stock Options granted to a person owning more than ten percent of the total combined voting power of all classes of stock of the Corporation shall be for no more than five years.

(4) The Committee shall have the authority to accelerate or extend the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; provided, however, that (i) the Committee shall not extend the exercise period of any outstanding Option held by an insider (as that term is defined or commonly used in applicable securities laws) without first obtaining the approval of disinterested shareholders of such extension, and (ii) no such extension shall result in a violation of Section 409A of the Internal Revenue Code. In any event, no exercise period may be so extended to increase the term of the Option beyond ten years from the date of the grant.

(5) The exercise period shall be subject to earlier termination as provided in Sections 8(f) and 8(g) hereof, and, furthermore, shall be terminated upon surrender of the Option by the holder thereof if such surrender has been authorized in advance by the Committee.

(e) Method of Exercise and Medium and Time of Payment.

(1) An Option may be exercised as to any or all whole shares of Common Stock as to which it then is exercisable, provided, however, that no Option may be exercised as to less than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(2) Each exercise of an Option granted hereunder, whether in whole or in part, shall be effected by written notice to the Secretary of the Corporation (or his or her agent) designating the number of shares as to which the Option is being exercised, and shall be accompanied by payment in full of the Option Price for the number of shares so designated, together with any written statements required by, or deemed by the Corporation’s counsel to be advisable pursuant to, any applicable securities laws.

(3) The Option Price shall be paid in cash, or in shares of Common Stock having a Fair Market Value equal to such Option Price, or in property or in a combination of cash, shares and property and, subject to approval of the Committee, may be effected in whole or in part with funds received from the Corporation at the time of exercise as a compensatory cash payment.

(4) The Committee shall have the sole and absolute discretion to determine whether or not property other than cash or Common Stock may be used to purchase the shares of Common Stock hereunder and, if so, to determine the value of the property received.

(5) The Recipient shall make provision for the withholding of taxes as required by Section 10 hereof.

(f) Termination.

(1) Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if the Recipient ceases to be an employee, officer, director or consultant of the Corporation (other than by reason of death or Disability), all vested Options theretofore granted to such Recipient but not theretofore exercised shall terminate upon the earlier of (i) three months following the date the Recipient ceased to be an employee, officer, director or consultant of the Corporation, and (ii) the end of the originally scheduled term of the option, provided that such vested Options shall expire upon the date of termination of employment or other relationship if discharged for cause. Any options that were not vested as of the date of termination shall expire immediately upon the date the Recipient ceases to be an employee, officer, director or consultant of the Corporation.

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(2) Nothing in the Plan or in any Option or Bonus granted hereunder shall confer upon an individual any right to continue in the employ of or other relationship with the Corporation or interfere in any way with the right of the Corporation to terminate such employment or other relationship between the individual and the Corporation.

(g) Death or Disability of Recipient. Unless otherwise provided in the Option Agreement by and between the Corporation and the Recipient, if a Recipient shall die while an employee, officer, director or consultant of the Corporation, or within the three month period described in Section 8(f)(1) above, or if the Recipient’s relationship with the Corporation shall terminate by reason of Disability, all vested Options theretofore granted to such Recipient, may be exercised by the Recipient or by the Recipient’s estate or by a person who acquired the right to exercise such Options by bequest or inheritance or otherwise by reason of the death or Disability of the Recipient, until the earlier of (i) one year after the date of death or Disability of the Recipient; or (ii) the end of the originally scheduled term of the option. Any Options that are not vested as of the date the Recipient’s employment or other relationship with the Corporation terminates as a result of death or Disability shall expire immediately on the date such service relationship terminates.

(h) Transferability Restriction.

(1) Options granted under the Plan shall not be transferable other than by will or by the laws of descent and distribution or, with respect to a Non-Qualified Option, pursuant to a qualified domestic relations order as defined by the Internal Revenue Code or Title I of the Employee Retirement Income Security Act of 1974, or the rules thereunder. Options may be exercised during the lifetime of the Recipient only by the Recipient and thereafter only by his legal representative.

(2) Any attempted sale, pledge, assignment, hypothecation or other transfer of an Option contrary to the provisions hereof and/or the levy of any execution, attachment or similar process upon an Option, shall be null and void and without force or effect and shall result in a termination of the Option.

(3) (A) As a condition to the transfer of any shares of Common Stock issued upon exercise of an Option granted under this Plan, the Corporation may require an opinion of counsel, satisfactory to the Corporation, to the effect that such transfer will not be in violation of the U.S. Securities Act of 1933, as amended (the “1933 Act”) or any other applicable securities laws or that such transfer has been registered under federal and all applicable state securities laws. (B) Further, the Corporation shall be authorized to refrain from delivering or transferring shares of Common Stock issued under this Plan until the Committee determines that such delivery or transfer will not violate applicable securities laws and the Recipient has tendered to the Corporation any federal, state or local tax owed by the Recipient as a result of exercising the Option or disposing of any Common Stock when the Corporation has a legal liability to satisfy such tax. (C) The Corporation shall not be liable for damages due to delay in the delivery or issuance of any stock certificate for any reason whatsoever, including, but not limited to, a delay caused by listing requirements of any securities exchange or any registration requirements under the 1933 Act, the 1934 Act, or under any other state, federal or provincial law, rule or regulation. (D) The Corporation is under no obligation to take any action or incur any expense in order to register or qualify the delivery or transfer of shares of Common Stock under applicable securities laws or to perfect any exemption from such registration or qualification. (E) Furthermore, the Corporation will not be liable to any Recipient for failure to deliver or transfer shares of Common Stock if such failure is based upon the provisions of this paragraph.

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(i) Effect of Certain Changes.

(1) If any change is made in the Common Stock without the receipt of consideration by the Corporation (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Corporation), the Plan will be appropriately adjusted in the class(es) and maximum number of securities subject to the Plan, and the outstanding Options and Bonuses will be appropriately adjusted in the class(es) and number of securities and price per share of Common Stock (if applicable) subject to such outstanding Options and Bonuses. The Board shall make such adjustments, and its determination shall be final, binding and conclusive; provided that each Option granted pursuant to this Plan shall not be adjusted in a manner that (i) causes such Option to fail to continue to qualify as an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code, if the Option was originally intended to be an Incentive Stock Option, or (ii) causes the Option to become subject to Section 409A of the Internal Revenue Code.

(2) Unless otherwise provided in the applicable Option Agreement or other award document delivered to the Recipient, in the event of (i) a sale, lease or other disposition of all or substantially all of the assets of the Corporation, (ii) a consolidation or merger of the Corporation with or into any other corporation or other entity or person (or any other corporate reorganization) in which the shareholders of the Corporation immediately prior to such consolidation, merger or reorganization, own less than fifty percent (50%) of the outstanding voting power of the surviving entity (or its parent) following the consolidation, merger or reorganization or (iii) a transaction or series or related transactions pursuant to which any person, entity or group within the meaning of Section 13(d) or 14(d) of the 1934 Act, or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Corporation or an affiliate) acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the 1934 Act, or comparable successor rule) of securities of the Corporation representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors (individually, a “Change of Control”), then any surviving corporation or acquiring corporation (or parent thereof) shall assume any Options or Bonuses outstanding under the Plan or shall substitute similar stock awards (including an award to acquire the same consideration paid to the shareholders in the Change of Control for those outstanding under the Plan). In the event any surviving corporation or acquiring corporation (or parent thereof) refuses to assume such Options or Bonus Awards or to substitute similar stock awards for those outstanding under the Plan, then (A) with respect to Options or Bonuses held by Recipients whose continuous service to the Corporation has not terminated as of the date of the Change of Control, the vesting of such Options and Bonuses (and the time during which such Options may be exercised) shall be accelerated in full, and any Options shall terminate if not exercised at or prior to the Change of Control, and (B) with respect to any other Options outstanding under the Plan, such Options shall terminate if not exercised (if applicable) prior to the Change of Control. In connection with a Change of Control, the Corporation or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to cash out an Option in lieu of requiring the Participant to exercise such Option in accordance with its terms, and the Corporation or any surviving corporation or acquiring corporation shall have the right, but not the obligation, to make any such cash out subject to any escrow, earn-out or other contingent or deferred payment arrangement that is contemplated by such Change of Control transaction.

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(3) Except as expressly provided in this Section 8(i), the Recipient shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class, or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option. The grant of an Option or Bonus pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures, or to merge or consolidate, or to dissolve, liquidate, or sell or transfer all or any part of its business or assets.

(j) No Rights as Shareholder - Non-Distributive Intent.

(1) Neither a Recipient of an Option nor such Recipient’s legal representative, heir, legatee or distributee, shall be deemed to be the holder of, or to have any rights of a holder with respect to, any shares subject to such Option until after the Option is exercised and the shares are issued.

(2) No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8(i) hereof.

(3) Upon exercise of an Option at a time when there is no registration statement in effect under the 1933 Act relating to the shares issuable upon exercise, shares may be issued to the Recipient only if the Recipient represents and warrants in writing to the Corporation that the shares purchased are being acquired for investment and not with a view to the distribution thereof and provides the Corporation with sufficient information to establish an exemption from the registration requirements of the 1933 Act. A form of subscription agreement containing representations and warranties deemed sufficient as of the date of adoption of this Plan is attached hereto as Exhibit B.

(4) No shares shall be issued upon the exercise of an Option unless and until there shall have been compliance with any then applicable requirements of the U.S. Securities and Exchange Commission or any other regulatory agencies having jurisdiction over the Corporation.

(k) Other Provisions. Option Agreements authorized under the Plan may contain such other provisions, including, without limitation, (i) the imposition of restrictions upon the exercise, and (ii) in the case of an Incentive Stock Option, the inclusion of any condition not inconsistent with such Option qualifying as an Incentive Stock Option, as the Committee shall deem advisable.

9. Grant of Stock Bonuses. In addition to, or in lieu of, the grant of an Option, the Committee may grant Bonuses, up to a maximum of 2,000,000 shares of Common Stock on an annual basis except that the initial grant may be up to 4,000,000 shares.

(a) At the time of grant of a Bonus, the Committee may impose a vesting period of up to ten years, and such other restrictions which it deems appropriate. Unless otherwise directed by the Committee at the time of grant of a Bonus, the Recipient shall be considered a shareholder of the Corporation as to the Bonus shares which have vested in the grantee at any time regardless of any forfeiture provisions which have not yet arisen.

(b) The grant of a Bonus and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the 1934 Act, other applicable securities laws, rules and regulations, and the requirements of any stock exchanges upon which the Common Stock then may be listed. Any certificates prepared to evidence Common Stock issued pursuant to a Bonus grant shall bear legends as the Corporation’s counsel may deem necessary or advisable. Included among the foregoing requirements, but without limitation, any Recipient of a Bonus at a time when a registration statement relating thereto is not effective under the 1933 Act shall execute a Subscription Agreement substantially in the form of Exhibit B.

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10. Agreement by Recipient Regarding Withholding Tax. A Recipient will be solely responsible for paying any applicable withholding taxes arising from the grant, vesting or exercise of any Option or the grant or receipt of a Bonus and any payment is to be in a manner satisfactory to the Corporation. Notwithstanding the foregoing, the Corporation will have the right to withhold from any amount payable to a Recipient, either under the Plan or otherwise, such amount as may be necessary to enable the Corporation to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority, relating to the withholding of tax or any other required deductions with respect to awards hereunder (“Withholding Obligations”). The Corporation may require a Recipient, as a condition to the exercise of an Option or receipt of a Bonus to make such arrangements as the Corporation may require so that the Corporation can satisfy applicable Withholding Obligations, including, without limitation, requiring the Recipient to (i) remit the amount of any such Withholding Obligations to the Corporation in advance; (ii) reimburse the Corporation for any such Withholding Obligations; or (iii) cause a broker to sell Common Stock acquired by the Recipient under the Plan on behalf of the Recipient and to withhold from the proceeds realized from such sale the amount required to satisfy any such Withholding Obligations and to remit such amount directly to the Corporation.

Any Common Stock of a Recipient that is sold by a broker engaged by the Corporation to sell such Common Stock on behalf of the Recipient (the “Broker”) to fund Withholding Obligations will be sold as soon as practicable in transactions effected on the NYSE Amex or the Toronto Stock Exchange. In effecting the sale of any such Common Stock, the Corporation or the Broker will exercise its sole judgment as to the timing and manner of sale and will not be obligated to seek or obtain a minimum price. Neither the Corporation nor the Broker will be liable for any loss arising out of any sale of such Common Stock including any loss relating to the manner or timing of such sales, the prices at which the Common Stock are sold or otherwise. In addition, neither the Corporation nor the Broker will be liable for any loss arising from a delay in transferring any Common Stock to a Recipient. The sale price of Common Stock sold on behalf of Recipients will fluctuate with the market price of the Corporation’s Common Stock and no assurance can be given that any particular price will be received upon any such sale.

11. Term of Plan. Options and Bonuses may be granted under this Plan from time to time within a period of ten years from the date the Plan is adopted by the Board.

12. Amendment and Termination of the Plan.

(a) (1) Subject to the policies, rules and regulations of any lawful authority having jurisdiction (including any exchange with which the shares of the Corporation are listed for trading), the Board of Directors may at any time, without further action by the shareholders, amend the Plan or any Option granted hereunder in such respects as it may consider advisable and, without limiting the generality of the foregoing, it may do so to ensure that Options granted hereunder will comply with any provisions respecting stock options in the income tax and other laws in force in any country or jurisdiction of which any Option holders may from time to time be a resident or citizen, or it may at any time without action by shareholders terminate the Plan.

(2) provided, however, that any amendment that would: (A) materially increase the number of securities issuable under the Plan to persons who are subject to Section 16(a) of the 1934 Act; or (B) grant eligibility to a class of persons who are subject to Section 16(a) of the 1934 Act and are not included within the terms of the Plan prior to the amendment; or (C) materially increase the benefits accruing to persons who are subject to Section 16(a) of the 1934 Act under the Plan; or (D) require shareholder approval under applicable state law, the rules and regulations of any national securities exchange on which the Corporation’s securities then may be listed, the Internal Revenue Code or any other applicable law, shall be subject to the approval of the shareholders of the Corporation as provided in Section 13 hereof.

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(3) provided further that any such increase or modification that may result from adjustments authorized by Section 8(i) hereof or which are required for compliance with the 1934 Act, the Internal Revenue Code, the Employee Retirement Income Security Act of 1974, their rules or other laws or judicial order, shall not require such approval of the shareholders.

(b) Except as provided in Section 8 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Option previously granted, unless the written consent of the Recipient is obtained, provided, however that no such consent shall be required with respect to any modification or amendment deemed necessary in the good faith judgment of the Board of Directors to comply with (or be exempt from) the requirements of Section 409 of the Internal Revenue Code.

13. Approval of Shareholders. The Plan shall take effect upon its adoption by the Board but shall be subject to approval at a duly called and held meeting of stockholders in conformance with the vote required by the Corporation’s governing documents, resolution of the Board, any other applicable law and the rules and regulations thereunder, or the rules and regulations of any national securities exchange upon which the Corporation’s Common Stock is listed and traded, each to the extent applicable.

14. Termination of Right of Action. Every right of action arising out of or in connection with the Plan by or on behalf of the Corporation or any of its subsidiaries, or by any shareholder of the Corporation or any of its subsidiaries against any past, present or future member of the Board, or against any employee, or by an employee (past, present or future) against the Corporation or any of its subsidiaries, will, irrespective of the place where an action may be brought and irrespective of the place of residence of any such shareholder, director or employee, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action is alleged to have risen.

15. Tax Litigation. The Corporation shall have the right, but not the obligation, to contest, at its expense, any tax ruling or decision, administrative or judicial, on any issue which is related to the Plan and which the Board believes to be important to holders of Options issued under the Plan and to conduct any such contest or any litigation arising therefrom to a final decision.

16. Adoption.

(a) This Plan was approved by resolution of the Board of Directors of the Corporation on September 30, 2016.

(b) If this Plan is not approved by the shareholders of the Corporation within 12 months of the date the Plan was approved by the Board as required by Section 422(b)(1) of the Internal Revenue Code, this Plan and any Options granted hereunder to Recipients shall be and remain effective, but the reference to Incentive Stock Options herein shall be deleted and all Options granted hereunder shall be Non-qualified Stock Options pursuant to Section 7 hereof.

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17. Governing Law, Consent to Personal Jurisdiction. This Plan will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws. Each Recipient consents to the personal jurisdiction of the state and federal courts located in Idaho for any lawsuit filed there against the Recipient by the Company arising from or relating to this Plan. Any controversy or claim arising out of or relating to this Plan or shall be settled by arbitration in the City of Boise, Ada County, Idaho in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

18. Section 409A. This Plan and all awards granted hereunder are intended to be exempt from the requirements of Section 409A of the Internal Revenue Code, and this Plan and any award agreements issued hereunder shall be interpreted and administered accordingly.

[End of Plan]

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Exhibit A

FORM OF STOCK OPTION AGREEMENT

STOCK OPTION AGREEMENT made as of this ___ day of ____________, ______, by and between Gold Torrent, Inc., a Nevada corporation (the “Corporation”), and ________________ __________________________ (the “Recipient”).

In accordance with the Corporation’s 2016 Stock Option and Stock Bonus Plan, as amended (the “Plan”), the provisions of which are incorporated herein by reference, the Corporation desires, in connection with the services of the Recipient, to provide the Recipient with an opportunity to acquire shares of the Corporation’s $0.01 par value common stock (“Common Stock”) on favorable terms and thereby increase the Recipient’s proprietary interest in the Corporation and incentive to put forth maximum efforts for the success of the business of the Corporation. Capitalized terms used but not defined herein are used as defined in the Plan.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein set forth and other good and valuable consideration, the Corporation and the Recipient agree as follows:

1. Confirmation of Grant of Option. Pursuant to a determination of the Committee or, in the absence of a Committee, by the Board of Directors of the Corporation made on ___________, _____ (the “Date of Grant”), the Corporation, subject to the terms of the Plan and of this Agreement, confirms that the Recipient has been irrevocably granted on the Date of Grant, as a matter of separate inducement and agreement, and in addition to and not in lieu of salary or other compensation for services, a Stock Option (the “Option”) exercisable to purchase an aggregate of ______ shares of Common Stock on the terms and conditions herein set forth, subject to adjustment as provided in Paragraph 8 hereof. The Option is an [Incentive Stock Option pursuant to Section 6 of the Plan or a Non-Qualified Stock Option pursuant to Section 7 of the Plan].

2. Option Price. The Option Price of shares of Common Stock covered by the Option will be $_____ per share (the “Option Price”) subject to adjustment as provided in Paragraph 8 hereof.

3. Vesting and Exercise of Option.

(a) Except as otherwise provided herein or in Section 8 of the Plan, the Option [shall vest and become exercisable as follows: (insert vesting schedule), provided, however, that no option shall vest or become exercisable unless the Recipient is an employee, consultant, or director of the Corporation on such vesting date/or may be exercised in whole or in part at any time during the term of the Option.]

(b) The Option may not be exercised at any one time as to fewer than 100 shares (or such number of shares as to which the Option is then exercisable if such number of shares is less than 100).

(c) The Option may be exercised by written notice to the Secretary of the Corporation (or his or her agent) accompanied by payment in full of the Option Price as provided in Section 8 of the Plan.

4. Term of Option. The term of the Option will be through __________, ____, subject to earlier termination or cancellation as provided in this Agreement. The holder of the Option will not have any rights to dividends or any other rights of a shareholder with respect to any shares of Common Stock subject to the Option until such shares shall have been issued (as evidenced by the appropriate transfer agent of the Corporation) upon purchase of such shares through exercise of the Option.

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5. Transferability Restriction. The Option may not be assigned, transferred or otherwise disposed of, or pledged or hypothecated in any way (whether by operation of law or otherwise) except in strict compliance with Section 8 of the Plan. Any assignment, transfer, pledge, hypothecation or other disposition of the Option or any attempt to make any levy of execution, attachment or other process will cause the Option to terminate immediately upon the happening of any such event; provided, however, that any such termination of the Option under the provisions of this Paragraph 5 will not prejudice any rights or remedies which the Corporation may have under this Agreement or otherwise.

6. Exercise Upon Termination. The Recipient’s rights to exercise this Option upon termination of employment or cessation of service as an officer, director or consultant shall be as set forth in Section 8(f) of the Plan.

7. Death, Disability or Retirement of Recipient. The exercisability of this Option upon the death, Disability or retirement of the Recipient shall be as set forth in Section 8(g) of the Plan.

8. Adjustments. The Option shall be subject to adjustment upon the occurrence of certain events as set forth in Section 8(i) of the Plan.

9. No Registration Obligation. The Recipient understands that the Option is not registered under the 1933 Act and, unless by separate written agreement, the Corporation has no obligation to so register the Option or any of the shares of Common Stock subject to and issuable upon the exercise of the Option, although it may from time to time register under the 1933 Act the shares issuable upon exercise of Options granted pursuant to the Plan. The Recipient represents that the Option is being acquired for the Recipient’s own account and that unless registered by the Corporation, the shares of Common Stock issued on exercise of the Option will be acquired by the Recipient for investment. The Recipient understands that the Option is, and the underlying securities may be, issued to the Recipient in reliance upon exemptions from the 1933 Act, and acknowledges and agrees that all certificates for the shares issued upon exercise of the Option may bear the following legend unless such shares are registered under the 1933 Act prior to their issuance:

The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the “1933 Act”), and are “restricted securities” as that term is defined in Rule 144 under the 1933 Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the 1933 Act or pursuant to an exemption from registration under the 1933 Act, the availability of which is to be established to the satisfaction of the Company.

The Recipient further understands and agrees that the Option may be exercised only if at the time of such exercise the underlying shares are registered and/or the Recipient and the Corporation are able to establish the existence of an exemption from registration under the 1933 Act and applicable state or other laws.

10. Notices. Each notice relating to this Agreement will be in writing and delivered in person or by certified mail to the proper address. Notices to the Corporation shall be addressed to the Corporation, attention: President, at such address as may constitute the Corporation’s principal place of business at the time, with a copy to: Kane and Kessler New York______________________. Notices to the Recipient or other person or persons then entitled to exercise the Option shall be addressed to the Recipient or such other person or persons at the Recipient’s address below specified. Anyone to whom a notice may be given under this Agreement may designate a new address by notice to that effect given pursuant to this Paragraph 10.

11. Approval of Counsel. The exercise of the Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act, the Securities Exchange Act of 1934, as amended, applicable state and other securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

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12. Benefits of Agreement. This Agreement will inure to the benefit of and be binding upon each successor and assignee of the Corporation. All obligations imposed upon the Recipient and all rights granted to the Corporation under this Agreement will be binding upon the Recipient’s heirs, legal representatives and successors.

13. Effect of Governmental and Other Regulations. The exercise of the Option and the Corporation’s obligation to sell and deliver shares upon the exercise of the Option are subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency which may, in the opinion of counsel for the Corporation, be required.

14. Plan Governs. In the event that any provision in this Agreement conflicts with a provision in the Plan, the provision of the Plan shall govern.

15. Governing Law, Consent to Personal Jurisdiction. This Plan will be governed by the internal laws of the State of Nevada without regard to rules regarding conflicts of laws. Each Recipient consents to the personal jurisdiction of the state and federal courts located in Idaho for any lawsuit filed there against the Recipient by the Company arising from or relating to this Plan. Any controversy or claim arising out of or relating to this Plan or shall be settled by arbitration in the City of Boise, Ada County, Idaho in accordance with the rules then existing of the American Arbitration Association and judgment upon the award may be entered in any court having jurisdiction thereof.

Executed in the name and on behalf of the Corporation by one of its duly authorized officers and by the Recipient all as of the date first above written.

GOLD TORRENT, INC.

By: _________________________

Name:

Title:

Date: ___________, _______

The undersigned Recipient has read and understands the terms of this Option Agreement and the attached Plan and hereby agrees to comply therewith.

Date: __________, ________

Signature of Recipient: _________________________

Name:

Tax ID Number:

Address:

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Exhibit B

SUBSCRIPTION AGREEMENT

THE SECURITIES BEING ACQUIRED BY THE UNDERSIGNED HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 OR ANY OTHER LAWS AND ARE OFFERED UNDER EXEMPTIONS FROM THE REGISTRATION PROVISIONS OF SUCH LAWS. THESE SECURITIES CANNOT BE SOLD, TRANSFERRED, ASSIGNED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE RESTRICTIONS ON TRANSFER CONTAINED IN THIS STOCK SUBSCRIPTION AGREEMENT AND APPLICABLE SECURITIES LAWS.

This Subscription Agreement is entered for the purpose of the undersigned acquiring _____________ shares of the $0.01 par value common stock (the “Securities”) of Gold Torrent, Inc., a Nevada corporation (the “Corporation”), from the Corporation as a Bonus or pursuant to exercise of an Option granted pursuant to the Corporation’s 2016 Stock Option and Stock Bonus Plan, as amended (the “Plan”). All capitalized terms not otherwise defined herein shall be as defined in the Plan.

It is understood that no grant of any Bonus or exercise of any Option at a time when no registration statement relating thereto is effective under the U.S. Securities Act of 1933, as amended (the “1933 Act”) can be completed until the undersigned executes this Subscription Agreement and delivers it to the Corporation, and that such grant or exercise is effective only in accordance with the terms of the Plan and this Subscription Agreement.

In connection with the undersigned’s acquisition of the Securities, the undersigned represents and warrants to the Corporation as follows:

1. The undersigned has been provided with, and has reviewed the Plan, and such other information as the undersigned may have requested of the Corporation regarding its business, operations, management, and financial condition (all of which is referred to herein as the “Available Information”).

2. The Corporation has given the undersigned the opportunity to ask questions of and to receive answers from persons acting on the Corporation’s behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding the Corporation, its business and financial condition or to verify the accuracy of the Available Information which the Corporation possesses or can acquire without unreasonable effort or expense.

3. The Securities are being acquired by the undersigned for the undersigned’s own account and not on behalf of any other person or entity.

4. The undersigned understands that the Securities being acquired hereby have not been registered under the 1933 Act or any state or foreign securities laws, and are, and unless registered will continue to be, restricted securities within the meaning of Rule 144 of the General Rules and Regulations under the 1933 Act and other statutes, and the undersigned consents to the placement of appropriate restrictive legends on any certificates evidencing the Securities and any certificates issued in replacement or exchange therefor and acknowledges that the Corporation will cause its stock transfer records to note such restrictions.

5. By the undersigned’s execution below, it is acknowledged and understood that the Corporation is relying upon the accuracy and completeness hereof in complying with certain obligations under applicable securities laws.

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6. This Agreement binds and inures to the benefit of the representatives, successors and permitted assigns of the respective parties hereto.

7. The undersigned acknowledges that the grant of any Bonus or Option and the issuance and delivery of shares of Common Stock pursuant thereto shall be subject to prior approval by the Corporation’s counsel of all legal matters in connection therewith, including compliance with the requirements of the 1933 Act and other applicable securities laws, the rules and regulations thereunder, and the requirements of any national securities exchange(s) upon which the Common Stock then may be listed.

8. The undersigned acknowledges and agrees that the Corporation may withhold from any cash consideration payable to the undersigned for the payment of taxes as a result of the grant of the Bonus or the exercise of an Option or may require other such arrangements, as set out in section 10 of the Plan, in order to satisfy the payment of taxes.

9. The Plan is incorporated herein by reference. In the event that any provision in this Agreement conflicts with ANY provision in the Plan, the provisions of the Plan shall govern.

Date: __________, ________

Signature of Recipient: _________________________

Name:

Tax ID Number:

Address:

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